     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996.
                                                      REGISTRATION NO. 333-4877.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   AMENDMENT
                                     NO. 1
                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                AMF GROUP INC.*
                             ---------------------

             DELAWARE                         7933, 3949                        13-3873272
 (State or other jurisdiction of     (Primary standard industrial            (I.R.S. employer
  incorporation or organization)     Classification Code Number)          identification number)

                                 8100 AMF DRIVE
                         MECHANICSVILLE, VIRGINIA 23111
                                 (804) 730-4000
         (Address, including zip code, and telephone number, including area code, of the Company's principal executive offices)

                             ---------------------

                  STEPHEN E. HARE                                       Copy to:
              CHIEF FINANCIAL OFFICER                            ELLIOTT V. STEIN, ESQ.
                  AMF GROUP INC.                             WACHTELL, LIPTON, ROSEN & KATZ
                  8100 AMF DRIVE                                   51 WEST 52ND STREET
          MECHANICSVILLE, VIRGINIA 23111                        NEW YORK, NEW YORK 10019
                  (804) 730-4000                                     (212) 403-1000
 (Name, address, including zip code and telephone
                       number,
    including area code, of agent for service)

                             ---------------------

     Approximate date of commencement of proposed sale to public: Upon consummation of the Exchange Offer referred to herein.
                             ---------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. / /
                             ---------------------

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        *TABLE OF ADDITIONAL REGISTRANTS

                                           STATE OR OTHER
                                          JURISDICTION OF        PRIMARY STANDARD        I.R.S. EMPLOYER
                                          INCORPORATION OR           INDUSTRY            IDENTIFICATION
   NAME, ADDRESS AND TELEPHONE NUMBER       ORGANIZATION       CLASSIFICATION NUMBER         NUMBER
- ----------------------------------------  ----------------     ---------------------     ---------------
AMF Group Holdings Inc..................  Delaware                 6719                   13-3873270
AMF Bowling Holdings Inc................  Delaware                 6719                   54-1790126
AMF Bowling Centers Holdings Inc........  Delaware                 6719                   54-1789642
AMF Bowling, Inc........................  Virginia                 3949                   54-1390740
AMF Worldwide Bowling Centers Holdings
  Inc...................................  Delaware                 6719                   54-1789643
AMF Bowling Centers, Inc................  Virginia                 7933                   54-1221662
Bush River Corporation..................  South Carolina           6719                   57-0707033
AMF Beverage Company of Oregon, Inc.....  Oregon                   6719                   54-1634960
King Louie Lenexa, Inc..................  Kansas                   6719                   54-1540814
AMF Beverage Company of W. Va., Inc.....  West Virginia            6719                   54-1800461
AMF Bowling Centers Switzerland
  Inc...................................  Delaware                 7933                   54-1792353
AMF Bowling Centers (Aust) International
  Inc...................................  Virginia                 7933                   54-1492964
AMF Bowling Centers (Canada)
  International Inc.....................  Virginia                 7933                   54-1492976
AMF Bowling Centers (Hong Kong)
  International Inc.....................  Virginia                 7933                   54-1493834
AMF Bowling Centers International
  Inc...................................  Virginia                 7933                   54-1493442
AMF BCO-UK One, Inc.....................  Virginia                 6719                   54-1511045
AMF BCO-UK Two, Inc.....................  Virginia                 6719                   54-1511040
AMF BCO-France One, Inc.................  Virginia                 6719                   54-1513230
AMF BCO-France Two, Inc.................  Virginia                 6719                   54-1513758
AMF Bowling Centers Spain Inc...........  Delaware                 7933                   54-1792351
AMF Bowling Mexico Holding, Inc.........  Delaware                 6719                   54-1467931
Boliches AMF, Inc.......................  Virginia                 6719                   54-1529631
AMF BCO-China, Inc......................  Virginia                 6719                   54-1768882
AMF Bowling Centers China, Inc..........  Virginia                 6719                   54-1768871

- ---------------
The address of these additional registrants is 8100 AMF Drive, Mechanicsville, Virginia 23111. Their telephone number is (804) 730-4000.

                             CROSS-REFERENCE SHEET

                     PURSUANT TO ITEM 501 OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

                                                                    LOCATION
               ITEM NUMBER AND CAPTION                            IN PROSPECTUS
      ------------------------------------------  ---------------------------------------------
  A.  Information About the Transaction
      1. Forepart of Registration Statement and
         Outside Front Cover Page of
         Prospectus.............................  Front Cover Page of the Registration
                                                  Statement; Outside Front Cover Page of the
                                                  Prospectus
      2. Inside Front and Outside Back Cover
         Pages of Prospectus....................  Inside Front Cover Page of the Prospectus;
                                                  Outside Back Cover Page of Prospectus
      3. Risk Factors, Ratio of Earnings to
         Fixed Charges and Other Information....  Prospectus Summary; Risk Factors; The
                                                  Company; Selected Financial Data; Pro Forma
                                                  Financial Data
      4. Terms of the Transaction...............  Prospectus Summary; Risk Factors; The
                                                  Exchange Offer; Certain Federal Income Tax
                                                  Consequences of The Exchange Offer;
                                                  Description of Exchange Notes
      5. Pro Forma Financial Information........  Prospectus Summary; Pro Forma Consolidated
                                                  Financial Statements
      6. Material Contacts with the Company
         Being Acquired.........................  *
      7. Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters..............  *
      8. Interest of Named Experts and Counsel..  *
      9. Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities............................  *
  B.  Information About the Registrant
      10. Information with Respect to S-3
          Registrants...........................  *
      11. Incorporation of Certain Information
          by Reference..........................  *
      12. Information With Respect to S-2 or S-3
          Registrants...........................  *
      13. Incorporation by Certain Information
          by Reference..........................  *

                                                                    LOCATION
               ITEM NUMBER AND CAPTION                            IN PROSPECTUS
      ------------------------------------------  ---------------------------------------------
      14. Information With Respect to
          Registrants Other than S-3 or S-2
          Registrants...........................  Prospectus Summary; Risk Factors; The
                                                  Company; The Acquisition; Capitalization;
                                                  Selected Financial Data; Pro Forma Financial
                                                  Data; Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations; Business; Management; Certain
                                                  Transactions
  C.  Information About the Company Being
      Acquired
      15. Information With Respect to S-3
          Companies.............................  *
      16. Information with Respect to S-2 or S-3
          Companies.............................  *
      17. Information With Respect to Companies
          Other Than S-3 or S-2 Companies.......  *
  D.  Voting and Management Information
      18. Information if Proxies, Consents or
          Authorizations are to be Solicited....  *
      19. Information if Proxies, Consents or
          Authorizations are not to be
          Solicited, or in an Exchange Offer....  Management; Certain Transactions

- ---------------
* Item is omitted because response is negative or item is inapplicable.

                                EXPLANATORY NOTE

     THIS REGISTRATION STATEMENT COVERS THE REGISTRATION OF AN AGGREGATE PRINCIPAL AMOUNT OF $250,000,000 OF 10 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006 (THE "EXCHANGE SENIOR SUBORDINATED NOTES") AND $452,000,000 OF 12 1/4% SERIES B SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006 (THE "EXCHANGE SENIOR SUBORDINATED DISCOUNT NOTES" AND, COLLECTIVELY WITH THE EXCHANGE SENIOR SUBORDINATED NOTES, THE "EXCHANGE NOTES") OF AMF GROUP INC. (THE "COMPANY") THAT MAY BE EXCHANGED FOR EQUAL PRINCIPAL AMOUNTS OF THE COMPANY'S OUTSTANDING
10 7/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2006 (THE "SENIOR SUBORDINATED NOTES") AND THE COMPANY'S OUTSTANDING 12 1/4% SERIES A SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006 (THE "SENIOR SUBORDINATED DISCOUNT NOTES" AND, COLLECTIVELY WITH THE SENIOR SUBORDINATED NOTES, THE "NOTES"), RESPECTIVELY (THE "EXCHANGE OFFER"). THIS REGISTRATION STATEMENT ALSO COVERS THE REGISTRATION OF THE EXCHANGE NOTES FOR RESALE BY GOLDMAN, SACHS & CO. IN MARKET-MAKING TRANSACTIONS. THE COMPLETE PROSPECTUS RELATING TO THE EXCHANGE OFFER (THE "EXCHANGE OFFER PROSPECTUS") FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING THE EXCHANGE OFFER PROSPECTUS ARE CERTAIN PAGES OF THE PROSPECTUS RELATING SOLELY TO SUCH MARKET-MAKING TRANSACTIONS (THE "MARKET-MAKING PROSPECTUS"), INCLUDING ALTERNATE FRONT AND BACK COVER PAGES, A SECTION ENTITLED "RISK FACTORS -- TRADING MARKET FOR THE EXCHANGE NOTES" TO BE USED IN LIEU OF THE SECTION ENTITLED "RISK FACTORS -- LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES," A NEW SECTION ENTITLED "USE OF PROCEEDS" AND AN ALTERNATE SECTION ENTITLED "PLAN OF DISTRIBUTION." IN ADDITION, THE MARKET-MAKING PROSPECTUS WILL NOT INCLUDE THE FOLLOWING CAPTIONS (OR THE INFORMATION SET FORTH UNDER SUCH CAPTIONS) IN THE EXCHANGE OFFER PROSPECTUS: "PROSPECTUS SUMMARY -- THE NOTE OFFERING" AND "-- THE EXCHANGE OFFER", "RISK FACTORS -- EXCHANGE OFFER PROCEDURES" AND "-- RESTRICTIONS ON TRANSFER," "THE EXCHANGE OFFER" AND "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER". ALL OTHER SECTIONS OF THE EXCHANGE OFFER PROSPECTUS WILL BE INCLUDED IN THE MARKET-MAKING PROSPECTUS.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
[AMF GROUP LOGO]

                   SUBJECT TO COMPLETION, DATED JULY 19, 1996


                               OFFER TO EXCHANGE
                                ALL OUTSTANDING

              10 7/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2006
                  ($250,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
              10 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                        ($250,000,000 PRINCIPAL AMOUNT)

                                      AND

          12 1/4% SERIES A SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006
                  ($452,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
          12 1/4% SERIES B SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006
                        ($452,000,000 PRINCIPAL AMOUNT)

                                       OF

                                 AMF GROUP INC.
- --------------------------------------------------------------------------------
           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                 TIME, ON             , 1996, UNLESS EXTENDED.
- --------------------------------------------------------------------------------


   AMF Group Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letters of Transmittal (the "Letters of Transmittal"), to exchange up to an aggregate principal amount of $250,000,000 of its 10 7/8% Series B Senior Subordinated Notes due 2006 (the "Exchange Senior Subordinated Notes") and $452,000,000 of its 12 1/4% Series B Senior Subordinated Discount Notes due 2006 (the "Exchange Senior Subordinated Discount Notes" and, collectively with the Exchange Senior Subordinated Notes, the "Exchange Notes") for an equal principal amount of its outstanding 10 7/8% Series A Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes") and 12 1/4% Series A Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes" and, collectively with the Senior Subordinated Notes, the "Notes"), in integral multiples of $1,000. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by AMF Group Holdings Inc., a Delaware corporation of which the Company is a wholly owned subsidiary, and by each of the Company's direct and indirect domestic subsidiaries (the "Guarantors"). The Exchange Notes will be senior subordinated unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to this offer, except that (i) the offering and sale of the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of Exchange Notes will not be entitled to certain rights of holders under a Registration Rights Agreement of the Company dated as of March 21, 1996 (the "Registration Rights Agreement").



   The Notes are not currently, and the Exchange Notes upon issuance are not expected to be, senior in priority to any outstanding indebtedness of the Company or its subsidiaries. The Company has no current plan or intention to incur any indebtedness to which the Notes or the Exchange Notes would be senior in priority. The Senior Subordinated Notes, the Senior Subordinated Discount Notes, the Exchange Senior Subordinated Notes and the Exchange Senior Subordinated Discount Notes all rank pari passu with one another.



   The Exchange Notes will be general, unsecured obligations of the Company, will be subordinated to all Senior Debt of the Company and will rank pari passu with all senior subordinated debt of the Company and will be senior in right of payment to all future subordinated indebtedness, if any, of the Company. The claims of holders of the Exchange Notes will be effectively subordinated to the Senior Debt, which, as of March 31, 1996, on a pro forma basis giving effect to the Acquisition and the related financing transactions, would have been approximately $517 million, $515 million of which would have been fully secured borrowings under the New Bank Credit Agreement, and will be effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors. Such indebtedness and other liabilities on a pro forma basis aggregated approximately $7.8 million at March 31, 1996. The Company's pro forma ratio of debt to total capitalization at March 31, 1996 was approximately 72%. See "The Acquisition" and "Capitalization."

                            ------------------------


     SEE "RISK FACTORS," COMMENCING ON PAGE 24, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER NOTES IN THE EXCHANGE OFFER.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.
                   The date of this Prospectus is     , 1996.

                                             (Cover text continued on next page)

   The Senior Subordinated Notes have been, and the Exchange Senior Subordinated Notes will be, issued under an Indenture dated as of March 21, 1996 (the "Senior Subordinated Note Indenture"), among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Discount Notes have been, and the Exchange Senior Subordinated Discount Notes will be, issued under an Indenture dated as of March 21, 1996 (the "Senior Subordinated Discount Note Indenture" and, collectively with the Senior Subordinated Note Indenture, the "Indentures"), among the Company, the Guarantors, and American Bank National Association, as trustee (the "Senior Subordinated Discount Note Trustee" and, collectively with the Senior Subordinated Note Trustee, the "Trustees"). See "Description of Exchange Notes." There will be no proceeds to the Company from this offering; however, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses.


   The Company will accept for exchange any and all validly tendered Notes on or
prior to 5:00 p.m. New York City time, on             , 1996, unless the
Exchange Offer is extended (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. IBJ Schroder Bank & Trust Company will act as Exchange Agent with respect to the Senior Subordinated Notes and American Bank National Association will act as Exchange Agent with respect to the Senior Subordinated Discount Notes (in such capacities, the "Exchange Agents") in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

   The Notes were sold by the Company on March 21, 1996 in transactions not registered under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act. A portion of the Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to a limited number of institutional accredited investors in a manner exempt from registration under the Securities Act. The remainder of the Notes were resold outside the United States in reliance on Regulation S under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

   The Exchange Senior Subordinated Notes will bear interest from March 21, 1996, the date of issuance of the Senior Subordinated Notes that are tendered in exchange for the Exchange Senior Subordinated Notes (or the most recent Interest Payment Date (as defined herein) to which interest on such Notes has been paid), at a rate equal to 10 7/8% per annum. Interest on the Exchange Senior Subordinated Notes will be payable semiannually on March 15 and September 15 of each year, commencing September 15, 1996. The Exchange Senior Subordinated Discount Notes will not bear interest until March 15, 2001, and thereafter will bear interest at a rate equal to 12 1/4% per annum. Interest on the Exchange Senior Subordinated Discount Notes will be payable semiannually on March 15 and September 15 of each year commencing September 15, 2001. The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Prospectus
Summary -- Summary of Terms of Exchange Notes."


   Prior to March 15, 1999, up to $100 million in aggregate principal amount of Exchange Senior Subordinated Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 110.875% of the principal amount of the Exchange Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least $150 million in aggregate principal amount of Exchange Senior Subordinated Notes remains outstanding immediately after such redemption. In addition, prior to March 15, 1999, the Exchange Senior Subordinated Discount Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 112.250% of the Accreted Value (as defined herein) of the Exchange Senior Subordinated Discount Notes; provided that at least $150 million in Accreted Value of Exchange Senior Subordinated Discount Notes remains outstanding immediately after such redemption. The selection of Exchange Notes to be redeemed pursuant to the options described in this paragraph would be pro rata, by lot or by such method as the applicable Trustee deems fair and appropriate.



   Upon the occurrence of a Change of Control, each Holder of Exchange Notes may require the Company to repurchase all or a portion of such Holder's Exchange Notes at 101% of the aggregate principal amount of the Exchange Senior Subordinated Notes and 101% of the Accreted Value of the Exchange Senior Subordinated Discount Notes, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have sufficient funds, or will obtain the requisite consent of the Lenders under the New Bank Credit Agreement, to satisfy the Change of Control repurchase requirement if such requirement arises. See "Risk Factors -- Payment Upon a Change of Control" and "Description of Exchange Notes."



   The Exchange Offer is being made in reliance on certain no-action positions that have been published by the staff of the Securities and Exchange Commission, which require each tendering noteholder to represent that it acquired the Notes in the ordinary course of its business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of Exchange Notes that they receive in the Exchange Offer. See "Prospectus Summary -- The Note Offering -- The Exchange Offer."


   The Company does not intend to list the Exchange Notes on any national securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Goldman, Sachs & Co. ("Goldman Sachs") has advised the Company that it intends to make a market in the Exchange Notes; however, it is not obligated to do so and any market-making may be discontinued at any time. As a result, the Company cannot determine whether an active public market will develop for the Exchange Notes.

   ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING

                                             (Cover text continued on next page)

RESTRICTIONS UPON TRANSFER THEREOF AND THE COMPANY WILL HAVE FULFILLED ONE OF ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. SEE "THE EXCHANGE
OFFER -- CONSEQUENCES OF FAILURE TO EXCHANGE."

   The Exchange Notes issued pursuant to this Exchange Offer generally will be issued in the form of Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form. After the initial issuance of the Global Exchange Notes, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Notes only on the terms set forth in the Indentures. See "Description of Exchange Notes -- Book-Entry, Delivery and Form."
                            ------------------------

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

   UNTIL             , 1996 (90 DAYS AFTER COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company or the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the SEC at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Such documents and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates.

     The Company and the Guarantors are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the offering of the Exchange Notes, each of the Company and the Guarantors will become subject to the informational requirements of the Exchange Act. The Company will fulfill its obligations with respect to such requirements by filing periodic reports with the Commission on its own behalf or, in the case of the Guarantors, by including information regarding the Guarantors in the Company's periodic reports. In addition, the Company will send to each holder of Exchange Notes copies of annual reports and quarterly reports containing the information required to be filed under the Exchange Act.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the SEC to the Trustees and the holders of the Notes and the Exchange Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustees and the holders of the Notes or Exchange Notes as if it were subject to such periodic reporting requirements.

     In addition, the Company has agreed that, for so long as any of the Notes remain outstanding, it will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for the Exchange Notes or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Company.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. As used in this Prospectus, the "Company" refers to AMF Group Inc. Unless the context requires otherwise, references to "AMF" or "AMF Bowling Group" include the AMF worldwide bowling businesses, including AMF Bowling, Inc., AMF Bowling Centers, Inc., the AMF worldwide bowling centers and their subsidiaries. Unless otherwise noted, the historical AMF financial data presented in this section include two European bowling centers that were retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet," included elsewhere herein.


     The financial information presented below includes operating results expressed in terms of EBITDA, which represents net income before net interest expense, income taxes, depreciation and amortization, and other net income or net expenses. EBITDA information is included as supplemental information herein because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA is not intended to represent, and should not be considered more meaningful than, or an alternative to measures of, performance determined in accordance with generally accepted accounting principles.


                                  THE COMPANY

AMF

     AMF is the largest owner and operator of commercial bowling centers in the United States and worldwide. In addition, AMF is one of the world's leading manufacturers of bowling center equipment, accounting for, management believes, approximately 41% of the world's installed base of such equipment. With over 50 years of industry leadership, AMF is among the oldest and most established names in bowling. AMF is principally engaged in two businesses which, historically, have been operated independently: (i) the ownership and operation of 205 domestic bowling centers and 80 international bowling centers as of April 30, 1996; and (ii) the design, manufacture and sale of bowling center equipment, including automatic pinspotters, automatic scoring equipment, bowling pins, lanes, ball returns and certain spare and replacement parts, and the resale of allied products such as bowling balls, bags, shoes and certain other spare and replacement parts. For the year ended December 31, 1995, on a consolidated basis, AMF had pro forma revenue and Adjusted Pro Forma EBITDA (as defined herein; see page 13) of $562.6 million and $167.7 million, respectively, for a margin of 29.8%. AMF's large-scale bowling center operations, its low-cost manufacturing operations, and its management incentive compensation system, which encourages revenue growth and aggressive cost management, all contribute to AMF's operating results.


     For the year ended December 31, 1995 and the three months ended March 31, 1996, on a pro forma combined basis, AMF had a net loss of $17.8 million and $3.8 million, respectively, a deficiency of earnings to fixed charges of $7.8 million and $1.4 million, respectively, an interest coverage ratio of 1.59x and 1.53x, respectively, and a percentage of revenues represented by interest expense of 18.1% and 19.4%, respectively.



     AMF Group Holdings Inc. ("Holdings") and its wholly owned subsidiary, AMF Group Inc. (the "Company"), are newly formed Delaware corporations which were organized by GS Capital Partners II, L.P. and other investment funds (collectively, "GSCP") affiliated with Goldman, Sachs & Co. ("Goldman Sachs") to effect the acquisition of AMF (the "Acquisition"). The Acquisition was completed on May 1, 1996. A chart illustrating the corporate structure of AMF and its parent holding companies appears on page 43.

     Bowling is the largest indoor participation sport in the U.S. today, with over 75 million people (approximately 28% of the U.S. population) bowling at least once each year. Bowlers represent a broad cross-section of the population, and according to an industry source, nine out of 10 Americans have bowled at least once in their lives. Bowling is both a competitive sport and a recreational activity, resulting in two distinct groups of bowlers: league bowlers and open play bowlers. League bowling is offered to bowlers who register in leagues and commit to participate on a scheduled basis -- generally once a week for a period of 30 to 40 weeks. This base of league bowlers provides a recurring predictable revenue and earnings stream. Open play bowling is designed for the casual bowler who bowls on an unscheduled basis subject to lane availability. Open play bowlers and league bowlers differ in terms of customer profiles. Open play bowlers are often families and/or social groups and tend to be more discerning than league bowlers with respect to the appearance and breadth of amenities offered by a particular bowling center.

BOWLING CENTER OPERATIONS

     AMF is the largest owner and operator of commercial bowling centers in the United States and worldwide, with (as of April 30, 1996) 205 domestic centers in 35 states, and 80 international centers (78 of which were included in the Acquisition), in Australia, Europe (United Kingdom, France, Spain, and Switzerland), Asia (Hong Kong, Japan and China), Mexico and Canada. Both the domestic and international bowling center industries are highly fragmented. According to an industry source, there were approximately 6,400 commercial bowling centers in the U.S. as of January 1996, with the top six operators (including AMF) accounting for less than 8% of the total number of commercial centers. The United States bowling center industry consists of two relatively large bowling center operators, AMF and Brunswick Corporation ("Brunswick") (which has approximately 115 bowling centers in the U.S.), four medium-sized chains, which together account for approximately 144 bowling centers, and over 5,900 bowling centers owned by single-center operators or small-chain operators, the vast majority of which are owned by single-center operators. Small-chain operators typically own four or fewer centers. In other countries, management estimates that there are typically a small number of operators with more than a few centers and a large number of operators with only a single center.


     For the year ended December 31, 1995, AMF's bowling center operations had revenue and EBITDA of $292.3 million and $91.3 million, respectively, for an EBITDA margin of 31.2% (before certain non-recurring costs of $2.3 million relating to the acquisition of Fair Lanes, Inc. ("Fair Lanes"), a bowling center owner/operator). AMF's bowling center operations accounted for 51.7% and 54.4% of AMF's combined revenue and EBITDA, respectively, for 1995. Operating income for bowling center operations was $50.2 million in 1995, representing 40.4% of total operating income for the year. For the quarter ended March 31, 1996, AMF's bowling center operations had revenue and EBITDA of $83.1 million and $31.8 million, respectively, for an EBITDA margin of 38.3%. Operating income for bowling center operations was $21.0 million for the first quarter of 1996, representing 75.3% of total operating income for the quarter.


     AMF's large number of centers, their geographic clustering and their size advantage (an average of 35 lanes per AMF domestic center versus an industry average of 20 lanes) provide it with both additional revenue opportunities and economies of scale which allow it significant cost savings. These revenue opportunities include: (i) scheduling flexibility which improves lane utilization; (ii) the ability to support an expanded food and beverage operation; and (iii) increased concourse space for amusement games, billiards and pro shops. Cost savings resulting from the economies of scale include: (i) the ability to spread operating and corporate overhead costs over a larger revenue base; and (ii) attractive pricing terms from certain of AMF's suppliers.

     Internationally, AMF is also the largest owner and operator of commercial bowling centers, and management believes that AMF's centers are, on average, larger than those of its competitors. As with its domestic operations, this greater number of centers, their geographic clustering, and their size advantage result in additional revenue opportunities and economies of scale.

     In contrast to the single-center and small-chain operators who, in management's view, are generally less willing to invest in capital improvements, AMF conducts an ongoing modernization and maintenance program that results in its centers having upgraded physical plants and generally new and attractive appearances. Management believes that its historical spending level of 3.7% of bowling center revenue is adequate to cover all modernization and maintenance capital expenditures. Management estimates that only 2.0% of bowling center revenue is required for maintenance capital expenditures alone. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Expenditures."

     The Fair Lanes Acquisition

     On January 10, 1995, AMF assumed operational control of Fair Lanes. Several key factors led AMF to purchase the Fair Lanes bowling centers. These bowling centers were generally well-located and grouped in areas where AMF had little market presence. AMF also believed that it could make meaningful operating improvements in these centers and that this acquisition would allow AMF to take further advantage of its significant economies of scale. Within 70 days of assuming operational control, AMF integrated 99 of Fair Lanes' 106 bowling centers into AMF's then existing base of 107 domestic bowling centers. The other seven Fair Lanes centers were ultimately closed.

     The opportunity for AMF to acquire Fair Lanes was precipitated by a period of deteriorating operating results for Fair Lanes beginning in late 1992. AMF's management believes that Fair Lanes' financial distress was caused by poor corporate decisions that resulted in lower revenue and higher operating costs. Fair Lanes filed for protection under Chapter 11 of the Bankruptcy Code in June 1994. A plan of reorganization was approved by the creditors and confirmed by the Bankruptcy Court in September 1994. In September 1994, the stockholders of AMF at that time (the "Sellers") acquired a majority of the common stock of Fair Lanes as part of Fair Lanes' plan of reorganization, and acquired the remaining common stock by February 1995.


     Fair Lanes was purchased for approximately $105.0 million, including stock and notes acquired. During 1995, $0.6 million was spent on replacing lanes in the Fair Lanes centers, and AMF estimates that $0.6 million will be spent again in both 1996 and 1997 for the same purpose.


     Upon assuming operational control, AMF implemented a number of cost-saving measures, organizational changes, and revenue enhancement initiatives, resulting in significant improvements in the operating performance of the Fair Lanes centers. AMF closed the Fair Lanes corporate offices, thereby eliminating 41 management and staff positions, and added only 14 employees to the existing AMF corporate headquarters. AMF also reduced employee headcount and wage scales at all levels of the Fair Lanes organization. In addition, the Fair Lanes centers were folded into AMF's cluster/region organizational structure, and all managers were included in AMF's incentive compensation system.

     Management also decentralized marketing for the Fair Lanes centers, moving it to the bowling center level, and significantly reduced advertising and promotion expenses. Marketing was improved through sales calls, bowling parties and tournaments. Depending on the needs of each specific center, AMF invested in modernization and maintenance at approximately 90% of the Fair Lanes centers by adding bumpers (bumper guards, often used by children, which prevent gutter balls), synthetic lanes, new bowling equipment, carpet, signage and/or other facility improvements. Open play pricing at the Fair Lanes centers was subsequently increased to be more in line with AMF levels. However, AMF did not increase Fair Lanes' league pricing for the 1995 to 1996 season as the leagues were already committed. AMF has since raised league prices by an average of 6.0%, which will take effect in June 1996.

     The initiatives described above resulted in significant profit improvements at Fair Lanes centers. For the year ended December 31, 1994 (before AMF assumed control), Fair Lanes had revenue of $98.3 million and EBITDA of $4.9 million from its 106 centers. For the year ended December 31, 1995 (after AMF assumed control), the 99 continuing Fair Lanes centers had revenue of $90.7 million and EBITDA of $28.0 million (before certain non-recurring costs of $2.3 million). The key drivers of this improvement were decreases in corporate, payroll and marketing expenses as well as price increases and improved marketing. The purchase price of approximately $105.0 million (including stock and notes acquired) represents a multiple of 3.8 times Fair Lanes 1995 EBITDA of $28.0 million (before certain non-recurring costs of $2.3 million). See Note (h) to "Selected Combined Financial Data."


COMPETITIVE STRENGTHS (BOWLING CENTER OPERATIONS)

     AMF attributes its leading position in worldwide bowling center operations to the following factors:

- - SIGNIFICANT ECONOMIES OF SCALE. AMF's large number of centers, their geographic clustering and their size advantage provide it with both additional revenue opportunities and economies of scale which allow it significant cost savings.

- - UPGRADED, MODERN FACILITIES. AMF's bowling centers have upgraded physical plants and generally new and attractive appearances, which aid AMF in retaining its existing league bowlers and in attracting open play bowlers as well as new league bowlers.

- - ABILITY TO ACQUIRE AND INTEGRATE NEW BOWLING CENTERS. AMF has a track record of acquiring bowling centers at attractive prices and integrating and enhancing these acquired operations within a short period of time after the purchase.

- - GEOGRAPHICALLY DIVERSE PORTFOLIO OF CENTERS. AMF benefits from a geographically diverse portfolio of bowling centers both throughout the United States and across many countries, which has historically stabilized AMF's operating results and has partially mitigated the effect of economic, political and weather-related events, which may be either seasonal, regional or country-specific.

- - EXPERIENCED, MOTIVATED, INFORMED MANAGEMENT TEAM. AMF's bowling center, cluster and regional managers are experienced, are motivated by an attractive incentive compensation program to increase bowler participation and to produce strong revenue and EBITDA performance, and benefit from the use of detailed management information systems.


     Although the Company is not aware of any material competitive weakness of its bowling center operations taken as a whole, in some local markets the Company's bowling centers may not be as modern or as well maintained as one or more competing centers.


STRATEGIES (BOWLING CENTER OPERATIONS)

     AMF intends to pursue the following strategies to further strengthen its position and increase sales and profits in its bowling center operations:

- - PURSUE FURTHER DOMESTIC ACQUISITIONS. AMF will seek to acquire some of the approximately 5,900 domestic bowling centers owned by single-center and small-chain operators, capitalizing on AMF's proven ability to integrate and enhance acquired operations. The Company will have the ability to borrow, under certain conditions, up to $100.0 million, and, subject to satisfying a financial test, up to an additional $50.0 million, for acquisitions.

- - MAINTAIN AND GROW LEAGUE PARTICIPATION. AMF intends to continue to conduct marketing and promotional programs directed at maintaining existing league participation and attracting new league bowlers.

- - ATTRACT OPEN PLAY BOWLERS. Through its bright, clean, attractive facilities with expanded amenities, AMF will continue to seek to attract additional open play bowlers, including families and social groups.

- - EXPAND INTERNATIONAL BOWLING CENTER OPERATIONS. AMF expects to focus on growing its portfolio of bowling centers in potential high-growth international markets, including China and selected markets in Europe, as well as in certain more mature markets, such as Australia.

- - IMPROVE ANCILLARY REVENUE. Management believes that better layout and active management and maintenance of amusement games, and the addition of billiards in selected centers, can increase ancillary revenue.

     There can be no assurance that AMF will be able to maintain these competitive strengths or implement these strategies successfully. See "Risk Factors."

MANUFACTURING

     AMF is one of the world's leading manufacturers of bowling center equipment, and management believes that AMF, together with Brunswick, accounts for approximately 89% of the world's installed base of bowling center equipment. Management believes that AMF alone accounts for approximately 41% of the world's installed base of bowling center equipment and is a supplier to an estimated 10,000 bowling centers in over 50 countries. AMF designs, manufactures and sells bowling center equipment, including automatic pinspotters, automatic scoring equipment, bowling pins, lanes, ball returns, and certain spare and replacement parts, and resells allied products such as bowling balls, bags, shoes and certain other spare and replacement parts.


     AMF's manufacturing business had revenue of $272.6 million and EBITDA of $74.5 million for a 27.3% EBITDA margin for the year ended December 31, 1995. AMF's manufacturing business accounted for 48.3% and 45.6% of AMF's combined revenue and EBITDA, respectively, for 1995. Operating income for manufacturing was $74.2 million (after taking into account $1.5 million in eliminations) for 1995, representing 59.6% of total operating income for the year. For the quarter ended March 31, 1996, AMF's manufacturing business had revenue and EBITDA of $40.2 million and $7.1 million, respectively, for an EBITDA margin of 17.6%, a significant decline from the first quarter of 1995 due primarily to reduced sales of New Center Packages (as defined below). Operating income for manufacturing was $6.9 million (after taking into account $0.3 million in eliminations) for the first quarter of 1996, representing 24.7% of total operating income for the quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Manufacturing -- First Quarter 1995 to First Quarter 1996."


     AMF's manufacturing business consists of two categories: (i) replacement and spare parts and supplies, resale products, and major modernization equipment (collectively, "Replacement and Modernization" products); and (ii) equipment necessary to outfit a new bowling center or expand an existing bowling center ("New Center Packages" or "NCPs"). Each New Center Package includes a pinspotter, and the vast majority also include all of the other equipment needed to outfit one new bowling lane.

     The large installed base of AMF equipment, along with AMF's direct sales force and extensive distributor network, has historically generated a stable base of recurring revenue from sales of Replacement and Modernization products. For the year ended December 31, 1995, Replacement and Modernization products accounted for 21.2% and 16.5% of AMF's combined revenue and EBITDA, respectively.

     AMF targets the sale of Replacement and Modernization products to mechanics and operators of existing bowling centers worldwide. These products include both proprietary and more standard spare and replacement parts for existing AMF equipment, supplies such as pins and shoes, resale items such as balls, and major modernization equipment, such as automatic scoring. Some of these products, such as bowling pins, should be replaced on approximately an annual basis to maintain a center, while certain less frequent investments in other equipment are necessary to modernize a center and are often required to maintain the customer base.

     Sales of New Center Packages are made primarily to local market developers and entrepreneurs who are constructing bowling centers in emerging market countries. In such emerging markets, the bowling industry tends to develop concurrently with the increase of disposable income and the growth of a middle class, which together create a greater demand for leisure activities such as bowling. At such times, the economics of constructing and operating bowling centers can become very attractive, with investment pay-back periods of less than 24 months. For the year ended December 31, 1995, sales of New Center Packages generated 27.0% and 29.0% of AMF's combined revenue and EBITDA, respectively.

     Recent New Center Package revenue growth has resulted primarily from increased orders from Taiwan, Korea and China, where the construction of new bowling centers has increased dramatically in recent years. Most recently, NCP sales to Taiwan and Korea have declined as the bowling industry has matured in these markets. Over the next several years, AMF expects to benefit from increases in demand from selected international markets, including continued growth in China and growth in Indonesia, India, Malaysia, Poland, and other selected markets in Asia, Europe and South America. However, there can be no assurance that such growth will materialize.

     AMF and Brunswick are the only full-line manufacturers of Replacement and Modernization products that compete on a global basis. AMF's primary competitors for Replacement and Modernization sales (other than Brunswick) are much smaller companies that tend to offer a narrower range of products and are often regionally focused. AMF's primary competitor for worldwide sales of NCPs historically has been Brunswick. More recently, however, AMF has also competed, primarily in China and Korea, with DACOS Bowling International ("DACOS"), a Korea-based manufacturer.

COMPETITIVE STRENGTHS (MANUFACTURING)

     AMF attributes its position as a leading bowling equipment manufacturer to the following factors:

- - LARGE SHARE OF THE INSTALLED BASE OF BOWLING CENTER EQUIPMENT. AMF's large share of the installed base of bowling center equipment helps establish AMF's industry reputation, supports AMF's sales efforts through its large number of existing customer relationships and aids AMF with regard to continued sales of Replacement and Modernization products.

- - STRONG DIRECT SALES FORCE AND EXTENSIVE DISTRIBUTOR NETWORK. AMF's direct sales network provides AMF greater control over the sale of its products. Through this network, AMF develops long-term sales relationships with bowling center operators and mechanics both domestically and internationally. AMF's extensive distributor network complements the direct sales effort by providing sales coverage in selected international markets.

- - LOW-COST MANUFACTURER. Management believes that AMF is generally a low-cost producer of equipment for both the Replacement and Modernization and New Center Package categories.

- - SUPERIOR PRODUCTS. AMF positions its products as the highest quality, most technologically advanced products in the industry, allowing AMF generally to charge premium prices.

- - MOTIVATED AND EXPERIENCED MANAGEMENT TEAM. AMF's manufacturing management team is experienced and is motivated by an attractive incentive compensation program to produce strong revenue and EBITDA performance.


     AMF is not aware of any material competitive weakness of its manufacturing operations as compared to its competitors. Until 1996, AMF was at a disadvantage in competing in certain Asian markets because AMF was later than its competitors in setting up local sales offices in such markets. Management believes that this disadvantage has been reduced by the recent establishment of local offices in Beijing, Shanghai and Guangzhou.

STRATEGIES (MANUFACTURING)

     AMF intends to pursue the following strategies to further enhance its position and increase sales and profits in manufacturing:

- - EXPAND LEADING POSITION IN REPLACEMENT AND MODERNIZATION SALES. As the worldwide base of bowling equipment grows, management believes that AMF's strong direct sales force, its extensive distributor network and its high quality products will allow AMF to increase its sales of Replacement and Modernization products.

- - GROW NEW CENTER PACKAGE SALES. AMF's recognized brand name, its technologically advanced products and its strong sales force should continue to position AMF to take advantage of increasing international New Center Package demand in parts of Asia and other possible high-growth regions.

- - MAINTAIN LOW-COST MANUFACTURING POSITION. AMF expects to continue to maintain its low-cost manufacturing position through taking further advantage of manufacturing efficiencies, continuous improvement programs and its low-cost non-union work force.

- - MAINTAIN PRODUCT SUPERIORITY. AMF expects to continue to maintain its technological lead through its research efforts and continued development of new, more advanced products.

     There can be no assurance that AMF will be able to maintain these competitive strengths or implement these strategies successfully. See "Risk Factors."

Management's Growth Strategies

     Management plans to pursue a variety of potential growth opportunities that AMF's prior owners elected not to pursue to any significant degree. These opportunities include (i) acquiring selected domestic single-center and small chain bowling center operations, (ii) constructing new bowling centers in high-growth markets and (iii) more aggressively expanding New Center Package sales efforts in developing markets. Management believes that the Acquisition Facility (as defined herein) of up to $100.0 million, and, subject to the Company's satisfying a financial test, up to an additional $50.0 million, contemplated by the New Bank Credit Agreement (as defined herein), will allow the Company to finance future acquisitions of bowling centers over the next several years.


     If the Company finances future acquisitions through the Acquisition Facility, the Company's overall leverage may increase (depending on whether additional equity capital is obtained concurrently) and additional Senior Debt will be incurred, which may affect the Company's ability to service its debt, including the Exchange Notes and the Notes. Although there is currently $100 million available under the Acquisition Facility, any actual borrowing is subject to various financial tests under the New Bank Credit Agreement and the Indentures, including that the amount borrowed under the Acquisition Facility shall not exceed 3.5 times the Deemed EBITDA (as defined herein) of the business to be acquired or the newly constructed bowling center. See "Description of Senior Debt."


     In addition, the bowling center and manufacturing businesses have historically been operated completely independently. Management believes that it can achieve improved operating results through greater communication and coordination between the bowling center and manufacturing operations.

                                THE ACQUISITION

     Pursuant to a Stock Purchase Agreement dated February 16, 1996 (as amended, the "Stock Purchase Agreement") between Holdings and the Sellers, on May 1, 1996, Holdings acquired AMF through a stock purchase by the Company's subsidiaries of all the outstanding stock of the separate domestic and foreign corporations that constitute substantially all of AMF and through the purchase of the assets of AMF's bowling center operations in Spain and Switzerland. The Company did not acquire the assets of two bowling centers located in Madrid, Spain and Geneva, Switzerland (both of which were retained by the Sellers). Accordingly, as a result of the Acquisition, the Company owns or operates all 205 of AMF's domestic bowling centers and 78 of AMF's 80 international bowling centers. The purchase price for the Acquisition was $1.325 billion, subject to certain post-closing adjustments, less approximately $2.0 million representing debt of AMF which remained in place following the closing of the Acquisition (the "Closing"). Any post-closing adjustment payment due to the Sellers will be made by the Company.


     On April 11, 1996, Holdings and the Sellers entered into a letter agreement (the "Letter Agreement") amending the Stock Purchase Agreement. Under the terms of the Letter Agreement, certain of the Sellers (the "Covenantors") have agreed to make certain payments to Holdings if the net income before interest, taxes, depreciation, amortization, and certain non-cash, extraordinary, non-recurring and non-operating items ("Cash Flow") of AMF Bowling, Inc., the entity that principally operates AMF's bowling manufacturing business, does not achieve certain agreed upon Cash Flow objectives during the period from May 1, 1996 through June 30, 1997. See "The Acquisition -- Purchase Price; Adjustments."

     The following table sets forth the sources and uses of funds related to the
Acquisition:

                                                                          (IN MILLIONS)
                                                                          -------------
        SOURCES OF FUNDS
        Senior Debt(a)................................................      $   517.0
        10 7/8% Senior Subordinated Notes.............................          250.0
        12 1/4% Senior Subordinated Discount Notes....................          250.0
                                                                             --------
             Total Debt...............................................        1,017.0
        Equity(b).....................................................          391.0
        Cash..........................................................            1.7
                                                                             --------
                  Total...............................................      $ 1,409.7
                                                                             ========
        USES OF FUNDS
        Purchase Price(a).............................................      $ 1,325.0
        Purchase Price Adjustments(c).................................           14.1
        Transaction Costs(b)..........................................           70.6
                                                                             --------
                  Total...............................................      $ 1,409.7
                                                                             ========

- ---------------
(a) Includes an existing mortgage payable by AMF in the amount of approximately $2.0 million as of April 30, 1996. All other debt of AMF was extinguished at or prior to the completion of the Acquisition.
(b) Includes warrants to purchase approximately 2.2% of the fully diluted common stock of Holdings' parent company issued upon the closing of the Acquisition to the Sellers' financial advisor in lieu of a cash fee. Such warrants have been valued for accounting purposes at approximately $8.7 million.
(c) Includes assumed purchase price adjustments resulting in a payment to Sellers of $14.1 million based on AMF's March 31, 1996 balance sheet. The actual purchase price adjustments may differ. See "Notes to the Pro Forma Consolidated Balance Sheet."

     The senior debt portion of the financing for the Acquisition was provided pursuant to a credit agreement (the "New Bank Credit Agreement") with a group of lenders. In connection with such financing, Goldman Sachs acted as Syndication Agent, Goldman Sachs and Citicorp Securities, Inc. acted as Arrangers, and Citibank, N.A. is acting as administrative agent. See "Description of Senior Debt."

                                  RISK FACTORS


     The Exchange Notes offered hereby involve a high degree of risk. See "Risk Factors" commencing on page 24.

                        SUMMARY COMBINED FINANCIAL DATA
              (DOLLARS IN MILLIONS, EXCEPT AVERAGE PRICE PER GAME)

     The following data, insofar as it relates to each of the years 1993, 1994 and 1995, have been derived from audited financial statements, including the combined balance sheets at December 31, 1994 and 1995 and the related combined statements of income and of cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto appearing elsewhere herein.

     The combined financial data for the years ended December 31, 1991 and 1992 and for the three-month periods ended March 31, 1995 and 1996 have been derived from unaudited combined financial statements.

     The historical combined financial data of AMF presented below should be read in conjunction with the combined financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The summary pro forma data below should be read in conjunction with the unaudited pro forma consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.


     The financial information presented below includes operating results expressed in terms of EBITDA, which represents net income before net interest expense, income taxes, depreciation and amortization, and other net income or net expenses. EBITDA information is included as supplemental information herein because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, net income, cash flow or other measures of performance determined in accordance with generally accepted accounting principles.

                                                                                               THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                             MARCH 31,
                                -------------------------------------------------------    ---------------------------
                                                                                1995                           1996
                                 1991     1992     1993    1994(A)    1995    PRO FORMA     1995     1996    PRO FORMA
                                ------   ------   ------   -------   ------   ---------    ------   ------   ---------
INCOME STATEMENT DATA:
Total operating revenue........ $355.9   $391.2   $427.6   $517.8    $564.9   $  562.6     $156.9   $123.3    $ 122.7
Cost of sales..................  114.2    132.1    153.2    196.0     183.9      183.6       48.2     30.7       30.6
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Gross profit...................  241.7    259.1    274.4    321.8     381.0      379.0      108.7     92.6       92.1
Bowling center operations
 expenses......................  103.1    103.1    108.5    120.9     170.6      169.1       44.1     42.0       41.7
Selling, general and admin.
 expenses......................   38.1     43.2     41.9     51.4      46.9       46.6       13.7     11.7       11.4
Depreciation and
 amortization..................   28.3     25.5     21.4     24.8      39.1       67.0        9.2     11.0       16.4
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Operating income...............   72.2     87.3    102.6    124.7     124.4       96.3       41.7     27.9       22.6
Interest expense, net..........    9.9      6.4      4.1      6.9      13.5      102.1        3.3      3.4       23.8
Other income (expense), net....    0.2     (1.4)    (1.0)    (2.0 )    (2.0)      (2.0 )     (0.9)    (0.2)      (0.2)
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Income (loss) before income
 taxes.........................   62.5     79.5     97.5    115.8     108.9       (7.8 )     37.5     24.3       (1.4)
Provision for income taxes.....   13.4     15.4     15.1     16.5      12.1       10.0        3.3      2.7        2.4
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Net income (loss).............. $ 49.1   $ 64.1   $ 82.4   $ 99.3    $ 96.8   $  (17.8 )   $ 34.2   $ 21.6    $  (3.8)
                                 =====    =====    =====    =====     =====      =====      =====    =====      =====
Ratio of earnings to fixed
 charges (b)...................    4.7x     7.1x    11.0x    10.3 x     6.1x        --        8.1x     5.5x        --
BALANCE SHEET DATA (AT END OF
 PERIOD):
Total assets................... $244.1   $231.1   $228.2   $410.2    $400.4   $1,480.4     $413.9   $400.9    $1,502.2
Total debt.....................  112.4     98.0     75.7    186.1     167.4    1,017.0      176.1    161.1    1,017.8
Stockholders' equity...........   76.9     75.8     88.6    132.4     161.5      383.7      158.9    173.5      390.4
Net working capital
 ("NWC")(c)....................   20.6     15.6     18.9     16.9      29.4       29.4       26.2     31.1       31.4
OTHER DATA:
BOWLING CENTER OPERATIONS:
Number of centers (at end of
 period).......................    196      197      190      293       285        283       --       --        --
Number of lanes (at end of
 period).......................  5,981    5,988    5,896    9,586     9,471      9,443       --       --        --
Lineage(d).....................   26.4     26.6     25.9     26.0 (i)   24.2(k)     24.2 (k)   --     --        --
Average price per game
 ("APPG")...................... $ 2.21   $ 2.21   $ 2.17   $ 2.20 (i) $ 2.19(k) $   2.19 (k)   --     --        --
Fixed exch. rate APPG(e).......   2.09     2.11     2.15     2.19 (j)   2.19(k)     2.19 (k)   --     --        --
Bowling revenue................ $127.1   $128.5   $120.8   $140.3    $182.9   $  181.4     $ 54.2   $ 52.2    $  51.8
Food and beverage revenue......   42.6     43.3     40.8     49.8      69.4       68.8       20.6     20.1       20.0
Ancillary revenue..............   30.5     32.7     31.0     35.3      40.0       39.8       11.0     10.8       10.7
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Total revenue.................. $200.2   $204.5   $192.6   $225.4    $292.3   $  290.0     $ 85.8   $ 83.1    $  82.5
EBITDA(f)......................   66.9     68.3     56.9     68.9      89.0       88.5       30.2     31.8       31.6
EBITDA margin(g)...............   33.4%    33.4%    29.5%    30.6%     30.4%      30.5%      35.2%    38.3%      38.3%
MANUFACTURING:
Total NCPs sold................  1,896    2,210    3,577    4,941     4,437      4,437      1,485      415        415
NCP revenue....................    N/A      N/A   $122.6   $170.5    $152.6   $  152.6     $ 45.1   $ 16.8    $  16.8
Replacement and Modernization
 rev...........................    N/A      N/A    112.4    121.9     120.0      120.0       26.0     23.4       23.4
                                                   -----    -----     -----      -----      -----    -----      -----
Total revenue.................. $155.7   $186.7   $235.0   $292.4    $272.6   $  272.6     $ 71.1   $ 40.2    $  40.2
EBITDA.........................   33.6     44.5     67.1     80.6      74.5       74.8       20.6      7.1        7.4
EBITDA margin..................   21.6%    23.8%    28.6%    27.6%     27.3%      27.4%      29.0%    17.6%      18.4%
COMBINED:
EBITDA......................... $100.5   $112.8   $124.0   $149.5    $163.5   $  163.3     $ 50.8   $ 38.9    $  39.0
EBITDA margin..................   28.2%    28.8%    29.0%    28.9%     28.9%      29.0%      32.4%    31.6%      31.8%
Adjusted Pro Forma EBITDA(h)...   --       --       --       --        --     $  167.7       --       --        --
Cash interest exp.............. $ 13.3   $  7.4   $  4.0   $  4.3    $  5.9       67.0        0.9      0.5    $  16.7
Total interest exp.............   12.0      7.9      5.0      7.4      15.7      102.9        3.7      3.8       25.5
Pro forma cash taxes paid......   --       --       --       --        --         12.5       --       --          2.7
Modern. and Maintenance Cap.
 Ex. ("MMCapEx")(i)............    8.6      8.3      9.0     11.4      13.2       13.2        3.2      3.0        3.0
Expansion capital
 expenditures..................    7.0      3.8      5.7      6.4      16.9       16.9        1.1      1.4        1.4
                                 -----    -----    -----    -----     -----      -----      -----    -----      -----
Total capital expenditures..... $ 15.6   $ 12.1   $ 14.7   $ 17.8    $ 30.1   $   30.1     $  4.3   $  4.4    $   4.4
                                 =====    =====    =====    =====     =====      =====      =====    =====      =====
Incr. (Decr.) in NWC ("Chg.
 NWC").........................    N/A     (5.0)     3.3     (2.0 )    12.5       12.5        N/A      1.7        2.0
PRO FORMA RATIO DATA:
EBITDA/cash interest exp...................................................       2.44 x                         2.33x
(EBITDA -- MMCapEx)/cash interest exp. ....................................       2.24                           2.16
(EBITDA -- MMCapEx -- Chg. NWC)/cash interest exp. ........................       2.05                           2.04
EBITDA/total interest exp. ................................................       1.59 x                         1.53x
(EBITDA -- MMCapEx)/total interest exp. ...................................       1.46                           1.41
(EBITDA -- MMCapEx -- Chg. NWC)/total interest exp. .......................       1.34                           1.33
Total debt/EBITDA..........................................................       6.23 x                         6.52x

- ---------------
(a) Includes results of Fair Lanes, acquired on September 29, 1994.


(b) The ratios of earnings to fixed charges are computed by dividing earnings by the fixed charges. Earnings consist of net income to which has been added fixed charges and income taxes. Fixed charges consist of interest expense, amortization of debt issuance costs, and the portion of rent expense considered to represent interest. Earnings were inadequate to cover fixed charges on a pro forma basis for the year ended December 31, 1995 and the three months ended March 31, 1996 by $7.8 million and $1.4 million, respectively.


(c) Defined as accounts and notes receivable (excluding affiliated receivables), net of allowance for doubtful accounts, inventories and prepaid expenses and other current assets less accounts payable, excluding book overdrafts and affiliated payables, and accrued expenses, excluding league deposits.

(d) Defined as worldwide average number of games bowled per lane per day.

(e) Defined as the result of dividing worldwide bowling revenue for each period presented (as translated into U.S. dollars by using weighted average foreign currency exchange rates used to translate 1995 revenue) by the total number of games bowled worldwide. The effect is to fix the exchange rates at the 1995 levels for purposes of comparability in examining changes in average price per game without the effect of changes in foreign currency exchange rates.


(f) EBITDA represents net income before net interest expense, income taxes, depreciation and amortization, and other income (expense), net. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, other measures of performance in accordance with generally accepted accounting principles. EBITDA data is included because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt.



(g) EBITDA margin represents the percentage ratio of EBITDA to total operating revenue.



(h) The following adjustments have been made to EBITDA as reflected in the Pro Forma Statement of Income for the year ended December 31, 1995 as presented in the Pro Forma Financial Statements appearing elsewhere in this
    Prospectus:



   In connection with AMF's acquisition of Fair Lanes, AMF formalized a strategic integration plan to terminate and relocate certain Fair Lanes employees, close the Fair Lanes corporate offices and close seven bowling centers. In connection with AMF's accounting for the Fair Lanes acquisition, AMF accounted for certain severance, relocation and incremental exit costs associated with the closure of the seven bowling centers as acquisition date liabilities. Also as part of the acquisition, AMF incurred certain non-recurring costs associated with the integration of Fair Lanes into AMF. These specifically identifiable, non-recurring integration costs are as follows:



                                                                                                  YEAR ENDED
                                                                                               DECEMBER 31, 1995
                                                                                               -----------------
     Non-recurring liability of $0.3, workers compensation of $0.2 and other costs of
       $0.1................................................................................          $ 0.6
     Costs incurred to convert the liquor licenses held by Fair Lanes to AMF...............            0.1
     Real estate assessments of $0.1 and personal property, real estate and sales tax penalties and interest of $0.2 incurred due to delinquency in payments by Fair
       Lanes...............................................................................            0.3
     Cost of maintaining duplicate Fair Lanes corporate office facilities, which were closed pursuant to a formal plan to close down the Fair Lanes corporate offices
       (does not include severance and relocation costs recorded as part of the Fair Lanes purchase price allocation): personnel costs of $0.3, professional fees of $0.1,
       travel and meals of $0.1 and office expenses of $0.1................................            0.6
     Costs incurred by AMF relating to the integration of Fair Lanes into AMF, principally
       incremental travel of $0.1, consultants of $0.1 and moving of $0.1..................            0.3
     Exit costs to close down the seven aforementioned facilities in excess of amounts accrued in connection with AMF's policy of estimating exit costs at the date of acquisition of $0.1, and the present value of future lease payments for closed
       centers of $0.2.....................................................................            0.3
     Other pre-acquisition costs not recorded as purchase date liabilities.................            0.1
                                                                                                    ------
     Total.................................................................................          $ 2.3
                                                                                                    ------



    Management currently expects that no further integration costs with respect to Fair Lanes will be incurred.


   During 1995, AMF management prepared a formal strategic assessment of its global operations, resulting in changes in management personnel, the development of a new bowling centers identity program and the consolidation of European offices. In connection therewith, AMF incurred certain non-recurring, incremental costs as follows:

                                                                                              YEAR ENDED
                                                                                           DECEMBER 31, 1995
                                                                                           -----------------
     Recruitment fees for new international management...................................       $ 0.069
     Costs relating to bowling centers identity program..................................         0.026
     Incremental costs of temporary country manager in Australia.........................         0.135
     Redundancy and relocation costs of $0.035 and legal costs of $0.023 incurred to
       restructure Australian operations.................................................         0.058
     Severance and legal costs incurred in Spain of $0.043 and Switzerland of $0.015.....         0.058
     Salaries and benefits for a product licensing position which was eliminated.........         0.098
     Severance and recruitment costs incurred in connection with consolidating three
       European offices into one central office in London................................         0.280
                                                                                                   ----
                                                                                                $ 0.724
                                                                                                   ----

     During 1995, AMF incurred certain non-recurring costs in connection with the following:
     Non-compete and consulting agreement in connection with the replacement of
       management of manufacturing.......................................................       $ 1.400
     Costs associated with AMF agreeing to share in cost of settling a supplier's
       warranty obligation...............................................................         0.210
     Legal expenses for settled National Labor Relations Board matter....................         0.071
     Incremental costs, including legal and other costs, incurred by AMF to establish a
       direct sales office due to the termination of AMF's Korean distributor............         0.814
     Reversals of legal reserves after favorable settlement of National Labor Relations
       Board matter......................................................................        (1.103)
                                                                                                   ----
                                                                                                $ 1.392
                                                                                                   ----
     Total Adjustments to Pro Forma EBITDA...............................................       $ 4.416
                                                                                                   ====



(i) Defined as capital expenditures for existing product lines and existing businesses for manufacturing, and capital expenditures for modernizing and maintaining bowling centers for bowling center operations.



(j) Includes results of Fair Lanes, acquired on September 29, 1994. The figures for lineage, average price per game and fixed exchange rate average price per game for AMF, excluding Fair Lanes, are 26.3, $2.25 and $2.23, respectively.



(k) Includes results of Fair Lanes, acquired on September 29, 1994. The figures for lineage, average price per game and fixed exchange rate average price per game for AMF, excluding Fair Lanes, are 25.5, $2.33 and $2.33, respectively.

                               THE NOTE OFFERING

THE NOTES.....................   The Notes were sold by the Company on March 21,
                                 1996, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities
                                 Act (the "Note Offering").

REGISTRATION RIGHTS
AGREEMENT.....................   In connection with the Note Offering, the
                                 Company entered into the Registration Rights
                                 Agreement, which grants holders ("Holders") of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED............   $250,000,000 aggregate principal amount of
                                 10 7/8% Series B Senior Subordinated Notes due
                                 March 15, 2006.

                                 $452,000,000 aggregate principal amount of
                                 12 1/4% Series B Senior Subordinated Discount Notes due March 15, 2006.

THE EXCHANGE OFFER............   $1,000 principal amount of the Exchange Senior
                                 Subordinated Notes in exchange for each $1,000 principal amount of Senior Subordinated Notes and $1,000 principal amount of the Exchange
                                 Senior Subordinated Discount Notes in exchange for each $1,000 principal amount of Senior
                                 Subordinated Discount Notes. As of the date hereof, $250,000,000 aggregate principal amount of Senior Subordinated Notes and $452,000,000 aggregate principal amount of Senior
                                 Subordinated Discount Notes are outstanding.
                                 The Company will issue the Exchange Notes to holders on or promptly after the Expiration
                                 Date.

                                 Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                                 Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                 Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                                 Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.


                                 In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such state.


EXPIRATION DATE...............   5:00 p.m., New York City time, on             ,
                                 1996, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.

INTEREST ON THE EXCHANGE NOTES
  AND THE NOTES...............   The Exchange Senior Subordinated Notes will
                                 bear interest from March 21, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date (as defined below in the Summary of Terms of Exchange Notes) to which interest on such Notes has been paid).
                                 Accordingly, Holders of Senior Subordinated
                                 Notes that are accepted for exchange will not receive interest on the Senior Subordinated
                                 Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date.

                                 The Exchange Senior Subordinated Discount Notes will not bear interest prior to March 15, 2001. Thereafter, interest will be payable in cash semi-annually on March 15 and September 15 of each year, commencing on September 15, 2001.

CONDITIONS TO THE
  EXCHANGE OFFER..............   Notwithstanding any other term of the Exchange
                                 Offer, the Company shall not be required to accept for exchange, or to exchange Exchange
                                 Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if: (a) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby. See "The Exchange
                                 Offer -- Conditions."


PROCEDURES FOR
  TENDERING NOTES.............   Each Holder of Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the relevant accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the relevant Exchange Agent at the address set forth in the Letter of Transmittal. The
                                 [blue] Letter of Transmittal should be used to tender Senior Subordinated Notes and the [yellow] Letter of Transmittal should be used to tender Senior Subordinated Discount Notes.
                                 By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The
                                 Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS...........   Any beneficial owner whose Notes are registered
                                 in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered
                                 Holder promptly and instruct such registered
                                 Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

GUARANTEED DELIVERY
  PROCEDURES..................   Holders of Notes who wish to tender their Notes
                                 and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                 Agent (or comply with the procedures for book-entry transfer) prior to the Expiration
                                 Date must tender their Notes according to the guaranteed delivery procedures set forth in "The "Exchange Offer -- Guaranteed Delivery
                                 Procedures."

WITHDRAWAL RIGHTS.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date pursuant to the procedures described under "The Exchange
                                 Offer -- Withdrawals of Tenders."

ACCEPTANCE OF NOTES AND
DELIVERY OF EXCHANGE NOTES....   The Company will accept for exchange any and
                                 all Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The Exchange
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                                 Offer -- Terms of the Exchange Offer."

FEDERAL INCOME TAX
  CONSEQUENCES................   The issuance of the Exchange Notes to Holders
                                 of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange
                                 Notes. See "Certain Federal Income Tax
                                 Consequences of the Exchange Offer."

EFFECT ON HOLDERS OF NOTES....   As a result of the making of this Exchange
                                 Offer, the Company will have fulfilled certain of its obligations under the Registration
                                 Rights Agreement, and Holders of Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise.
                                 Such Holders will continue to hold the
                                 untendered Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indentures, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange
                                 Offer. All untendered Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

EXCHANGE AGENTS...............   IBJ Schroder Bank & Trust Company (with respect
                                 to the Senior Subordinated Notes) and American
                                 Bank National Association (with respect to the
                                 Senior Subordinated Discount Notes).

                       SUMMARY OF TERMS OF EXCHANGE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement of the Company dated as of March 21, 1996 (the "Registration Rights Agreement"), which rights generally will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indentures. See "Description of Exchange Notes."

THE COMPANY...................   AMF Group Inc.

SECURITIES OFFERED............   $250.0 million principal amount of 10 7/8%
                                 Series B Senior Subordinated Notes due 2006
                                 (the "Exchange Senior Subordinated Notes") and
                                 $452.0 million principal amount of 12 1/4%
                                 Series B Senior Subordinated Discount Notes due
                                 2006 (the "Exchange Senior Subordinated
                                 Discount Notes" and, collectively with the Exchange Senior Subordinated Notes, the
                                 "Exchange Notes").

YIELD TO MATURITY.............   10 7/8%, in the case of the Exchange Senior
                                 Subordinated Notes, and 12 1/4%, in the case of the Exchange Senior Subordinated Discount
                                 Notes, calculated on a semiannual
                                 bond-equivalent basis from March 21, 1996.

INTEREST PAYMENT DATES........   Cash interest will accrue on the Exchange
                                 Senior Subordinated Notes from March 21, 1996 and will be payable on each March 15 and September 15, commencing September 15, 1996. No interest will accrue on the Exchange Senior
                                 Subordinated Discount Notes prior to March 15,
                                 2001. Thereafter, interest will be payable on each March 15 and September 15, commencing
                                 September 15, 2001. The Exchange Senior
                                 Subordinated Discount Notes will bear original issue discount, and the Holders of the Exchange
                                 Senior Subordinated Discount Notes (including cash basis holders) will be required to include such original issue discount in gross income for federal income tax purposes, as interest, on a constant yield to maturity basis in advance of the receipt of cash payments of such interest.


                                 On a pro forma basis for the year ended
                                 December 31, 1995, and the three months ended March 31, 1996, Holdings had a deficiency of earnings to fixed charges of $7.8 million and $1.4 million, respectively. Although the Company believes it will be able to meet its obligations under the Exchange Notes, there is no assurance that there will be adequate cash available to make interest payments under the Exchange Notes when they become due.


MATURITY DATE.................   March 15, 2006.

OPTIONAL REDEMPTION...........   The Exchange Notes will be redeemable, at the
                                 option of the Company, on one or more
                                 occasions, at any time on or after March 15, 2001, at the redemption prices set forth herein, together with accrued interest, if any, to the redemption date. Prior to March 15, 1999, up to $100 million in aggregate principal amount of Exchange Senior Subordinated Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 110.875% of the principal amount of the Exchange Senior
                                 Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least $150 million in aggregate principal amount of Exchange
                                 Senior Subordinated Notes remains outstanding immediately after such redemption. In addition, prior to March 15, 1999, the Exchange Senior
                                 Subordinated Discount Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 112.250% of the Accreted Value of the Senior Subordinated
                                 Discount Notes; provided that at least $150 million in Accreted Value of Exchange Senior
                                 Subordinated Discount Notes remains outstanding immediately after such redemption. The selection of Exchange Notes to be redeemed pursuant to the options described in this paragraph would be pro rata, by lot or by such method as the applicable Trustee deems fair and appropriate.



                                 Upon the occurrence of a Change of Control, each Holder of Exchange Notes may require the Company to repurchase all or a portion of such Holder's Exchange Notes at 101% of the aggregate principal amount of the Exchange Senior Subordinated Notes and 101% of the Accreted Value of the Exchange Senior Subordinated Discount Notes, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have sufficient funds, or will obtain the requisite consent of the Lenders under the New Bank Credit Agreement, to satisfy the Change of Control repurchase requirement if such requirement arises. See "Description of Exchange Notes."


MANDATORY SINKING FUND........   None.

GUARANTEES....................   The Company's payment obligations under the
                                 Exchange Notes will be jointly and severally guaranteed on a senior subordinated basis (the
                                 "Senior Subordinated Guarantees") by Holdings, by each of the Company's direct and indirect domestic subsidiaries and by any other
                                 Subsidiaries of the Company that act as
                                 guarantors under the New Bank Credit Agreement
                                 (collectively, the "Guarantors"). The Senior
                                 Subordinated Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the New Bank Credit Agreement.
                                 See "Description of Exchange Notes -- Senior
                                 Subordinated Guarantees."

RANKING.......................   The Exchange Notes will be general, unsecured
                                 obligations of the Company, will be
                                 subordinated in right of payment to all Senior
                                 Debt (as defined herein) of the Company, will rank pari passu with all senior subordinated debt of the Company and will be senior in right of payment to all future subordinated debt, if any, of the Company. The claims of the Holders of the Exchange Notes will be subordinated to the Senior Debt, which, as of May 1, 1996, was approximately $517.0 million, $515.0 million of which consisted of fully secured borrowings under the New Bank Credit Agreement. In addition, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors and through which the Company will conduct a portion of its operations. See "Capitalization" and "Description of Exchange Notes --
                                 Subordination."



                                 The Notes are not currently, and the Exchange Notes upon issuance are not expected to be, senior in priority to any outstanding indebtedness of the Company or its subsidiaries. The Company has no current plan or intention to incur any indebtedness to which the Notes or the Exchange Notes would be senior in priority. The Senior Subordinated Notes, the Senior Subordinated Discount Notes, the Exchange Senior Subordinated Notes and the Exchange Senior Subordinated Discount Notes all rank pari passu with one another.


FORM AND DENOMINATION.........   The Exchange Notes will be fully registered as
                                 to principal and interest in minimum
                                 denominations of $1,000 and integral multiples thereof. The Exchange Notes will be initially issued in the form of one or more global notes and deposited with a custodian for and registered in the name of a nominee of The
                                 Depository Trust Company. Exchange Notes will not be issued in certificated, fully registered form, except in the circumstances provided for in the Indentures. See "Description of Exchange
                                 Notes -- Book-Entry, Delivery and Form."

CERTAIN COVENANTS.............   The Indenture governing the Exchange Senior
                                 Subordinated Notes (the "Senior Subordinated
                                 Note Indenture") and the Indenture governing the Exchange Senior Subordinated Discount Notes
                                 (the "Senior Subordinated Discount Exchange
                                 Note Indenture" and, together with the Senior
                                 Subordinated Note Indenture, the "Indentures") contain certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined herein) to incur additional indebtedness and issue
                                 Disqualified Stock (as defined herein), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined herein), enter into certain transactions with affiliates, dispose of certain assets, incur liens securing pari passu and subordinated indebtedness of the Company and engage in mergers and consolidations. See
                                 "Description of Exchange Notes."

ORIGINAL ISSUE DISCOUNT.......   For federal income tax purposes, each Exchange
                                 Senior Subordinated Discount Note will be considered to have been issued with "original issue discount" equal to the difference between the issue price of the Senior Subordinated
                                 Discount

                                 Note for which it is exchanged and the sum of all cash payments (whether denominated as principal or interest) to be made on such Senior Subordinated Discount Note. Each Holder of an Exchange Senior Subordinated Discount Note must include in gross income for federal income tax purposes the sum of the daily portions of such original issue discount for each day during each taxable year in which the Exchange Senior Subordinated Discount Note is held, even though no interest payments will be received prior to September 15, 2001. See "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."

EXCHANGE OFFER;
  REGISTRATION RIGHTS.........   If the Holders of an aggregate of at least $1.0
                                 million in principal amount or Accreted Value of Transfer Restricted Securities (as defined herein) notify the Company within the specified time period that (A) they are prohibited by law or SEC policy from participating in the Exchange Offer, (B) they may not resell
                                 Exchange Notes acquired in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange
                                 Offer Registration Statement is not appropriate or available for such resales or (C) they are broker-dealers and hold Notes acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors will be required to provide a shelf registration statement (the "Shelf Registration
                                 Statement") to cover resales of the Notes by the Holders thereof. Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, the Company and the Guarantors may allow the Shelf Registration
                                 Statement to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the period referred to in the Registration Rights
                                 Agreement during which the Shelf Registration
                                 Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

                                 If (i) the Company and the Guarantors fail to cause the Exchange Offer Registration Statement to become effective within 90 days after the date of its initial filing with the SEC, or
                                 (ii) the Company and the Guarantors are
                                 obligated to provide a Shelf Registration
                                 Statement and such Shelf Registration Statement is not filed within 30 days, or declared effective within 90 days, of the date on which the Company became so obligated, or (iii) the Company and the Guarantors fail to consummate the Exchange Offer within 30 days of the date on which the Exchange Offer Registration Statement was required to be declared effective by the SEC or
                                 (iv) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Notes for the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Company shall pay to each Holder of Transfer Restricted Securities, with respect to the first 90-day period following such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount or Accreted Value, as applicable, of Transfer Restricted Securities held by such Holder. The amount of such Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount or Accreted Value, as applicable, of Transfer Restricted Securities held by such Holders for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of $0.50 per week. Following the cure of all Registration Defaults, the accrual of all Liquidated Damages will cease.

                                  RISK FACTORS

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS


     The Company is, and will continue to be, highly leveraged as a result of the substantial indebtedness it has incurred in connection with the Acquisition, and intends to incur to finance acquisitions and expand its operations. As of March 31, 1996, after giving pro forma effect to the Acquisition and the related financing transactions, including the Note Offering, the Company would have had total indebtedness of $1.017 billion and stockholders' equity of $390.4 million, resulting in a ratio of debt to total capitalization of approximately 72%. After giving pro forma effect to such transactions, earnings would not have been sufficient to cover fixed charges by $7.8 million for the year ended December 31, 1995 and by $1.4 million for the three months ended March 31, 1996. Although the Company believes it will be able to meet its debt obligations, there is no assurance that there will be adequate cash available to make interest payments under the Company's indebtedness when they become due. Pro forma interest expense for fiscal 1995 would have been $102.9 million. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indentures and the New Bank Credit Agreement. See "Capitalization" and "Pro Forma Consolidated Financial Statements."


     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the Exchange Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of the Company believes that available cash flow, together with available borrowings under the New Bank Credit Agreement and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of principal of and interest on its Senior Debt, and interest on the Exchange Notes. However, a portion of the principal payments at maturity on the Exchange Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is now leveraged could have important consequences to holders of the Exchange Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future could be limited; (iii) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the Indentures and the New Bank Credit Agreement contain financial and restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of Exchange Notes" and "Description of Senior Debt."


     A principal component of the Company's strategy for future growth is the acquisition of additional bowling centers, which the Company expects to finance with the Acquisition Facility under the New Bank Credit Agreement. Although $100 million is currently available under the Acquisition Facility, any actual borrowing must meet certain financial tests under the New Bank Credit Agreement and the Indentures. The Company's leverage may adversely affect its ability to meet these tests, and, as a result, to obtain such financing.

SUBORDINATION; ASSET ENCUMBRANCES

     The Exchange Notes will be subordinated in right of payment to all existing and future Senior Debt, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Debt. At March 31, 1996, on a pro forma basis after giving effect to the Acquisition and the related financing transactions, there would have been outstanding approximately $517.0 million of Senior Debt, $515.0 million of which would have been fully secured borrowings under the New Bank Credit Agreement. In addition, the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors, which as of March 31, 1996 aggregated $7.8 million on a pro forma basis. By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt and any other creditors who are holders of Senior Debt and creditors of subsidiaries that are not Guarantors must be paid in full before the Holders of the Exchange Notes may be paid. If the Company incurs any additional pari passu debt, the holders of such debt would be entitled to share ratably with the Holders of the Exchange Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to Holders of the Exchange Notes. In addition, no payments may be made with respect to the principal of (and premium, if any) or interest or Liquidated Damages, if any, on the Exchange Notes if a payment default exists with respect to Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of (and premium, if any) or interest or Liquidated Damages, if any, on the Exchange Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Debt. In addition, the Indentures permit subsidiaries of the Company to incur debt provided certain conditions are met. Any debt incurred by a subsidiary of the Company that is not a Guarantor will be structurally senior to the Exchange Notes. See "Description of Exchange Notes."


     Holdings and the Company have granted to the lenders under the New Bank Credit Agreement security interests in all of the capital stock of the Company and substantially all of the current and future assets of the Company, including a pledge of all of the issued and outstanding shares of capital stock of certain of the Company's subsidiaries. In addition, the Guarantors have granted to such lenders security interests in all of the current and future assets of the Guarantors (other than 35% of the outstanding capital stock of any foreign subsidiary of any Guarantor). In the event of a default on secured indebtedness, including the guarantees with respect to the New Bank Credit Agreement (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the capital stock of the Company and the assets of the Company and the Guarantors. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the Exchange Notes will be materially adversely affected. In the event of a foreclosure on the collateral consisting of the Company's stock, unless the purchaser of such stock were an affiliate of Goldman Sachs, a Change of Control would occur, with the consequences set forth below under "-- Payment Upon Change of Control." See "Description of Senior Debt."


HOLDING COMPANY STRUCTURE

     The Company conducts all of its business through subsidiaries and has no operations of its own. The Company is dependent on the cash flow of its subsidiaries and distributions thereof from its subsidiaries to the Company in order to meet its debt service obligations. It is not expected that Holdings will have any assets other than the common stock of the Company.

     As a result of the holding company structure of the Company, the Holders of the Exchange Notes are structurally junior to all creditors of the subsidiaries that are not Guarantors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such subsidiary, in which case the claims of the Company or such Guarantor would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company or a Guarantor. In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the subsidiaries that are not Guarantors, the Company will not receive funds available to pay to the Holders of the Exchange Notes in respect of the Exchange Notes until after the payment in full of the claims of the creditors of the subsidiaries. As of March 31, 1996, on a pro forma basis after giving effect to the Acquisition and related financing transactions, the aggregate amount of indebtedness and other obligations of the subsidiaries that are not Guarantors (including trade payables and capital lease obligations) would have been approximately $7.8 million. See Note 6 to the Consolidated Financial Statements of AMF Group Holdings Inc.

DEPENDENCE ON KEY PERSONNEL


     The Company's business is managed by a small number of key executive officers: Douglas J. Stanard, Robert L. Morin, Stephen E. Hare, Michael P. Bardaro and William L. Flexon. The loss of the services of certain of these executives could have an adverse impact on AMF. There can be no assurance that the services of such personnel will continue to be made available to the Company. The Company does not maintain key-person insurance with respect to its executive officers.



CONTROL BY GSCP; CERTAIN PAYMENTS TO GOLDMAN, SACHS & CO.


     Goldman, Sachs & Co. ("Goldman Sachs") and its affiliates have certain interests in the Acquisition and in the Company. Richard A. Friedman and Terence
M. O'Toole, each of whom is a general partner of Goldman Sachs, and Peter M. Sacerdote, who is a limited partner of Goldman Sachs, are directors of the Company. GSCP and The Goldman Sachs Group, L.P. ("The Goldman Sachs Group"), which has a 99% interest in Goldman Sachs, together beneficially own a majority of the outstanding voting equity of Holdings' parent company; thus Goldman Sachs will be deemed to be an "affiliate" of the Company. See "Ownership of Capital Stock." Goldman Sachs received an underwriting discount of approximately $19.0 million in connection with its purchase and resale of the Notes. Goldman Sachs also served as financial advisor to the sellers of AMF in connection with the Acquisition and received certain fees and had expenses reimbursed in connection therewith as described herein. Moreover, Goldman Sachs acted as co-arranger and underwriter in connection with the New Bank Credit Agreement and received certain fees and had expenses reimbursed in connection therewith. Goldman Sachs also received certain cash fees from the Company in connection with the Acquisition. See "Certain Transactions."

     As a result of its ownership of a majority of the outstanding voting equity of Holdings' parent company, GSCP controls Holdings and the Company and has the ability to elect all of their directors, appoint new management and approve any action requiring the approval of Holdings' or the Company's stockholders, including adopting amendments to the Company's Certificate of Incorporation and approving mergers or sales of substantially all of the Company's assets, in each case subject to the restrictions contained in the stockholders' agreement among GSCP and the other stockholders of Holdings' parent company (see "Ownership of Capital Stock -- Stockholders Agreement") and subject to whatever contractual restrictions apply to the Company. There can be no assurance that the interests of GSCP will not conflict with the interests of the Holders of the Exchange Notes. See "Management," "Ownership of Capital Stock" and "Certain Transactions."

PAYMENT UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Exchange Notes may require the Company to repurchase all or a portion of such Holder's Exchange Notes at 101% of the principal amount of the Exchange Senior Subordinated Notes and 101% of the Accreted Value of the Exchange Senior Subordinated Discount Notes, as applicable, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of repurchase. The Indentures require that prior to such a repurchase, the Company must either repay all outstanding indebtedness under the New Bank Credit Agreement or obtain any required consent to such repurchase. If a Change of

Control were to occur, the Company may not have the financial resources to repay all of its obligations under the New Bank Credit Agreement, the Indentures and the other indebtedness that would become payable upon the occurrence of such Change of Control. See "Description of Exchange Notes -- Repurchase at the Option of Holders."

BOWLING INDUSTRY CHARACTERISTICS

     Bowling Center Operations. In the United States, the operation of bowling centers is a mature industry characterized by slightly declining lineage offset by increasing average price per game. According to an industry source, average industry lineage has declined by approximately 2.0% annually from 1988 to 1995. Total lineage, according to an industry source, has declined despite an average annual increase of 1.3% in the total number of people bowling since 1987. This trend is largely a result of a shift in the customer base from league participants to more open play bowlers, resulting in more people bowling, but bowling less frequently. Bowling center operators have offset the decrease in overall lineage by increasing prices and creating additional sources of ancillary income. Contrary to the overall lineage trend in the industry, AMF's domestic lineage has remained relatively stable in recent years due to AMF's ability to better maintain existing league bowlers and attract new open play bowlers, while increasing prices. Internationally, although trends vary by country, certain of the international markets in which AMF operates have experienced increasing competition as they have transitioned from newly developed to more mature markets, resulting in declining lineage. AMF has offset these lineage declines through higher prices. There can be no assurance that AMF will be able to maintain lineage or increase prices in the future.

     In addition, bowling faces competition from alternative sport and recreational activities. The continued success of AMF's bowling operations is subject to consumers' continued interest in recreational bowling, the availability and cost of other recreational and entertainment alternatives and the amount of leisure time as well as various other social and economic factors over which AMF has no control. There can be no assurance that bowling will continue its current popularity or that AMF will continue to compete effectively in the industry. See "Business -- Industry Overview."

     Bowling Equipment Manufacturing. The bowling equipment industry has been characterized by relatively stable sales of Replacement and Modernization products to the installed base of equipment operators, and more varied results in sales of New Center Packages for newly constructed bowling centers. Periods of rapid growth in New Center Package sales for newly constructed bowling centers have occurred as the sport has become popular in particular countries and the economics of constructing and operating a bowling center have become attractive to local developers and entrepreneurs. Continued growth in AMF's sale of New Center Packages depends on similar bowling growth patterns developing in other, emerging markets, such as China, India and Indonesia, and on AMF's ability to successfully predict the timing and location of such future international expansion and to successfully exploit new demand. There can be no assurance that such future international expansion will occur or that, if it does occur, AMF will be able to successfully compete in such emerging markets. Sales of New Center Packages for the first quarter of 1996 declined substantially from the corresponding period in 1995, reflecting the maturing bowling markets in Taiwan and Korea. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Backlog; Recent NCP Sales."

FOREIGN OPERATIONS

     The Company's foreign operations are subject to the usual risks inherent in operating abroad, including, but not limited to, risks with respect to currency exchange rates, economic and political destabilization, other disruption of markets, restrictive laws and actions by foreign governments (such as restrictions on transfer of funds, export duties and quotas, foreign customs and tariffs and unexpected changes in regulatory environments), difficulty in obtaining distribution and support, nationalization, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. There can be no assurance that these factors will not have a material adverse impact on the Company's ability to increase or maintain its foreign sales or on its results of operations. For the year ended December 31, 1995, a substantial portion of AMF's revenue and EBITDA, including substantially all of the revenue and EBITDA derived from sales of New Center Packages, were from foreign operations. See "Summary Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- International Operations" and "-- Backlog; Recent NCP Sales."

     The Company's ability to service its indebtedness will be dependent, in part, on its ability to utilize the cash flow generated by its foreign operations. In general, U.S. federal and international tax laws provide that income of international subsidiaries is subject to tax only in the local jurisdiction and is not subject to U.S. federal income tax unless, and only to the extent that, such income is distributed as a dividend to the U.S. parent company. The Company has not determined whether to cause its international subsidiaries to pay dividends to the Company or to cause the net income of such subsidiaries to be retained abroad. The Company may make loans to its foreign subsidiaries, and, in that event, payments by the Company's foreign subsidiaries to the Company on such intercompany loans may result in the repatriation of a substantial portion of the cash flow of such subsidiaries without the payment of taxes abroad. In addition, certain of the Company's subsidiaries may make royalty payments to the Company. There can be no assurance, however, that the interest payments on such intercompany loans or such royalty payments will not be recharacterized as dividends, which could have adverse tax consequences to the Company.


     On December 28, 1995, the State Council of China announced the reform and adjustment of import duty policy in China. With effect from April 1, 1996, importers of most capital equipment, including bowling equipment, are required to pay customs duty and Value Added Tax ("VAT") on such equipment, though certain grandfather rule exemptions will apply. For bowling equipment, the current customs duty rate is 50%, while the VAT rate is 17%. Prior to the change in import duty policy, foreign investment entities were exempt from customs duty and VAT on most imported capital equipment, including bowling equipment. As a grandfather concession, foreign investment enterprises approved to set up prior to April 1, 1996, with a total investment of less than US$30 million, such as the Company, may have until December 31, 1996 to import capital equipment duty free. Accordingly, there is a risk that the change in import duty policy in China may adversely affect the sale of NCP units to China.


LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Notes are currently owned by a relatively small number of beneficial owners. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by Holders who are not affiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by Goldman Sachs that it presently intends to make a market in the Exchange Notes. However, Goldman Sachs is not obligated to do so and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Notes depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities.

     Goldman Sachs may be deemed to be an affiliate of the Company and, as such, may be required to deliver a "market-maker" prospectus in connection with its market-making activities in the Exchange Notes. Pursuant to the Registration Rights Agreement, the Company agreed to file and maintain a registration statement that would allow Goldman Sachs to engage in market-making transactions in the Exchange Notes. The registration statement will remain effective for as long as Goldman Sachs may be required to deliver a prospectus in connection with secondary transactions in the Exchange Notes.

     Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, the Company and the Guarantors may allow such market-maker prospectus to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors makes such determination or (ii) such prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has agreed to bear substantially all the costs and expenses related to such registration statement.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

     The Senior Subordinated Discount Notes were, and the Exchange Senior Subordinated Discount Notes will be, issued at a substantial discount from their principal amount. Consequently, the purchasers of the Senior Subordinated Discount Notes and, subsequently, the Exchange Senior Subordinated Discount Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes" for a more detailed discussion of the federal income tax consequences to the holders of the Exchange Senior Subordinated Discount Notes of the purchase, ownership and disposition of the Exchange Senior Subordinated Discount Notes.

     If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Exchange Senior Subordinated Discount Notes, the claim of a Holder of Exchange Senior Subordinated Discount Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."


     The initial payment of interest on the Exchange Senior Subordinated Discount Notes is required to be made on September 15, 2001. The Exchange Senior Subordinated Discount Notes, therefore, are not a suitable investment for investors seeking current income prior to that date.


FRAUDULENT CONVEYANCE

     Management of the Company believes that the indebtedness represented by the Exchange Notes and the Guarantees is being incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the issuance of the Exchange Notes, the Company will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. See "-- Substantial Leverage; Ability to Service Indebtedness." Notwithstanding management's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Company or the Guarantors were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, or intended to hinder, delay or defraud their creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (a) void all or a portion of the Company's or the Guarantors' obligations to the Holders of the Exchange Notes, the effect of which would be that the Holders of the Exchange Notes may not be repaid in full and/or (b) subordinate the Company's or the Guarantors' obligations to the

Holders of the Exchange Notes to other existing and future indebtedness of the Company to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Exchange Notes or the Guarantees.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agents of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

RESTRICTIONS ON TRANSFER

     The Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A and Regulation S under the Securities Act. As a result, the Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the Securities Act, or pursuant to an applicable exemption from such registration, and the Notes are legended to restrict transfer as aforesaid. Each Holder (other than any Holder who is an affiliate or promoter of the Company) who duly exchanges Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders of Notes who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder of Notes accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If existing SEC interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the Notes for resale under the Securities Act. See "Prospectus Summary -- The Exchange Offer" and "Description of Exchange
Notes -- Registration Rights."

     The Notes currently may be sold pursuant to the restrictions set forth in Rule 144A or Regulation S, or pursuant to another available exemption under the Securities Act, without registration under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Notes could be adversely affected.

                               THE EXCHANGE OFFER


     The following discussion sets forth or summarizes what the Company believes are the material terms of the Exchange Offer, including those set forth in the Letters of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were sold by the Company on March 21, 1996, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that promptly following the completion of the Acquisition, the Company and the Guarantors (i) file with the SEC a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Notes, (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Because the Exchange Offer is for any and all Notes, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Notes will elect to exchange such Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Senior Subordinated Notes in exchange for each $1,000 principal amount of outstanding Senior Subordinated Notes accepted in the Exchange Offer, and $1,000 principal amount of Exchange Senior Subordinated Discount Notes in exchange for each $1,000 principal amount of outstanding Senior Subordinated Discount Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indentures.

     Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indentures in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agents. The Exchange Agents will act as agents for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     To extend the Exchange Offer, the Company will notify the Exchange Agents of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agents or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective a resale shelf registration for the Notes within the time periods set forth herein, liquidated damages will accrue and be payable on the Notes either temporarily or permanently. See "Description of Exchange Notes -- Registration Rights; Liquidated Damages."

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

     The Exchange Senior Subordinated Notes will bear interest from March 21, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date to which interest on such Notes has been paid). Accordingly, holders of Senior Subordinated Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Senior Subordinated Notes at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the Exchange Senior Subordinated Notes will be payable semiannually on each March 15 and September 15, commencing on September 15, 1996.

     The Exchange Senior Subordinated Discount Notes will not bear interest prior to March 15, 2001. Thereafter, interest will be payable in cash semi-annually on March 15 and September 15 of each year, commencing on September 15, 2001.

PROCEDURES FOR TENDERING

     Only a Holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the relevant Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. The [blue] Letter of Transmittal must be used to tender Senior Subordinated Notes and the [yellow] Letter of Transmittal must be used to tender Senior Subordinated Discount Notes. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the relevant Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for
the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that each Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Depository's system may make book-entry delivery of the Notes by causing the Depository to transfer such Notes into the relevant Exchange Agent's account with respect to the Notes in accordance with the Depository's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Depository does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agents or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agents to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the relevant Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the relevant Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificates(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal, are received by the relevant Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the relevant Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the relevant Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the Depository to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and
(iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

          (a) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "-- Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENTS

     IBJ Schroder Bank & Trust Company will act as Exchange Agent for the Exchange Offer with respect to the Senior Subordinated Notes (the "Senior Subordinated Note Exchange Agent"). American Bank National Association will act as Exchange Agent for the Exchange Offer with respect to the Senior Subordinated Discount Notes (the "Senior Subordinated Discount Note Exchange Agent" and collectively with the Senior Subordinated Note Exchange Agent, the "Exchange Agents").

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Senior Subordinated Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Senior Subordinated Note Exchange Agent, addressed as follows:

        By Registered or Certified Mail, Overnight Mail or Courier Service or in Person by Hand:

        IBJ Schroder Bank & Trust Company
        One State Street, Level SC-1
        New York, NY 10004
        Attention: Corporate Trust Administration

        By Facsimile:

        (212) 858-2156

     Questions and requests for assistance, requests for additional copies of this Prospectus as of the Letter of Transmittal for the Senior Subordinated Discount Notes and requests for copies of the

Notice of Guaranteed Delivery should be directed to the Senior Subordinated Discount Note Exchange Agent, addressed as follows:

        By Registered or Certified Mail, Overnight Mail or Courier Service or in Person by Hand:

        American Bank National Association
        101 E. Fifth Avenue
        St. Paul, MN 51101-1860
        Attention: Corporate Trust Administration

        By Facsimile:

        (612) 229-6415

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agents reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustees, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount in the case of the Senior Subordinated Notes and is the aggregate Accreted Value (which increases daily) in the case of the Senior Subordinated Discount Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the SEC with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement pursuant to which the Company agreed to file and maintain, subject to certain limitations, a registration statement that would allow Goldman Sachs to engage in market-making transactions with respect to the Notes or the Exchange Notes. The Company has agreed to bear all registration expenses incurred under such agreement, including printing and distribution expenses, reasonable fees of counsel, blue sky fees and expenses, reasonable fees of independent accountants in connection with the preparation of comfort letters, and SEC and the National Association of Securities Dealers, Inc. filing fees and expenses.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indentures, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. See "Risk Factors -- Restrictions on Transfer."

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.


     In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such state.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Notes exchanged therefor.

     See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."

                                THE ACQUISITION

     The Acquisition occurred on May 1, 1996, pursuant to a Stock Purchase Agreement dated February 16, 1996 (the "Stock Purchase Agreement") between Holdings and the then current stockholders of AMF (the "Sellers"), which provided for the acquisition of AMF through a stock purchase by the Company's subsidiaries of all the outstanding stock (the "Stock") of the separate domestic and foreign corporations that constitute substantially all of AMF and through the purchase of the assets (the "Purchased Assets") of AMF's bowling center operations in Spain and Switzerland. The Company did not acquire the assets of two bowling centers located, respectively, in Madrid, Spain and Geneva, Switzerland (both of which were retained by the Sellers). Accordingly, as a result of the Acquisition, the Company owns or operates all 205 of AMF's domestic bowling centers and 78 of AMF's 80 international bowling centers.


     The corporate structure of AMF at its parent holding companies is illustrated by the chart on page 43.



     The following discussion summarizes the terms relating to the Acquisition that the Company believes are material to an investor in the Notes or the Exchange Notes. This summary is qualified in its entirety by reference to the full text of the agreements underlying this discussion, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.


PURCHASE PRICE; ADJUSTMENTS


     The Company's subsidiaries purchased the Stock and Purchased Assets for a cash purchase price of $1.325 billion less approximately $2.0 million representing debt of AMF which remained in place following the Closing. In addition, the purchase price is subject to certain post-Closing adjustments as follows: (i) the purchase price will be increased dollar-for-dollar by the amount by which AMF's working capital (as defined in the Stock Purchase Agreement; see Note (f) to the Pro Forma Consolidated Balance Sheet) as of the Closing (the "Closing Working Capital") is greater than approximately $28.3 million, and will be decreased dollar-for-dollar by the amount, if any, by which the Closing Working Capital is less than $28.3 million (the "Closing Working Capital Adjustment"); (ii) the purchase price will be increased dollar-for-dollar by the amount by which $5.0 million exceeds the principal amount of the outstanding obligations as of the Closing (giving effect to the Acquisition) under AMF's Stock Performance Plans, and will be decreased dollar-for-dollar by the amount, if any, by which the principal amount of such outstanding obligations as of the Closing (giving effect to the Acquisition) exceeds $5.0 million (the "Stock Performance Plan Adjustment"); and (iii) the purchase price was increased by $5.4 million based upon the Closing Date Adjustment (as defined in the Stock Purchase Agreement). The Company believes that as of the Closing all obligations under all of AMF's Stock Performance Plans were cancelled and, assuming there are no such obligations, there will be a purchase price adjustment of $10.4 million in favor of the Sellers, subject to any further adjustment resulting from the Closing Working Capital Adjustment. Amounts due with respect to post-closing adjustments bear interest from and including the Closing Date through the day prior to payment. Any post-closing adjustment payment due to Sellers will be made by the Company.


     On April 11, 1996, Holdings and the Sellers entered into a letter agreement (the "Letter Agreement") amending the Stock Purchase Agreement. Under the terms of the Letter Agreement, certain of the Sellers (the "Covenantors") have agreed to make certain payments to Holdings if the net income before interest, taxes, depreciation, amortization, and certain non-cash, extraordinary, non-recurring and non-operating items ("Cash Flow") of AMF Bowling, Inc., the entity that principally operates AMF's bowling manufacturing business, does not achieve a minimum level during the period from May 1, 1996 through June 30, 1997. The Covenantors will pay to Holdings the excess, if any, of (i) $95 million (reduced (or increased) by any positive (or negative) Cash Flow between April 1, 1996 and April 30, 1996) (as adjusted, the "Maximum Shortfall") over (ii) the Cash Flow from the operation of AMF Bowling, Inc. during the period commencing on May 1, 1996 and ending June 30, 1997. To the extent that the Cash Flow shortfall exceeds one-third of the Maximum Shortfall, the amount the Covenantors will be required to pay to Holdings will be limited to one-third of the Maximum Shortfall, plus 50% of any additional shortfall but, in any case, not in excess of 50% of the Maximum Shortfall. The shortfall is also tested as of December 31, 1996, when audited financial statements are available, based on an interim objective, and any shortfall at that time is to be paid by the Covenantors to Holdings, subject to adjustment following calculation of the Cash Flow for the full period from May 1, 1996 through June 30, 1997, if such earlier payment is not equal to the aggregate amount that would have been due with respect to the full period. The Letter Agreement further provides that, following the end of the full period, any disputes over any amounts paid pursuant to the terms described above will be subject to binding arbitration. For purposes of determining Cash Flow under the Letter Agreement, selling, general and administrative expenses are to be assumed to be fixed at a projected level regardless of whether the actual amount is greater or lower than such fixed level, and Cash Flow does not include revenues recognized or expenses incurred other than in the ordinary course of the operation of AMF Bowling, Inc. Under the Letter Agreement, Cash Flow is to be adjusted to exclude intercompany transfers and transactions and the effect of divestitures or acquisitions of operating businesses.

     The following table sets forth the sources and uses of funds related to the
Acquisition:

                                                                           (IN MILLIONS)
                                                                           -------------
        SOURCES OF FUNDS
        Senior Debt(a)..................................................     $   517.0
        10 7/8% Senior Subordinated Notes...............................         250.0
        12 1/4% Senior Subordinated Discount Notes......................         250.0
                                                                              --------
          Total Debt....................................................       1,017.0
        Equity(b).......................................................         391.0
        Cash............................................................           1.7
                                                                              --------
             Total......................................................     $ 1,409.7
                                                                              ========
        USES OF FUNDS
        Purchase Price(a)...............................................     $ 1,325.0
        Purchase Price Adjustments(c)...................................          14.1
        Transaction Costs(b)............................................          70.6
                                                                              --------
             Total......................................................     $ 1,409.7
                                                                              ========

- ---------------
(a) Includes an existing mortgage payable by AMF in the amount of approximately $2.0 million as of April 30, 1996. All other debt of AMF was extinguished at or prior to the completion of the Acquisition.

(b) Includes warrants to purchase approximately 2.2% of the fully diluted common stock of Holdings' parent company issued upon the closing of the Acquisition to the Sellers' financial advisor in lieu of a cash fee. Such warrants have been valued for accounting purposes at approximately $8.7 million.

(c) Includes assumed purchase price adjustments resulting in a payment to Sellers of $14.1 million based on AMF's March 31, 1996 balance sheet. The actual purchase price adjustments may differ. See "Notes to the Pro Forma Consolidated Balance Sheet."

ORGANIZATIONAL STRUCTURE
Except as otherwise noted, all subsidiaries are 100% owned.

[ORGANIZATIONAL CHART]


AMF Holdings Inc.
  AMF Group Holdings Inc.*
    AMF Group Inc.
      AMF Bowling Holdings, Inc.*
        AMF Bowling, Inc.*
      AMF Bowling Centers Holdings Inc.*
        AMF Worldwide Bowling Centers Holdings Inc.*
          AMF Bowling Centers Switzerland Inc.*
          AMF Bowling Centers (Aust) Int'l, Inc. (Australia)*
          AMF Bowling Centers (Canada) Int'l, Inc. (Canada)*
          AMF Bowling Centers (Hong Kong) Int'l, Inc. (Hong Kong)* AMF Bowling Centers Int'l, Inc. (Japan)*
          AMF BCO-UK One, Inc.*
            AMF Bowling (27%)
              Worthing North Properties, Limited
          AMF BCO-UK Two, Inc.*
            AMF Bowling (73%)
              Worthing North Properties, Limited
          AMF BCO-France One, Inc.*
              AMF Bowling de Paris SNC (1%)
              AMF Bowling de Lyon (1%)
          AMF BCO-France One, Inc.*
            AMF Bowling France SNC (27%)
              AMF Bowling de Paris SNC (99%)
              AMF Bowling de Lyon (99%)
          AMF BCO-France Two, Inc.*
            AMF Bowling France SNC (73%)
              AMF Bowling de Paris SNC (99%)
              AMF Bowling de Lyon (99%)
          AMF Bowling Centers Spain Inc.*
          AMF Bowling Mexico Holding, Inc.*
              Operadora Mexicano de Boliches, SA (15%)
              Promotora de Bolichas, SA de C.V. (15%)
          AMF Bowling Mexico Holding, Inc.*
            Boliches AMF y Campania (79%)
              Operadora Mexicano de Boliches, SA (85%)
              Promotora de Bolichas, SA de C.V. (85%)
              Innsubies Obispado, SA
              Promotora de Bolichas, SA de C.V. (15%)
          AMF Bowling Mexico Holding, Inc.*
            Boliches AMF y Campania (79%)
              Operadora Mexicano de Boliches, SA (85%)
              Promotora de Bolichas, SA de C.V. (85%)
              Innsubies Obispado, SA
              Innsubies Minerva, SA
              Boliches Mexicanos, SA
          Boliches AMF, Inc.*
            Boliches AMF y Campania
              Operadora Mexicano de Boliches, SA (85%)
              Promotora de Bolichas, SA de C.V. (85%)
              Innsubies Obispado, SA
              Innsubies Minerva, SA
              Boliches Mexicanos, SA
          AMF BCO-China, Inc.*
            AMF Bowling Centers (China) Company (21%)
              AMF Garden Hotel Bowling Center Company
          AMF Bowling Centers China, Inc.*
            AMF Bowling Centers (China) Company (79%)
              AMF Garden Hotel Bowling Center Company
AMF Bowling Centers, Inc.*
Bush River Corporation*
AMF Beverage Company of Oregon, Inc.*
King Louie Lenexa, Inc.
AMF Beverage Company of W. Va., Inc.*

- ---------------
*Guarantor

REPRESENTATIONS AND WARRANTIES; INDEMNITY

     Generally, the Sellers did not provide indemnities to Holdings in connection with the Acquisition. However, representations and warranties of Sellers that survived the Closing are that (i) the Sellers will deliver to Holdings good title to the Stock and the Purchased Assets free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions, and all of the outstanding stock of the corporations that constitute AMF is owned beneficially and of record by the Sellers, and is validly issued, fully-paid and non-assessable; and (ii) each of the corporations that constitute AMF was at the time of the Acquisition and has been historically an "S corporation" (within the meaning of Section 1361(a) of the Code) for each of such corporation's entire existence, and no action has been or will be taken to terminate, and no condition exists which could result in the termination of, such election prior to the Closing. The representations and warranties in clause (i) above survive the Closing indefinitely, and the representations and warranties in clause (ii) above survive the Closing until the expiration of the relevant statute of limitations (including any extensions thereof) or, if later, until the resolution of any disputes arising during such period, in each case applicable to the income tax return (the "Applicable Return") of each AMF entity for the period ending on the date of the Closing.

     If any of the corporations that constitute AMF are found to have failed to make a valid election to become an S corporation, or to have otherwise lost its status as an S corporation, such corporation could be liable for taxes on income for the periods in which S corporation status was not in effect. In addition, loss of S corporation status could invalidate the step-up in the tax basis of certain of AMF's assets that would otherwise result from the Acquisition, causing the Company (or Holdings) to pay higher taxes on future income than would be the case if the step-up in basis were allowed.

     The Sellers agreed to indemnify Holdings and its affiliates against any liabilities incurred in connection with any breach of the representations and warranties that survive the Closing, including but not limited to the tax liabilities referred to in the preceding paragraph. The Sellers also agreed to indemnify Holdings and its affiliates against any liability arising from (i) the ownership, conduct, condition or transfer at any time of any of the businesses or other tangible or intangible assets or operations (a) transferred to the Sellers or their affiliates prior to the Closing or (b) owned, operated or conducted by the Sellers or certain affiliates on or prior to the Closing and which were not owned, operated or conducted as part of AMF's bowling center or manufacturing businesses; and (ii) certain litigation brought against AMF by its former Korean distributor (see "Business -- Legal Proceedings"). The indemnification excludes claims for incidental or consequential damages or damages for lost profits. Each of the Sellers is liable for indemnified losses only based on their percentage stock ownership of AMF prior to the Acquisition; provided, however, that five irrevocable trusts (the "Trusts"), which as the owners of a controlling interest of the Stock are together the principal selling stockholder, will be jointly and severally liable for the aggregate indemnification obligations of the Trusts. The Trusts are required to maintain, collectively, a $500.0 million minimum net worth (based upon fair market value) at all times from the Closing through the date that is the fourth anniversary of the last filed Applicable Return and a $250.0 million minimum net worth (based upon fair market value) at all times thereafter through the date that is the sixth anniversary of the last filed Applicable Return, subject to extension under certain circumstances. The beneficiaries of the Trusts separately agreed to indemnify Holdings if the minimum net worth requirements are not satisfied and if certain other circumstances occur.

OTHER AGREEMENTS

     In connection with the Acquisition, AMF entered into Trademark License Agreements, dated February 16, 1996 (the "License Agreements"), licensing the AMF name and related trademark rights to certain corporations owned by the Sellers (the "Licensees"), for use in connection with the sale by Licensees of sewing equipment, baking equipment and golf equipment. Certain of these products currently are being marketed under the AMF name. No consideration separate from the Acquisition was paid by the Licensees in connection with the License Agreements, and the license is royalty-free. The term of the licenses continues indefinitely. The Licensees have expressly assumed and indemnified AMF against all liabilities resulting from Licensees' use of the licensed trademarks.

     In addition, Holdings entered into a Non-Competition Agreement, dated February 16, 1996 (the "Non-Competition Agreement"), with an individual affiliated with the Sellers (the "Affiliated Party"), restricting the Affiliated Party and certain affiliates from participating in the same or similar business as AMF anywhere in the world for a period of five years from the Closing. The Affiliated Party has also agreed that, during a period of three years from the Closing, the Affiliated Party and certain affiliates will not, without the prior written approval of Holdings, solicit any person who is a management or other key employee of Holdings, the Company, AMF or any of their subsidiaries or affiliates as of the date of the Non-Competition Agreement to terminate his or her employment. In consideration of the Non-Competition Agreement, Holdings has agreed to pay the Affiliated Party $50,000 per year during the term of the Non-Competition Agreement.

     Holdings also entered into a Consulting and Non-Competition Agreement, dated February 16, 1996 (the "Consulting and Non-Competition Agreement") with one of the Sellers. This Seller has agreed to provide, for a period of two years from the Closing, such consulting services to Holdings as may be requested from time to time by the Board of Directors and/or the Chief Executive Officer of Holdings. The Consulting and Non-Competition Agreement also restricts this Seller and certain affiliates from participating in the same or similar business as AMF anywhere in the world for a period of four years from the Closing. This Seller also agreed that, during a period of three years from the Closing, the Seller and certain affiliates will not, without the prior written approval of Holdings, solicit any person who is a management or other key employee of Holdings, the Company, AMF or any of their subsidiaries or affiliates as of the date of the Consulting and Non-Competition Agreement to terminate his or her employment. Holdings has agreed to pay this Seller $100,000 per year during the two-year period that the Seller will provide consulting services.

                                 CAPITALIZATION

     The following table sets forth the capitalization, as of March 31, 1996, of AMF on a historical basis and of the Company on a pro forma basis to reflect the sale of the Notes, the initial borrowings under the New Bank Credit Agreement and the Acquisition. See "Pro Forma Consolidated Financial Statements."

                                                                     AS OF MARCH 31, 1996
                                                          ------------------------------------------
                                                                                          PRO FORMA
                                                          HISTORICAL     ADJUSTMENTS     AS ADJUSTED
                                                          ----------     -----------     -----------
                                                                        (IN MILLIONS)
Cash and cash equivalents...............................    $ 12.8        $    16.0       $    28.8
                                                            ======         ========        ========
Debt:
  Working Capital Facility(a)...........................    $   --        $      --       $      --
  Acquisition Facility(a)...............................        --               --              --
  Term Loans............................................        --            515.0           515.0
  10 7/8% Senior Subordinated Notes.....................        --            250.0           250.0
  12 1/4% Senior Subordinated Discount Notes............        --            250.8           250.8
  Other debt(b).........................................     161.2           (159.2)            2.0
                                                            ------         --------        --------
     Total debt.........................................     161.2            856.6         1,017.8
Total stockholders' equity..............................     173.5            216.9           390.4
                                                            ------         --------        --------
Total capitalization....................................    $334.7        $ 1,173.5       $ 1,408.2
                                                            ======         ========        ========

- ---------------
(a) The Company has the ability to borrow an additional $50.0 million for general corporate purposes pursuant to a working capital facility and up to $100.0 million, and, upon the Company's satisfying a financial test, up to an additional $50.0 million for acquisitions pursuant to an acquisition facility under the New Bank Credit Agreement, subject to the Company meeting certain pro forma financial covenants and limitations imposed on the amount borrowed for proposed acquisitions, including that the amount borrowed under the acquisition facility shall not exceed 3.5 times the deemed EBITDA of the business to be acquired. See "Description of Senior Debt."

(b) A mortgage having a principal amount of approximately $2.0 million as of April 30, 1996 will remain outstanding as an obligation of AMF. All other debt of AMF was extinguished at or prior to the completion of the Acquisition. See "Description of Senior Debt."

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following pro forma consolidated financial statements (the "Pro Forma Financial Statements") of Holdings, which includes the Company, include the unaudited pro forma consolidated statements of income for the year ended December 31, 1995 and the three months ended March 31, 1996 (the "Pro Forma Consolidated Statements of Income") and the unaudited pro forma consolidated balance sheet as of March 31, 1996 (the "Pro Forma Consolidated Balance Sheet").


     The Pro Forma Consolidated Statements of Income are based on the audited AMF combined statement of income for the year ended December 31, 1995 and the unaudited AMF combined statement of income for the three months ended March 31, 1996 (including pro forma income tax provisions which would have been recorded if AMF had consisted of taxable C corporations rather than S corporations -- see
Note 8 to the Combined Financial Statements of AMF Bowling Group) and are adjusted to give effect to the Acquisition as though it had occurred as of the first day of the period presented. The Pro Forma Consolidated Statements of Income reflect pro forma adjustments to (a) eliminate the effect of certain transactions contemplated in the Stock Purchase Agreement, and (b) give effect to the acquisition of AMF by Holdings and the related financing transactions. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon the results of a formal appraisal of certain assets and other available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the Pro Forma Consolidated Statements of Income are subject to change.


     The Pro Forma Consolidated Balance Sheet is based on the unaudited AMF combined balance sheet at March 31, 1996 and is adjusted to (a) eliminate the effect of certain transactions contemplated in the Stock Purchase Agreement, and
(b) give effect to the acquisition of AMF by Holdings and the related financing transactions, including the application of the estimated net proceeds therefrom as though they had occurred as of March 31, 1996. The Acquisition will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired assets and liabilities in accordance with estimates of fair market value on the date of acquisition. The pro forma adjustments represent Holdings' management's preliminary determination of purchase accounting adjustments and are based upon the results of a formal appraisal of certain assets and other available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the Pro Forma Consolidated Balance Sheet are subject to change. A substantial portion of the excess purchase price has been allocated to goodwill. Holdings' management believes that the net benefit of leases in which current lease payments are below fair market value approximates the amount reflected in the historical balance sheet as of March 31, 1996 of approximately $10.7 million. No other specific intangibles have been identified.

     The Pro Forma Financial Statements and the accompanying notes should be read in conjunction with AMF's historical Combined Financial Statements and related notes thereto, and Holdings' consolidated balance sheet and notes thereto, appearing elsewhere in this Prospectus.

     The Pro Forma Financial Statements do not purport to be indicative of the Company's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of Holdings' results of operation or financial condition for any future period or date.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)


                                                                STOCK PURCHASE
                                                   AMF            AGREEMENT         PRO FORMA      PRO FORMA
                                               HISTORICAL        ADJUSTMENTS       ADJUSTMENTS     HOLDINGS
                                              -------------     --------------     -----------     ---------
Total operating revenue......................    $ 564.9            $ (2.3)(a)       $    --        $ 562.6
Cost of sales................................      183.9              (0.3)(a)            --          183.6
Bowling center operations....................      170.6              (1.5)(a)            --          169.1
Selling, general and administrative..........       46.9                --              (0.3)(b)       46.6
Depreciation and amortization................       39.1              (0.1)(a)           7.7(c)        67.0
                                                                                        20.3(d)
                                                  ------             -----            ------         ------
Total operating expenses.....................      440.5              (1.9)             27.7          466.3
                                                  ------             -----            ------         ------
Operating income.............................      124.4              (0.4)            (27.7)          96.3
Interest expense, net........................      (13.5)             (1.4)(a)         (87.2)(e)     (102.1)
Other expenses, net..........................       (2.0)               --                --           (2.0)
                                                  ------             -----            ------         ------
Income (loss) before income taxes............      108.9              (1.8)           (114.9)          (7.8)
Pro forma income tax expense (benefit).......       40.6(f)           (0.6)(g)         (30.0)(g)       10.0
                                                  ------             -----            ------         ------
Pro forma net income (loss)..................    $  68.3            $ (1.2)          $ (84.9)       $ (17.8)
                                                  ======             =====            ======         ======
Ratio of earnings to fixed charges...........        6.1x                                                --+
                                                  ======                                             ======
OTHER DATA
CONSOLIDATED:
  EBITDA(i)..................................    $ 163.5                                            $ 163.3
  EBITDA margin..............................       28.9%                                              29.0%
  Adjusted Pro Forma EBITDA*..................................................................      $ 167.7
  Cash interest exp. .........................................................................         67.0
  Total interest exp. ........................................................................        102.9
  Pro forma cash taxes paid...................................................................         12.5
  Modernization and Maintenance Cap. Ex. ("MMCapEx")..........................................         13.2
  Expansion capital expenditures..............................................................         16.9
                                                                                                     ------
  Total capital expenditures..................................................................      $  30.1
                                                                                                     ======
  Incr. in Net Working Capital ("Chg. NWC")...................................................         12.5
PRO FORMA RATIO DATA:
  EBITDA/cash interest exp. ..................................................................         2.44x
  (EBITDA - MMCapEx)/cash interest exp. ......................................................         2.24
  (EBITDA - MMCapEx - Chg. NWC)/cash interest exp. ...........................................         2.05
  EBITDA/total interest exp. .................................................................         1.59x
  (EBITDA - MMCapEx)/total interest exp. .....................................................         1.46
  (EBITDA - MMCapEx - Chg. NWC)/total interest exp. ..........................................         1.34
  Total debt/EBITDA...........................................................................         6.23x


- ---------------

* For total adjustments to pro forma EBITDA, see Note (h) to Selected Combined Financial Data on page [59].



+ Earnings were inadequate to cover fixed charges on a pro forma basis by $7.8 million.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)


                                                   AMF GROUP        STOCK PURCHASE
                                    AMF          HOLDINGS INC.        AGREEMENT         PRO FORMA      PRO FORMA
                                HISTORICAL         HISTORICAL        ADJUSTMENTS       ADJUSTMENTS     HOLDINGS(I)
                               -------------     --------------     --------------     -----------     ---------
Total operating revenue.......    $ 123.3            $   --             $ (0.6)(a)       $    --        $ 122.7
Cost of sales.................       30.7                --               (0.1)(a)            --           30.6
Bowling center operations.....       42.0                --               (0.3)(a)            --           41.7
Selling, general and
  administrative..............       11.7                --               (0.2)(a)          (0.1)(b)       11.4
Depreciation and
  amortization................       11.0                --                 --               0.3(c)        16.4
                                                                                             5.1(d)
                                   ------             -----             ------            ------        -------
Total operating expenses......       95.4                --               (0.6)              5.3          100.1
                                   ------             -----             ------            ------        -------
Operating income..............       27.9                --                 --              (5.3)          22.6
Interest expense, net.........       (3.4)             (0.6)              (0.3)(a)         (20.1)(e)      (23.8)
Other expenses, net...........       (0.2)               --                 --                --           (0.2)
                                   ------             -----             ------            ------        -------
Income (loss) before income
  taxes.......................       24.3              (0.6)              (0.3)            (25.4)          (1.4)
Pro forma income tax expense
  (benefit)...................        9.2(f)             --               (0.1)(g)          (6.7)(g)        2.4
                                   ------             -----             ------            ------        -------
Pro forma net income (loss)...    $  15.1            $ (0.6)            $ (0.2)          $ (18.7)       $  (3.8)
                                   ======             =====             ======            ======        =======
Ratio of earnings to fixed
  charges.....................        5.5x                                                                   --*
                                   ======                                                               =======
OTHER DATA
CONSOLIDATED:
  EBITDA(h)...................    $  38.9                                                               $  39.0
  EBITDA margin...............       31.6%                                                                 31.8%
  Cash interest exp. .............................................................................         16.7
  Total interest exp. ............................................................................         25.5
  Pro forma cash taxes paid.......................................................................          2.7
  Modernization and Maintenance Cap. Ex. ("MMCapEx")..............................................          3.0
  Expansion capital expenditures..................................................................          1.4
                                                                                                        -------
  Total capital expenditures......................................................................      $   4.4
                                                                                                        =======
  Incr. in Net Working Capital ("Chg. NWC").......................................................          2.0
PRO FORMA RATIO DATA:
  EBITDA/cash interest exp........................................................................         2.33x
  (EBITDA - MMCapEx)/cash interest exp. ..........................................................         2.16
  (EBITDA - MMCapEx - Chg. NWC)/cash interest exp. ...............................................         2.03
  EBITDA/total interest exp. .....................................................................         1.53x
  (EBITDA - MMCapEx)/total interest exp. .........................................................         1.41
  (EBITDA - MMCapEx - Chg. NWC)/total interest exp. ..............................................         1.33
  Total debt/EBITDA...............................................................................         6.52x


- ---------------

* Earnings were inadequate to cover fixed charges on a pro forma basis by $1.4 million.

            NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

     (a) Included in Stock Purchase Agreement Adjustments are the following:

          (i) Impact of AMF transferring to Sellers, and therefore Holdings not acquiring, certain remaining assets previously held by The Reece Corporation, a company which was merged into AMF Bowling, Inc. in 1994 and which operated an aircraft. Management of Holdings believes that there will be no incremental costs offsetting this net expense reduction.

          (ii) Impact of Holdings not acquiring the operations of one bowling center in Switzerland and one bowling center in Spain.

          (iii) Concurrently with the acquisition of AMF by Holdings, amounts due from shareholders were cancelled and amounts payable to shareholders and other related parties, including those attributable to what was formerly The Reece Corporation, were repaid or cancelled. If Holdings had acquired AMF effective January 1, 1995, reported interest income levels would have been lower.

     (b) Reflects management fees charged to AMF by an affiliate of the prior owners, net of incremental future corporate costs to be incurred by Holdings as follows:

                                                                   YEAR         THREE MONTHS
                                                                  ENDED            ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1995             1996
                                                               ------------     ------------
    Management fee charged to AMF..........................       $  2.3            $0.6
    Less: Estimate of incremental future corporate costs...         (2.0)           (0.5)
                                                                   -----            ----
    Decrease to selling, general and administrative
      expenses.............................................       $  0.3            $0.1
                                                                   =====            ====

     Estimated future corporate costs principally reflect senior management personnel, corporate staff positions for services provided by the prior owners and costs associated with public reporting requirements.


     (c) Reflects an increase in depreciation and amortization expense resulting from the allocation of the purchase price to fixed assets and a change in the method of depreciation. The historical carrying amounts of fixed assets of AMF will be increased by approximately $274.3 to reflect these assets at their fair value at the date of the Acquisition. The amount of the pro forma adjustment for increased depreciation expense of fixed assets is $7.7 for the year ended December 31, 1995 and $0.3 for the three months ended March 31, 1996, and was determined using the straight-line method over the estimated lives of the assets acquired. AMF principally used the double declining balance method, which generated a higher depreciation charge than the straight line method, which will be used by Holdings.



     (d) Reflects amortization of goodwill by Holdings as a result of the allocation of the excess of the purchase price over identified tangible and intangible net assets acquired of AMF. The excess purchase price of $812.3 is being amortized over 40 years.

     (e) Reflects net incremental interest expense associated with the issuance of the following securities and transactions:


                                                                   YEAR         THREE MONTHS
                                                                  ENDED            ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1995             1996
                                                               ------------     ------------
    Senior Debt scheduled to be outstanding during the year
      at an assumed weighted average interest rate of
      7.985%...............................................       $ 39.6           $  9.9
    $250 million Senior Subordinated Notes at a rate of
      10.875%..............................................         27.2              6.8
    $250 million Accreted Value of Senior Subordinated
      Discount Notes at a rate of 12.25%...................         31.6              7.7
    Recording of amortization expense for deferred
      financing costs related to the issuance of the above
      securities...........................................          4.3              1.1
                                                                  ------            -----
      Total new interest...................................        102.7             25.5
      Less: interest on existing debt to be retired........        (15.5)            (5.4)
                                                                  ------            -----
      Net increase in interest expense.....................       $ 87.2           $ 20.1
                                                                  ======            =====

     If actual interest rates on the Senior Debt are higher or lower by 1/8% than the rates assumed above, then total annual interest expense would increase or decrease by $1.2 for the year ended December 31, 1995 and $0.3 for the three months ended March 31, 1996.


     (f) Reflects the pro forma income tax provision that would have been provided had AMF consisted of taxable C corporations, rather than S corporations -- see Note 8 to the Combined Financial Statements of AMF Bowling Group.



     (g) Reflects the pro forma income tax provision (benefit) associated with pro forma adjustments. After giving effect to the Acquisition and the related financing, the pro forma income tax provision will include the following components:



                                                                   YEAR         THREE MONTHS
                                                                  ENDED            ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1995             1996
                                                               ------------     ------------
    Pre-tax loss at 35%....................................       $ (2.7)          $ (0.7)
    Impact of disallowance of a portion of High Yield Debt
      Obligation interest..................................          0.2              0.1
    Impact of nondeductibility of goodwill allocated to
      foreign operations and states not recognizing
      domestic 338(h)(10) elections........................          1.9              0.5
    Loss for which no benefit can be recognized............           --              0.1
    State income taxes (no federal benefit assumed)........          0.8              0.1
    Foreign taxes..........................................         10.0              2.3
    Foreign tax credits....................................         (0.3)              --
    Other..................................................          0.1               --
                                                                  ------            -----
    Pro forma income tax provision after giving effect to
      the Acquisition and Offering.........................       $ 10.0           $  2.4
    Pro forma income tax provision applicable to historical
      financial statements (see Note (f))..................        (40.6)            (9.2)
                                                                  ------            -----
    Total adjustment to pro forma income tax provision.....       $(30.6)          $ (6.8)
                                                                  ======            =====
    Adjustment allocated to:
      Stock Purchase Agreement Adjustments.................       $ (0.6)          $ (0.1)
      Pro Forma Adjustments................................        (30.0)            (6.7)
                                                                  ------            -----
    Total adjustment to pro forma income tax provision.....       $(30.6)          $ (6.8)
                                                                  ======            =====

     (h) EBITDA represents net income before net interest expense, income taxes, depreciation and amortization, and other income (expense), net. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of performance in accordance with generally accepted accounting principles. EBITDA data is included because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt.



     (i) On April 29 and April 30, 1996, AMF paid bonuses and special payments to employees, former employees and former directors in the aggregate amount of $37.8 million in recognition of their services. Additionally, on April 30, 1996 AMF made payments of $3.1 million related to the Stock Performance Plan. These payments were paid just prior to the closing of the Acquisition of AMF by the Company and will be reflected in the predecessor company's financial statements.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                  AMF GROUP      STOCK PURCHASE
                                      AMF       HOLDINGS INC.      AGREEMENT       PRO FORMA      PRO FORMA
                                   HISTORICAL     HISTORICAL      ADJUSTMENTS     ADJUSTMENTS     HOLDINGS
                                   ----------   --------------   --------------   -----------     ---------
ASSETS
Current Assets:
  Cash and cash equivalents......    $ 12.8         $606.4           $  1.7(a)      $  (1.7)(b)   $   28.8
                                                                                     (600.0)(b)
                                                                                        9.6(b)
  Accounts and notes receivable,
     net.........................      31.1             --             (0.1)(a)          --           31.0
  Accounts
     receivable -- affiliates....      12.0             --            (12.0)(a)          --             --
  Inventories....................      44.0             --             (0.2)(a)          --           43.8
  Prepaid expenses and other.....       6.0             --             (0.1)(a)          --            5.9
                                     ------         ------         --------       ---------       --------
       Total current assets......     105.9          606.4            (10.7)         (592.1)         109.5
Notes receivable -- affiliates...      23.2             --            (23.2)(a)          --             --
Property and equipment, net......     253.5             --             (2.1)(a)       274.3(b)       525.7
Deferred financing costs.........        --            9.6               --            26.8(b)        36.4
Goodwill.........................        --             --               --           812.3(b)       812.3
Other assets.....................      18.3             --               --              --           18.3
                                     ------         ------         --------       ---------       --------
       Total assets..............    $400.9         $616.0           $(36.0)        $ 521.3       $1,502.2
                                     ======         ======         ========        ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and book
     overdrafts..................    $ 20.4         $   --           $   --         $    --       $   20.4
  Accrued expenses and deposits..      34.6           15.8             (0.3)(a)          --           50.1
  Accounts payable -- affiliates.        --             --               --              --             --
  Long-term debt, current........       1.0             --             (0.1)(a)        37.5(c)        38.4
  Income taxes payable...........       6.0             --             (0.3)(a)          --            5.7
                                     ------         ------         --------       ---------       --------
       Total current
          liabilities............      62.0           15.8             (0.7)           37.5          114.6
Long-term debt...................      27.3          500.8             (0.9)(a)       452.2(c)       979.4
Notes payable -- affiliates......     132.9             --               --          (132.9)(c)         --
Other liabilities................       4.3             --               --              --            4.3
Deferred income tax
  liabilities....................       0.9             --               --            12.6(b)        13.5
                                     ------         ------         --------       ---------       --------
       Total liabilities.........     227.4          516.6             (1.6)          369.4        1,111.8
                                     ------         ------         --------       ---------       --------
Stockholders' equity:
  Common stock...................       1.5             --               --            (1.5)(c)        0.4
                                                                                        0.4(d)
  Paid-in capital................      63.8          100.0             (9.1)(a)       (54.7)(d)      390.6
                                                                                      290.6(d)
  Retained earnings..............     113.5           (0.6)           (26.7)(a)       (86.8)(d)       (0.6 )
  Equity adjustment from foreign
     currency translation........      (3.9)            --               --             3.9(d)          --
  Note receivable stock
     subscription................      (1.4)            --              1.4(a)           --             --
                                     ------         ------         --------       ---------       --------
  Total stockholders' equity.....     173.5           99.4            (34.4)          151.9          390.4
                                     ------         ------         --------       ---------       --------
  Total liabilities and
     stockholders' equity........    $400.9         $616.0           $(36.0)        $ 521.3       $1,502.2
                                     ======         ======         ========        ========       ========

               NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

(a) Assets not acquired pursuant to the Stock Purchase Agreement and cash adjustments include the following:

     (i) Impact of AMF transferring to Sellers, and therefore Holdings not acquiring, certain remaining assets previously held by The Reece Corporation, a company which was merged into AMF Bowling, Inc. in 1994 and which operated an aircraft. Management of Holdings believes that there will be no incremental cost offsetting this net expense reduction.

     (ii) Impact of Holdings not acquiring the operations of one bowling center in Switzerland and one bowling center in Spain.

     (iii) Notes receivable due from affiliates, including those attributable to what was formerly The Reece Corporation, accounts payable to affiliates and notes payable to affiliates, together with certain other outstanding debt obligations are being repaid.

(b) Reflects the impact of the acquisition of AMF by Holdings and the preliminary allocation of the purchase price to the acquired fixed and intangible assets at their fair market value. The pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon the results of a formal appraisal of certain assets and other available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the Pro Forma Consolidated Balance Sheet are subject to change.

      The purchase cost and preliminary allocation to the acquired assets and liabilities are as follows:

     Initial purchase price per Stock Purchase Agreement..........................  $1,325.0
     Add: Purchase Price Adjustments discussed in Note (e)........................      14.1
     Add: Transaction Costs including the non-cash value of warrants issued by AMF
       Holdings Inc. to Seller's financial advisors valued at approximately
       $8.7.......................................................................      70.6
                                                                                    --------
               Total Acquisition Cost.............................................  $1,409.7
                                                                                    ========
Funded by:
Cash..............................................................................  $    1.7
Equity............................................................................     391.0
Debt (including the proceeds from the sale of the Notes of $500.0 million)........   1,015.0
Existing indebtedness.............................................................       2.0
                                                                                    --------
Total sources of funds............................................................  $1,409.7
                                                                                    ========
Acquisition cost..................................................................  $1,409.7
Less: Repayment of existing indebtedness at Closing...............................     158.2
Less: Assumption of existing indebtedness at Closing..............................       2.0
Less: Adjusted net assets acquired ($173.5 of AMF historical net assets, less the
  impact of Stock Purchase Agreement Adjustments of $34.4)........................     139.1
                                                                                    --------
Excess of purchase cost over historical net assets acquired.......................  $1,110.4
                                                                                    ========
Allocated as follows:
Fixed assets......................................................................  $  274.3
Deferred financing costs..........................................................      36.4
Deferred tax liabilities*.........................................................     (12.6)
Goodwill..........................................................................     812.3
                                                                                    --------
                                                                                    $1,110.4
                                                                                    ========

- ---------------
* Pursuant to the Stock Purchase Agreement, Holdings and the Sellers have agreed to jointly elect under Internal Revenue Code Section 338(h)(10) to treat the stock acquisitions of AMF Bowling, Inc. and AMF Bowling Centers, Inc. as purchases of assets for U.S. income tax purposes. This tax treatment will result in substantial conformity in the bases of assets and liabilities for tax and financial reporting purposes with respect to these two entities. The purchase price allocated to these two entities represents approximately 80% of the purchase price for the Acquisition.

(c) Reflects the following transactions associated with the borrowing of the Senior Debt and the following transactions:

          $515.0 of Senior Debt.........................................  $  515.0
                                                                             -----
               Less: Existing debt to be retired........................    (159.2)
                                                                             -----
                    Net increase in outstanding debt....................  $  355.8
                                                                             =====

Of the resulting $515.0 of new debt, $38.2 is current. Approximately $2.0 (including a current portion of $0.2) of long-term debt outstanding prior to Closing was not repaid. All other existing debt of AMF was extinguished at or prior to the completion of the Acquisition.

(d)  Adjustments to stockholders' equity include the following:

     (i) Elimination of AMF historical stockholders' equity less net assets not acquired pursuant to the Stock Purchase Agreement:

                                                                    STOCK PURCHASE
                                                                      AGREEMENT
                                                     HISTORICAL      ADJUSTMENTS        NET
                                                     ----------     --------------     ------
     Common Stock..................................    $  1.5           $   --         $  1.5
     Paid-in capital...............................      63.8             (9.1)          54.7
     Retained earnings.............................     113.5            (26.7)          86.8
     Deferred translation..........................      (3.9)              --           (3.9)
     Note receivable stock subscription............      (1.4)             1.4             --
                                                         ----             ----           ----
       Historical stockholders' equity.............    $173.5           $(34.4)        $139.1
                                                         ====             ====           ====

     (ii) Holdings was capitalized by Holdings' parent, AMF Holdings Inc., with
(a) $382.3 of Common Stock consisting of 38,225,000 shares with a par value of $0.01 per share and (b) the value of non-cash warrants issued by AMF Holdings Inc. to the Sellers' financial advisor of $8.7 which is being accounted for as a contribution to Holdings' equity at Closing.

(e) The Stock Purchase Agreement specifies that the purchase price is subject to certain post-Closing adjustments, as follows:

     (i) the purchase price will be increased dollar-for-dollar by the amount by which AMF's Closing Working Capital, as defined, as of the Closing is greater than approximately $28.3, and will be decreased dollar-for-dollar by the amount by which AMF's Closing Working Capital is less than $28.3; (ii) the purchase price will be increased dollar-for-dollar by the amount by which $5.0 exceeds the principal amount of the outstanding obligations as of the Closing (giving effect to the Acquisition) under AMF's Stock Performance Plans, and will be decreased dollar-for-dollar by the amount by which such principal amount exceeds $5.0; and (iii) if the Closing occurred on or before April 8, 1996, the purchase price would be increased by $10.0, and if the Closing occurred after April 8, 1996, the purchase price would be increased by $10.0, less $0.2 for each day elapsed between April 8, 1996 and the date of the Closing, resulting in an increase of $5.0 if the Closing occurred on May 3, 1996. Because the Closing occurred on May 1, 1996, the adjustment described in clause (iii) will result in a purchase price increase of $5.4 million. The Company believes that as of the Closing all obligations under all of AMF's Stock Performance Plans were cancelled and, assuming there are no such obligations, there will be a purchase price adjustment of $10.4 million in favor of the Sellers, subject to any further adjustment based on Closing Working Capital. Amounts due with respect to post-closing adjustments bear interest from and including the Closing Date through payment.

     As of the March 31, 1996 balance sheet, the Closing Working Capital Adjustment, the Stock Performance Plan Adjustment and the Closing Date Adjustment would have the effect of increasing the purchase price as follows:

     (i) Closing Working Capital Adjustment:

     Closing Working Capital at March 31, 1996:

       Current assets, less (i) $12.0 of accounts receivable -- affiliates and (ii) as adjusted for impact of Stock Purchase Agreement
          adjustments of $1.3................................................    $ 94.9
       Current liabilities, less (i) repayment of the current portion of long-term debt using Acquisition proceeds; and (ii) as adjusted for
          impact of Stock Purchase Agreement adjustments of $0.7.............     (60.4)
       Payments to be made under a consulting contract with a former employee
          which was terminated concurrent with the Closing...................      (0.3)
       Long-term portion of non-compete......................................      (2.2)
                                                                                 ------
       Net Closing Working Capital per balance sheet.........................      32.0
                                                                                 ------
       Less Minimum Closing Working Capital..................................     (28.3)
                                                                                 ------
     Increase in purchase price for excess Closing Working Capital...........    $  3.7
                                                                                 ======
     (ii) Stock Performance Plan Adjustment:
     Negotiated balance......................................................    $  5.0
     Less: principal amount of Stock Performance Plan obligations accrued
       immediately prior to Closing..........................................        --
                                                                                 ------
     Increase in purchase price for Stock Performance Plan Adjustment........    $  5.0
                                                                                 ======
     (iii) Closing Date Adjustment...........................................    $  5.4
                                                                                 ======
     Total increase in purchase price........................................    $ 14.1
                                                                                 ======

    The Closing Working Capital adjustment has been determined based upon the AMF historical combined balance sheet as of March 31, 1996. The above components of the Closing Working Capital adjustment will change to the extent that the components of Closing Working Capital have changed at Closing, which is subject to the results of the audit of the Company's balance sheet as of the Closing Date. The Stock Performance Plan Adjustment is based on the actual principal amount of outstanding obligations of the Stock Performance Plans at Closing. The Closing Date Adjustment is based upon the actual Closing Date of May 1, 1996.

                        SELECTED COMBINED FINANCIAL DATA
           (DOLLARS IN MILLIONS, EXCEPT AVERAGE PRICE PER GAME DATA)

     The following data, insofar as it relates to each of the years 1993, 1994 and 1995 have been derived from audited financial statements, including the combined balance sheets at December 31, 1994 and 1995 and the related combined statements of income and of cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto appearing elsewhere herein.

     The combined financial data for the years ended 1991 and 1992 and the three-month periods ended March 31, 1995 and 1996 have been derived from unaudited combined financial statements.

     The historical combined financial data of AMF presented below should be read in conjunction with the combined financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The summary pro forma data below should be read in conjunction with the unaudited pro forma consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.


     The financial information presented below includes operating results expressed in terms of EBITDA, which represents net income before net interest expense, income taxes, depreciation and amortization, and other net income or net expenses. EBITDA information is included as supplemental information herein because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, net income, cash flow or other measures of performance determined in accordance with generally accepted accounting principles.



                                                                                     THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                          MARCH 31,
                           ----------------------------------------------------   -------------------------
                                                                        1995                        1996
                            1991    1992    1993   1994(A)    1995    PRO FORMA    1995    1996   PRO FORMA
                           ------  ------  ------  ------    ------   ---------   ------  ------  ---------
INCOME STATEMENT DATA:
Total operating revenue... $355.9  $391.2  $427.6  $517.8    $564.9   $  562.6    $156.9  $123.3  $  122.7
Cost of sales.............  114.2   132.1   153.2   196.0     183.9      183.6      48.2    30.7      30.6
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Gross profit..............  241.7   259.1   274.4   321.8     381.0      379.0     108.7    92.6      92.1
Bowling center operations   103.1   103.1   108.5   120.9     170.6      169.1      44.1    42.0      41.7
  expenses................
Selling, general and         38.1    43.2    41.9    51.4      46.9       46.6      13.7    11.7      11.4
  administrative
  expenses................
Depreciation and             28.3    25.5    21.4    24.8      39.1       67.0       9.2    11.0      16.4
  amortization............
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Operating income..........   72.2    87.3   102.6   124.7     124.4       96.3      41.7    27.9      22.6
Interest expense, net.....    9.9     6.4     4.1     6.9      13.5      102.1       3.3     3.4      23.8
Other income (expense),       0.2    (1.4)   (1.0)   (2.0)     (2.0)      (2.0)     (0.9)   (0.2)     (0.2)
  net.....................
Income (loss) before         62.5    79.5    97.5   115.8     108.9       (7.8)     37.5    24.3      (1.4)
  income taxes............
Provision for income         13.4    15.4    15.1    16.5      12.1       10.0       3.3     2.7       2.4
  taxes...................
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Net income (loss)......... $ 49.1  $ 64.1  $ 82.4  $ 99.3    $ 96.8   $  (17.8)   $ 34.2  $ 21.6  $   (3.8)
                           ======  ======  ======  ======    ======   ========    ======  ======  ========
Ratio of earnings to fixed    4.7x    7.1x   11.0x   10.3x      6.1x     --          8.1x    5.5x    --
  charges(b)..............

                                                                                     THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                          MARCH 31,
                           ----------------------------------------------------   -------------------------
                                                                        1995                        1996
                            1991    1992    1993   1994(A)    1995    PRO FORMA    1995    1996   PRO FORMA
                           ------  ------  ------  ------    ------   ---------   ------  ------  ---------
BALANCE SHEET DATA
  (AT END OF PERIOD):
Total assets.............. $244.1  $231.1  $228.2  $410.2    $400.4   $1,480.4    $413.9  $400.9  $1,502.2
Total debt................  112.4    98.0    75.7   186.1     167.4    1,017.0     176.1   161.1   1,017.8
Stockholders' equity......   76.9    75.8    88.6   132.4     161.5      383.7     158.9   173.5     390.4
Net working capital
  ("NWC")(c)..............   20.6    15.6    18.9    16.9      29.4       29.4      26.2    31.1      31.4
OTHER DATA:
  BOWLING CENTER
  OPERATIONS:
Number of centers
  (at end of period)......    196     197     190     293       285        283      --      --       --
Number of lanes
  (at end of period)......  5,981   5,988   5,896   9,586     9,471      9,443      --      --       --
Lineage(d)................   26.4    26.6    25.9    26.0(j)   24.2(k)     24.2 (k) --      --       --
Average price per game
  ("APPG")................ $ 2.21  $ 2.21  $ 2.17  $ 2.20(j) $ 2.19(k)   $ 2.19 (k) --      --       --
Fixed exchange rate
  APPG(e).................   2.09    2.11    2.15    2.19(j)   2.19(k)     2.19 (k) --      --       --
Bowling revenue........... $127.1  $128.5  $120.8  $140.3    $182.9     $181.4    $ 54.2  $ 52.2     $51.8
Food and beverage
  revenue.................   42.6    43.3    40.8    49.8      69.4       68.8      20.6    20.1      20.0
Anciliary revenue.........   30.5    32.7    31.0    35.3      40.0       39.8      11.0    10.8      10.7
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Total revenue............. $200.2  $204.5  $192.6  $225.4    $292.3     $290.0    $ 85.8  $ 83.1     $82.5
EBITDA(f).................   66.9    68.3    56.9    68.9      89.0       88.5      30.2    31.8      31.6
EBITDA margin(g)..........   33.4%   33.4%   29.5%   30.6%     30.4%      30.5 %    35.2%   38.3%     38.3 %
MANUFACTURING:
Total NCPs sold...........  1,896   2,210   3,577   4,941     4,437      4,437     1,485     415       415
NCP revenue...............    N/A     N/A  $122.6  $170.5    $152.6     $152.6    $ 45.1  $ 16.8     $16.8
Replacement and
  Modernization revenue...    N/A     N/A   112.4   121.9     120.0      120.0      26.0    23.4      23.4
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Total revenue............. $155.7  $186.7  $235.0  $292.4    $272.6     $272.6    $ 71.1  $ 40.2     $40.2
EBITDA....................   33.6    44.5    67.1    80.6      74.5       74.8      20.6     7.1       7.4
EBITDA margin.............   21.6%   23.8%   28.6%   27.6%     27.3%      27.4 %    29.0%   17.6%     18.4 %
COMBINED:
EBITDA.................... $100.5  $112.8  $124.0  $149.5    $163.5     $163.3    $ 50.8  $ 38.9     $39.0
EBITDA margin.............   28.2%   28.8%   29.0%   28.9%     28.9%      29.0 %    32.4%   31.6%     31.8 %
Adjusted Pro Forma
  EBITDA(h)...............   --      --      --      --        --       $167.7      --      --       --
Cash interest exp......... $ 13.3  $  7.4  $  4.0  $  4.3    $  5.9       67.0       0.9     0.5     $16.7
Total interest exp........   12.0     7.9     5.0     7.4      15.7      102.9       3.7     3.8      25.5
Pro forma cash taxes
  paid....................   --      --      --      --        --         12.5      --      --         2.7
Modern. and Maintenance
  Cap. Ex.
  ("MMCapEx")(i)..........    8.6     8.3     9.0    11.4      13.2       13.2       3.2     3.0       3.0

                                                                                     THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                          MARCH 31,
                           ----------------------------------------------------   -------------------------
                                                                        1995                        1996
                            1991    1992    1993   1994(A)    1995    PRO FORMA    1995    1996   PRO FORMA
                           ------  ------  ------  ------    ------   ---------   ------  ------  ---------
Expansion capital
  expenditures............    7.0     3.8     5.7     6.4      16.9       16.9       1.1     1.4       1.4
                           ------  ------  ------  ------    ------   --------    ------  ------  --------
Total capital
  expenditures............ $ 15.6  $ 12.1  $ 14.7  $ 17.8    $ 30.1     $ 30.1    $  4.3  $  4.4     $ 4.4
                           ======  ======  ======  ======    ======   ========    ======  ======  ========
Incr. (Decr.) in NWC
  ("Chg. NWC")............    N/A    (5.0)     33    (2.0)     12.5       12.5       N/A     1.7       2.0
PRO FORMA RATIO DATA:
EBITDA/cash interest exp...........................................       2.44 x                      2.33 x
(EBITDA -- MMCapEx)/cash interest exp..............................       2.24                        2.16
(EBITDA -- MMCapEx -- Chg. NWC)/cash interest exp..................       2.05                        2.04
EBITDA/total interest exp..........................................       1.59 x                      1.53 x
(EBITDA -- MMCapEx)/total interest exp.............................       1.46                        1.41
(EBITDA -- MMCapEx -- Chg. NWC)/total interest exp.................       1.34                        1.33
Total debt/EBITDA(m)...............................................       6.23 x                      6.52 x


- ---------------
(a)  Includes results of Fair Lanes, acquired on September 29, 1994.


(b) The ratios of earnings to fixed charges are computed by dividing earnings by the fixed charges. Earnings consist of net income to which has been added fixed charges and income taxes. Fixed charges consist of interest expense, amortization of debt issuance costs, and the portion of rent expense considered to represent interest. Earnings were inadequate to cover fixed charges on a pro forma basis for the year ended December 31, 1995 and the three months ended March 31, 1996 by $7.8 million and $1.4 million, respectively.


(c) Defined as accounts and notes receivable (excluding affiliated receivables), net of allowance for doubtful accounts, inventories and prepaid expenses and other current assets less accounts payable, excluding book overdrafts and affiliated payables, and accrued expenses, excluding league deposits.

(d)  Defined as worldwide average number of games bowled per lane per day.

(e) Defined as the result of dividing worldwide bowling revenue for each period presented (as translated into U.S. dollars by using weighted average foreign currency exchange rates used to translate 1995 revenue) by the total number of games bowled worldwide. The effect is to fix the exchange rates at the 1995 levels for purposes of comparability in examining changes in average price per game without the effect of changes in foreign currency exchange rates.

(f) EBITDA represents net income before net interest expense, income taxes, depreciation and amortization, and other income (expense), net. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, net income, cash flow or other measures of performance in accordance with generally accepted accounting principles. EBITDA data is included because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt.


(g) EBITDA margin represents the percentage ratio of EBITDA to total operating revenue.



(h) The following adjustments have been made to EBITDA as reflected in the Pro Forma Statement of Income for the year ended December 31, 1995 as presented in the Pro Forma Financial Statements appearing elsewhere in this
     Prospectus:



    In connection with AMF's acquisition of Fair Lanes, AMF formalized a strategic integration plan to terminate and relocate certain Fair Lanes employees, close the Fair Lanes corporate offices and close seven bowling centers. In connection with AMF's accounting for the Fair Lanes acquisition, AMF accounted for certain severance, relocation and incremental exit costs associated with the closure of the seven bowling centers as acquisition date liabilities. Also as part of the acquisition, AMF incurred certain non-recurring costs associated with the integration of Fair Lanes into AMF. These specifically identifiable, non-recurring integration costs are as follows:



                                                                                                      YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                                         1995
                                                                                                     ------------
Non-recurring liability of $0.3, workers compensation of $0.2 and other costs of $0.1............        $0.6
Costs incurred to convert the liquor licenses held by Fair Lanes to AMF..........................         0.1
Real estate assessments of $0.1 and personal property, real estate and sales tax penalties and
  interest of $0.2 incurred due to delinquency in payments by Fair Lanes.........................         0.3
Cost of maintaining duplicate Fair Lanes corporate office facilities, which were closed pursuant to a formal plan to close down the Fair Lanes corporate offices (does not include severance and relocation costs recorded as part of the Fair Lanes purchase price allocation): personnel costs
  of $0.3, professional fees of $0.1, travel and meals of $0.1 and office expenses of $0.1.......         0.6
Costs incurred by AMF relating to the integration of Fair Lanes into AMF, principally incremental
  travel of $0.1, consultants of $0.1 and moving of $0.1.........................................         0.3
Exit costs to close down the seven aforementioned facilities in excess of amounts accrued in connection with AMF's policy of estimating exit costs at the date of acquisition of $0.1, and
  the present value of future lease payments for closed centers of $0.2..........................         0.3
Other pre-acquisition costs not recorded as purchase date liabilities............................         0.1
                                                                                                       ------
Total............................................................................................        $2.3
                                                                                                       ------



    Management currently expects that no further integration costs with respect to Fair Lanes will be incurred.



                                                                                                   YEAR ENDED
                                                                                                DECEMBER 31, 1995
                                                                                                -----------------


    During 1995, AMF management prepared a formal strategic assessment of its global operations, resulting in changes in management personnel, the development of a new bowling centers identity program and the consolidation of European offices. In connection therewith, AMF incurred certain non-recurring, incremental costs as follows:

     Recruitment fees for new international management.......................................        $ 0.069
     Costs relating to bowling centers identity program......................................          0.026
     Incremental costs of temporary country manager in Australia.............................          0.135
     Redundancy and relocation costs of $0.035 and legal costs of $0.023 incurred to
       restructure Australian operations.....................................................          0.058
     Severance and legal costs incurred in Spain of $0.043 and in Switzerland of $0.015......          0.058
     Salaries and benefits for a product licensing position which was eliminated.............          0.098
     Severance and recruitment costs incurred in connection with consolidating three European
       offices into one central office in London.............................................          0.280
                                                                                                      ------
                                                                                                     $ 0.724
                                                                                                      ------

    During 1995, AMF incurred certain non-recurring costs in connection with the following:


     Non-compete and consulting agreement in connection with the replacement of management of
       manufacturing.........................................................................        $ 1.400
     Costs associated with AMF agreeing to share in cost of settling a supplier's warranty
       obligation............................................................................          0.210
     Legal expenses for settled National Labor Relations Board matter........................          0.071
     Incremental costs, including legal and other costs, incurred by AMF to establish a
       direct sales office due to the termination of AMF's Korean distributor................          0.814
     Reversals of legal reserves after favorable settlement on National Labor Relations Board
       matter................................................................................         (1.103)
                                                                                                      ------
                                                                                                       1.392
                                                                                                      ------
     Total adjustments to pro forma EBITDA...................................................        $ 4.416
                                                                                                      ======

(i) Defined as capital expenditures for existing product lines and existing businesses for manufacturing and capital expenditures for modernizing and maintaining bowling centers for bowling center operations.



(j) Includes results of Fair Lanes, acquired on September 29, 1994. The figures for lineage, average price per game and fixed exchange rate average price per game for AMF, excluding Fair Lanes, are 26.3, $2.25 and $2.23, respectively.



(k) Includes results of Fair Lanes, acquired on September 29, 1994. The figures for lineage, average price per game and fixed exchange rate average price per game for AMF, excluding Fair Lanes, are 25.5, $2.33 and $2.33, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

AMF

     This discussion should be read in conjunction with the information contained in the combined financial statements and notes thereto included elsewhere within this Prospectus. See "Prospectus Summary."

     The historical AMF financial data presented in this section include the two European bowling centers that were retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."


     The financial information presented below includes operating results expressed in terms of AMF's operating results expressed in terms of EBITDA, which represents net income before net interest expense, income taxes, depreciation and amortization, and other net income or net expenses. EBITDA information is included because the Company understands that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, other measures of performance determined in accordance with generally accepted accounting principles.


GENERAL

     AMF is principally engaged in two businesses which, historically, have been operated independently: (i) the ownership and operation of 205 domestic bowling centers and 80 international bowling centers (bowling center operations) as of April 30, 1996; and (ii) the design, manufacture and sale of bowling center equipment, including automatic pinspotters, automatic scoring equipment, bowling pins, lanes, ball returns, and certain spare and replacement parts, and the resale of allied products such as bowling balls, bags, shoes and certain other spare and replacement parts (manufacturing).

     To facilitate a meaningful comparison, this Management's Discussion and Analysis of Financial Condition and Results of Operations separately discusses results of AMF's bowling center operations and manufacturing.


     The results of bowling center operations, manufacturing and the combined group are set forth below. The two European centers that were not acquired by the Company, while included in the data below, have no material impact on AMF's financial statements or on the information presented in this section.

           AMF WORLDWIDE BOWLING CENTER OPERATIONS AND MANUFACTURING
                             (DOLLARS IN MILLIONS)


                                                                                             THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                            MARCH 31,
                                   ------------------------------------------------    -------------------------------
                                    1993     %     1994(A)    %     1995(A)      %      1995        %      1996     %
                                   ------   ---    -------   ---    -------     ---    ------      ---    ------   ---
Revenue:
  Bowling center operations(b)...  $192.6    45%   $225.4     44%   $292.3       52%   $ 85.8       55%   $ 83.1    67%
  Manufacturing(c)...............   235.0    55     292.4     56     272.6       48      71.1       45      40.2    33
                                   ------   ---    ------    ---    ------      ---    ------      ---    ------   ---
  Combined.......................  $427.6   100%   $517.8    100%   $564.9      100%   $156.9      100%   $123.3   100%
                                   ======   ===    ======    ===    ======      ===    ======      ===    ======   ===
EBITDA:
  Bowling center operations(b)...  $ 56.9    46%   $ 68.9     46%   $ 89.0 (d)   54%   $ 30.2(d)    59%   $ 31.8    82%
  Manufacturing(c)...............    67.1    54      80.6     54      74.5       46      20.6       41       7.1    18
                                   ------   ---    ------    ---    ------      ---    ------      ---    ------   ---
  Combined.......................  $124.0   100%   $149.5    100%   $163.5 (d)  100%   $ 50.8(d)   100%   $ 38.9   100%
                                   ======   ===    ======    ===    ======      ===    ======      ===    ======   ===
Operating income:
  Bowling center operations(b)...  $ 35.9    35%   $ 44.0     35%   $ 50.2 (d)   40%   $ 21.0(d)    50%   $ 21.0    75%
  Manufacturing(e)...............    66.7    65      80.7     65      74.2       60      20.7       50       6.9    25
                                   ------   ---    ------    ---    ------      ---    ------      ---    ------   ---
  Combined.......................  $102.6   100%   $124.7    100%   $124.4 (d)  100%   $ 41.7(d)   100%   $ 27.9   100%
                                   ======   ===    ======    ===    ======      ===    ======      ===    ======   ===


- ---------------
(a) Includes results of Fair Lanes, acquired on September 29, 1994.
(b) The historical AMF financial data presented in this table include the two European bowling centers that were retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."

(c) Not included in the above revenue is revenue generated by manufacturing through sales to AMF's bowling center operations. This revenue, which was eliminated in the combined results, was $8.6 million, $9.3 million and $13.9 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $4.3 million and $2.8 million for the three months ended March 31, 1995 and 1996, respectively. The EBITDA eliminated on these revenues were $4.8 million, $4.1 million and $4.0 million for the years ended December 31, 1995, 1994 and 1993, respectively, and $1.5 million and $1.0 million for the three months ended March 31, 1995 and 1996, respectively.


(d) After $2.3 million and $1.2 million of certain non-recurring costs relating to the Fair Lanes acquisition for the year ended December 31, 1995 and the three months ended March 31, 1995, respectively. See Note (h) to "Selected Combined Financial Data."


(e) Not included in operating income is income generated by manufacturing through sales to AMF's bowling center operations. This operating income, which was eliminated in the combined results, was $1.0 million, $0.2 million and $1.5 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $0.5 million and $0.3 million for the three months ended March 31, 1995 and 1996, respectively.



     For 1995, bowling center operations adopted a calendar month-end; accordingly, the bowling center operations results of operations for the year ended December 31, 1995 include the results of domestic operations for the period from December 26, 1994 through December 31, 1995. Total revenue for the period from December 26, 1994 through December 31, 1994 was approximately $2.0 million.



BOWLING CENTER OPERATIONS


     The combined results shown below reflect both the domestic and international bowling center operations. The tables set forth below also present the average price per game and lineage (average number of games bowled per lane per day) data for AMF's combined worldwide bowling center operations. Average price per game and lineage are key components of bowling revenue.

                    AMF WORLDWIDE BOWLING CENTER OPERATIONS

                                                           YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------------------------
                                                       1994                           1995
                                               ---------------------    --------------------------------
                                      1993     AMF(B)    COMBINED(C)    AMF(B)    FAIR LANES    COMBINED
                                      -----    ------    -----------    ------    ----------    --------
Average price per game.............   $2.17    $2.25        $2.20       $2.33        $1.93        $2.19
  Percentage change................      --      3.7 %        1.4%        3.6 %         --           --
Fixed exchange rate average price
  per game(a)......................   $2.15    $2.23        $2.19       $2.33        $1.93        $2.19
  Percentage change................      --      3.7 %        1.9%        4.5 %         --           --
Lineage............................    25.9     26.3         26.0        25.5         22.2         24.2
  Percentage change................      --      1.5 %        1.2%       (3.0 )%        --           --

- ---------------
(a) Defined as the result of dividing worldwide bowling revenue for each period presented (as translated into U.S. dollars by using the weighted average foreign currency exchange rates used to translate 1995 revenue), by the total number of games bowled worldwide. The effect is to fix the exchange rates at the 1995 levels for purposes of comparability in examining changes in average price per game without the effect of changes in foreign currency exchange rates.
(b) Excludes Fair Lanes.
(c) Includes the results of Fair Lanes, acquired on September 29, 1994.

     AMF's worldwide lineage has remained relatively constant over the periods presented. Worldwide average price per game increased from $2.17 for the year ended December 31, 1993 to $2.19 for the year ended December 31, 1995. After new management was installed in early 1993, domestic prices were increased by 3.2% in 1994 and 2.1% in 1995 (excluding Fair Lanes), resulting in similar increases in revenue and little to no change in lineage. The acquisition of Fair Lanes centers, all of which are located in the U.S. and which acquisition is included for the fourth quarter of 1994 and for 1995, had the effect of decreasing the average price per game, as the domestic average price per game is lower than the international price per game.

     Domestically, slight declines in league lineage have been offset by increases in open play and tournament lineage. Lineage from league bowlers has slowly declined over the years, as traditional night league activity has declined, but has been partially offset by increases in day leagues, junior leagues and senior leagues. Open play lineage has risen due to AMF's ability to attract additional open play bowlers.

                          AMF DOMESTIC BOWLING CENTERS
                             (DOLLARS IN MILLIONS)

                                                         YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------------
                                                     1994                         1995(D)
                                             ---------------------    --------------------------------
                                    1993     AMF(A)    COMBINED(B)    AMF(A)    FAIR LANES    COMBINED
                                    -----    ------    -----------    ------    ----------    --------
Total revenue.....................  $94.6    $96.2       $ 121.6      $99.8       $ 92.6       $192.4
EBITDA............................   27.4     30.3          33.4       31.2         25.7(c)      56.9(c)
EBITDA margin.....................   29.0%    31.5 %        27.5%      31.3 %       27.8%        29.6

- ---------------
(a) Excludes Fair Lanes operations.
(b) Includes the results of Fair Lanes, acquired on September 29, 1994.

(c) After $2.3 million of certain non-recurring costs relating to the Fair Lanes acquisition. See Note (h) to "Selected Combined Financial Data."

(d) For 1995, domestic bowling center operations adopted a calendar month-end; accordingly, the results of operations for the year ended December 31, 1995 include the results of operations for the period from December 26, 1994 through December 31, 1995. Total revenue for the period from December 26, 1994 through December 31, 1994 was approximately $2.0 million.

                      AMF INTERNATIONAL BOWLING CENTERS(A)
                           (U.S. DOLLARS IN MILLIONS)

                                                                   YEAR ENDED DECEMBER 31,
                                                                  --------------------------
                                                                  1993       1994      1995
                                                                  -----     ------     -----
Total revenue...................................................  $98.0     $103.8     $99.9
EBITDA..........................................................   29.5       35.5      32.1
EBITDA margin...................................................   30.1%      34.2%     32.1%

- ---------------
(a) The historical AMF financial data presented in this table include the two European bowling centers that were retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."

First Quarter 1995 to First Quarter 1996

     For the three months ended March 31, 1996, bowling center operations revenue decreased by $2.7 million, or 3.1%, from $85.8 million for the three months ended March 31, 1995 to $83.1 for the three months ended March 31, 1996. For the domestic centers, total revenue decreased by $2.6 million, representing a 4.3% decrease over first quarter 1995 revenue of $60.7 million. Of this decrease, $1.4 million is attributable to seven Fair Lanes centers, which were closed subsequent to March 1995. Severe weather conditions in the United States during the first quarter of 1996 accounted for the remaining decrease. The overall decrease in international revenue of $0.1 million was a result of decreased lineage.

     Bowling center operations worldwide gross profit decreased by $1.9 million, or 2.4%, to $76.3 million for the three months ended March 31, 1996 from $78.2 million for the three months ended March 31, 1995. This decrease is primarily attributable to lower revenue, partially offset by increased gross profit on domestic food and beverage revenue as a result of cost control measures. For the international centers, gross profit was unchanged.

     Bowling center operations costs decreased by $2.1 million, or 4.8%, from $44.1 million for the three months ended March 31, 1995 to $42.0 million for the three months ended March 31, 1996. For the domestic centers, bowling center operations costs decreased by $2.6 million, of which $1.0 million was related to seven Fair Lanes centers, which were closed subsequent to March 1995. The remaining reductions were a result of management's efforts to decrease operating costs after weather conditions had a negative impact on revenues in 1996. Internationally, bowling center operations costs increased by $0.5 million, primarily due to new center operations in Japan and China.

     Bowling center operations selling, general and administrative costs decreased by $1.1 million, or 31.4%, from $3.5 million for the three months ended March 31, 1995 to $2.4 million for the three months ended March 31, 1996. For the domestic centers, selling, general and administrative expenses decreased by $1.2 million, primarily due to non-recurring expenses incurred during the three months ended March 31, 1995 resulting from the existence and subsequent closing of the Fair Lanes corporate offices, the reduction of general liability and workers compensation expenses and other nonrecurring costs as a result of integrating the Fair Lanes centers into the AMF risk management program and the closing of seven bowling centers. See "Pro Forma Consolidated Financial Statements." This decrease was partially offset by an increase of $0.1 million for the international centers.

     Bowling center operations EBITDA increased by $1.6 million, or 5.3%, from $30.2 million for the three months ended March 31, 1995 to $31.8 million for the three months ended March 31, 1996 (after certain non-recurring costs of $1.2 million). (See "Pro Forma Consolidated Financial Statements.") Domestic EBITDA and the EBITDA margin increased from $21.8 million and 35.9% in the first quarter of 1995, to $24.1 million and 41.5 % in the first quarter of 1996. This increase is primarily attributable to the decreases in bowling center operations costs and selling, general and administrative costs. Internationally, bowling center operations EBITDA and EBITDA margin de-creased from $8.4 million and 33.5% in the first quarter of 1995, to $7.7 million and 30.8% in the first quarter of 1996. This EBITDA decrease of $0.7 million and the related margin decrease were direct results of the decrease in revenue and the increase in operating and selling, general and administrative costs for the new centers in Japan and China. The opening of the China center was delayed until January 1996, which resulted in additional pre-opening costs of $0.2 million.

1994 to 1995

     For the year ended December 31, 1995, bowling center operations revenue increased by $66.9 million, or 29.7%, from $225.4 million for the year ended December 31, 1994 to $292.3 million for the year ended December 31, 1995. Of this increase, $3.6 million is attributable to AMF domestic centers (excluding Fair Lanes) and $67.2 million is attributable to the addition of the Fair Lanes centers, offset by a decrease in international revenue of $3.9 million. For the domestic centers (excluding Fair Lanes), the total revenue increase of $3.6 million, representing a 3.7% increase over 1994 revenue of $96.2 million, was throughout all revenue categories. The increase in bowling revenue was a result of an increase in both the domestic centers' (excluding Fair Lanes) average price per game and lineage. Additionally, in December 1995, management increased domestic shoe rental prices and domestic food and beverage prices by 10.0% and 3.0%, respectively. For 1996, management plans to increase bowling prices in the U.S. by an average of 3.4%. Unseasonably dry, hot weather in several countries and several unusual events including the Kobe earthquake and subway gas attacks in Japan, the economic crisis in Mexico and general strikes in France resulted in a decline in international bowling center revenue. In particular, AMF's centers in Mexico had a revenue decline from U.S. $15.3 million for 1994 to U.S. $7.8 million for 1995, due to weakening of the local currency. The overall decrease in international revenue was a result of an increase in the international average price per game, expressed in U.S. dollars (despite the devaluation of the Mexican peso), which was more than offset by a decrease in international lineage. For 1996, management plans to increase bowling prices outside the U.S. by an average of 8.4%.

     Bowling center operations worldwide gross profit increased by $62.9 million, or 31.0% to $266.0 million for the year ended December 31, 1995 from $203.1 million for the year ended December 31, 1994. Of this increase, $61.9 million, or 98.4% was attributable to the addition of acquired Fair Lanes centers. Fair Lanes centers' cost of sales as a percentage of revenues declined from 10.5% for the year ended December 31, 1994 to 8.5% for the year ended December 31, 1995. This decrease in cost of sales is primarily attributable to the immediate effects of implementing AMF cost control procedures in food and beverage operations at the Fair Lanes centers. The remaining gross profit increase of $1.0 million is attributable to higher prices at AMF centers (excluding Fair Lanes) and general reductions to cost of goods sold. During the year ended December 31, 1995, management reviewed the domestic food and beverage operations and established more standardized menus which, management believes, resulted in an overall lower cost of goods sold for food and beverage.

     Bowling center operations costs increased by $49.5 million, or 42.3%, from $117.0 million for 1994 to $166.5 million for 1995, of which $44.0 million, or 88.9%, was related to the inclusion of Fair Lanes. As a percentage of total revenue, bowling center operations costs increased from 51.9% to 56.9% from 1994 to 1995, respectively. The increase was also attributable to $2.3 million of non-recurring expenses in 1995 resulting from the existence and subsequent closing of the Fair Lanes corporate offices, the reduction of general liability and workers compensation expenses and other nonrecurring costs as a result of integrating the Fair Lanes centers into the AMF risk management program and the closing of seven bowling centers (see "Pro Forma Consolidated Financial Statements"). Internationally, the increase in the percentage of selling, general and administrative costs to revenue was due to the following factors. During 1995, management assessed the international bowling center operations and implemented changes in management personnel in Australia, France, Spain and Switzerland. Management believes that these changes will improve the operating results of the international centers in the future. In addition, AMF closed one center in the

United Kingdom, which was damaged by fire, and one center in Australia. As a result, AMF incurred redundancy, relocation, severance and other costs aggregating $0.3 million, which management has identified as non-recurring. See "Selected Combined Financial Data."


     Selling, general and administrative costs decreased by $6.5 million, or 38.2%, from $17.0 million for 1994 to $10.5 million for 1995, of which $4.6 million, or 70.7%, was related to Fair Lanes. Fair Lanes incurred $5.8 million of selling, general and administrative costs during the three months ended December 31, 1994 (and before management assumed operational control) compared with costs of $1.2 million during 1995. This decrease is attributable to high salaries, professional fees and travel costs incurred during 1994 by Fair Lanes. The remaining decrease represents a decrease in selling, general and administrative costs for international centers of $2.1 million and an increase for domestic centers (excluding Fair Lanes) of $0.2 million.

     EBITDA increased by $20.1 million, or 29.2%, from $68.9 million for 1994 to $89.0 million for 1995 (after certain non-recurring costs of $2.3 million). Of this increase, the addition of the Fair Lanes centers contributed $22.6 million in EBITDA for 1995, after certain non-recurring costs of $2.3 million (see "Pro Forma Consolidated Financial Statements"). Domestic EBITDA and the EBITDA margin increased from $33.4 million and 27.5% in 1994, to $56.9 million and 29.6% in 1995. This increase is primarily attributable to the inclusion of Fair Lanes in the fourth quarter of 1994, which experienced an EBITDA margin of 12.6% for that quarter, compared to 27.8% for the year ended December 31, 1995. AMF did not assume operational control of Fair Lanes until January 1995. Thus, the combined results for AMF for 1994 are depressed due to the lower EBITDA that Fair Lanes had historically experienced under prior management. Internationally, EBITDA and EBITDA margin decreased from $35.5 million and 34.2% in 1994, to $32.1 million and 32.1% in 1995. This EBITDA decrease of $3.4 million and the related margin decline were direct results of the impact on international revenue of the unusual events referred to above occurring in countries with historically high margins and the increase in selling, general and administrative costs discussed above. Additionally, AMF centers in Mexico had an EBITDA decline from U.S. $4.7 million for 1994 to U.S. $3.4 million for 1995, primarily due to the weakening of the local currency.

1993 to 1994

     AMF's worldwide revenue from bowling center operations increased by $32.8 million, or 17.0%, to $225.4 million in fiscal 1994 from $192.6 million in fiscal 1993. Of this increase, $25.4 million, or 77.4%, resulted from the inclusion of the Fair Lanes centers' results for the fourth quarter of 1994. Total revenue for AMF domestic centers (excluding Fair Lanes) increased by $1.6 million, or 1.7%. Total revenue for AMF's international centers increased by $5.8 million. Domestic AMF bowling revenue (excluding Fair Lanes) increased from $58.1 million to $58.5 million from 1993 to 1994. This increase resulted from an increase in both the average price per game and lineage. International bowling revenue increased by $3.0 million, which is attributable to increases in average price per game and lineage. Total food and beverage revenue (excluding Fair Lanes) increased by $2.0 million following the hiring of a new food and beverage manager in the U.S. and an emphasis by international managers to set prices and update menus to maximize revenue. The remaining increase in worldwide revenue (excluding Fair Lanes) of $2.0 million is attributable to increases in ancillary revenue, which includes shoe rental and amusement game revenue.

     AMF's worldwide gross profit from bowling center operations increased $29.0 million, or 16.7% to $203.1 million in fiscal 1994 from $174.1 million in fiscal 1993. Of this increase, $22.8 million, or 78.6%, is attributable to the inclusion of the Fair Lanes centers for the fourth quarter. This increase is also due to the above mentioned increase in bowling revenue. As there is no direct cost of sales for bowling revenue, the increase in revenue resulted in a corresponding increase in gross profit. The remaining increase is attributable to food and beverage, resulting from the above mentioned increase in food and beverage revenue.

     Bowling center operations expenses increased by $11.2 million, or 10.6%, from $105.8 million for 1993 to $117.0 million for 1994, of which $14.0 million was related to the inclusion of Fair Lanes. As a percentage of total revenue, bowling center operations costs decreased from 54.9% to 51.9% from 1993 to 1994, respectively. The full year effect of cost reduction measures implemented in 1993 and of bowling centers which were closed in 1993 was realized in 1994.

     Selling, general and administrative costs increased by $5.7 million, or 50.4%, from $11.3 million for 1993 to $17.0 million for 1994. The increase of $5.7 million is a result of the inclusion of Fair Lanes.

     AMF's worldwide EBITDA increased by $12.0 million, or 21.1%, to $68.9 million in fiscal 1994 from $56.9 million in fiscal 1993. Of this increase, acquired Fair Lanes centers contributed $3.1 million, or 25.8%. Although domestic EBITDA increased from $27.4 million to $33.4 million from 1993 to 1994, or $6.0 million, as a percentage of domestic revenue the EBITDA margin decreased from 29.0% for 1993 to 27.5% for 1994. This decrease is primarily a result of the inclusion of Fair Lanes during the fourth quarter of 1994, which generated an EBITDA margin of 12.6% compared to AMF's domestic centers (excluding Fair Lanes) which generated an EBITDA margin of 31.5%. AMF did not assume operational control of Fair Lanes until January 1995. Thus, results for the fourth quarter of 1994 are reflective of the lower EBITDA which Fair Lanes had historically experienced under prior management. Internationally, EBITDA increased by $6.0 million, from $29.5 million during 1993 to $35.5 million during 1994. The EBITDA margin increased from 30.1% during 1993 to 34.2% during 1994. This increase was a direct result of the increase in revenue and the decrease in selling, general and administrative expenses as a percentage of revenue discussed above.

MANUFACTURING

     The two categories of AMF's manufacturing operations are (i) recurring sales of replacement and spare parts and supplies, resale products, and major modernization equipment ("Replacement and Modernization" products) to established bowling centers in both mature and developing markets; and (ii) sales of bowling equipment necessary to outfit new bowling centers or expand an existing bowling center ("New Center Packages" or "NCPs"). Revenue and EBITDA for Manufacturing and for the two categories are presented below.

                              AMF MANUFACTURING(A)
                             (DOLLARS IN MILLIONS)

                                                                          THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,               MARCH 31,
                                       ----------------------------       -------------------
                                        1993       1994       1995        1995          1996
                                       ------     ------     ------       -----         -----
Total Manufacturing Combined
  Total revenue......................  $235.0     $292.4     $272.6       $71.1         $40.2
  EBITDA.............................    67.1       80.6       74.5        20.6           7.1
  EBITDA margin......................    28.6%      27.6%      27.3%       29.0%         17.6%
Replacement and Modernization
  Products
  Revenue............................  $112.4     $121.9     $120.0       $26.0         $23.4
  EBITDA.............................    29.7       30.5       27.1         5.0           3.8
  EBITDA margin......................    26.4%      25.0%      22.6%       19.2%         16.2%
New Center Packages
  Total NCPs sold....................   3,577      4,941      4,437       1,485           415
  Revenue............................  $122.6     $170.5     $152.6       $45.1         $16.8
  EBITDA.............................    37.4       50.1       47.4        15.6           3.3
  EBITDA margin......................    30.5%      29.4%      31.1%       34.6%         19.6%

- ---------------
(a) Excludes sales to AMF bowling centers of $8.6 million, $9.3 million and $13.9 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $4.3 million and $2.8 million for the three months ended March 31, 1995 and 1996, respectively. The EBITDA associated with this revenue were $4.0 million, $4.1 million and $4.8 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $1.5 million and $1.0 million for the three months ended March 31, 1995 and 1996, respectively.

     Manufacturing's long-standing customer relationships, bowling centers' predictable demand for Replacement and Modernization products, a steadily increasing installed base and Manufacturing's ability to supply a full product line have historically made the Replacement and Modernization category a stable and recurring base of revenue and EBITDA. Revenue growth from 1991 to 1994 for the NCP segment resulted primarily from increased unit sales to Taiwan and Korea and recently to China, where the popularity of bowling and consequent demand for new bowling centers has increased dramatically.

First Quarter 1995 to First Quarter 1996

     Revenue decreased by $30.9 million, or 43.3%, from $71.1 million for the three months ended March 31, 1995 to $40.2 million for the three months ended March 31, 1996. This figure represents a decrease of $28.3 million or a 62.7% decline in NCP revenue and a decrease of $2.6 million or a 10.0% decline in Replacement and Modernization revenue. The drop in NCP revenue is due to an overall decrease in NCP unit sales, particularly for Korea and Taiwan, partially offset by an increase in NCP sales to China. NCP sales to Korea and Taiwan decreased from 1,267 units for the three months ended March 31, 1995 to 76 units for the three months ended March 31, 1996, representing a decrease of 94.0%. This decrease was partially offset by an increase in NCP sales to China from 92 units for the three months ended March 31, 1995 to 185 units for the three months ended March 31, 1996, representing a 101.1% increase. As a result of the maturing state of the markets in Korea and Taiwan, management does not expect NCP sales to these markets to return to the levels realized in 1995. NCP sales to China are expected to continue to increase over 1995 levels. See "Backlog; Recent NCP Sales."

     The Replacement and Modernization revenue decrease was primarily a result of a decrease in bowling ball for resale sales of $3.6 million, partially offset by increased revenue from the sale of bumpers ($0.4 million), synthetic lanes ($0.3 million) and automatic scoring ($0.3 million). The decrease in bowling ball for resale sales results from a new product launch, which occurred in March during 1995, and in April during 1996.

     Total gross profit decreased by $14.1 million, or 47.2%, from a gross profit of $29.9 million for the three months ended March 31, 1995 to a gross profit of $15.8 million for the three months ended March 31, 1996. This represents a gross profit margin of 42.1% and 39.2% for the three months ended March 31, 1995 and the three months ended March 31, 1996, respectively. This decrease was primarily due to the lower level of sales. This decrease in revenues was offset by an increased mix of NCP sales through affiliates (which generate higher gross profit margins than sales through distributors) and reduced engineering costs due to product releases in 1995 that were not repeated in 1996.

     Selling, general and administrative expenses decreased by $0.6 million, from $10.2 million for the three months ended March 31, 1995 to $9.6 million for the three months ended March 31, 1996. This decrease of $0.6 million is primarily attributable to lower variable costs associated with a lower volume of sales, offset in part by an increase of $0.7 million of costs associated with international sales efforts.

     EBITDA and EBITDA margin decreased from $20.6 million and 29.0%, respectively, for the three months ended March 31, 1995 to $7.1 million and 17.5%, respectively, for the three months ended March 31, 1996, primarily due to the substantial reduction in NCP sales. Replacement and Modernization EBITDA decreased from $5.0 million for the three months ended March 31, 1995 to $3.8 million for the three months ended March 31, 1996. NCP EBITDA also declined from $15.6 million for the three months ended March 31, 1995 to $3.3 million for the three months ended March 31, 1996.

1994 to 1995

     Revenue decreased by $19.8 million, or 6.8%, from $292.4 million for 1994 to $272.6 million for 1995. This figure represents a decrease of $17.9 million or a 10.5% decline in NCP revenue and a decrease of $1.9 million or a 1.6% decline in Replacement and Modernization revenue. The drop in NCP revenue is due to an overall decrease in NCP sales, particularly for Korea and Taiwan, offset by an increase in NCP sales to China. From 1994 to 1995, total NCP sales to Korea decreased by 757 units and to Taiwan decreased by 519 units, while total NCP sales to China increased by 662 units. Additionally, there was a moderate increase in NCP units sold to India, Thailand and Egypt of 86 units, collectively, from 12 units during 1994 to 98 units during 1995. A significant portion of the decrease occurred in sales to Taiwan and Korea during November and December 1995, which had significantly lower sales than the comparable period in 1994. Management believes that the expansion period in Taiwan and Korea peaked during 1994. In Korea, the Company discontinued operations with its former distributor and opened a direct sales office during 1995. Management believes that the decreased sales to Taiwan and Korea are primarily attributable to the result of NCP sales to Taiwan and Korea having peaked in 1994.

     NCP sales in Japan were significantly affected by uncertain economic conditions following the Kobe earthquake and the subway gas attacks, which resulted in delayed investments in recreational activities. However, the Japan branch increased its Replacement and Modernization revenue during the year ended December 31, 1995 by approximately $2.4 million over the preceding year.

     A net decrease in Replacement and Modernization revenue of $0.6 million was realized by the German branch. Continued unprofitability of this branch and the French branch prompted management to reorganize European operations. During the year ended December 31, 1995, the general manager and controller positions in Germany and France were consolidated into the central sales office in the United Kingdom.

     Total gross profit decreased by $3.4 million, from a gross profit of $118.4 million for 1994 to a gross profit of $115.0 million for 1995. This represents a gross profit margin of 40.5% and 42.2% for 1994 and 1995, respectively. This increase was partially due to the increase in margins of New Center Packages. Additionally, total warranty costs, which aggregated approximately $2.7 million for 1995 decreased from $5.0 million for 1994, primarily resulting from increased quality control procedures and improved training programs for center mechanics in the international markets. Offsetting the overall gross profit margin increase, were $0.4 million in start-up expenses incurred at the pool cue manufacturing plant, a $0.3 million charge relating to the acquisition of manufacturing rights for one of the AMF's bumper bowling products and an approximate $1.0 million increase in engineering expenses associated with AMF's new automatic scoring products.

     Selling, general and administrative expenses increased by $2.6 million from $37.9 million for 1994 to $40.5 million for 1995. This increase of $2.6 million is primarily attributable to non-recurring costs of $2.9 million in 1995, offset in part by net reversals of reserves of $0.9 million. See "Selected Combined Financial Data."

     EBITDA and EBITDA margin decreased from $80.6 million and 27.6%, respectively, for 1994 to $74.5 million and 27.3%, respectively, for 1995, primarily due to the decreased revenue and increased selling, general and administrative expenses discussed above. The 1995 EBITDA of $74.5 million was depressed by the charges of $2.9 million described above, which management believes are non-recurring. Replacement and Modernization EBITDA decreased from $30.5 million for 1994 to $27.1 million for 1995. NCP EBITDA also declined from $50.1 million for 1994 to $47.4 million for 1995, although the EBITDA margin increased from 29.4% for 1994 to 31.1% for 1995.

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

1993 to 1994

     Total revenue increased by $57.4 million, or 24.4%, to $292.4 million during 1994, from $235.0 million during 1993. Of this increase, approximately $47.9 million, or 83.4%, was attributable to an increase in NCP units sold, with units sold increasing by 1,364 from 3,577 units in 1993 to 4,941 units in 1994. This increase is primarily attributable to an increase in units sold to Korea and Taiwan, from 2,075 and 835 for 1993, respectively, to 2,202 and 1,882 for 1994, respectively. The remaining $9.5 million increase was attributable to an increase in Replacement and Modernization sales.

     The gross profit margin fell from 42.6% in 1993 to 40.3% in 1994, due to a higher level of costs absorbed in cost of sales. Product development costs were higher in 1994 than in 1993 due to new products under design. In 1994, total research and development expenditures more than doubled to $3.1 million from $1.3 million in 1993. Warranty costs were also higher in 1994 than in 1993, due to charges associated with introducing a new pinspotter product. Total warranty costs increased by $1.5 million to $5.0 million in 1994 from $3.5 million in 1993.

     Total selling, general and administrative expenses increased by $4.9 million, or 14.8% to $37.9 million for 1994 from $33.0 million for 1993. This represents a decrease of 1.1% in the percentage of selling, general and administrative costs of revenue from 14.1% of revenue for 1993 to 13.0% of revenue for 1994. Of this increase, $1.4 million was attributable to legal reserves established for potential legal settlements, and $0.9 million was attributable to the inclusion of a full year of expenses for PlayMaster billiards. In addition, $1.0 million was incurred in 1994 as service, sales and administrative personnel were hired in the Hong Kong branch in order to meet the growing demand for bowling products.

     Additional increases in costs were attributable to $0.3 million of costs through the sponsorship of a Professional Bowling Association tournament (the Dick Weber Classic), a $0.3 million increase in general promotional activities, start-up expenses of $0.2 million associated with the Legendary acquisition, increased accruals of $0.2 million for the executive incentive plans and increased reserves of $0.4 million for bad debts at the France and Hong Kong branches.

     Total EBITDA increased by $13.5 million, or 20.1%, to $80.6 million for 1994 from $67.1 million for 1993. Of this increase, $18.3 million was primarily attributable to the increase in gross profit, which was driven by higher sales volumes and which was offset by the $4.9 million in additional selling, general and administrative costs. EBITDA margin decreased from 28.6% of revenue for 1993 to 27.6% of revenue for 1994, as a result of the decrease in the gross profit margin. NCP EBITDA increased from $37.4 million in 1993 to $50.1 million in 1994. Replacement and Modernization EBITDA remained relatively stable at $29.7 million and $30.5 million for 1993 and 1994, respectively.


DEPRECIATION AND AMORTIZATION



     For the three months ended March 31, 1996, depreciation and amortization increased by $1.8 million, or 19.6%, from $9.2 million for the three months ended March 31, 1995 to $11.0 million for the three months ended March 31, 1996. This increase was caused by capital expenditures made for Fair Lanes after March 31, 1995 to improve the quality of centers to the AMF standard and the construction of Hanover Lanes, AMF's most modern facility, which opened in November 1995. On a pro forma basis, depreciation and amortization was $16.4 million for the three months ended March 31, 1996, which reflects the allocation of the purchase price to acquired fixed and intangible assets. See "Pro Forma Consolidated Balance Sheet."



     For the year ended December 31, 1995, depreciation and amortization increased by $14.3 million, or 57.7%, from $24.8 million in 1994 to $39.1 million in 1995. This increase was primarily due to the inclusion of Fair Lanes centers for the entire twelve months of 1995, as compared to three months during 1994.

     For the year ended December 31, 1994, depreciation and amortization increased by $3.4 million, or 15.9%, from $21.4 million in 1993 to $24.8 million in 1994. This is primarily due to the inclusion of Fair Lanes, which was acquired on September 29, 1994.



INTEREST EXPENSE



     Interest expense increased $0.1 million, or 2.7%, from $3.7 million for the three months ended March 31, 1995 to $3.8 million for the three months ended March 31, 1996. On a pro forma basis, interest expense was $23.8 million for the three months ended March 31, 1996, which is a result of the Senior Debt and the Notes incurred to finance the Acquisition.



     Interest expense increased by $8.3 million, or 112.2%, from $7.4 million for the year ended December 31, 1994 to $13.5 million for the year ended December 31, 1995. This increase is a result of additional debt incurred in connection with the Fair Lanes acquisition on September 29, 1994.



     Interest expense increased by $2.4 million, or 48.0%, from $5.0 million in 1993 to $7.4 million in 1994. This increase was partially a result of additional debt incurred during the last three months of 1994 in connection with the Fair Lanes acquisition.



NET INCOME



     Net income decreased by $12.6 million, or 36.8%, from $34.2 million for the three months ended March 31, 1995 to $21.6 million for the three months ended March 31, 1996. This decrease is primarily a result in the decreased NCP sales activity in the manufacturing segment during 1996 compared to the same period in 1995. On a pro forma basis, the net loss was $3.8 million for the three months ended March 31, 1996, which reflects the higher depreciation, amortization and interest expense resulting from the Acquisition.



     Net income decreased by $2.5 million, or 2.5%, from $99.3 million in 1994 to $96.8 million in 1995. This decrease was the result of higher depreciation and amortization and interest expenses in 1995 as compared to 1994.



     Net income increased by $16.9 million, or 20.5%, from $82.4 million in 1993 to $99.3 million in 1994. This increase is a result of the significant increase in manufacturing NCP revenue during 1994 as compared to 1993.


INCOME TAXES

     Under the prior owners, certain of the companies within AMF elected S corporation status under the Internal Revenue Code. As S corporations, the companies have historically been liable for U.S. federal income taxes under certain circumstances and liable for state income taxes in certain jurisdictions; all other domestic income taxes were the responsibility of the stockholders. The international branches of the S corporations and other international entities have historically filed income tax returns and paid taxes in their respective countries. The prior owners have historically received a tax credit, subject to certain limitations, in their U.S. federal income tax returns for international taxes paid by the international branches of the S corporations and certain other international entities.

     Upon consummation of the Acquisition, the domestic subsidiaries of Holdings became taxable corporations under the Internal Revenue Code. The historical audited financial statements (see "Index to Financial Statements") include a pro forma tax provision for income taxes which would have been recorded if the AMF companies had not been S corporations, based on tax laws in effect during these periods, to give effect to the conversion of certain entities from S corporation status to taxable corporation status.

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

     For a discussion of representations and warranties provided by the Seller in connection with the Acquisition relating to the tax status of the S corporations, see "The Acquisition -- Representations and Warranties; Indemnity."

LIQUIDITY AND CAPITAL RESOURCES

     If the Acquisition had been completed as of March 31, 1996, the Company would have had an estimated balance of cash and cash equivalents of $23.2 million. The Company's primary source of liquidity is cash provided by operations. Working capital on December 31, 1995 was $29.4 million, and on December 31, 1994 was $16.9 million, compared to $18.9 million at December 31, 1993.


     Net cash flows from operating activities decreased from $36.4 million for the three months ended March 31, 1995 to $24.3 million for the three months ended March 31, 1996. This decrease was primarily due to the decrease in net income from $34.2 million for the three months ended March 31, 1995 to $21.6 million for the three months ended March 31, 1996.



     Net cash flows used in investing activities was $4.5 million for the three months ended March 31, 1995 compared to $3.6 million for the three months ended March 31, 1996. During the three months ended March 31, 1995, capital spending was $4.3 million and other investing cash flows used were $0.2 million. During the three months ended March 31, 1996, capital spending was $4.4 million and other cash flows provided by investing activities were $0.8 million.



     Net cash used for financing activities was $26.1 million for the three months ended March 31, 1995 compared to a net cash used from financing activities of $17.4 million for the three months ended March 31, 1996. During the three months ended March 31, 1995, the Company made net payments on credit note agreements of $10.8 million. Distributions to stockholders and capital contributions by stockholders were $15.0 million and $6.9 million, respectively, during the three months ended March 31, 1995. Additionally, the Company made payments of $4.0 million for the redemption of common stock and notes receivable from affiliates increased by $1.3 million during the three months ended March 31, 1995.



     During the three months ended March 31, 1996, the Company had net borrowings of $7.6 million on credit note agreements. Additionally, the Company made payments of $9.1 million as distributions to stockholders and $15.7 million as net payments on notes payable to stockholders.



     As a result of the aforementioned, cash increased by $6.1 million for the three months ended March 31, 1995 compared to an increase of $3.0 million for the three months ended March 31, 1996.



     Net cash flow from operating activities increased from $119.7 million for the year ended December 31, 1994 to $124.8 million for the year ended December 31, 1995. This increase was primarily a result of the decline in net income from $99.3 million for the year ended December 31, 1994 to $96.8 million for the year ended December 31, 1995.



     Net cash used for investing activities decreased from $32.6 million for the year ended December 31, 1994 to $28.3 million for the year ended December 31, 1995. During 1994, cash of $17.3 was used for the acquisition of operating units, primarily Fair Lanes. Capital spending was $17.8 million for the year ended December 31, 1994 compared with $30.0 million for the year ended December 31, 1995.



     Net cash used for financing activities increased from $89.6 million for the year ended December 31, 1994 to $94.7 million for the year ended December 31, 1995. During 1994, the Company made distributions to stockholders of $78.2 million, net payments on notes payable to stockholders of $8.6 million and net payments on credit note agreements and long-term debt of $4.8 million. Additionally, cash of $2.1 million was received as capital contributions by stockholders. During 1995, the Company made distributions to stockholders of $71.9 million, net payments on notes payable to stockholders of $3.8 million, net payments on credit note agreements and long-term debt of $21.3 million and a payment for redemption of stock of $4.0 million. Additionally, cash of $8.3 million was received as capital contributions by stockholders.



     As a result of the aforementioned, cash increased by $0.2 million for the year ended December 31, 1994 compared to an increase of $1.6 million for the year ended December 31, 1995.



     Net cash flow from operating activities increased from $104.7 million for the year ended December 31, 1993 to $119.7 million for the year ended December 31, 1994. This increase was primarily due to an increase in net income from $82.4 million for the year ended December 31, 1993 to $99.3 million for the year ended December 31, 1994.



     Net cash used for investing increased from $15.8 million for the year ended December 31, 1993 to $32.6 million for the year ended December 31, 1994. During 1994, cash of $17.3 million was used for the acquisition of operating units, primarily Fair Lanes. Capital spending was $14.7 million for the year ended December 31, 1993 compared with $17.8 million for the year ended December 31, 1994.



     Net cash used for financing activities decreased from $91.7 million for the year ended December 31, 1993 to $89.6 million for the year ended December 31, 1994. During 1993, the Company made distributions to stockholders of $77.0 million and net payments on credit note agreements and long-term debt of $28.7 million. Additionally, cash of $5.0 million was received as capital contributions by stockholders and $9.3 million was received as net proceeds on notes payable from stockholders. During 1994, the Company made distributions to stockholders of $78.2 million net payments on notes payable to stockholders of $8.6 million and net payments on credit note agreements and long-term debt of $4.8 million. Additionally, cash of $2.1 million was received as capital contributions by stockholders.



     As a result of the aforementioned, cash decreased by $3.0 million for the year ended December 31, 1993 compared to an increase of $0.2 million for the year ended December 31, 1994.


     As a result of the Acquisition, the Company's total indebtedness has increased substantially. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness." Immediately following the consummation of the Acquisition, the Company's debt structure consisted of Senior Debt of $517.0 million, Senior Subordinated Notes of $250.0 million and Senior Subordinated Discount Notes of $250.0 million. The Company was also capitalized with equity of $391.0 million. The Company also has the ability to borrow an additional $50.0 million for general corporate purposes pursuant to the working capital facility and up to $100.0 million and, subject to satisfying a financial test, up to an additional $50.0 million for acquisitions pursuant to an acquisition facility under the New Bank Credit Agreement, subject to certain conditions. See "Description of Senior Debt."

     The Company is funding its cash needs through cash flow from operations, existing cash balances and the working capital facility and acquisition facility under the New Bank Credit Agreement. See "Description of Senior Debt." A substantial portion of the Company's available cash will be applied to service the indebtedness incurred to finance the Acquisition.

     The Indentures and the New Bank Credit Agreement of the Company contain financial and operating covenants and significant restrictions on the ability of the Company to pay dividends, incur indebtedness, make investments and take certain other corporate actions. See "Description of Senior Debt" and "Description of Notes."

     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the Exchange Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of the Company believes that available cash flow, together with available borrowings under the New Bank Credit Agreement and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of principal of, and interest on, its Senior Debt, and interest on the Exchange Notes. However, a portion of the principal payments at maturity on the Exchange Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. See "Risk Factors."


CAPITAL EXPENDITURES (HISTORICAL AND BUDGETED)



     For the year ended December 31, 1995, AMF's actual capital expenditures were $30.1 million, including $9.7 million for the construction of new centers, compared to the budgeted amount of $27.5 million. In 1994, AMF's actual capital expenditures were $17.8 million, compared to the budgeted amount of $15.7 million. In 1993, AMF's actual capital expenditures were $14.7 million, compared to the budgeted amount of $14.3 million. The projected capital expenditures for 1996 and 1997 are $17.7 million and $18.3 million, respectively, including the amounts discussed in the following two paragraphs, but not including the acquisition or construction of new centers. The 1996 and 1997 capital budget amounts are lower than the 1995 level in part because in 1995 three new bowling centers were constructed, at a cost of approximately $9.7 million. The Company expects to fund its capital expenditures from cash generated by operations.



     AMF conducts an ongoing modernization and maintenance program that results in its centers having upgraded physical plants and generally new and attractive appearances. Management believes that its historical spending level of 3.7% of bowling center revenue is fully adequate to cover all modernization and maintenance capital expenditures. Management estimates that approximately 2.0% of bowling center revenue is required for maintenance capital expenditures alone. The revenue of new centers, such as Hanover Lanes in Richmond, Virginia, the Garden Hotel center in China and Okegawa in Japan, is excluded from the revenue figure used to calculate the budget for modernization and maintenance capital expenditures. In addition to the 3.7% budgeted amount, AMF is budgeted to spend $1.6 million for the major modernization of a 60-lane center located in Milford, Connecticut, and for the installation of automatic scoring in a 64-lane center in Akron, Ohio, both of which are former Fair Lanes centers. AMF is scheduled to spend a total of $1.6 million on the installation of the new point-of-sale information system in its domestic centers in 1996. In 1995, $0.2 million was spent on the system. A final amount of $1.6 million will be spent in 1997 to complete the installation.



     Commencing in 1995, AMF's bowling center operations undertook a program to replace in certain centers wood lanes having little or no remaining useful life with new synthetic lanes, manufactured by AMF's manufacturing business. In 1994, AMF bowling centers identified about 964 (approximately 16.9%) of its lanes worldwide that had reached the end of their useful lives (generally, 30 to 35 years), or would reach such end in the next two to three years. In 1995, 316 lanes of the 964 lanes were replaced at a total cost of $1.5 million, at approximately $4,750 per lane. An additional 316 lanes are scheduled to be replaced in 1996 for approximately $1.5 million and 332 in 1997 for approximately $1.6 million. This capital spending is in addition to the 3.7% of revenue spent annually on the maintenance and modernization capital expenditure program. Upon the acquisition of the Fair Lanes centers, AMF identified a total of 448 lanes in Fair Lanes centers, or about 12.4% of total Fair Lanes lanes, also in need of replacement. In 1995, 154 of those lanes were replaced at a total cost of $0.6 million. In 1996, 150 lanes are scheduled to be replaced for $0.6 million and an additional 144 lanes are scheduled to be replaced in 1997 for $0.6 million, for a total cost of $1.2 million. Management believes that, on completion of this lane replacement program, future lane replacements will be covered by the modernization and maintenance capital expenditure program.



     AMF's manufacturing business has relatively modest capital investment requirements, and AMF has followed a relatively conservative approach to capital investment. Maintenance and replacement investments have been made when clearly needed but as close to the end of the useful lives of assets as possible. Investment in production machinery and equipment has received the highest investment priority and has focused on projects with projected payback periods of one to three years. Management is not planning significant changes in the policy for non-strategic projects.



     The Company has the potential opportunity to acquire and build additional bowling centers, both domestically and internationally. See
"Business -- Competitive Strengths (Bowling Center Operations)." Management preliminarily plans to acquire centers to the maximum extent possible under the acquisition facility. Under the acquisition facility, the Company has the ability to borrow up to $100.0 million and, subject to satisfying a financial test, up to an additional $50.0 million for acquisitions, subject to certain conditions. Management also preliminarily plans to build up to six bowling centers per year at an estimated cost of approximately $3.5 million to $4.0 million per center. Management's plans to expand the bowling center operations are subject to the continuation of favorable economic and financial conditions, which are generally not within the Company's control. See "Risk Factors."


SEASONALITY AND CYCLICALITY

     On a combined basis, revenue and EBITDA of the combined businesses are neither highly seasonal nor highly cyclical. The geographic diversity of AMF's bowling center operations across different regions of the U.S. and across 10 different countries, along with the bowling industry's historic resistance to recessions, has provided stability to AMF's annual cash flows. Although financial performance is still seasonal in nature, with cash flows typically peaking in the winter months and reaching their lows in the summer months, the geographic diversity of AMF's bowling center operations has helped reduce this seasonality. In Australia, where AMF has its largest number of international centers, the reversal of seasons relative to the U.S. helps mitigate the seasonality in worldwide operations. AMF's cash flows are further stabilized by the location of many centers in markets where the climates have high average temperatures and high humidity. In the United States, during the summer months when league bowling is generally less active, AMF's bowling centers in the southern U.S. continue to show strong performance. The same applies internationally in countries with warm summer climates such as Hong Kong and Mexico, where bowling in air-conditioned centers may be more attractive than outdoor activities. Given this predictable revenue pattern, the Company is able to adjust its payroll and other expenses to match the revenue stream.

     Replacement and Modernization sales display significant seasonality. The U.S. market, which is the largest market for Replacement and Modernization products, is driven by the beginning of leagues in the Fall. Operators typically sign buying agreements, particularly for replacement equipment, during the first four months of the year after they receive winter league revenue indications. Equipment is shipped and installed during the summer months, when leagues are generally less active. Sales of modernization equipment, such as automatic scoring and synthetic lane overlays, is less predictable and fluctuates more than the replacement equipment because of the extended life cycles of these major products, which range from four to 10 years.

     The NCP segment of the manufacturing business experiences significant fluctuations due to changes in demand for NCPs as certain markets experience high growth followed by market maturity. Market cycles for individual countries have, in the past, spanned several years with periods of high demand for small and medium sized markets (e.g., Japan, Korea, Taiwan) lasting from three to five years. These growth patterns do not seem to be closely tied to general economic cycles.

INTERNATIONAL OPERATIONS

     For the year ended December 31, 1995, 34.2% of AMF's bowling center operations revenue was generated by its international centers. Historically, AMF has not engaged in any significant hedging activities.

     For the year ended December 31, 1995, approximately two-thirds of AMF's manufacturing sales were made through international affiliates and distributors. To minimize credit and international

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

exchange risk, equipment is sold primarily on Free on Board (F.O.B.)-U.S. plant using letters of credit denominated in U.S. dollars. Letters of credit are usually collected before shipments leave U.S. ports. Affiliate offices sell some products in local currency, but adjust pricing, to the extent that market conditions permit, with changes in exchange rates. This policy has enabled AMF's manufacturing operations generally to avoid any material adverse effect from exchange rate fluctuations, except during severe international exchange rate volatility. See "Risk Factors."

BACKLOG; RECENT NCP SALES


     The total NCP backlog as of December 31, 1995 was approximately 940 units. This figure represents a decrease of 1,138 units from the backlog of 2,078 units at December 31, 1994. This decrease is primarily composed of decreases in the backlogs in Korea and Taiwan, which decreased by 528 units and 700 units, respectively. Management believes that the decrease in the backlog of orders for these countries is primarily the result of NCP sales to Taiwan and Korea having peaked in 1994. The decrease in the Korea backlog is also partially due to the cancellation of orders for 184 lanes previously placed by the now-terminated Korean distributor. Based on average backlog levels for the three years ended March 1993, 1994 and 1995, an average of 20% of signed orders in the Company's backlog is eventually cancelled. The total NCP backlog increased by approximately 548 units in the first three months of 1996, to 1,488 units at March 31, 1996, a backlog level higher than that at March 31, 1993, which was 1,206 units, higher than that at March 31, 1994, which was 1,062 units, and lower than the backlog at March 31, 1995, which was 1,773 units.


     Reflecting the decline in orders in the fourth quarter of 1995, manufacturing revenue from NCP sales declined very substantially during the first three months of 1996, reflecting a decrease of over 60.0% compared with NCP sales during the first three months of 1995. The drop in NCP revenue is due to a decrease in NCP unit sales, particularly in Korea and Taiwan. For the full year 1995, total NCP sales to Korea decreased by 757 units and to Taiwan decreased by 519 units compared to the full year 1994. A significant portion of this decrease occurred during November and December 1995, which had significantly lower NCP sales than the comparable months in 1994. For the first quarter of 1996, total NCP sales to Korea decreased by 468 units and total NCP sales to Taiwan decreased by 723 units compared to the first quarter of 1995. Management believes that the initial expansion period in both Korea and Taiwan peaked during 1994. Management believes that the decreased sales to Korea were also partially attributable to the effect of AMF's decreased presence in Korea while it was in the process of establishing a direct sales office to replace its former distributor. As a result of the maturing state of the markets in Korea and Taiwan, management does not expect NCP sales to these markets to return to the levels realized in 1995. Management expects overall NCP sales in the second half of 1996 to exceed NCP sales for the first half of 1996, reflecting continued progress in establishing a direct sales presence in China, although there can be no assurance that the decline in NCP sales will be reversed. Total NCP orders during the first three months of 1996 declined to 1,154 units from total NCP orders of 1,334 units for the first three months of 1995, but improved compared to 584 units for the last three months of 1995.

     As a result of the decrease in NCP sales described above, EBITDA attributable to NCP sales for the first three months of 1996 declined very substantially, from $15.6 million for the first quarter of 1995 to $3.3 million for the first quarter of 1996.


     On December 28, 1995, the State Council of China announced the reform and adjustment of import duty policy in China. With effect from April 1, 1996, importers of most capital equipment, including bowling equipment, are required to pay customs duty and Value Added Tax ("VAT") on such equipment, though certain grandfather rule exemptions will apply. For bowling equipment, the current customs duty rate is 50%, while the VAT rate is 17%. Prior to the change in import duty policy, foreign investment entities were exempt from customs duty and VAT on most imported capital equipment, including bowling equipment. As a grandfather concession, foreign investment enterprises that were approved to set up prior to April 1, 1996, with a total investment of less than US$30 million, such as the Company, may have until December 31, 1996 to import capital equipment duty free. Accordingly, there is a risk that the change in import duty policy in China may adversely affect the sale of NCP units to China.


IMPACT OF INFLATION

     AMF has historically offset the impact of inflation through price increases and expense reductions. Periods of high inflation could have an adverse effect on the Company to the extent that increased borrowing costs for floating rate debt may not be offset by increases in revenue.

ENVIRONMENTAL MATTERS


     AMF's operations are subject to federal, state, local, foreign and international environmental laws and regulations that impose limitations on the discharge of and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. AMF believes that its operations are in material compliance with the terms of all applicable environmental laws and regulations as currently interpreted. See "Business -- Environmental Regulation."

                                    BUSINESS

     AMF is the largest owner and operator of commercial bowling centers in the United States and worldwide. In addition, AMF is one of the world's leading manufacturers of bowling center equipment, accounting for, management believes, approximately 41% of the world's installed base of such equipment. With over 50 years of industry leadership, AMF is among the oldest and most established names in bowling. AMF is principally engaged in two businesses which, historically, have been operated independently: (i) the ownership and operation of 205 domestic bowling centers and 80 international bowling centers as of April 30, 1996; and (ii) the design, manufacture and sale of bowling equipment, including automatic pinspotters, automatic scoring equipment, bowling pins, lanes, ball returns, and certain spare and replacement parts, and the resale of allied products such as bowling balls, bags, shoes and certain other spare and replacement parts. For the year ended December 31, 1995, AMF, on a consolidated basis, had pro forma revenue and Adjusted Pro Forma EBITDA (as defined herein; see page 13) of $562.6 million and $167.7 million, respectively, for a margin of 29.8%. AMF's large-scale bowling center operations, its low-cost manufacturing operations, and its management incentive compensation system, which encourages revenue growth and aggressive cost management, all contribute to AMF's operating results.

     The historical AMF financial data presented in this section include the two European bowling centers that have been retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."

INDUSTRY OVERVIEW

  Bowling -- Sport and Recreation

     Bowling is the largest indoor participation sport in the U.S. today, with over 75 million people (approximately 28% of the U.S. population) bowling each year. Bowlers represent a broad cross-section of the population and, according to an industry source, nine out of 10 Americans have bowled at least once in their lives. Several key reasons for bowling's popularity are that it is: (i) an indoor, all-weather sport with year-round appeal, (ii) a lifetime sport suitable for all age groups, and (iii) low in cost relative to other forms of entertainment, requiring minimal expenditure on equipment to participate. Bowling enjoys a favorable demographic profile, in that bowlers, in general, are younger, more affluent, better educated, and more likely to be home-owners and married than the U.S. population in general, as is shown in the table below.

             DEMOGRAPHIC PROFILE OF BOWLERS VS. THE U.S. POPULATION

                                                             BOWLERS    U.S. POPULATION
                                                             --------   ----------------
        Median age                                               27.6               36.0
        Median income                                         $38,400            $35,939
        College educated                                        60.5%              43.4%
        Married                                                 76.5%              69.1%
        Home-owners                                             75.8%              64.1%

- ---------------
Sources: Market Facts, Inc., 1993; U.S. Dept. of Commerce, Bureau of the Census; Statistical Abstract of the U.S. 1993.

     Bowling is both a competitive sport and a recreational activity, resulting in two distinct groups of bowlers: league bowlers and open play bowlers. League bowling is offered to bowlers who register in leagues and commit to participate on a scheduled basis -- generally once a week for a period of 30 to 40 weeks. League bowlers are also the primary participants in bowling tournaments. This base of league bowlers provides a recurring, predictable revenue and EBITDA stream. Open play bowling is designed for the casual bowler who bowls on an unscheduled basis subject to lane availability.

     As demographics have shifted, for example, towards increasing numbers of working women, particularly in the U.S., there has been a gradual decrease in league participation. This decrease has been partially offset by an increase in open play bowling. Today, in the U.S., bowling revenue is split approximately equally between league and open play bowlers. Outside the U.S., the relative contribution to revenue by open play customers varies by country and accounts for, management estimates, approximately 40% to 50% (in Mexico and Australia) to approximately 95% (in Hong Kong and Spain) of bowling revenue.

     Open play bowlers and league bowlers differ in terms of customer profiles. Open play bowlers are often families and/or social groups and tend to be more discerning than league bowlers with respect to the location, appearance and breadth of amenities offered by a particular center. Centers that appeal to open play bowlers are generally clean and bright facilities with increased amenities, including amusement games, billiards, expanded food service, supervised children's playrooms, and facilities to accommodate children's birthday parties. In addition, the most appealing centers attract open play bowlers by taking advantage of improvements in technology, including computerized automatic scoring systems and optional bumper bowling systems (bumper guards, often used by children, which prevent gutter balls).

     The Federation Internationale des Quilleurs, bowling's international rules-making body, estimates that more than 100 million people participate in all forms of the game worldwide. Over the past several years, the bowling industry has experienced a strong rate of expansion internationally, fueled by the growth of bowling in the emerging markets of several countries, particularly Taiwan and Korea, where, on a combined basis, the number of bowling centers grew from 708 in 1992 to 1,638 in 1995. China has begun to show signs of growth in the number of bowling centers. As a result, AMF's sales of New Center Packages to China have rapidly accelerated, illustrating the recent growth in China. For 1992 through 1995, NCP sales in units to China were 0, 66, 133 and 795, respectively. Bowling's global growth has been driven by the emergence and establishment of the sport in developing countries. AMF's experience suggests that, as the economy of a developing country becomes industrialized, a middle class emerges and disposable income increases creating an increased demand for leisure activities. In many emerging markets characterized by these factors, bowling has developed and grown as a form of sport and recreation.

  Bowling Center Operations

     The U.S. bowling center industry is highly fragmented. According to an industry source, there were approximately 6,400 commercial bowling centers in the U.S. as of January 1996, with the top six operators (including AMF) accounting for less than 8% of the total number of centers. The domestic bowling center industry consists of two relatively large bowling center operators, AMF (which has 205 domestic centers) and Brunswick (which has approximately 115 domestic centers), four medium-sized chains, which together account for approximately 144 bowling centers, and over 5,900 bowling centers owned by single-center and small-chain operators, the vast majority of which are owned by single-center operators. See "-- Competition."

     Single-center and small-chain operators generally do not share in the economies of scale enjoyed by AMF due to AMF's centers' size advantage, AMF's larger number of centers and their geographic clustering. For example, these single-center and small-chain operators typically have smaller centers with an average of only 20 lanes (compared to an average of 35 lanes for AMF). Management has found that these single-center and small-chain operators are frequently less willing to invest the capital necessary to modernize and/or upgrade their bowling centers. Therefore, these centers frequently suffer from a lack of modernization, and as bowling participants, particularly open play bowlers, have become increasingly particular in their desire for clean, well-lighted, modern facilities with complete amenities, many of these operators have become poorly positioned competitively.

     The international bowling center industry is also highly fragmented. Typically, only a small number of operators own more than a few centers in any given country and a large number of operators own single centers. Internationally, as bowling becomes popular in developing countries, bowling centers can enjoy high levels of utilization and relatively high prices for games. Typically, local developers and entrepreneurs respond to this situation by building additional bowling centers. In some markets, the investment returns that can be achieved by the new bowling centers are very attractive, despite the other new entrants. Management believes that some bowling centers in these high-demand markets can achieve an investment payback period of less than 24 months.

     The bowling center business derives its revenue and profits from three principal sources: (i) bowling; (ii) food and beverage sales; and (iii) ancillary sources, such as shoe rental, amusement games, billiards and pro shops.

     Bowling revenue, generally the largest portion of a bowling center's revenue and profitability, is derived from league play, tournament play and open play. A center's annual bowling revenue is determined by the product of its average price per game, lineage, the number of lanes in the center, and the number of days of operation (typically 365 days per year).

     The sale of food and beverages generally accounts for the next largest portion of a bowling center's revenue and profitability. Most bowling centers offer food service to bowlers through snack bars. The offerings generally include hamburgers, pizza, french fries and soft drinks, among other items. Many bowling centers also serve beer, wine and other alcoholic beverages to customers.

     The last component of a bowling center's revenue consists of revenue from ancillary sources, such as shoe rental and the operation of amusement games, billiards and pro shops. The shoe rental business is driven primarily by open play bowlers who usually do not own a pair of bowling shoes. Open play customers are also the primary users of amusement games and billiards tables as they are more likely to have to wait for a lane to become available.

     The operation of bowling centers has historically been a profitable, stable business. Incremental bowling revenue can be particularly profitable due to the low variable cost per game. In addition, the sale of food and beverages and shoe rentals can be very profitable due to the ability to charge premium prices to a captive audience. Overall, bowling centers typically enjoy relatively stable revenue and EBITDA streams, in part due to league bowling which domestically accounted for 59% of domestic bowling revenue for 1995.

  Bowling Equipment Manufacturing

     Historically, the worldwide market for new bowling center equipment has been characterized by two competitors, AMF and Brunswick, which together account for, in management's estimate, approximately 89% of the worldwide installed base of bowling equipment. Management believes that AMF's worldwide market share of the installed base is approximately 41%.

     The bowling equipment manufacturing business consists of two categories:
(i) Replacement and Modernization products (which includes replacement and spare parts, modernization equipment and allied products); and (ii) New Center Packages (all of the equipment necessary to outfit a new bowling center or expand an existing bowling center). AMF and Brunswick are the only full-line manufacturers of Replacement and Modernization products that compete on a global basis. AMF's primary competitors for Replacement and Modernization sales (other than Brunswick) are much smaller companies that tend to offer a narrower range of products and are often regionally focused. AMF's primary competitor for worldwide sales of NCPs historically has been Brunswick. More recently, however, AMF has also competed, primarily in China and Korea, with DACOS, a relatively recent Korea-based entrant.

     Sales of Replacement and Modernization products to bowling center operators who manage the growing installed base of bowling equipment provide a stable base of recurring revenue. These products include both proprietary and more standard spare and replacement parts for existing equipment and other products including pins, shoes, supplies and modernization equipment. Some of these products, such as bowling pins, should be replaced on approximately an annual basis to maintain a center, while certain less frequent investments in other equipment are necessary to modernize a center and are often required to maintain the customer base.


     New Center Package sales follow the trends in the growth of bowling. As bowling becomes popular in new markets, the economics of constructing and operating bowling centers become attractive to local market developers and entrepreneurs. Consequently, they build new bowling centers, which need to be outfitted with equipment, driving demand for NCPs. For at least the last 15 years, the vast majority of NCP sales have been to international markets. This international trend has been fueled by the growth of bowling in the emerging markets of several countries, particularly Taiwan and Korea, and recently in China. NCP sales in the maturing Taiwan and Korea markets have recently declined substantially. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Backlog; Recent NCP Sales."


INDUSTRY STATISTICS

     The fragmented nature of the bowling centers business makes it difficult to compile accurate industrywide statistics, even in the United States. Accordingly, industry statistics provided in this Prospectus should be regarded as approximations with a significant margin of error.

                         AMF BOWLING CENTER OPERATIONS

     In the United States, AMF is the largest owner and operator of commercial bowling centers, with (as of April 30, 1996) 205 bowling centers in 35 states. Outside the United States, AMF owns and operates (as of April 30, 1996) 80 bowling centers in 10 countries: Australia (36), the United Kingdom (15), Mexico
(9), Japan (5), Hong Kong (5), France (3), Spain (3), Switzerland (2), Canada
(1), and China (1). Pursuant to the Stock Purchase Agreement, the Company acquired 78 of these 80 centers and the Sellers retained one center in Spain and one center in Switzerland.

     AMF's bowling center operations have enjoyed strong profitability and stable results, as is shown in the table below.

                        AMF WORLDWIDE BOWLING CENTERS(A)
              (DOLLARS IN MILLIONS, EXCEPT AVERAGE PRICE PER GAME)

                                                   YEAR ENDED DECEMBER 31,                             THREE MONTHS ENDED
                           ------------------------------------------------------------------------
                                                                               1995(D)                      MARCH 31,
                                                                   --------------------------------    -------------------
                            1991      1992      1993     1994(B)   AMF(B)    FAIR LANES    COMBINED     1995         1996
                           ------    ------    ------    ------    ------    ----------    --------    ------       ------
Number of centers.......      196       197       190       187       186          99          285         --           --
Number of lanes.........    5,981     5,988     5,896     5,750     5,756       3,715        9,471         --           --
Average price per game
  ("APPG")..............   $ 2.21    $ 2.21    $ 2.17    $ 2.25    $ 2.33      $ 1.93       $ 2.19         --           --
  Percentage change.....       --       0.0%    (1.8)%      3.7%      3.6%         --           --         --           --
Fixed exchange rate
  APPG(c)...............   $ 2.09    $ 2.11    $ 2.15    $ 2.23    $ 2.33      $ 1.93       $ 2.19         --           --
  Percentage change.....       --       1.0%      1.9%      3.7%      4.5%         --           --         --           --
Lineage(e)..............     26.4      26.6      25.9      26.3      25.5        22.2         24.2         --           --
  Percentage change.....       --       0.8%    (2.6)%      1.5%    (3.0)%         --           --         --           --
REVENUE:
Bowling.................   $127.1    $128.5    $120.8    $124.2    $124.7      $ 58.2       $182.9     $ 54.2       $ 52.2
Food and beverage.......     42.6      43.3      40.8      42.8      44.6        24.8         69.4       20.6         20.1
Ancillary...............     30.5      32.7      31.0      33.0      30.4         9.6         40.0       11.0         10.8
                           ------    ------    ------    ------    ------      ------       ------     ------       ------
Total revenue...........   $200.2    $204.5    $192.6..  $200.0    $199.7      $ 92.6       $292.3     $ 85.8       $ 83.1
EBITDA..................     66.9      68.3      56.9      65.8      63.3        25.7(f)      89.0(f)    30.2(f)      31.8
EBITDA margin...........     33.4%     33.4%     29.5%     32.9%     31.7%       27.8%        30.4%      35.2%        38.3%
PERCENTAGE OF TOTAL
  REVENUE
Bowling.................     63.5%     62.8%     62.7%     62.1%     62.5%       62.8%        62.6%      63.2%        62.8%
Food and beverage.......     21.3      21.2      21.2      21.4      22.3        26.8         23.7       24.0         24.2
Ancillary...............     15.2      16.0      16.1      16.5      15.2        10.4         13.7       12.8         13.0
    Total...............    100.0%    100.0%    100.0%    100.0%    100.0%      100.0%       100.0%     100.0%       100.0%
                           ======    ======    ======    ======    ======      ======       ======     ======       ======

- ---------------

(a) The historical AMF financial data presented in this table include the two European bowling centers that have been retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to the Pro Forma Consolidated Statements of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."

(b) Excludes Fair Lanes operations.

(c) Defined as the result of dividing worldwide bowling revenue for each period presented (as translated into U.S. dollars by using weighted average foreign currency exchange rates used to translate 1995 revenue) by the total number of games bowled worldwide. The effect is to fix the exchange rates at the 1995 levels for purposes of comparability in examining changes in average price per game without the effect of changes in foreign currency exchange rates.

(d) For 1995, domestic bowling center operations adopted a calendar month-end; accordingly, the bowling center operations results of operations for the year ended December 31, 1995 include the results of operations for the period from December 26, 1994 through December 31, 1995. Total revenue for the period from December 26, 1994 through December 31, 1994 was approximately $2.0 million.

(e) Defined as worldwide average number of games bowled per lane per day.


(f) After $2.3 million and $1.2 million of certain non-recurring costs relating to the Fair Lanes acquisition for the year ended December 31, 1995 and the three months ended March 31, 1995, respectively. See Note (h) to "Selected Combined Financial Data."


     The geographic diversity of AMF's bowling center operations across different regions of the U.S. and across 10 different countries, along with the bowling industry's historic resistance to recessions, has provided stability to AMF's annual cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality and Cyclicality."

     AMF's bowling center business derives its revenue and profits from three principal sources: (i) bowling, (ii) food and beverage sales and (iii) ancillary sources, such as shoe rental, amusement games, billiards and pro shops. Bowling revenue (approximately 62.6% of revenue), the largest portion of a bowling center's revenue and profitability, is derived from league play, tournament play and open play. A center's annual bowling revenue is determined by the product of its average price per game, lineage, the number of lanes in the center, and the number of days of operation (typically 365 days per year). A bowling center's average price per game and lineage are the key factors in generating incremental bowling revenue as a center's number of lanes and days of operation usually remain relatively constant.

     Management believes that bowling activity is relatively insensitive, over longer periods of time, to moderate changes in prices for games. That is, modest increases in prices do not lead to a prolonged fall in lineage, and conversely, decreases in prices do not generally lead to sustained increases in lineage. Consequently, management pursues an aggressive pricing strategy, local conditions permitting, and generally has been successful at increasing prices over time. AMF's worldwide average price per game and lineage for the last five years is shown in the graph below.

                WORLDWIDE AVERAGE PRICE PER GAME AND LINEAGE(A)
                             (EXCLUDES FAIR LANES)

[GRAPH]

                        Fixed exhange rate
                          average price
Year                       per game(b)                  Lineage(c)
- ----                    ------------------              ----------
1991                    2.09                            26.4
1992                    2.11                            26.6
1993                    2.15                            25.9
1994                    2.23                            26.3
1995                    2.33                            25.5

- ---------------
(a) The historical AMF financial data presented in this graph include the two European bowling centers that have been retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see "Notes to Pro Forma Consolidated Statement of Income" and "Notes to Pro Forma Consolidated Balance Sheet."
(b) Defined as the result of dividing worldwide bowling revenue for each period presented (as translated into U.S. dollars by using weighted average foreign currency exchange rates used to translate 1995 revenue) by the total number of games bowled worldwide. The effect is to fix the exchange rates at the 1995 levels for purposes of comparability in examining changes in average price per game without the effect of changes in foreign currency exchange rates.
(c) Defined as worldwide average number of games bowled per lane per day.

     The graph above depicts the worldwide fixed exchange rate average price per game and lineage. The fixed exchange rate average price per game reflects different pricing in the United States and outside the United States, different pricing for league and open play as well as different pricing for peak and off-peak times of the day to reflect different levels of demand. The increases in average price per game shown above have allowed AMF to increase bowling revenue as shown in the table, even with the slightly declining lineage shown above. The increasing average price per game reflects management's strategy to increase bowling prices in its bowling centers worldwide on an annual basis, local conditions permitting. For 1996, management plans to increase prices in the U.S. by an average of 3.4% and prices outside the U.S. by an average of 8.4%.

                          DOMESTIC BOWLING REVENUE MIX
                             (DOLLARS IN MILLIONS)

                                                      YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------------------
                                                                                   1995(B)
                                                                           ------------------------
                                 1991      1992      1993      1994(A)     AMF(A)     FAIR LANES(C)
                                 -----     -----     -----     -------     ------     -------------
Bowling Revenue
  Open play....................  $19.1     $20.2     $20.1      $20.5      $21.8          $24.2
  Tournament play..............    2.2       2.3       2.1        2.4        2.7             --
  League play..................   36.8      35.9      35.9       35.6       36.1           34.0
                                 -----     -----     -----      -----      -----          -----
          Total................  $58.1     $58.4     $58.1      $58.5      $60.6          $58.2
                                 =====     =====     =====      =====      =====          =====

- ---------------
(a) Excludes Fair Lanes operations.
(b) For 1995, bowling center operations adopted a calendar month-end; accordingly, the bowling center operations results of operations for the year ended December 31, 1995 include the results of operations for the period from December 26, 1994 through December 31, 1995.
(c) Fair Lanes tournament play bowling revenue is included in open play bowling revenue because the operations grouped these data together for periods earlier in 1995.

     The table above demonstrates that the slight decreases in domestic bowling revenue derived from league play have been more than offset by increases in bowling revenue from both open play and tournament play. Between 1991 and 1995, total bowling revenue at AMF's domestic centers increased by almost 4.3%. Open play games have increased during this period due to AMF's ability to attract additional open play bowlers. Tournament games in AMF centers have increased at an average annual rate of 10.4% since AMF hired a National Tournament Director in 1993, and management expects similar growth in 1996.

     The sale of food and beverages is the next largest source of AMF's bowling centers' revenue. Most centers offer food service to bowlers through snack bars. The offerings generally include hamburgers, pizza, french fries and soft drinks, among other items. Many centers also serve beer, wine and other alcoholic beverages. Domestically, management estimates that the sale of alcoholic beverages typically accounts for approximately 10% of a bowling center's revenue. Internationally, management estimates that the sale of alcoholic beverages varies by country and generally constitutes less than 10% of a bowling center's revenue. AMF enjoys attractive pricing from certain of its food and beverage suppliers.

     The last portion of AMF's bowling centers' revenue consists of ancillary revenue from shoe rental and the operation of amusement games, billiards and pro shops. The shoe rental business is driven primarily by open play customers who usually do not own a pair of bowling shoes. Shoe rental is very profitable as the payback period for a pair of shoes is typically only seven to eight rentals. Open play customers are also the primary users of amusement games and billiards tables as they are more likely to have to wait for a lane to become available. AMF receives on average 50% of the gross revenue from coin-operated amusement games, which are generally owned by independent concerns, in exchange for providing space and electricity for the games.

     The combined results shown above reflect both the domestic and international bowling center operations, both of which are highly profitable and relatively stable, as shown in the tables below:

                          AMF DOMESTIC BOWLING CENTERS
                             (DOLLARS IN MILLIONS)

                                                   YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------
                                                                              1995(A)
                                                                  -------------------------------
                             1991     1992     1993     1994(B)   AMF(B)   FAIR LANES    COMBINED
                             -----    -----    -----    -----     -----    ----------    --------
Total revenue............... $93.0    $94.7    $94.6    $96.2     $99.8      $ 92.6       $192.4
EBITDA......................  27.9     29.6     27.4     30.3      31.2        25.7(c)      56.9(c)
EBITDA margin...............  30.0%    31.3%    29.0%    31.5%     31.3%       27.8%        29.6%

- ---------------
(a) For 1995, bowling center operations adopted a calendar month-end; accordingly, the bowling center operations results of operations for the year ended December 31, 1995, include the results of operations for the period from December 26, 1994 through December 31, 1995. Total revenue for the period from December 26, 1994 through December 31, 1994 was approximately $2.0 million.
(b) Excludes Fair Lanes operations.

(c) After $2.3 million of certain non-recurring costs relating to the Fair Lanes acquisition. See Note (h) to "Selected Combined Financial Data."


                      AMF INTERNATIONAL BOWLING CENTERS(A)
                           (U.S. DOLLARS IN MILLIONS)

                                                            YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------
                                                   1991      1992     1993      1994     1995
                                                  ------    ------    -----    ------    -----
Total revenue...................................  $107.2    $109.8    $98.0    $103.8    $99.9
EBITDA..........................................    39.0      38.7     29.5      35.5     32.1
EBITDA margin...................................    36.4%     35.2%    30.1%     34.2%    32.1%

- ---------------
(a) The historical AMF financial data presented in this table include the two European bowling centers that have been retained by the Sellers. For the effect on AMF of excluding these two bowling centers, see the "Notes to the Pro Forma Consolidated Statement Of Income" and "Notes to the Pro Forma Consolidated Balance Sheet."

     The foregoing operating results reflect AMF's retention of a strong, recurring revenue base from its important league bowlers, as well as its success in attracting increasing numbers of open play bowlers. In December 1995, AMF raised domestic shoe rental prices by 10% and domestic food and beverage prices by 3%. For 1996, management expects to raise domestic bowling prices an average of 3.4% and international bowling prices an average of 8.4%. There can be no assurance as to the timing or amount of future price increases.

THE FAIR LANES ACQUISITION

     On January 10, 1995, AMF assumed operational control of Fair Lanes. Several key factors led AMF to purchase the Fair Lanes bowling centers. These bowling centers were generally well-located and grouped in areas where AMF had little market presence. AMF also believed that it could make meaningful operating improvements in these centers, and that this acquisition would allow AMF to take further advantage of its significant economies of scale.

     The opportunity for AMF to acquire Fair Lanes was precipitated by a period of deteriorating operating results at Fair Lanes beginning in late 1992. AMF's management believes that Fair Lanes' financial distress was caused by poor corporate decisions that resulted in lower revenue and higher operating costs. These decisions included lowering open play pricing, eliminating the center manager position at its bowling centers and shifting league times. Fair Lanes attempted to create more open play lineage by shifting leagues to off-peak times and by heavily discounting open play prices. The end result was lower open play revenue from the open play price discounting, no sustained increased lineage in open play bowling, and a substantial drop in revenue from league bowling, since many league bowlers preferred to switch centers rather than play in a different time slot. In addition, Fair Lanes removed all center managers and placed separate people in charge of bowling, food and beverage, and amusement games at each center. This created numerous positions with limited total responsibility, resulting in less direct accountability and higher labor costs. Results consequently deteriorated, with Fair Lanes generating EBITDA of $33.1 million, $24.7 million and $12.4 million for its fiscal years ended June 1992, 1993 and 1994, respectively. Fair Lanes filed for protection under Chapter 11 of the Bankruptcy Code in June 1994. A plan of reorganization was approved by the creditors and confirmed by the Bankruptcy Court in September 1994. In September 1994, the Sellers acquired a majority of the common stock of Fair Lanes, and acquired the remaining common stock by February 1995.

     Within 70 days of assuming operational control, AMF integrated 99 of Fair Lanes' 106 centers into AMF's then existing base of 107 domestic bowling centers. The other seven centers were ultimately closed.

     As part of the integration, AMF implemented a number of cost-saving measures, organizational changes and revenue enhancement initiatives, resulting in significant improvements in the operating performance of the Fair Lanes centers. AMF closed the Fair Lanes corporate office of 41 people and added only 14 employees to the existing AMF corporate headquarters. AMF also reduced employee headcount and wage scales at all levels of the organization. Investment of $4.8 million in total was made to modernize approximately 90% of the remaining centers by adding bumpers, synthetic lanes, new bowling equipment, new paint, carpet and signage and other facility improvements, depending on the needs of each specific center. Pricing was then increased to be more in line with AMF levels. However, AMF did not increase Fair Lanes' league pricing for the 1995 to 1996 season as the leagues were already committed. AMF has since raised league prices by an average of 6.0%, which will take effect in June 1996. AMF management also decentralized marketing, moving it to the center level, and significantly reduced advertising and promotion expenses. Marketing was improved through sales calls, bowling parties and tournaments. In addition, the Fair Lanes centers were incorporated into AMF's cluster/region organizational structure, and all managers were included in AMF's incentive compensation system.

     The initiatives described above resulted in significant profit improvements at Fair Lanes. For the year ended December 31, 1994 (before AMF assumed control), Fair Lanes had revenue of $98.3 million and EBITDA of $4.9 million from its 106 centers. For the year ended December 31, 1995 (after AMF assumed control), the 99 continuing Fair Lanes centers had revenue of $90.7 million and EBITDA of $28.0 million (before certain non-recurring costs of $2.3 million). The key drivers of this improvement were decreases in corporate, payroll and marketing expenses and higher revenue through price increases and improved marketing. The purchase price of $105.0 million represents a multiple of 3.8 times Fair Lanes' 1995 EBITDA of $28.0 million (before certain non-recurring costs of $2.3 million).

COMPETITIVE STRENGTHS (BOWLING CENTER OPERATIONS)

     AMF attributes its leading position in worldwide bowling center operations to the following factors:

     SIGNIFICANT ECONOMIES OF SCALE. AMF's large number of centers, their geographic clustering and their size advantage (an average of 35 lanes per AMF domestic center versus an industry average of 20 lanes) provide it with both additional revenue opportunities and economies of scale which allow it significant cost savings. These revenue opportunities include: (i) scheduling flexibility which improves lane utilization, (ii) the ability to support an expanded food and beverage operation and (iii) increased concourse space for amusement games, billiards and pro shops. Cost savings resulting from the economies of scale include: (i) the ability to spread operating and corporate overhead costs over a larger revenue base and (ii) attractive pricing terms from certain of AMF's suppliers.

     UPGRADED, MODERN FACILITIES. AMF's bowling centers have upgraded physical plants and generally new and attractive appearances, which aid AMF in retaining its existing league bowlers and in attracting open play bowlers as well as new league bowlers. AMF conducts an ongoing modernization and maintenance program which results in AMF's centers having upgraded physical plants, generally attractive appearances and computerized automatic scoring equipment. All but two of AMF's centers have computerized automatic scoring (versus the industry average of approximately 65%), and the two remaining centers will have automatic scoring installed in the first quarter of 1996. In general, AMF's centers are either located on major thoroughfares or in high-traffic areas in markets with favorable demographics, or are well-established and well-known in their communities. All of AMF's bowling centers have food and beverage operations, and almost all are air-conditioned and provide customer parking facilities. The majority of centers also have amusement games, billiards, pro shops, supervised children's playrooms, and facilities to accommodate birthday parties. Many of these amenities provide opportunities for ancillary revenue and profits in addition to the core bowling revenue.

     ABILITY TO ACQUIRE AND INTEGRATE NEW BOWLING CENTERS. AMF has a track record of acquiring bowling centers at attractive prices and integrating and enhancing acquired operations within a short period of time after the purchase, as discussed above. See "-- The Fair Lanes Acquisition."

     GEOGRAPHICALLY DIVERSE PORTFOLIO OF CENTERS. AMF benefits from a geographically diverse portfolio of bowling centers both throughout the United States and across many countries, which has historically stabilized AMF's operating results and has partially mitigated the effect of economic, political and weather-related events which may be either seasonal, regional or country-specific. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality and Cyclicality."

     EXPERIENCED, MOTIVATED, INFORMED MANAGEMENT TEAM. AMF's bowling center operations benefit from a management team which generally has many years of bowling center management experience, allowing for a decentralized operating structure which provides for timely local market decision making. Senior operating managers, including U.S. region managers and international country managers, have an average of 12 years experience with AMF and generally more in the industry. Center and cluster managers have an average of approximately six to seven years experience with AMF, and generally more in the industry. Managers are financially motivated, through an attractive incentive compensation program, to increase bowler participation, increase revenue, and aggressively control expenses, which has contributed to strong revenue and EBITDA performance. At the corporate level, management utilizes AMF's detailed management information systems to effectively and efficiently monitor the business on a timely, center-by-center basis. See "-- Operations (Bowling Center Operations)."


     Although the Company is not aware of any material competitive weakness of its bowling center operations taken as a whole, in some local markets the Company's Bowling Centers may not be as modern or as well maintained as one or more competing centers.


STRATEGIES (BOWLING CENTER OPERATIONS)

     AMF intends to pursue the following strategies to further strengthen its position and increase sales and profits in its bowling center operations:

     PURSUE FURTHER DOMESTIC ACQUISITIONS. AMF will seek to acquire some of the approximately 5,900 domestic bowling centers owned by single-center and small-chain operators, capitalizing on AMF's proven ability to integrate and enhance acquired operations. The Company will have the ability to borrow, under certain conditions, up to $100.0 million, and, subject to the Company's satisfying a financial test, up to an additional $50.0 million, for acquisitions. AMF is regularly approached, and management has recently been preliminarily approached on an unsolicited basis by other operators with requests for AMF to purchase their centers. AMF has demonstrated a history of improving cash flow at acquired centers by taking advantage of AMF's economies of scale and management expertise.

     MAINTAIN AND GROW LEAGUE PARTICIPATION. AMF intends to continue to conduct marketing and promotional programs directed at maintaining existing league participation and attracting new league bowlers. Bowling center and cluster managers regularly contact local companies and other organizations to offer free bowling parties, an effective and proven method of creating new leagues and new league bowlers. AMF recently hired a bowling center operations Sales Training Manager who is implementing a new sales training program to enhance the performance of sales personnel. See "-- Sales and Marketing."

     ATTRACT OPEN PLAY BOWLERS. AMF will continue to seek to attract, through its generally bright, clean and attractive facilities with expanded amenities, additional open play bowlers, including families and social groups. With its greater number of amenities, such as amusement games, billiards, expanded food and beverage offerings, supervised children's playrooms and birthday party facilities, AMF believes that it has a competitive strength in attracting new open play bowlers and has specific marketing programs designed to attract such bowlers. See "-- Sales and Marketing."


     EXPAND INTERNATIONAL BOWLING CENTER OPERATIONS. AMF expects to focus on growing its portfolio of bowling centers in potential high-growth international markets, including China and selected markets in Europe, as well as in certain more mature markets, such as Australia. AMF recently opened its first center in China (located in Guangzhou), and plans to construct three or more additional centers in China per year for the next five years. AMF also believes growth opportunities exist in Australia, a more developed market where AMF has 36 centers. Management believes that AMF could build as many as five additional centers to strengthen further its leading position in the Melbourne and Sydney markets. In selected European markets, AMF believes opportunities exist to build new or consolidate existing bowling centers.


     IMPROVE ANCILLARY REVENUE. AMF plans to focus on improving the amusement games, billiards, and pro shops in its current centers. Management believes that better layout and active maintenance of its amusement games and the addition of billiards in selected centers can increase ancillary revenue. Ancillary revenue can also be improved by selective price increases. Management recently increased domestic food and beverage prices by 3% and domestic shoe rental prices by 10%.

     There can be no assurance that AMF will be able to maintain these competitive strengths or to implement these strategies successfully. See "Risk Factors."

OPERATIONS (BOWLING CENTER OPERATIONS)

     AMF's domestic bowling center operations are distributed throughout the U.S. and organized geographically, for management purposes, into 47 clusters, with approximately three to five bowling centers per cluster. Cluster managers report to one of six regional managers, some of whom also have direct responsibility for one or more individual centers. This management structure provides close local market management which, when coupled with the management incentive program, fosters strong revenue and EBITDA performance.

     All center, cluster and region managers receive an incentive-based compensation package tied to achieving budgeted revenue and EBITDA targets for their respective areas of responsibility. Managers must meet 97% of their revenue budget in order to qualify for bonuses. If EBITDA budget is met, a center manager receives a bonus equal to 20% of salary, and cluster and region managers receive bonuses equal to 50% of salary. To the extent EBITDA budget is exceeded, center and cluster managers receive 10%, and region managers receive 6%, of any EBITDA above the budgeted amount. The same general approach to management organization and incentive compensation applies to the international operations.

     Most of AMF's domestic bowling centers are generally open seven days a week, 16 to 18 hours per day. The total number of personnel per center varies from 20 to 25. Personnel costs typically represent approximately 30% of a center's operating costs. A major portion of the centers' staff consists of hourly employees, the number of which is reduced during periods of slower business.

     All of AMF's bowling centers have food and beverage operations, and almost all are air-conditioned and provide customer parking facilities. The majority of centers also have amusement games, billiards, pro shops, supervised children's playrooms, and facilities to accommodate birthday parties. In addition, once the installation of automatic scoring is completed at two centers in the first quarter of 1996, 100% of AMF's centers will have computerized automatic scoring versus the industry average of approximately 65%.

     Most of AMF's bowling centers have computerized cash receipt control systems to ensure receipt of funds for all games bowled as well as computer terminals tied directly to the corporate office computer system to further enhance these controls. On a daily basis, revenue results from all centers are tabulated and cash receipts are audited. Cash is deposited in local banks daily and there is therefore never more than one day's cash receipts in a center at any time. Over the next two years, AMF is planning to roll-out in the United States a touch screen technology point-of-sale system, which is currently being used in AMF's Australian operations. The point-of-sale system is expected to improve cash control, enhance and speed the flow of data between the centers, management and the corporate office, and through its touch screen technology, be more employee user-friendly, thereby enhancing customer service and minimizing errors.

     Overall, AMF's international bowling centers are operated in the same manner as the domestic centers.

SALES AND MARKETING (BOWLING CENTER OPERATIONS)

     Marketing programs are important in creating new leagues, maintaining existing league participation and attracting new open play bowlers. AMF uses center-based sales programs, where dedicated sales people make calls on nearby companies, schools, churches and other institutions to generate league and open play traffic. Bowling center and cluster managers regularly contact local companies and other organizations to offer free bowling parties, an effective and proven method of creating new leagues and new league bowlers. In November 1995, AMF hired a bowling center operations Sales Training Manager, who is responsible for implementing a new sales training program to enhance the performance of sales personnel. The Sales Training Manager provides center managers with a training video, holds seminars with center managers and center sales personnel, conducts live sales calls with them and tracks the success of bowling parties throughout AMF. AMF also maintains center databases containing the names and addresses of all league players, and mailings and phone calls are made to notify members of league meetings, league start dates and rates.

     AMF is also creative in developing flexible leagues to appeal to different demographic groups. For example, there are new league sales programs directed specifically at the large and fast growing seniors' market (principally daytime leagues) and the important children's and juniors' markets. In addition, for individuals that do not want a standard 35-week commitment, there are short season leagues that run from 10 to 16 weeks, as well as leagues that bowl twice per month rather than weekly. As an added benefit for parents, many centers also offer child care facilities during league play.

     AMF believes that it offers the most extensive tournament program in the United States for the benefit of league bowlers. AMF named a National Tournament Director in 1993, who is primarily responsible for further raising the profile of tournaments in AMF's centers. Through the development and sponsorship of national, regional and cluster tournaments, as well as working with major food and beverage vendors, tournament lineage in AMF centers has increased 10.4% annually since hiring the National Tournament Director. Management expects similar growth in 1996.

     Each bowling center is also allocated an advertising and promotion budget tied to its revenue stream, which it is authorized to spend on center-specific advertising and promotion programs. Media used include television (primarily local cable), radio, newspaper, value-pack coupons distributed in each center's neighborhood, and "bounce back" coupons (given to bowlers as a return incentive). Also, each center's operations are covered by local bowling associations and journals which are extensively used by the centers. AMF's marketing mix also includes, at the national level, creative league and open play programs developed with, and funded primarily by, major food and beverage vendors. These vendors also support AMF's national and regional tournament programs and an AMF exclusive pro bowler exhibition tour.

     AMF's marketing strategy for its international bowling centers is similar to its domestic strategy, although individual programs and promotions vary slightly from country to country, based on the local competitive environment.

COMPETITION (BOWLING CENTER OPERATIONS)

     Bowling, both as a sport and a recreational activity, faces competition from numerous alternative activities. In addition, AMF's centers compete with other bowling centers, although such competition is usually limited to centers within a certain radius due to convenience and drive-time limitations. In areas where competing facilities are nearby, AMF typically competes against single-center and small-chain operators. AMF competes primarily through the quality and appearance of its facilities and through the range of amenities offered.

     The domestic bowling center industry is highly fragmented with the top six operators (including AMF) accounting for less than 8% of the total number of centers.

                          DOMESTIC BOWLING INDUSTRY(A)

                           OPERATOR                             NUMBER OF LOCATIONS     % OF TOTAL
- --------------------------------------------------------------  -------------------     ----------
AMF...........................................................           205                 3.2%
Brunswick.....................................................           115                 1.8
Bowling Corp. of America......................................            57                 0.9
American Recreation Centers...................................            40                 0.6
Bowl America..................................................            25                 0.4
ConBow........................................................            22                 0.3
                                                                       -----               -----
  Subtotal....................................................           464                 7.2
Single-center and small-chain operators.......................         5,935                92.8
                                                                       -----               -----
  Total.......................................................         6,399               100.0%
                                                                       =====               =====

- ---------------
(a) AMF estimate. Single-center and small-chain operators are operators of 20 or fewer centers, the vast majority of which are operators of between one and four centers.

     The international bowling center industry is also highly fragmented. There is typically a small number of operators with more than a few centers in any given country and a large number of single-center operators. AMF generally enjoys a relative size advantage (i.e., a larger number of lanes per center), and is competitively well-positioned in the markets where it has a significant presence.

FACILITIES (BOWLING CENTER OPERATIONS)

     As of April 30, 1996, AMF owns or leases 205 bowling centers in the United States. In addition, AMF operates two bowling centers in the United States under a management agreement with the former owners. A regional listing of these facilities is set forth below.

                                DOMESTIC CENTERS

                REGION                   NUMBER OF CLUSTERS     NUMBER OF LOCATIONS     OWNED/LEASED
- ---------------------------------------  ------------------     -------------------     ------------
Baltimore/Washington...................           5                      29                 15/14
East...................................          12                      48                 25/23
South..................................          12                      45                 32/13
Midwest................................           6                      29                  21/8
Texas..................................           6                      24                  18/6
West...................................           6                      30                 20/10
                                                 --
                                                                        ---                ------
  Total................................          47                     205                131/74
                                                 ==                     ===                ======

     On May 1, 1996, AMF closed one leased bowling center in the Baltimore/Washington region.

     Immediately prior to the Acquisition, AMF owned or leased 80 bowling centers outside the United States. Pursuant to the Acquisition, the Sellers retained one center in Spain and one in Switzerland. A list of the remaining 78 centers included in the Acquisition is set forth below.

               INTERNATIONAL CENTERS INCLUDED IN THE ACQUISITION

                         COUNTRY                            NUMBER OF LOCATIONS     OWNED/LEASED
- ----------------------------------------------------------  -------------------     ------------
Australia.................................................           36                 23/13
United Kingdom............................................           15                  1/14
Mexico....................................................            9                   5/4
Hong Kong.................................................            5                   0/5
Japan.....................................................            5                   0/5
France....................................................            3                   0/3
Spain.....................................................            2                   0/2
Switzerland...............................................            1                   0/1
Canada....................................................            1                   1/0
China.....................................................            1                   0/1
                                                                     --
                                                                                        -----
  Total...................................................           78                 30/48
                                                                     ==                 =====

     AMF's leases are subject to periodic renewal. Twenty-six of AMF's domestic centers have leases which expire in the next three years -- five in 1996, 15 in 1997 and six in 1998; however, 22 of these leases have renewal options. Sixteen of AMF's international centers have leases which expire in the next three years -- seven in 1996, five in 1997 and four in 1998; however, 11 of these leases have renewal options. AMF generally has not had difficulty renewing leases when and where it wished to do so.

EMPLOYEES (BOWLING CENTER OPERATIONS)

     As of December 31, 1995, AMF's bowling center operations had approximately 6,845 employees. This table includes the employees at the centers in Spain and Switzerland that are being retained by the Sellers. The number of employees varies depending on the time of year. Employees are divided along functional lines as shown in the table below.

                              NUMBER OF EMPLOYEES

                              COUNTRY                                OPERATIONS(A)     CORPORATE
- -------------------------------------------------------------------  -------------     ---------
United States......................................................      5,103            118
                                                                         -----            ---
Australia..........................................................        648             17
United Kingdom.....................................................        331              9
Mexico.............................................................        217             18
Hong Kong..........................................................         69              9
Japan..............................................................         75              4
France.............................................................         72              3
Spain..............................................................         43              2
Switzerland........................................................         21              4
Canada.............................................................         24              0
China..............................................................         54              4
                                                                         -----            ---
     Total International...........................................      1,554             70
                                                                         -----            ---
     Total Worldwide...............................................      6,657            188
                                                                         =====            ===

- ---------------
(a) Numbers vary depending on the time of year.

                  AMF BOWLING EQUIPMENT MANUFACTURING BUSINESS

     AMF is one of the world's leading manufacturers of bowling center equipment, and management believes that AMF, together with Brunswick, accounts for approximately 89% of the world's installed base of bowling center equipment. Management believes that AMF alone accounts for approximately 41% of the world's installed base of bowling center equipment and is a supplier to an estimated 10,000 bowling centers in over 50 countries.

     The bowling equipment industry generally encompasses the manufacture of automatic pinspotters (machines which set and reset bowling pins and return the players' bowling balls), computerized automatic scoring systems, wood and synthetic bowling lanes, lane maintenance systems (automated machines that dust, clean and oil lanes to meet technical specifications), masking panels (decorative covers installed in front of pinspotters), ball returns, seating, bumper bowling systems (bumper guards, often used by children, which prevent gutter balls), replacement and maintenance parts and operating supplies such as spare parts, pins, lane oils, bowling balls, bowling shoes and other bowling accessories. AMF either manufactures or resells all of these products.

     The two categories of AMF's bowling equipment manufacturing business are
(i) recurring sales of replacement and spare parts and supplies, resale products, and major modernization equipment (collectively, "Replacement and Modernization" sales) to established bowling centers in both mature and developing markets and (ii) sales of the bowling equipment necessary to outfit a new bowling center or to expand an existing bowling center ("New Center Packages" or "NCPs"). New Center Packages include a pinspotter, and the vast majority also include all of the other equipment needed to outfit one new bowling lane.

     AMF and Brunswick are the only full-line manufacturers of Replacement and Modernization products that compete on a global basis. AMF's primary competitors for Replacement and Modernization sales (other than Brunswick) are much smaller companies that tend to offer a narrower range of products and are often regionally focused. AMF's primary competitor for worldwide sales of NCPs historically has been Brunswick. However, AMF also competes, primarily in China and Korea, with DACOS, a Korea-based manufacturer.

     AMF positions its products as the highest quality, most technologically advanced products in the industry, allowing AMF generally to command premium prices. AMF's long history of bowling equipment innovation began 50 years ago when AMF revolutionized ten-pin bowling with the introduction of the automatic pinspotter. Today, AMF manufactures the fastest pinspotter (for play conducted under conditions specified by the American Bowling Congress), the highest-scoring lanes and the most durable pins. The superior speed of AMF's pinspotter directly influences the amount of bowling revenue a bowling center can generate, and the reliability and ease of repair is an important marketing tool against sellers of refurbished equipment. AMF's synthetic lanes, introduced in 1988, are the performance leaders. In the annual American Bowling Congress tournament, where AMF and Brunswick supply the equipment on alternating years, every major scoring record has been set on AMF's synthetic lanes. The lives of both the pinspotter and lanes, when properly maintained, typically exceed 35 years. Internal tests demonstrate that AMF pins are more durable under stress conditions and less likely to break. In general, AMF's products are developed through internal research and development efforts. AMF holds over 40 U.S. patents for its various proprietary products and technologies.

     Sales and EBITDA for AMF's manufacturing business and for the two categories are presented below:

                          AMF MANUFACTURING RESULTS(A)
                             (DOLLARS IN MILLIONS)

                                                        YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------
                                            1991       1992       1993       1994       1995
                                           ------     ------     ------     ------     ------
Total Manufacturing Combined
  Total revenue..........................  $155.7     $186.7     $235.0     $292.4     $272.6
  EBITDA.................................    33.6       44.5       67.1       80.6       74.5
  EBITDA margin..........................    21.6%      23.8%      28.6%      27.6%      27.3%
Replacement and Modernization Products
  Revenue................................     N/A        N/A     $112.4     $121.9     $120.0
  EBITDA.................................     N/A        N/A       29.7       30.4       27.1
  EBITDA margin..........................     N/A        N/A       26.4%      24.9%      22.6%
New Center Packages
  Total NCPs sold........................   1,896      2,210      3,577      4,941      4,437
  Revenue................................     N/A        N/A     $122.6     $170.5     $152.6
  EBITDA.................................     N/A        N/A       37.4       50.1       47.4
  EBITDA margin..........................     N/A        N/A       30.5%      29.4%      31.1%

- ---------------
(a) Excludes sales to AMF bowling center operations of $9.2 million, $8.7 million, $8.6 million, $9.3 million and $13.9 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively. The EBITDA associated with this revenue was $3.5 million, $4.1 million, $4.0 million, $4.1 million and $4.8 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively.

REPLACEMENT AND MODERNIZATION SALES

     The potential customers for sales of Replacement and Modernization products include all bowling centers in operation today, and the number of these potential customers will continue to grow as the number of centers increases. In order for a bowling center to remain competitive and satisfy its customers, the center operator must make certain periodic investments in its bowling center's equipment. Some of these investments must be made on approximately an annual basis, such as certain replacement parts and replacement pins; these annual investments represent relatively modest expenditures necessary to maintain the center. Other equipment, such as automatic scoring systems, replacement lanes and upgraded automated lane maintenance equipment, require less frequent but more significant investments by center operators. Management believes that many of these modernizations are necessary for a center to maintain its existing customer base.

     AMF's large share of the installed base of bowling center equipment has established the brand name and quality reputation of its products in the bowling industry. AMF's experienced sales force and reputation for quality help AMF develop strong relationships with bowling center operators and mechanics, the primary customers for Replacement and Modernization products. These long-standing customer relationships, predictable demand, a steadily increasing installed base and AMF's ability to supply a full product line have historically made the Replacement and Modernization category a stable and recurring base of revenue and EBITDA for AMF.

NEW CENTER PACKAGES

     Each New Center Package includes a pinspotter, and the vast majority also include the other equipment needed to outfit one new bowling lane. A complete New Center Package requires an investment, on average, of approximately $30,000 to $35,000 per lane for the equipment, plus approximately $3,000 to $3,500 per lane for installation. A complete New Center Package consists of an automatic pinspotter (approximately 57% of the cost of a complete NCP), a lane package (22%), automatic scoring equipment (15%), seating, a ball lift and ball return, and various other supplies and miscellaneous items.

     AMF and Brunswick are the only two full-line manufacturers of equipment comprising a New Center Package. Used equipment dealers or refurbishers combine used pinspotters with other used and some new equipment to create their own version of a "NCP." AMF's primary competitor for worldwide sales of NCPs historically has been Brunswick. However, AMF also competes, primarily in China and Korea, with DACOS.

     Almost all of the new bowling centers built in the world today are being built outside of the U.S., predominantly in Asia. As bowling markets develop, new centers continue to be built until the number of installed lanes serving the local population reaches a point at which the prospective economic returns from the construction of a new bowling center begin to decline. In the U.S., Taiwan and Japan, which are mature bowling markets, the population per lane in 1995 was 2,031, 1,439 and 3,903, respectively. (Calculated by dividing total population by number of lanes. Total population is obtained from the "Population Reference Bureau." Lane numbers are estimates received from AMF Regional Sales Representatives.) In developing markets the population per lane is significantly higher, suggesting the opportunity for additional growth. For example, in China, where the population is approximately 1.2 billion, and the demand for bowling and new bowling centers has begun to grow, the population per lane is only approximately 351,000. There can be no assurance, however, that China or other markets will follow this pattern.

     Revenue growth over the past five years for AMF's NCP segment has resulted primarily from increased unit sales to Taiwan and Korea, where the popularity of bowling and the consequent demand for new bowling centers has increased dramatically over the last few years, and to China, where the demand for bowling, and for new bowling centers, has begun to show high growth. (See table below.) In the early 1990s, AMF focused its resources and attention on the demand in the Korean and Taiwanese markets. AMF benefited from local laws in Korea and Taiwan prohibiting the import and use of used or refurbished capital equipment generally, including bowling equipment specifically, which precluded the resale of used equipment. NCP sales to Korea and Taiwan declined substantially in the first quarter of 1996 as compared to the first quarter of 1995, and management expects NCP sales in Korea and Taiwan to continue to decline over the next few years as these markets continue to mature. Over the next several years, AMF expects to benefit from increases in demand from selected international markets, including continued growth in China and growth in Indonesia, India, Malaysia, Poland, and other selected markets in Asia, Europe and South America. However, there can be no assurance that such growth will materialize.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Backlog; Recent NCP Sales."

                    NUMBER OF AMF'S NEW CENTER PACKAGES SOLD
                                    (UNITS)

                                                         YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------
                                              1991      1992      1993      1994      1995
                                              -----     -----     -----     -----     -----
    Korea...................................  1,070     1,437     2,025     2,202     1,445
    Taiwan..................................    326       324       835     1,882     1,363
    China...................................      0         0        66       133       795
                                              -----     -----     -----     -----     -----
              Subtotal......................  1,396     1,761     2,926     4,217     3,603
    Other...................................    500       449       651       724       834
                                              -----     -----     -----     -----     -----
              Total.........................  1,896     2,210     3,577     4,941     4,437
                                              =====     =====     =====     =====     =====
    % Change................................     --      16.6%     61.9%     38.1%    (10.2)%

     AMF sold 795 New Center Packages in China in 1995, roughly 30%, in management's estimate, of the total number of NCPs sold to China in 1995. Management believes that Brunswick accounted for approximately 40%, and others, primarily DACOS and certain used equipment refurbishers, accounted for the remaining approximately 30%. AMF will aggressively seek to grow its share of this expanding market in 1996 by opening new sales offices, adding local staff, increasing local technical support, aggressively promoting its products and introducing products particularly suited to China. Representative offices in Beijing and Shanghai began operations during 1996.

BILLIARDS

     In addition to bowling equipment manufacturing, AMF manufactures and sells PlayMaster billiards tables. PlayMaster sells an extensive line of home billiards tables and a limited line of commercial billiards tables. AMF also owns a pool cue manufacturing business, Legendary, which markets a limited line of high-end pool cues. For the year ended December 31, 1995, PlayMaster and Legendary had EBITDA of $2.3 million and a deficit of $0.8 million, respectively.

COMPETITIVE STRENGTHS (MANUFACTURING)

     AMF attributes its position as a leading bowling equipment manufacturer to the following factors:

     LARGE SHARE OF THE INSTALLED BASE OF BOWLING CENTER EQUIPMENT. Management believes that AMF alone accounts for approximately 41% of the world's installed base of bowling center equipment and is a supplier to an estimated 10,000 bowling centers in over 50 countries. AMF's share of the installed base of equipment helps establish AMF's industry reputation, supports AMF's sales efforts through its large number of existing customer relationships and aids AMF with regard to sales of Replacement and Modernization products. AMF enjoys strong brand loyalty, and AMF's experience has shown that past purchasers of AMF New Center Packages tend to purchase AMF's Replacement and Modernization products for several years after their initial purchases of AMF New Center Packages, although there are competing suppliers of replacement parts and equipment.

     STRONG DIRECT SALES FORCE AND EXTENSIVE DISTRIBUTOR NETWORK. AMF's direct sales network provides AMF greater control over the sale of its products. Through this network, AMF develops long-term sales relationships with bowling center operators and mechanics both domestically and internationally. AMF's extensive distributor network complements the direct sales effort by providing sales coverage in selected international markets. With the exception of Brunswick, AMF's primary competitors for Replacement and Modernization sales are generally smaller and, in contrast to AMF's broad sales coverage, do not maintain as significant a sales presence either domestically or internationally. Management believes that the strength of its sales force and distributor network allows AMF to successfully serve the installed base of AMF equipment operators as well as sell Replacement and Modernization products to non-AMF equipment operators.

     LOW-COST MANUFACTURER. Management believes that AMF is generally a low-cost producer of equipment for both the Replacement and Modernization and New Center Package categories. Management believes that AMF's generally low cost position has helped it to maintain its leading competitive standing. In addition, AMF's manufacturing business enjoys a high variable cost position. Management estimates that approximately 75% of the cost of a NCP is variable (based on 1995 NCP volumes and before purchase accounting adjustments from the Acquisition), which helps to protect AMF's EBITDA margins in the event of lower unit production.

     SUPERIOR PRODUCTS. AMF positions its products as the highest quality, most technologically advanced products in the industry, allowing AMF generally to charge premium prices. For example, AMF manufactures the fastest pinspotter (for play conducted under conditions specified by the American Bowling Congress), the highest-scoring synthetic lanes, and the most durable pins. The pinspotter (approximately 57% of the total cost of a New Center Package) is one of the keys to a bowling center's return on investment because the speed and reliability of a pinspotter directly influence the amount of bowling revenue a bowling center can generate. AMF believes the superior speed and reliability of its pinspotters are competitive strengths that assist it in marketing AMF New Center Packages.

     MOTIVATED AND EXPERIENCED MANAGEMENT TEAM. AMF's manufacturing management team is experienced and is motivated by an attractive incentive compensation program to produce strong revenue and EBITDA performance.


     AMF is not aware of any material competitive weaknesses of its manufacturing operations as compared to its competitors. Until 1996, AMF was at a disadvantage in competing in certain Asian markets because AMF was later than its competitors in setting up local sales offices in such markets. Management believes that this disadvantage has been reduced by the recent establishment of local offices in Beijing, Shanghai and Guangzhou.


STRATEGIES (MANUFACTURING)

     AMF intends to pursue the following strategies to enhance further its position and to increase sales and profits in manufacturing:

     EXPAND LEADING POSITION IN REPLACEMENT AND MODERNIZATION SALES. As the worldwide installed base of bowling equipment grows, management believes that AMF's strong direct sales force, its extensive distributor network and its high quality products will allow AMF to increase its sales of Replacement and Modernization products. AMF expects to continue to improve its existing product line and develop new value-added products targeted specifically to the existing bowling center operators' needs.

     GROW NEW CENTER PACKAGE SALES. AMF's recognized brand name, its technologically advanced products and its strong sales force should continue to position AMF to take advantage of increasing international New Center Package demand in parts of Asia and other possible high-growth regions.

     MAINTAIN LOW-COST MANUFACTURING POSITION. AMF's position as a low-cost producer has allowed it to generate high EBITDA margins. AMF expects to continue to maintain its low-cost manufacturing position through taking further advantage of manufacturing efficiencies, continuous improvement programs and its low-cost non-union work force.

     MAINTAIN PRODUCT SUPERIORITY. AMF expects to continue to maintain its technological lead through its research efforts and continued development of new, more advanced products. In order to keep its competitive edge, AMF conducts its research and development efforts internally.

     There can be no assurance that AMF will be able to maintain these competitive strengths or implement these strategies successfully. See "Risk Factors."

SALES AND MARKETING (MANUFACTURING)

     AMF's equipment sales units operate separately from the manufacturing operations. Sales efforts are organized into five geographic zones: the Americas, Europe, Asia-Pacific (other than Japan), Japan and Sweden. In each of the countries it serves, AMF, through either its direct sales force or its distributor network, sells the entire AMF product line and also acts as a distributor for certain competitive products including bowling balls (for Columbia and Ebonite) and a polymer film used to extend the life of wood lanes (for Brunswick).

     AMF's sales force serves, and AMF is a supplier to, over 10,000 accounts in over 50 countries. The 33-person domestic sales force serves approximately 7,000 accounts throughout the U.S. The domestic sales force concentrates its sales efforts on Replacement and Modernization products. AMF also maintains a telemarketing group which complements the domestic sales force by calling on selected accounts.

     Outside the U.S., AMF employs a total of 177 people, who sell AMF products through direct sales and service offices located in Australia, France, Germany, Sweden, the United Kingdom, Mexico, China, Hong Kong, Japan and Korea. Each of these sales offices sells both New Center Packages and Replacement and Modernization products, with the emphasis depending on local market demand for each product category. In higher growth markets, AMF's sales force develops relationships with local entrepreneurs and investors who are likely to build new bowling centers and purchase New Center Packages, while sales offices in mature markets focus their resources on the Replacement and Modernization sales. In each country where AMF has direct sales offices, AMF provides extensive customer services, including technical and installation support, inventory/spare part assistance and training of local bowling center mechanics.

     In certain slower growth or mature bowling markets, AMF generally utilizes bowling equipment distributors in order to minimize fixed costs. AMF did, however, use distributors in two high growth markets, Korea, which until 1993 required the use of a local distributor, and Taiwan. AMF continues to utilize its Taiwanese distributor, but AMF recently replaced its Korean distributor with a direct sales office in Seoul. Management believes this replacement has led to better sales coverage in Korea. In China, AMF has concluded that it can most effectively cover the growth in NCP demand through direct sales offices. AMF opened permanent offices in Beijing and Shanghai in 1996. In addition, AMF complements its sales coverage of China with additional coverage from its Hong Kong sales office.

     Most NCP sales, including those to international distributors and some affiliates, are sold using letters of credit denominated in U.S. dollars. Contract terms are Free on Board (F.O.B.) - U.S. plant. If collection problems occur, the Company typically has three weeks to resolve them and it can hold shipments at either the U.S. port or the port of entry, if necessary.

     Shipments to AMF's Japan, U.K. and Sweden affiliate offices are not always secured by letters of credit. Typical terms of sale require the customer to pay 90% of the equipment cost prior to installation. The remaining 10% is typically due within 30 days of installation sign-off. These NCPs are sold in local currency and affiliates adjust pricing to reflect prevailing exchange rates to the extent competitive conditions allow.

     AMF markets its products on a product-by-product basis. Its programs include the development of sales support material, the design of advertising campaigns for trade journals and direct mailings to the customer base. In addition, at the corporate level, AMF's manufacturing business sponsors tournaments, such as the AMF Dick Weber Classic, to promote the AMF brand name.

COMPETITION (MANUFACTURING)

     AMF and Brunswick, a publicly-traded producer of marine and recreational products, are the two largest manufacturers of bowling center equipment in the world. Management estimates that AMF and Brunswick together account for approximately 89% of the worldwide installed base of bowling center equipment, with AMF accounting for approximately 41% and Brunswick accounting for approximately 48%. The remaining 11% of the installed base is shared by several companies which no longer manufacture equipment (such as Furukawa Mining Company Ltd. and Kanematsu, Ltd.), DACOS and several smaller manufacturers.


     AMF and Brunswick are the only full-line manufacturers of Replacement and Modernization products that compete on a global basis. AMF's primary competitors for Replacement and Modernization sales (other than Brunswick) are much smaller companies that tend to offer a narrower range of products and are often regionally focused. AMF's primary competitor for worldwide sales of NCPs historically has been Brunswick. However, AMF also competes, primarily in China and Korea, with DACOS, a Korea-based manufacturer. DACOS has generally grown in the Asia-Pacific region, primarily in China and Korea. In China, DACOS has opened offices and is aggressively marketing its equipment. AMF has responded by opening several sales offices in

China, adding local staff to sell and to support AMF equipment, and aggressively promoting its products geared toward the China market.


     Because of bowling equipment's relatively long useful life, used equipment can be refurbished and sold, most often to builders of new centers. Refurbishers, who are often U.S.-based, currently compete with AMF's sales efforts in new high growth markets. However, refurbished equipment is often slower, less reliable and more difficult to repair. Therefore, AMF is well positioned with its higher performing NCP.

     Although there are no other competitors that are as large as either AMF or Brunswick, AMF competes with smaller, often regionally-focused companies in certain product lines. These competitors include Eastern Bowling Company, Inc. and The Scorekeeper (a division of DACOS) (automatic scoring products), Heddon Bowling Corporation ("Heddon"), Quality Bowling Corp., Vantage Bowling Corporation ("Vantage"), and JCP Construction ("JCP") (replacement pinspotters), DBA Products Company, Inc. (automated lane maintenance machines), Heddon and Murrey International Bowling and Billiards, Inc. (synthetic lanes), Vulcan Corporation and Diamond Duramid, Inc. (pins), and Vantage and JCP (spare parts).

OPERATIONS (MANUFACTURING)

     Management believes that AMF's generally low-cost position generates higher EBITDA margins for its products than those of its competitors. Many of AMF's competitors outsource significant portions of the manufacture of many of their products, while AMF's manufacturing is more vertically integrated. Management believes that AMF's generally low-cost position has helped it to maintain its leading competitive standing.

     AMF's manufacturing business enjoys a high variable cost position. Management estimates that approximately 75% of the cost of a NCP is variable (based on 1995 NCP volumes and before the purchase accounting adjustment resulting from the Acquisition), which helps to protect AMF's EBITDA margins in the event of lower unit production. This variable cost profile is due to AMF's strategy of always sourcing components to the low-cost manufacturer, whether an outside vendor or in-house producer. These components are typically assembled in-house using a predominantly low-skilled, non-union labor force whose size can be managed over time. This high degree of variable costs reduces the impact of changes in NCP unit sales on AMF's profitability. Indicative of the high variable cost component, gross margins on NCPs, inclusive of depreciation, have remained between 40.9% and 42.0% for the years 1993 to 1995 while NCP units sold have increased approximately 24.0% over the same period. In addition, AMF does not face any major capacity issues, and most operations currently are operating on a single shift.

RESEARCH AND DEVELOPMENT (MANUFACTURING)

     Virtually all the Research and Development effort in the manufacturing business is focused on either developing new products to fill specific customer needs or enhancing current products. Very little investment is made in basic research. The Company tends to adapt technologies and materials developed and proven outside the bowling industry for use in products within the bowling industry. In-house engineering staff conduct on-going product enhancement and cost-reduction initiatives. AMF augments its engineering staff with contract employees and the use of outside engineering firms during major product development programs.

PROPERTIES (MANUFACTURING)

     As of December 31, 1995, AMF's manufacturing operations owned or leased facilities at four different locations in the U.S., three for its bowling equipment manufacturing business and one for its billiards businesses. AMF also leased facilities at nine different international locations, which are used as offices or warehouses. These facilities are listed below.

                                U.S. FACILITIES

                                                                   APPROXIMATE
        LOCATION                          PRODUCTS                SQUARE FOOTAGE     OWNED/LEASED
- -------------------------   ------------------------------------  --------------     ------------
Richmond, VA                Pinspotters, automatic scoring,           360,000          Owned
                              synthetic lanes, other capital
                              equipment, consumer products
                            Used pinspotters                           54,000         Leased
Lowville, NY                Pins and wood lanes                       121,000          Owned
                                                                       50,000          Owned
Golden, CO                  Lane maintenance equipment                 50,000         Leased
                            (Century)
Bland, MO                   Billiards tables (PlayMaster)              37,210          Owned
                                                                       33,373         Leased
                                                                       32,000          Owned
                                                                       24,000          Owned
                                                                       16,000          Owned
                                                                       11,000         Leased

                            INTERNATIONAL FACILITIES

                                                                APPROXIMATE
                    LOCATION                     FUNCTIONS     SQUARE FOOTAGE   OWNED/LEASED
    ----------------------------------------  ---------------  --------------   ------------
    Emu Plains, Australia...................  Office                  400        Leased
                                              Warehouse            10,100        Leased
    Hong Kong...............................  Office                2,500        Leased
                                              Office                1,125        Leased
    Levallois-Perret, France................  Office                  984        Leased
                                              Warehouse             1,470        Leased
    Mainz-Kastel, Germany...................  Office                  656        Leased
                                              Warehouse             1,650        Leased
    Yokohama, Japan.........................  Office                4,626        Leased
                                              Warehouse             8,880        Leased
                                              Service Center        1,634        Leased
    Seoul, Korea............................  Office                5,119        Leased
                                              Warehouse             7,472        Leased
    Mexico City, Mexico.....................  Office                1,300        Leased
                                              Warehouse            11,431        Leased
    Granna, Sweden..........................  Office                4,515        Leased
                                              Warehouse            12,705        Leased
    Hemel Hempstead, United Kingdom.........  Office               11,500        Leased
                                              Warehouse            11,770        Leased

EMPLOYEES (MANUFACTURING)

     As of December 31, 1995, AMF's manufacturing business had approximately 984 full-time employees. Employees are divided along functional lines as shown in the table below.

                                   EMPLOYEES

                                 SEGMENT                               NUMBER OF EMPLOYEES
    -----------------------------------------------------------------  -------------------
    Manufacturing
      Bowling products...............................................          635
      Billiards products.............................................          114
                                                                               ---
         Subtotal....................................................          749
    Sales
      Australia......................................................            7
      Americas.......................................................           33
      Europe.........................................................           46
      Asia-Pacific...................................................           63
      Japan..........................................................           45
      Sweden.........................................................           16
      Billiards products.............................................            3
                                                                               ---
         Subtotal....................................................          213
    Corporate........................................................           22
                                                                               ---
              Total..................................................          984
                                                                               ===

LEGAL PROCEEDINGS

     AMF is currently, and is from time to time, subject to claims and suits arising in the ordinary course of its business, including employment discrimination claims, workers' compensation claims and minor personal injury claims of customers of AMF's bowling centers. In certain such actions, plaintiffs request punitive or other damages that may not be covered by insurance. It is the opinion of management that the various asserted claims and litigation in which AMF is currently involved will not have a material adverse effect on its financial position. However, no assurance can be given as to the ultimate outcome with respect to such claims and litigation. The resolution of such claims and litigation could be material to the Company's operating results for any particular period, depending upon the level of income for such period.

     AMF is a defendant in a patent infringement action (Kegel v. AMF Bowling, Inc.) with respect to the oil application system used in a lane cleaning machine manufactured by AMF. The plaintiffs, competitors of AMF, obtained a summary judgment on the issue of liability in December 1994. AMF appealed the court's final judgment and the appeal is currently pending. A trial on damages will not occur unless and until the liability issue is resolved against AMF. The plaintiff is claiming damages of approximately $3.0 million, and alleges a right to increased damages up to three times that amount for "willful infringement." Immediately after the summary judgment, AMF changed its manufacturing method to one that does not use the disputed oil application system and has recently introduced an advanced lane cleaning machine that uses new technology.

     AMF has been charged with infringement by Joseph Gentiluomo, the owner of a patent relating to certain bowling balls. Although no action has been filed against AMF, Mr. Gentiluomo has filed an infringement suit against Brunswick Bowling & Billiards Corporation and Columbia 300, Inc. (Gentiluomo v. Brunswick Bowling & Billiards Corporation, et al.), and has informed AMF that he "intends to pursue all available rights and remedies against AMF and all other infringers
 . . . prior to or upon conclusion of the pending lawsuit."

     Actions have been brought against AMF by AMF's former Korean distributor, in both Korea and New York State. These actions arise from the same factual circumstances, and allege that certain notices of termination of plaintiff's distributorship agreement with AMF were deficient. On February 16, 1996, the Korean Court dismissed the litigation on jurisdictional grounds, although such decision is subject to appeal. In the New York Supreme Court action, the plaintiff is seeking $41.8 million in general damages as well as $100.0 million in punitive damages. In both situations, pursuant to the Stock Purchase Agreement, the Sellers agreed to indemnify the Company against all liabilities in connection with both of these actions, and to assume the defense in such litigation.

     On March 5, 1996, the defendant in an action entitled Northland Bowl and Sports Center, Inc. and Recreation Associates, II v. Golden Giant, Inc., d/b/a Golden Giant Building Systems, Court of Common Pleas, Centre County, Pa. (Index No. 96-75), asserted a third-party claim against AMF and other parties. Defendant, Golden Giant, a construction company, was previously named as defendant by a bowling center (not owned or operated by AMF) in connection with the collapse of the center's roof in early 1994. Golden Giant has now named AMF, charging it with negligence and breach of implied warranty for installing scoring monitors (four years before the roof collapsed) on a portion of the building that allegedly could not adequately support the additional weight of the equipment. The bowling center plaintiff claims total damages in amounts exceeding $3.5 million, and Golden Giant asserts that, if plaintiff is entitled to any recovery, it should be in whole or part against AMF.

REGULATORY MATTERS

     There are no unique federal or state regulations applicable to bowling center operations or equipment manufacturing. States and local governments require establishments to hold permits to sell alcoholic beverages and, although regulations vary from state to state, once permits are issued, they generally remain in place indefinitely (except for routine renewals) without burdensome reporting or supervision other than revenue tax reports.

     In September 1995, the Justice Department informed AMF of the results of an investigation that it had conducted in early 1994 at six Fair Lanes bowling centers, prior to Fair Lanes' Chapter 11 filing. The investigation was to evaluate compliance with the Americans with Disabilities Act. The Justice Department concluded that there were violations, because Fair Lanes had apparently failed to respond appropriately or to take corrective action while it was in Chapter 11. Since informing AMF of the results of this investigation, the Justice Department has inspected an additional four AMF bowling centers. Although it has not formally reported any violations at these four AMF centers, it has indicated by telephone that its inspector believed that there were some violations. AMF believes that many of the potential violations at the six Fair Lanes bowling centers have been corrected since AMF took control of Fair Lanes. AMF intends to provide the Justice Department with the details of the corrective action taken at the Fair Lanes centers.

ENVIRONMENTAL REGULATION

     AMF's operations are subject to federal, state, local and foreign environmental laws and regulations that impose limitations on the discharge of, and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of, certain materials, substances and wastes. To the best of AMF's knowledge, AMF's operations are in material compliance with the terms of all applicable environmental laws and regulations.

     AMF's Century Division leases a facility in Golden, Colorado. In connection with the landlord's recent attempted sale of the facility, a potential buyer conducted exploratory groundwater sampling that yielded evidence of potential groundwater contamination in one monitoring well on the site. The landlord is currently conducting additional tests to determine the existence and extent of any such contamination. AMF believes that, pursuant to the 1990 asset purchase agreement by which AMF acquired the Century Division, it is indemnified by the former shareholders of Century International for the costs of any necessary remediation at the Golden, Colorado facility for contamination that occurred prior to 1990. To the extent that contamination may have been caused by AMF since 1990, AMF would not be indemnified. AMF is not, however, aware of any post-1990 contamination. AMF cannot at this time estimate the potential costs of investigation or cleanup, if any, but, based on currently available information, AMF believes that its liability with respect to any such investigation or cleanup is unlikely to have a material adverse effect on AMF's business or financial condition or its financial statements taken as a whole.

     AMF's Trinity Avenue site, which is part of AMF's facility in Lowville, New York, is undergoing groundwater remediation in connection with solvent contamination dating to 1986, when underground storage tanks were removed. The site is listed on the New York State Registry of Inactive Hazardous Waste Sites. AMF believes that liability for the remediation rests with a third party under the 1986 agreement pursuant to which the Sellers acquired from such third party the core bowling equipment manufacturing business. Such third party has taken responsibility to date and is implementing the remedy. In the event that such third party were unable to meet its obligations with respect to the remediation, AMF could be held responsible for such remediation.

     Another property, the AMF bowling center at Bristol Pike Lanes, Croydon, Pennsylvania, is located within the boundaries of the Croydon TCE Spill Superfund site, which has been listed on the National Priorities List ("NPL") under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"). The site includes an area of groundwater contamination of approximately 3.5 square miles, and the bowling center is close to properties identified by the U.S. Environmental Protection Agency ("EPA") as potential sources of the contamination. The bowling center does not appear to have contributed to the groundwater contamination, and EPA has not listed AMF as a potentially responsible party. AMF does not believe that the groundwater contamination at either of the sites described in this paragraph and the preceding paragraph is likely to have a material adverse effect on AMF's business or financial condition or on its financial statements taken as a whole.

     AMF has received notices of potential liability under CERCLA or analogous state statutes at eight off-site disposal facilities. AMF believes that the AMF entity involved was a de minimis contributor of waste at each of these sites. In addition, in connection with the Acquisition, AMF Reece Inc. will be required to indemnify the Company for the liability at three of these sites under an indemnity agreement which Sellers are obliged to procure. AMF does not believe that its CERCLA liabilities for these eight sites in the aggregate will have a material adverse effect on AMF's business or financial condition or on its financial statements taken as a whole.

     AMF cannot predict with any certainty whether future events, such as changes in existing laws and regulations, may give rise to additional environmental costs. Furthermore, actions by federal, state, local and foreign governments concerning environmental matters could result in laws or regulations that could increase the cost of producing AMF's products, or providing its services, or otherwise adversely affect the demand for its products or services.


     The Company's principal executive offices are located at 8100 AMF Drive, Mechanicsville, VA 23111, telephone (804) 730-4000.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning the individuals who are expected to be the executive officers and directors of the Company immediately following the Acquisition:

              NAME                 AGE                          POSITION
- ---------------------------------  ---     ---------------------------------------------------
Richard A. Friedman..............  38      Director and President
Terence M. O'Toole...............  37      Director
Peter M. Sacerdote...............  58      Director
Charles M. Diker.................  61      Director
Paul B. Edgerley.................  40      Director
Howard A. Lipson.................  32      Director
Douglas J. Stanard...............  49      Director; Chief Operating Officer;
                                           President -- Bowling Center Operations
Robert L. Morin..................  37      Director; Executive Vice President; President --
                                           Manufacturing Operations
Stephen E. Hare..................  42      Executive Vice President; Chief Financial Officer
Michael P. Bardaro...............  45      Vice President; Vice President, Finance -- Bowling
                                           Center Operations
William W. Flexon................  33      Vice President; Vice President, Finance --
                                           Manufacturing Operations

     RICHARD A. FRIEDMAN is a general partner at Goldman Sachs where he is the head of the Principal Investment Area. He joined Goldman Sachs in 1981 and became a partner in 1990. Mr. Friedman is a member of Goldman Sachs' Operating Committee, Risk Committee, Investment Committee and Real Estate Principal Investment Committee. He is on the Advisory Committees or Boards of Directors of Diamond Cable Communications PLC, Globe Manufacturing Co., Marcus Cable Company, L.P., and Polo Ralph Lauren Enterprises, L.P. Mr. Friedman is also a member of the Board of Trustees of The Dalton School in New York City. He received an A.B. from Brown University and an M.B.A. from The University of Chicago.

     TERENCE M. O'TOOLE is a general partner at Goldman Sachs in the Principal Investment Area. He joined Goldman Sachs in 1983 and became a partner in 1992. He is a member of Goldman Sachs' Investment Committee. Mr. O'Toole serves on the Boards of Directors of Concentric Network Corporation, Insilco Corporation, Rollerblade, Inc. and Western Wireless Corporation. He holds a B.S. degree from Villanova University and an M.B.A. from the Stanford Graduate School of Business.

     PETER M. SACERDOTE is a limited partner of Goldman Sachs. He joined Goldman Sachs in 1964 and served as a general partner from 1973 to 1990. During his tenure at Goldman Sachs, Mr. Sacerdote was chairman of the Firm's Commitments, Investment and Credit Committees, partner-in-charge of the Corporate Finance Department from 1980 to 1987, and partner-in-charge of the Private Finance Department from 1973 to 1980. Mr. Sacerdote is currently Chairman of Goldman Sachs' Investment Committee and a member of Goldman Sachs' Real Estate Principal Investment Committee. Mr. Sacerdote serves on the Boards of Directors of Franklin Resources, Inc., QUALCOMM Incorporated and Weis Markets, Inc. Mr. Sacerdote has a B.E.E. from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

     CHARLES M. DIKER has been Chairman of the Board of Cantel Industries since 1986 and he has been a limited partner of Weiss, Peck & Greer, an investment management firm, since 1975. He has also been a director of BeautiControl Cosmetics, International Specialty Products, Data Broadcasting and Chyron Corporation since 1987, 1992, 1995 and 1994, respectively. He received an A.B. from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

     PAUL B. EDGERLEY has been Managing Director of Bain Capital, Inc., an investment firm, since 1993. From 1990 to 1993 he was a General Partner of Bain Venture Capital, and from 1988 to 1990 he was a principal of Bain Capital Partners. He currently serves on the Boards of Directors of Masland Corporation and GS Industries Inc. Mr. Edgerley received a B.S. from Kansas State University and an M.B.A. with distinction from the Harvard Graduate School of Business Administration.


     HOWARD A. LIPSON is Senior Managing Director of The Blackstone Group, and has been involved in the firm's principal activities since 1988. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. He currently serves on the Boards of Directors of UCAR International Inc., Volume Services, Inc. and Ritvik Holdings, Inc. Mr. Lipson received a B.S. in Economics from the Wharton School of The University of Pennsylvania.


     DOUGLAS J. STANARD is the Chief Operating Officer of AMF Group Inc. and the President of AMF's bowling center operations. He joined AMF in 1992 after having been President of Stewart Foods, Inc. from 1989 to 1992 and President of Beatrice International Food (Europe) S.A. from 1984 to 1988. Mr. Stanard received a B.S. degree from Northern Illinois University and a J.D. degree from The College of William and Mary.

     ROBERT L. MORIN is an Executive Vice President of AMF Group Inc. and the President of AMF's manufacturing operations. He joined AMF in 1992 as General Manager of the Capital Equipment Division. Prior to joining AMF, Mr. Morin worked as a Management Consultant from 1985 to 1992 at Booz, Allen & Hamilton, Inc., a management consultant firm, specializing in operations management. Mr. Morin also spent three years as an engineer at General Motors. He holds a B.S. degree from Notre Dame and an M.B.A. from the Graduate School of Business Administration at the University of Virginia.


     STEPHEN E. HARE is an Executive Vice President and Chief Financial Officer of AMF Group Inc. He joined AMF in May 1996. Prior to joining AMF, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation of Virginia, beginning in 1992. Before joining James River Corporation, he was Senior Vice President of Investment Banking at Kidder, Peabody & Co. in New York. Mr. Hare holds a Certified Public Accountant license. He received a B.B.A. from Notre Dame and an M.B.A. from the Harvard Graduate School of Business Administration.


     MICHAEL P. BARDARO is a Vice President of AMF Group Inc. and the Vice President, Finance of AMF's bowling center operations. He joined AMF in 1994 after having been Controller at General Medical Manufacturing Co. in Richmond, Virginia between 1989 and 1994 and Vice President/Controller at Virginia Linen Service, Inc. between 1986 and 1989. Mr. Bardaro holds a Certified Public Accountant License in Virginia. He received a B.S. degree in Accounting from the University of Cincinnati.

     WILLIAM W. FLEXON is a Vice President of AMF Group Inc. and the Vice President, Finance of AMF's manufacturing operations. He first joined AMF's tax department in 1988 and became Tax Manager in 1991. Between December 1992 and April 1994, Mr. Flexon worked at Financial Decision Systems as a Tax Software Application Consultant. He then returned to AMF in April 1994. Mr. Flexon holds a Certified Public Accountant license in Virginia. He received a B.S. degree in Business Administration from the University of Richmond.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by AMF to each of its most highly compensated executive officers whose total cash compensation exceeded $100,000 during the last fiscal year, for each of the three years in the period ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE
                             LONG-TERM COMPENSATION

                                                                   AWARDS
                                                            --------------------             PAYOUTS
                                                             OTHER                 ----------------------------     ALL
                                  ANNUAL COMPENSATION       ANNUAL    RESTRICTED    SECURITIES                     OTHER
                               --------------------------   COMPEN-     STOCK       UNDERLYING                    COMPEN-
                                      SALARY       BONUS    SATION     AWARD(S)    OPTIONS/SARS       LTIP        SATION
 NAME AND PRINCIPAL POSITION   YEAR     ($)         ($)       ($)        ($)           ($)             ($)          ($)
- -----------------------------  ----   -------     -------   -------   ----------   ------------   -------------   -------
Douglas J. Stanard...........
  President, Worldwide         1993   180,000     100,750       --          --            --           --             --
  Bowling Centers              1994   180,000     112,500       --          --            --           --             --
                               1995   225,000     204,750       --          --            --           --             --
Robert L. Morin..............
  General Manager,             1993   100,000      58,825       --          --            --      10,000 shares(a)     --
  AMF Bowling, Inc.            1994   103,000      59,950       --          --            --           --             --
  President, AMF Bowling,      1995   180,286      60,125       --          --            --           --             --
  Inc.
Michael P. Bardaro...........
  Treasurer/Controller,        1993       N/A         N/A      N/A         N/A           N/A           N/A           N/A
  AMF Bowling Centers          1994    44,371(b)    4,500       --          --            --           --             --
  Chief Financial Officer,     1995    95,833      29,958       --          --            --           --          2,327
  AMF Bowling Centers

- ---------------
(a) Prior to the Acquisition, Mr. Morin held 10,000 shares of phantom stock in the Capital Equipment Division ("CED") of AMF Bowling, Inc., under a Phantom Stock Plan (the "Phantom Stock Plan"). Under the Phantom Stock Plan, the phantom stock was valued at five times the average earnings of CED for the current and two preceding fiscal years. In connection with the Acquisition, the shares of phantom stock issued under the Phantom Stock Plan were exchanged for $86.01 per share in cash and the Phantom Stock Plan was terminated.
(b) Employment commenced July 1994.

EMPLOYMENT AGREEMENTS


     Mr. Stanard and Mr. Hare each have an employment agreement with AMF Holdings Inc., Holdings' parent company ("Parent") and the Company, and Mr. Morin has an employment agreement with Parent and a subsidiary of the Company. Mr. Stanard's and Mr. Morin's employment agreements are for an employment period ending on May 1, 1999 and Mr. Hare's is for an employment period ending on May 28, 1999. Pursuant to these agreements, each receives compensation consisting of salary and an incentive bonus of up to 50% of the executive's annual salary if certain operational and financial targets are met. (Mr. Stanard's annual base salary is $350,000, Mr. Hare's annual base salary is $300,000 and Mr. Morin's annual base salary is $250,000. Under their respective employment agreements, Mr. Stanard holds the position of Chief Operating Officer of the Company, Mr. Hare holds the position of Chief Financial Officer of the Company and Mr. Morin holds the position of Chief Executive Officer of AMF Bowling, Inc. ("AMF Bowling"), an indirect subsidiary of the Company. In addition, Mr. Stanard is currently serving as President of AMF Bowling Centers, Inc. The employment agreements provide for payment of accrued compensation, continuation of certain benefits and payment of a portion of the executive's bonus (if the applicable targets are later met) following termination of employment by the Company, in the case of Mr. Stanard or Mr. Hare, and by AMF Bowling, in the case of Mr. Morin, (in each case, the executive's "Employer"). The agreements further provide for a severance payment equal to the executive's annual base salary if termination by the Employer is not due to death or disability. The executive's employment will be deemed to have been terminated by his Employer if all or substantially all of the stock or assets of such Employer are sold or disposed of to an unaffiliated third party and the executive is not thereafter employed by Parent or one of its continuing affiliates, however neither Parent nor the executive's Employer will have any obligations with respect to accrued salary, continuation of benefits, allocated portion of bonus and, if applicable, severance payments to any of Mr. Stanard, Mr. Hare or Mr. Morin upon termination of his employment if he is hired by the purchaser of the Company's stock or assets, or if his employment is continued by the Company.



     Messrs. Stanard and Morin each purchased, pursuant to their respective employment agreements, 150,000 shares of Parent Common Stock (the "Purchased Stock") for the payment of $500,000 in cash plus a non-recourse promissory note for $1,000,000, payable to Parent and secured by the purchased stock which has been pledged pursuant to a stock pledge agreement between the executive and Parent. Mr. Hare purchased 150,000 shares of Parent Common Stock for the payment of $333,167 in cash plus a non-recourse promissory note for $1,000,000 and a full recourse promissory note of $62,614, payable to Parent and secured by the purchased stock which has been pledged pursuant to a stock pledge agreement between Mr. Hare and the Parent. In addition, Mr. Stanard was granted options to purchase 130,000 shares of Parent Common Stock and Mr. Morin was granted options to purchase 110,000 shares of Parent Common Stock and Mr. Hare was granted 105,000 Options (together, the "Options"). Unless sooner exercised or forfeited as provided, the Options expire on May 1, 2006. To the extent not inconsistent with the employment agreements, the Options are governed by Parent's 1996 Stock Incentive Plan (the "Stock Incentive Plan"), described below. Twenty percent of Mr. Stanard's and Mr. Morin's Options vest on May 1, 1997 and on each May 1 thereafter through the year 2001; twenty percent of Mr. Hare's Options vest on May 28, 1997 and on each May 28 thereafter through the year 2001.


     The employment agreements further provide that, prior to the consummation of an initial public offering or offerings by Parent with gross proceeds in the aggregate of at least $100 million (an "IPO"), Parent may, upon termination of the executive's employment for any reason (including death), repurchase all of the shares of Purchased Stock and any shares of Parent Common Stock issued upon exercise of the Options (together, "Restricted Stock") held by him for fair market value as of a specified date. The executive or his legal representative may, prior to such an initial public offering or offerings, require Parent to repurchase all of his Restricted Stock at fair market value (in the case of death or disability) or otherwise at the original price paid for the shares, if his Employer terminates his employment for any reason. Immediately prior to certain change in control transactions, any then unvested Options will vest. If any successor to Parent or the executive's Employer acquires all or substantially all of the business and/or assets of Parent or such Employer, Parent may purchase all of the Restricted Stock held by the executive for its fair market value, and any Options then held by him for the fair market value of the underlying Parent Common Stock less the exercise price of the Options.

AMF HOLDINGS INC. 1996 STOCK INCENTIVE PLAN

     In connection with the Acquisition, Parent adopted the AMF Holdings, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan") under which Parent may grant incentive awards in the form of shares of Parent Common Stock ("Restricted Stock Awards"), options to purchase shares of Parent Common Stock ("Stock Options") and stock appreciation rights ("Stock Appreciation Rights") to certain officers, employees, consultants and non-employee directors ("Participants") of Parent and its affiliates. The total number of shares of Parent Common Stock initially reserved and available for grant under the Stock Incentive Plan is 1,767,151. A committee of Parent's board of directors (the "Committee") is authorized to make grants and various other decisions under the Stock Incentive Plan and to make determinations as to a number of the terms of awards granted under the Stock Incentive Plan. Unless otherwise determined by the Committee, any Participant granted an award under the Stock Incentive Plan must become a party to, and agree to be bound by, the Stockholders Agreement (as defined below).

     Stock Option awards under the Stock Incentive Plan may include incentive stock options, nonqualified stock options, or both types of Stock Options, in each case with or without Stock

Appreciation Rights. Stock Options are nontransferable (except under certain limited circumstances) and, unless otherwise determined by the Committee, have a term of ten years. Upon a Participant's death or when the Participant's employment with Parent or the applicable affiliate of Parent is terminated for any reason, such Participant's previously unvested Stock Options are forfeited and the Participant or his legal representative may, within three months (if termination of employment is for any reason other than death) or one year (in the case of the Participant's death), exercise any previously vested Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option award, and are exercisable, subject to certain limitations, only in connection with the exercise of the related Stock Option. Upon the termination or exercise of the related Stock Option, Stock Appreciation Rights terminate and are no longer be exercisable. Stock Appreciation Rights are transferable only with the related Stock Options.

     Unless otherwise provided in the related award agreement or, if applicable, the Stockholders Agreement, immediately prior to certain change of control transactions described in the Stock Incentive Plan, all outstanding Stock Options and Stock Appreciation Rights will, subject to certain limitations, become fully exercisable and vested and any restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse.

     The Stock Incentive Plan will terminate 10 years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination. Parent's board of directors and the Committee have authority to amend the Stock Incentive Plan and awards granted thereunder, subject to the terms of the Stock Incentive Plan.

     Pursuant to an Option Agreement dated May 1, 1996, Charles M. Diker, a director of Parent, Holdings and the Company, pursuant to the Stock Incentive Plan, was granted non-qualified Stock Options to purchase 100,000 shares of Parent Common Stock at an exercise price of $10.00 per share. One third of such options vested on May 1, 1996, and the remaining options vest over the following two-year period. Mr. Diker's Option Agreement provides that, prior to the consummation of an IPO, Parent may, upon termination of Mr. Diker's service as a director of Parent for any reason (including death), repurchase of all of the shares of Restricted Stock held by him for fair market value as of a specified date. Mr. Diker or his legal representative may, prior to an IPO, require Parent to repurchase all of his Restricted Stock at fair market value (in the case of death or disability) or otherwise at the original price paid for the shares, if Parent terminates his service as a director of Parent for any reason. If any successor to Parent acquires all or substantially all of the business and/or assets of Parent, Parent may purchase all of the Stock Options then held by Mr. Diker for the fair market value of the underlying Parent Common Stock less the exercise price of the Stock Options. Mr. Diker is a party to the Stockholders Agreement and any Plan Shares held by Mr. Diker will be subject to the terms of the Stockholders Agreement in addition to the terms of his Option Agreement.

                           OWNERSHIP OF CAPITAL STOCK

     The following table sets forth certain information, as of May 31, 1996, regarding beneficial ownership of the common stock ("Parent Common Stock") of Holdings' parent company, AMF Holdings Inc., by each stockholder who is known by the Company to own beneficially, more than 5% of the outstanding Parent Common Stock, each director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, each stockholder listed below has informed the Company that such stockholder has (i) sole voting and investment power with respect to such stockholder's shares of Parent Common Stock and (ii) record and beneficial ownership with respect to such stockholder's shares of Parent Common Stock.

                                                                     SHARES OF PARENT
                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED
                        NAME AND ADDRESS OF                      -------------------------
                         BENEFICIAL OWNER                          NUMBER       PERCENTAGE
    -----------------------------------------------------------  ----------     ----------
    The Goldman Sachs Group, L.P.(a)...........................  26,870,000         68.7%
      85 Broad Street,
      New York, New York 10004
    The Blackstone Group(b)....................................   5,000,000         13.1%
      375 Park Avenue
      New York, New York 10154
    Kelso & Company(c).........................................   5,000,000         13.1%
      350 Park Avenue
      New York, New York 10022
    Richard A. Friedman(d).....................................      --            --
    Terence M. O'Toole(e)......................................      --            --
    Peter M. Sacerdote(f)......................................      --            --
    Charles M. Diker...........................................     100,000            *
    Paul B. Edgerley...........................................      --            --
    Howard A. Lipson...........................................      --            --
    Robert L. Morin............................................     150,000            *
    Douglas J. Stanard.........................................     150,000            *
    Stephen E. Hare............................................     150,000            *
    Michael P. Bardaro.........................................      --            --
    William W. Flexon..........................................      --            --
    All directors and executive officers as a group (11
      persons).................................................     300,000            *


- ---------------
(a) Of the total number of shares beneficially owned by The Goldman Sachs Group, L.P. ("The Goldman Sachs Group"), 870,000 shares are owned by The Goldman Sachs Group, 16,760,476.2 shares are owned by GS Capital Partners II, L.P., 6,662,976.2 shares are owned by GS Capital Partners II Offshore, L.P., 618,214.3 shares are owned by Goldman, Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II Germany, C.L.P., 392,102.5 shares are owned by Stone Street Fund 1995, L.P., 670,372.7 shares are owned by Stone Street Fund 1996, L.P., 441,230.8 shares are owned by Bridge Street Fund 1995, L.P. and 454,627.3 shares are owned by Bridge Street Fund 1996, L.P. The 870,000 shares beneficially owned by The Goldman Sachs Group represent 870,000 warrants to purchase shares of Parent Common Stock, which were issued upon the closing of the Acquisition. GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., GS Capital Partners II Germany, C.L.P., Stone Street Fund 1995, L.P., Bridge Street Fund 1995, L.P. and Bridge Street Fund 1996, L.P. are investment partnerships that are managed by Goldman Sachs, which has full dispositive power with respect to the holdings of such partnerships. Affiliates of The Goldman Sachs Group are the general or managing partners of such partnerships and have full voting power with respect to the holdings of such partnerships.
(b) Of the total number of shares beneficially owned by The Blackstone Group, 3,593,528 shares are owned by Blackstone Capital Partners II Merchant Banking Fund L.P., 1,050,133 shares are owned by Blackstone Offshore Capital Partners II L.P. and 356,339 shares are owned by Blackstone Family Investment Partnership L.P.
(c) Of the total number of shares beneficially owned by Kelso & Company, 4,700,000 shares are owned by Kelso Investment Associates V, L.P. and 300,000 are owned by Kelso Equity Partners V, L.P.
(d) Mr. Friedman, who is a general partner of Goldman Sachs, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates.
(e) Mr. O'Toole, who is a general partner of Goldman Sachs, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates.
(f) Mr. Sacerdote, who is a limited partner of Goldman Sachs, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates.
*  Less than 1%

STOCKHOLDERS AGREEMENT


     On April 30, 1996, Parent, GSCP, Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership L.P. (collectively, "Blackstone"), Kelso Equity Partners V, L.P. and Kelso Investment Associates V, L.P. (collectively, "Kelso"), Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, "Bain" and, with Blackstone and Kelso, the "Governance Investors"), Citicorp North America, Inc. ("Citibank"), Charles M. Diker ("Diker" and, collectively with Blackstone, Kelso, Bain and Citibank, the "Investors"), Robert L. Morin ("Morin") and Douglas J. Stanard ("Stanard" and, with Morin, the "Management Investors," and, with the Investors, the "Stockholders") entered into a Stockholders Agreement (the "Stockholders Agreement"), which regulates the relationship among Parent and the Stockholders. Subsequently, Stephen E. Hare ("Hare") became a party to the Stockholders Agreement as an additional Management Investor and Stockholder. The following discussion summarizes the terms of the Stockholders Agreement that the Company believes are material to an investor in the Notes or the Exchange Notes. This summary is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is incorporated by reference herein.


     The Stockholders Agreement confers on GSCP the right to increase or decrease the board of directors (the "Board") from its initial size of nine members. GSCP has the right to nominate five directors, and to nominate a majority (not limited to a simple majority) of the members of the Board, so long as GSCP and its Affiliates hold a majority of the outstanding shares of Parent Common Stock. Each Governance Investor has the right to nominate, subject to GSCP consent, one member of the Board, so long as the number of shares held by it and certain of its permitted transferees under the Stockholders Agreement is equal to at least one-half the sum of the number of shares initially purchased by it plus the number of additional shares that the Governance Investor may be required to purchase pursuant to the "overcall" provisions of the Stockholders Agreement described below (in each case subject to appropriate adjustment). If a Governance Investor is no longer entitled to nominate a director, the director is required to resign or be subject to removal by the Stockholders. Each of GSCP and the Governance Investors has the right to recommend removal, with or without cause, of any director nominated by it, in which case such director must resign immediately or be subject to removal by the Stockholders. In the event of death, removal or resignation of a director nominated by a Governance Investor, so long as the Governance Investor continues to have the right to nominate a director for such position, the Governance Investor has the right to nominate (subject to GSCP consent) a director to fill the vacancy created. A quorum may be constituted by a majority of the number of directors then in office, but not less than one-third of the whole Board, including at least one GSCP director.

     Pursuant to the "overcall" provisions of the Stockholders Agreement, each of GSCP and the Investors (other than Mr. Diker) has agreed to purchase additional shares of Parent Common Stock having an aggregate purchase price of up to 20% of the amount initially invested by such funding investor (i.e., collectively up to a total of $75,600,000) upon the request of the Board. Any such additional investments are required to be made pro rata by the funding investors. The commitment to purchase additional shares terminates on May 1, 1998. Funds raised through such additional investments may only be used to finance acquisitions of businesses or assets, capital expenditures, investments in partnerships or joint ventures or other investments in the business of Parent and its subsidiaries, or any similar transactions or expenditures.

     The Stockholders Agreement provides for the continual existence of an Executive Committee, consisting of two directors designated by GSCP. The Executive Committee may exercise all the powers and authority of the Board (subject to any restrictions under Delaware law) except with respect to those actions requiring a Special Vote and, in the case of matters requiring a prior meeting of the Board, only after such meeting has occurred. A Special Vote is required for (i) the issuance of capital stock below fair market value, (ii) the grant or issuance of options or warrants exercisable or exchangeable for more than 2,877,151 shares, (iii) entering into transactions with Affiliates of GSCP, and (iv) amendments to the Stockholders Agreement or Parent's Charter or By-Laws which amendments would adversely affect the rights and obligations of Blackstone and Kelso, provided that any amendment affecting a Stockholder differently from any other Stockholder requires such Stockholder's approval. Matters requiring a Special Vote must be approved by a majority of the GSCP directors who are partners or employees of Goldman Sachs and who are not employees of Parent and its subsidiaries, and at least one Investor Director nominated by Blackstone or Kelso (if there is one serving at such time).

     Under the Stockholders Agreement, Goldman Sachs has the exclusive right to perform all consulting, financing, investment banking and similar services for Parent and its subsidiaries, for customary compensation and on terms customary for similar engagements with unaffiliated third parties. Neither Parent nor its subsidiaries are allowed to engage any person to perform such services during the term of the Stockholders Agreement, except to the extent Goldman Sachs shall consent thereto or shall decline, at its sole election, to perform such services.

     Certain provisions in the Stockholders Agreement relate to the possibility that the Parent Common Stock may be the subject of an underwritten initial public offering, pursuant to a registration statement under the Securities Act, with aggregate gross proceeds to Parent of at least $100 million (an "IPO"). The rights of the Stockholders under the Stockholders Agreement will terminate upon the consummation of an IPO, other than certain rights relating to transfer, registration rights and certain governance provisions. The remaining rights and obligations (other than registration rights) will terminate after an IPO, upon the first to occur of: (i) GSCP, the Investors and their Permitted Transferees holding in the aggregate less than 50% of the sum of the number of shares of Parent Common Stock outstanding, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the Subscription Agreement (which agreement was entered into on the same date and by the same parties as the Stockholders Agreement, except for the Management Investors) and the number of additional shares, if any, issued pursuant to the overcall provisions of the Stockholders Agreement, and (ii) GSCP, the Investors and their Permitted Transferees holding in the aggregate less than 40% of Parent's fully diluted shares then outstanding. Notwithstanding these provisions, in the event of any merger, recapitalization, consolidation, reorganization or other restructuring of the Parent as a result of which the Stockholders and their Permitted Transferees own less than a majority of the outstanding voting power of the entity surviving such transaction, the Stockholders Agreement terminates.

                              CERTAIN TRANSACTIONS

     Goldman Sachs and its affiliates have certain interests in the Company in addition to being the Initial Purchaser of the Notes. Richard A. Friedman and Terence M. O'Toole, each of whom is a general partner of Goldman Sachs, and Peter M. Sacerdote, who is a limited partner of Goldman Sachs, are directors of the Company. Goldman Sachs and its affiliates together currently beneficially own a majority of the outstanding voting equity of Holdings' parent company; thus Goldman Sachs will be deemed to be an "affiliate" of the Company. See "Ownership of Capital Stock." Goldman Sachs received an underwriting discount of approximately $19.0 million in connection with its purchase and resale of the Notes. Goldman Sachs also served as financial advisor to the sellers of AMF in connection with the Acquisition and received a fee in the form of 10-year warrants to purchase 2.2% of the common stock of Holdings' parent company, on a fully diluted basis. The warrants are valued for accounting purposes at approximately $8.7 million. In addition, Goldman Sachs is entitled to the reimbursement of its expenses.

     In connection with the senior debt, Goldman Sachs acted as Syndication Agent, Goldman Sachs and Citicorp Securities, Inc. acted as Arrangers, and Citibank, N.A. is acting as administrative agent. Goldman Sachs received a fee of approximately $9.5 million and was reimbursed for expenses in connection with such services. Goldman Sachs also received a cash fee of $5.0 million from the Company in connection with the Acquisition.

                           DESCRIPTION OF SENIOR DEBT

     The Company has entered into a Credit Agreement (the "Credit Agreement") with Goldman Sachs, its affiliate Pearl Street, L.P. ("Pearl Street"), Citibank, N.A. ("Citibank") and its affiliates Citicorp Securities, Inc. and Citicorp USA, Inc. and certain other banks, financial institutions and institutional lenders (collectively, the "Lenders") providing for (i) syndicated senior secured term loan facilities aggregating $515.0 million (the "Term Facilities"), (ii) a senior secured multiple-draw term facility of $100.0 million, and, upon the Company's achieving a Pro Forma Senior Debt/EBITDA ratio of less than or equal to 2.5 to 1, up to an additional $50.0 million (the "Acquisition Facility") and
(iii) a senior secured revolving credit facility of up to $50.0 million (the "Working Capital Facility", and together with the Term Facilities and the Acquisition Facility, the "Senior Facilities"). In connection with such financing, Goldman Sachs acted as Syndication Agent, Goldman Sachs and Citicorp Securities, Inc. acted as Arrangers, and Citibank, N.A. is acting as administrative agent.

     The execution of the Credit Agreement, the borrowings necessary to complete the Acquisition and the delivery of required documentation thereunder occurred simultaneously with the closing of the Acquisition.

     The following summary of the material provisions of the Credit Agreement does not purport to be complete, and is qualified by reference to the full text of the Credit Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Term Facilities consist of the following three tranches: (i) a Term Loan Facility of $250.0 million, (ii) an AXELs(SM) Series A Facility of $190.0 million and (iii) an AXELs(SM) Series B Facility of $75.0 million. The Term Facilities provide for quarterly amortization until final maturity. The Term Loan Facility will mature five years, the AXELs(SM) Series A Facility will mature seven years, and the AXELs(SM) Series B Facility will mature eight years after the closing of the Senior Facilities. The Company will be required to make scheduled amortization payments on the Term Facilities as follows (dollars in millions):

                         TERM       AXELS(SM)    AXELS(SM)
  TWELVE MONTHS          LOAN       SERIES A     SERIES B
 ENDING MARCH 31,      FACILITY     FACILITY     FACILITY     TOTAL
- ------------------     --------     --------     --------     ------
      1997              $  35.0      $  2.0       $  1.2      $ 38.2
      1998                 40.0         2.0          1.2        43.2
      1999                 45.0         2.0          1.2        48.2
      2000                 55.0         2.0          1.2        58.2
      2001                 75.0         2.0          1.2        78.2
      2002                   --        80.0          1.2        81.2
      2003                   --       100.0          1.2       101.2
      2004                   --          --         66.6        66.6
                         ------      ------        -----      ------
                        $ 250.0      $190.0       $ 75.0      $515.0
                         ======      ======        =====      ======

     In addition, the Company will be required to make prepayments on the Senior Facilities under certain circumstances, including upon certain asset sales, issuances of debt and public issuance of equity securities. The Company will also be required to make prepayments on the Senior Facilities in an amount equal to (i) 75% (to be reduced to 50% for years in which the Company's Total Debt/EBITDA ratio for the prior 12 months is less than 4.0 to 1.0) of the Company's Excess Cash Flow (as defined in the Credit Agreement) or (ii) during each of the first three years after the closing of the Senior Facilities, if less than the amount described in clause (i), the amount by which the Company's Excess Cash Flow for such year exceeds $10.0 million (during the first two years after closing) or $20.0 million (during the third year after closing). These mandatory prepayments will be applied to prepay the Senior Facilities in the following order: first, to the Term Facilities, ratably among each tranche, and the Acquisition Facility, to be applied to the installments of each such Facility on a pro rata basis, and second, to the permanent reduction of the Working Capital

Facility. Notwithstanding the foregoing, in the event that prepayments of the AXELs(SM) Series A Facility and the AXELs(SM) Series B Facility on or prior to the second anniversary of the closing have reached an aggregate amount of $25 million, the Lenders in such Facilities can refuse to accept additional prepayments during such period, in which case the amounts so refused instead shall be allocated first to the Acquisition Facility and the Term Loan Facility on a pro rata basis, and second, to the permanent reduction of the Working Capital Facility. The Term Loan Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%. The AXELs(SM) Series A Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.875% or at Citibank's Eurodollar rate plus 2.875%. The AXELs(SM) Series B Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 2.125% or at Citibank's Eurodollar rate plus 3.125%. As shown in Note (f) to the Pro Forma Consolidated Statements of Income, interest expense for the year ended December 31, 1995, on a pro forma basis, on the $515.0 million of Senior Debt would have been $39.6 million.


     The Company has the ability to borrow an additional $50.0 million for general corporate purposes pursuant to the Working Capital Facility and an additional $100.0 million, and, upon reaching a Pro Forma Senior Debt/EBITDA ratio of less than or equal to 2.5 to 1, up to an additional $50.0 million, to finance acquisitions and to refinance new center construction pursuant to the Acquisition Facility, subject to the Company meeting certain pro forma financial covenants and limitations imposed on the amount borrowed, including that the amount borrowed under the Acquisition Facility shall not exceed 3.5 times the Deemed EBITDA of the business to be acquired or the newly constructed center. "Deemed EBITDA" is the product of Specified Revenues and the Average EBITDA Margin. "Specified Revenues" means at any time (a) in the case of any acquisition of a new center, aggregate revenues of such new center for the immediately preceding 12-month period, and (b) in the case of any construction of a new center, an amount equal to (i) at any time during the first full 12-months of operations, the aggregate revenues of such new center for each full month it has operated times 12 divided by the number of full months such new center has operated and (ii) at any time thereafter, aggregate revenues of such new center for the immediately preceding 12-month period. "Average EBITDA Margin" means, at any time of determination, an amount equal to (a) the sum of consolidated EBITDA of AMF Bowling Centers and its subsidiaries and consolidated EBITDA of AMF Worldwide and its subsidiaries divided by (b) the sum of consolidated revenues of AMF Bowling Centers and its subsidiaries and consolidated revenues of AMF Worldwide and its subsidiaries, in each case for the 12-month period reflected in the Company's most recent financial statements.


     The Acquisition Facility has a term of five years. The Acquisition Facility will begin to amortize in November 1999, such that at April 30, 2000, the outstanding principal will be reduced to $75.0 million, with final maturity at April 30, 2001. The Acquisition Facility will bear interest until April 30, 1997, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%.

     The Working Capital Facility has a term of five years and will be fully revolving until final maturity. The Working Capital Facility will bear interest until April 30, 1997, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%. Beginning May 1, 1997 the margins above Citibank's customary base rate and Citibank's Eurodollar rate, at which the Term Loan Facility, the Working Capital Facility and the Acquisition Facility will bear interest, may be reduced pursuant to a floating performance pricing grid which is based on the Total Debt/EBITDA ratio for the four fiscal quarter rolling period then most recently ended.

     The Senior Facilities are guaranteed by Holdings and by each of the Company's present and future domestic Subsidiaries and are secured by all of the stock of the Company and the Company's present and future domestic Subsidiaries and Second-Tier Subsidiaries, and by 66% of the stock of the Company's present and future international subsidiaries, and by substantially all of the Company's and its present and future domestic Subsidiaries' present and future property and assets. Any additional present or future subsidiaries of the Company that become guarantors under the Senior Facilities will also jointly and severally guarantee the Company's payment obligations on the Notes on a senior subordinated basis.

COVENANTS

     The Senior Facilities contain certain financial covenants, as well as additional affirmative and negative covenants, constraining the Company. The Company must maintain a minimum EBITDA (as defined in the Credit Agreement) of not less than the sum of (i) an amount ranging from $140 million for the Rolling Period (each a calendar quarter together with the three consecutive immediately preceding calendar quarters) ending September 30, 1996, to $200 million for the Rolling Period ending September 30, 2003 and thereafter, and (ii) the EBITDA Adjustment Amount for such Rolling Period, which is equal to 80% of the aggregate amount of the EBITDA of each bowling center acquired or constructed by the Company or any of its Subsidiaries after May 1, 1996 and acquired or constructed at least 15 months prior to such time of determination.

     The Company must also maintain a Cash Interest Coverage Ratio (defined in the Credit Agreement as the ratio of (a) consolidated EBITDA of the Company and its Subsidiaries during a Rolling Period, as modified with respect to certain bowling centers acquired or constructed after May 1, 1996 ("Modified Consolidated EBITDA") to (b) cash interest payable on all Debt (as defined in the Credit Agreement) of the Company and its Subsidiaries) at an amount ranging from not less than 2.00 for the Rolling Period ending September 30, 1996, to not less than 2.50 for the Rolling Period ending September 30, 2004 and thereafter. The Company is required to maintain a Fixed Charge Coverage Ratio (defined in the Credit Agreement as the ratio of (a) Modified Consolidated EBITDA less the sum of (i) cash taxes paid plus (ii) Capital Expenditures made by the Company and its Subsidiaries during such Rolling Period to (b) the sum of (i) cash interest payable on all Debt plus (ii) principal amounts of all Debt payable by the Company and its Subsidiaries during such Rolling Period) at an amount ranging from not less than 1.05 for the Rolling Period ending September 30, 1996, to not less than 1.10 for the Rolling Period ending March 31, 2004 and thereafter. A Senior Debt to EBITDA Ratio (defined in the Credit Agreement as the ratio of Consolidated Debt (other than Subordinated Debt and Hedge Agreements, as defined in the Credit Agreement) of the Company and its Subsidiaries to Modified Consolidated EBITDA for that Rolling Period) must be maintained at levels ranging from not less than 3.5 for the Rolling Period ending September 30, 1996 to not less than 1.50 for the Rolling Period ending September 30, 2003 and thereafter. A Total Debt to EBITDA Ratio (defined in the Credit Agreement as the ratio of consolidated total Debt (other than Hedge Agreements) of the Company and its Subsidiaries to Modified Consolidated EBITDA) must be maintained at levels ranging from not less than 6.95 for the Rolling Period ended September 30, 1996 to not less than 4.00 for the Rolling Period ended September 30, 2003 and thereafter. In each case, the above-mentioned ratios are calculated on a quarterly basis.


     The chart on the following page summarizes the financial covenants described in the preceding paragraph.

                                                       ROLLING 12-MONTH PERIOD ENDING:
            ---------------------------------------------------------------------------------------------------------------------
                                 3/31/97    9/30/97    9/30/98    9/30/99    9/30/00    9/30/01    9/30/02    9/30/03    9/30/04
 FINANCIAL                       THROUGH    THROUGH    THROUGH    THROUGH    THROUGH    THROUGH    THROUGH    THROUGH      AND
 COVENANT   9/30/96   12/31/96   6/30/97    6/30/98    6/30/99    6/30/00    6/30/01    6/30/02    6/30/03    6/30/04    THEREAFTER
- ----------- -------   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
MODIFIED
CONSOLIDATED
  EBITDA(1)
  Not less
    than
    the
  following
    amounts
    (in $
  millions)
    plus
    the
    then
 applicable
    EBITDA
 Adjustment
 Amount(2)..   140      145        150        150        155        165        175        185        195        200        200
CASH
  INTEREST
  COVERAGE
  RATIO(3)
  Not less
   than:...   2.00      2.00       2.00       2.25       2.50       2.75       3.00       2.00       2.25       2.25       2.50
FIXED
  CHARGE
  COVERAGE
  RATIO(4)
  Not less
   than:...   1.05      1.05       1.05       1.10       1.15       1.20       1.20       1.05       1.10       1.10       1.10
SENIOR DEBT
  TO EBITDA
  RATIO(5)
  Not less
   than:...   3.50      3.50       3.50       3.25       2.75       2.25       1.50       1.50       1.50       1.50       1.50
TOTAL DEBT
  EBITDA
  RATIO(6)
  Not less
   than:...   6.95      6.95       6.75       6.60       6.50       6.25       5.50       4.75       4.25       4.00       4.00


- ---------------


(1) Defined as, for any Rolling Period, Consolidated EBITDA of the Company and its Subsidiaries for such Rolling Period, provided, however, that at any time of determination, (i) solely with respect to any constructed New Center, Modified Consolidated EBITDA shall be calculated using Adjusted EBITDA of such New Center and (ii) solely with respect to any New Center acquired within the immediately preceding 15 months, Modified Consolidated EBITDA shall be calculated using the actual EBITDA of such New Center for such Rolling Period. Adjusted EBITDA means, at any time, in the case of a New Center, the product of (a) the Average EBITDA Margin calculated as of the end of the fiscal quarter immediately preceding the fiscal quarter in which the acquisition or the construction of the New Center occurs and (b) the Specified Revenues of such new center. "Average EBITDA Margin" means, at any time of determination, an amount equal to (a) the sum of Consolidated EBITDA of AMF Bowling Centers and its subsidiaries and Consolidated EBITDA of AMF Worldwide and its subsidiaries divided by (b) the sum of consolidated revenues of AMF Bowling Centers and its subsidiaries and consolidated revenues of AMF Worldwide and its subsidiaries, in each case for the 12-month period reflected in the most recent financial statements. "Specified Revenues" means at any time (a) in the case of any acquisition of a New Center, aggregate revenues of such New Center for the immediately preceding 12-month period, and (b) in the case of any construction of a New Center, an amount equal to (i) at any time during its first 12 full months of operations, the aggregate revenues of such New Center for each full month it has operated times twelve divided by the number of full months such New Center has operated and (ii) at any time thereafter, aggregate revenues of such New Center for the immediately preceding 12-month period. "New Center" means, at any time of determination, any bowling center acquired (whether by means of a stock or asset acquisition) or constructed by the Company or any of its Subsidiaries after the Closing Date and less than 15 months prior to such date of determination, provided that the time of any such acquisition shall be the date of consummation of such acquisition and the time of any such construction shall be the date of the opening of such bowling center for business.



(2) Defined as 80% of the aggregate amount of EBITDA of each bowling center acquired or constructed by the Company or any of its subsidiaries after May 1, 1996 and acquired or constructed at least 15 months prior to such time of determination.



(3) The ratio of Modified Consolidated EBITDA to cash interest payable on all debt of the Company and its Subsidiaries on a consolidated basis.



(4) Ratio of (A) Modified Consolidated EBITDA during the Rolling Period less the sum of (1) cash taxes paid plus(2) Capital Expenditures made, in each case, by the Company and its Subsidiaries during such Rolling Period to (B) the sum of (i) cash interest payable on all debt plus (ii) principal amounts of all debt payable (other than the principal amount of debt to the extent it has been refinanced), in each case, by the Company and its Subsidiaries during such Rolling Period.



(5) Ratio of Consolidated debt (other than Subordinated debt and Hedge Agreements) of the Company and its Subsidiaries to Modified Consolidated EBITDA.



(6) Ratio of Consolidated total debt (other than Hedge Agreements) of the Company and its Subsidiaries to Modified Consolidated EBITDA.


     Affirmative covenants under the Senior Facilities oblige the Company and its Subsidiaries to comply with all laws and regulations, as well as to pay all taxes not being contested in good faith, to comply with environmental laws and permits, to maintain insurance coverage, preserve its corporate existence, permit the examination of its records and books of account by the agents or any of the Lenders, to prepare environmental reports upon the reasonable request of the administrative agent (in the case of a Default under the Credit Agreement or based on the belief that hazardous materials contamination not otherwise disclosed may be present on any property described in the mortgages), to keep proper books of record and account, to maintain its properties in good working condition, to comply with the terms of leaseholds and to perform and observe all terms and provisions of each Related Document (defined as the purchase agreement, the subordinated debt documents, the tax agreement, the stockholders agreement and the support agreement). The Company is also required to conduct, and cause each of its Subsidiaries to conduct, all transactions permitted under the loan documents with any affiliates on fair and reasonable terms, to maintain cash concentration accounts with Citibank, N.A. into which substantially all proceeds of collateral are to be paid, and to guarantee obligations and give security (upon the request of Citicorp USA, Inc. (together with any successor appointed pursuant to the Credit Agreement, the "Collateral Agent"), at such time as any new direct or indirect Subsidiary of the Company is formed or acquired by the Company and the Guarantors (each, a "Loan Party"), or when any property is acquired by any Loan Party). The Company must enter into prior to June 30, 1996, and maintain after November 15, 1996 until the aggregate outstanding amount under the Term Facilities is less than $400 million, interest rate hedge agreements, covering a notional amount of not less than 50% of the commitments under all the facilities and the other floating rate debt of the Loan Parties. The Company must also complete the process of granting collateral to the Collateral Agent within 60 days (or such later date as may be agreed to by the Company and the Collateral Agent) after May 1, 1996.

     Negative covenants under the Senior Facilities prohibit the Company and its Subsidiaries from incurring any liens (except for those created under the loan documents or otherwise permitted under the Credit Agreement, including those securing the Company's obligations as borrower not to exceed $5 million at any time outstanding). The Company and its Subsidiaries are also prohibited from incurring any debt, other than (in the case of the Company) debt owed to its Subsidiaries or in respect of hedge agreements not entered into for speculative purposes or (in the case of any Subsidiary) debt owed to the Company or any of its wholly owned Subsidiaries, to the extent permitted under the Credit Agreement or (in the case of either the Company or its Subsidiaries) debt secured by permitted liens, capitalized leases not to exceed $10 million at any time outstanding, any surviving debt and subordinated debt under the Notes, among other things. The Company and its Subsidiaries may not incur any obligations under leases having a term of one year or more that would cause their direct and contingent liabilities for any 12 months to exceed (i) $25 million, (ii) the product of (x) $200,000 and (y) the number of leased bowling centers acquired by the Company or any Subsidiaries after May 1, 1996 and (iii) in each calendar year after 1996, an amount equal to 4% of the amount permitted by this provision in the immediately preceding calendar year. The Company is also prohibited from entering into a merger of which it is not the survivor or to sell, lease, or otherwise transfer its asset other than in the ordinary course of business, except as otherwise permitted by the Credit Agreement. Investments by the Company or its Subsidiaries in any other Person is also limited by formulas set forth in the Credit Agreement. The negative covenants also related to the payment of dividends, prepayments of, and amendments of the terms of, other debt (including the Notes and the Exchange Notes), amendment of Related Documents, ownership change, negative pledges, partnerships, speculative transactions, capital expenditures and payment restrictions affecting subsidiaries. The Company is also subject to certain financial and other reporting requirements.

EVENTS OF DEFAULT

     The Senior Facilities contain customary Events of Default for highly-leveraged financings. These include:


          (a) the failure of the Company to pay the principal of, interest on, or other amounts payable in connection with, any advance under the Senior Facilities when they become due (in the case of principal) or within three days after they become due;

          (b) the incorrectness in any material respect of any representation or warranty of a Loan Party under or in connection with any loan document;



          (c) the failure of any Loan Party to perform or observe any term, covenant or agreement with regard to the use of proceeds covenant, certain affirmative covenants, any negative covenants, the obligation of the Company to give notice to the administrative agent and the lenders of any default or any event likely to have a materially adverse effect and any financial covenants under the Credit Agreement;



          (d) the failure of any Loan Party to perform any other term, covenant or agreement in any loan document, if such failure remains unremedied for 15 days after knowledge by an officer of any Loan Party or its Subsidiaries or notice by the administrative agent or any Lender;



          (e) the failure by any Loan Party or any material subsidiary to pay any principal of, premium or interest on or any other amount payable in respect of any debt outstanding in a principal amount of at least $25 million or any other event shall occur that would permit the acceleration of any such debt or such debt is accelerated;



          (f) the failure of any Loan Party or any material subsidiaries to generally pay debts as they become due, or their seeking of liquidation, reorganization, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization, or such a proceeding instituted against it remains undismissed and unstayed for a period of 30 days;



          (g) the rendering of any judgment or order for the payment of money in excess of $25 million against any Loan Party or any material subsidiary and either any enforcement proceedings shall have commenced or 15 days shall have passed during which no stay shall be in place;



          (h) the rendering of any non-monetary judgment or order against any Loan Party or any of material subsidiary that could reasonably be likely to have a material adverse effect, and there is a period of 15 days during which no stay of such judgment or order is in effect;



          (i) any provision of any loan document after delivery for any reason ceases to be valid and binding on or enforceable against any Loan Party which is a party to it;



          (j) any provision relating to the subordination of the debt under the Notes and any other debt of any Loan Party or any material subsidiary that is subordinated to the obligations of such Loan Party to the Lenders or the agents for any reason ceases to be valid and binding on or enforceable against any Loan Party which is a party to it;



          (k) any collateral document (excluding mortgages covering collateral which, in the aggregate, is immaterial) after delivery ceases to create a valid and perfected first priority lien on and security interest in the collateral purported to be protected thereby;



          (l) AMF Holdings Inc. ceases to own and control legally and beneficially all of the outstanding shares of capital stock of AMF Group Holdings Inc.;



          (m) AMF Group Holdings Inc. ceases to own and control legally and beneficially all of the outstanding shares of capital stock of the Company;



          (n) a change of control (as defined in the Credit Agreement) occurs;



          (o) an ERISA event occurs with respect to a single or multiple employer plan, and the sum of insufficiency as to such Plan, aggregated with the insufficiency of any other plans as to which an ERISA event occurred, exceeds $25 million;



          (p) any Loan Party or any ERISA affiliate is notified by the sponsor of a multiemployer plan that it has incurred withdrawal liability with respect to such plan, which, aggregated with other amounts required to be paid to multiemployer plans by the Loan Parties and ERISA affiliates, exceeds $25 million (or requires payments exceeding $7.5 million per annum); or

          (q) any Loan Party or ERISA affiliate is notified by the sponsor of a multiemployer plan that such plan is in reorganization or being terminated, within the meaning of Title IV of ERISA, resulting in an increase of aggregate annual contributions in specified amounts.


          Upon the occurrence of an Event of Default, the administrative agent may declare the commitment of the Lenders terminated and may declare the Notes and all interest thereon and all other amounts payable under the Credit Agreement and the other loan documents due, and may also take certain actions in respect of any outstanding letters of credit.

  Other Senior Debt

     A mortgage having a principal amount of approximately $2.0 million as of March 31, 1996, secured by a bowling center in Independence, Missouri, remains outstanding as an obligation of AMF. The original obligation was for approximately $1.7 million, with interest at a rate of 8.81% through October 1, 2013.

     AMF is obligated to make future payments under a noncompetition agreement that provides that such obligation will be secured by AMF's bowling center in Hickory, North Carolina. The amount remaining to be paid as of January 1, 1996 was $0.4 million, and the final payment is due in 1999. This obligation is reflected in other liabilities on the balance sheet of AMF Bowling Group.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL


     The Exchange Senior Subordinated Notes will be issued by the Company pursuant to the same Indenture (the "Senior Subordinated Note Indenture") among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Senior Subordinated Note Trustee"), under which the Senior Subordinated Notes were issued. The Exchange Senior Subordinated Discount Notes will be issued by the Company pursuant to an Indenture (the "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") among the Company, the Guarantors and American Bank National Association, as trustee (the "Senior Subordinated Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees"), under which the Senior Subordinated Discount Notes were issued. The terms of the Exchange Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Exchange Notes are referred to the Indentures and the Trust Indenture Act for a statement thereof. The discussion below summarizes the terms of the Exchange Notes that the Company believes are material to an investor in the Exchange Notes. This summary is qualified in its entirety by reference to the full text of the agreements underlying this discussion, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein. The definitions of certain terms used in the following summary are set forth below under the caption "-- Certain Definitions."


     As of May 31, 1996, all of the Company's Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indentures.

SUBORDINATION

     The payment of principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Exchange Notes will be subordinated in right of payment, in certain circumstances as set forth in the Indentures, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indentures or thereafter incurred.

     The Indentures provide that, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Exchange Notes would be entitled will be made to the holders of Senior Debt (except that Holders of Exchange Notes may receive payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Indentures also provide that the Company may not make any payment upon or in respect of the Exchange Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or any judicial proceeding is pending to determine whether any such default has occurred, or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the relevant Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the relevant Trustee. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the relevant Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been subsequently cured or waived for a period of not less than 180 days.

     The Indentures further require that the Company promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors." On a pro forma basis, after giving effect to the Acquisition and the related financing transactions, the principal amount of Senior Debt outstanding at December 31, 1995 would have been approximately $517.0 million. The Indentures limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Designated Senior Debt" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and
(iii) any other Senior Debt permitted under the Indentures the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Senior Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the New Bank Credit Agreement, together with any refunding, refinancing or replacement (in whole or part) of such Indebtedness.

     "Senior Bank Hedging Obligations" means all present and future Hedging Obligations of the Company, whether existing now or in the future, that are secured by the New Bank Credit Agreement or any of the collateral documents executed from time to time in connection therewith.

     "Senior Debt" means (i) the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and (iii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Goldman, Sachs & Co. and its Affiliates, including Pearl Street L.P.), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of the Indentures, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company; provided, however, that this clause (6) does not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes or the Exchange Notes and (8) Capital Stock.

     The Exchange Notes will rank pari passu or senior in right of payment to all Subordinated Indebtedness of the Company. The Exchange Senior Subordinated Notes and the Exchange Senior Subordinated Discount Notes will rank pari passu with each other. On the date this Prospectus, the only Subordinated Indebtedness of the Company outstanding is the Notes.

SENIOR SUBORDINATED GUARANTEES

     The Company's payment obligations under the Exchange Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by Holdings and each of the Company's direct and indirect domestic subsidiaries. The obligations of each Guarantor under its Senior Subordinated Guarantee will be subordinated to its Guarantee of all Obligations under the New Bank Credit Agreement (the "Senior Guarantees") and will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance."

     The Indentures provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustees, under the Notes and the Indentures; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of such Guarantor with or into the Company or another Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock."

     The Indentures provide that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holdings), by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Guarantor (other than Holdings), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indentures. See "-- Repurchase at the Option of Holders -- Asset Sales." The Indentures also provide that upon the merger, consolidation, sale or other disposition (including, without limitation, by foreclosure) of all or substantially all of the assets of the Company, then Holdings will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that such merger, consolidation or sale complies with the applicable provisions of the Indentures. See "-- Certain Covenants -- Merger, Consolidation, or Sale of All or Substantially All Assets."

     Certain of the operations of the Company are conducted through Subsidiaries that are not Guarantors and the Company is dependent upon the cash flow of those Subsidiaries to meet its obligations, including its obligations under the Exchange Notes. The Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's Subsidiaries that are not Guarantors. Such indebtedness and liabilities aggregated approximately $7.8 million (excluding inter-company payables to the Company) at March 31, 1996. Any right of the Company to receive assets of any of such Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of such

Subsidiary's creditors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company or a Guarantor. See "Risk Factors -- Holding Company Structure" and Note 5 to the Consolidated Balance Sheet of AMF Group Holdings Inc.

PRINCIPAL, MATURITY AND INTEREST OF THE EXCHANGE SENIOR SUBORDINATED NOTES

     The Exchange Senior Subordinated Notes are general unsecured obligations of the Company, limited in aggregate principal amount, together with any outstanding Senior Subordinated Notes, to $250.0 million and will mature on March 15, 2006. Interest on the Exchange Senior Subordinated Notes will accrue at the rate of 10 7/8% per annum and will be payable in cash semi-annually in arrears on March 15 and September 15, commencing on September 15, 1996, to Holders of record on the immediately preceding March 1 and September 1. Interest on the Exchange Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 21, 1996, the date of original issuance of the Notes. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal, premium, if any, and interest, including Liquidated Damages, if any, on the Exchange Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, including Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Senior Subordinated Notes at their respective addresses set forth in the register of Holders of Exchange Senior Subordinated Notes; provided, however, that all payments with respect to Global Notes and definitive Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Senior Subordinated Note Trustee maintained for such purpose. The Exchange Senior Subordinated Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

PRINCIPAL, MATURITY AND INTEREST OF THE EXCHANGE SENIOR SUBORDINATED DISCOUNT NOTES

     The Exchange Senior Subordinated Discount Notes will be general unsecured obligations of the Company, limited in aggregate principal amount at maturity, together with any outstanding Senior Subordinated Discount Notes, to $452.0 million and will mature on March 15, 2006. Until March 15, 2001 (the "Full Accretion Date"), no interest (other than Liquidated Damages, if applicable) will be paid in cash on the Exchange Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Exchange Senior Subordinated Discount Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Exchange Senior Subordinated Discount Notes will accrue at the rate of 12 1/4% per annum and will be payable in cash semi-annually in arrears on March 15 and September 15, commencing on September 15, 2001, to Holders of record on the immediately preceding March 1 and September 1. Interest on the Exchange Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal, premium, if any, and interest, including Liquidated Damages, if any, on the Exchange Senior Subordinated Discount Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, including Liquidated Damages, if any, may be made by check mailed to the Holders of the Exchange Senior Subordinated Discount Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Discount Notes; provided, however, that all payments with respect to Global Notes and definitive Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Exchange Senior Subordinated Discount Note Trustee maintained for such purpose. The Exchange Senior Subordinated Discount Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

SETTLEMENT AND PAYMENT

     Payments by the Company in respect of the Exchange Notes (including principal, premium, if any, interest and Liquidated Damages, if any) will be made in immediately available funds as provided above. The Exchange Notes are expected to trade in the Depository's Same-Day Funds Settlement System, and any secondary market trading activity in the Exchange Notes will, therefore, be required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Exchange Notes.

     Because of time-zone differences, the securities account of Euroclear or Cedel Bank participants (each, a "Member Organization") purchasing an interest in a Global Note from a Participant (as defined herein) that is not a Member Organization will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel Bank, as the case may be) immediately following the DTC settlement date. Transactions in interests in a Global Note settled during any securities settlement processing day will be reported to the relevant Member Organization on the same day. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Note by or through a Member Organization to a Participant that is not a Member Organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Cedel Bank cash account until the business day following settlement in DTC.

OPTIONAL REDEMPTION

     EXCHANGE SENIOR SUBORDINATED NOTES. Except as described below, the Exchange Senior Subordinated Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Exchange Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Exchange Senior Subordinated Note Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

                                                                         PERCENTAGE OF
                                                                           PRINCIPAL
                                     YEAR                                   AMOUNT
        ---------------------------------------------------------------  -------------
        2001...........................................................     105.438%
        2002...........................................................     103.625%
        2003...........................................................     101.813%
        2004 and thereafter............................................     100.000%

     Prior to March 15, 1999, the Company may, at its option, on any one or more occasions, redeem up to $100.0 million in aggregate principal amount of Exchange Senior Subordinated Notes at a redemption price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company; provided that at least $150.0 million in aggregate principal amount of Exchange Senior Subordinated Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of, or capital contribution to, the Company.

     EXCHANGE SENIOR SUBORDINATED DISCOUNT NOTES. Except as described below, the Senior Subordinated Discount Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Exchange Senior Subordinated Discount Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Exchange Senior Subordinated Discount Note Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

                                                                         PERCENTAGE OF
                                                                           PRINCIPAL
                                     YEAR                                   AMOUNT
        ---------------------------------------------------------------  -------------
        2001...........................................................     106.125%
        2002...........................................................     104.083%
        2003...........................................................     102.042%
        2004 and thereafter............................................     100.000%

     Prior to March 15, 1999, the Company may, at its option, on any one or more occasions, redeem the Exchange Senior Subordinated Discount Notes at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company; provided that at least $150.0 million in aggregate Accreted Value of Exchange Senior Subordinated Discount Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of, or capital contribution to, the Company.

SELECTION AND NOTICE

     If less than all of the Exchange Senior Subordinated Notes and/or Exchange Senior Subordinated Discount Notes, as the case may be, are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the applicable Trustee shall deem fair and appropriate; provided that, subject to the limitations described above, the Company may, at its option, elect to redeem either Exchange Senior Subordinated Notes, Exchange Senior Subordinated Discount Notes, or both Exchange Senior Subordinated Notes and Exchange Senior Subordinated Discount Notes; and provided further, that no Exchange Notes of $1,000 or less shall be redeemed in part.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at such Holder's registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL


     Upon the occurrence of a Change of Control (as defined below), each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the date of repurchase (or if such Change of Control Offer is with respect to the Exchange Senior Subordinated Discount Notes prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes pursuant to the procedures required by the Indentures and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.



     The Indentures provide that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding amounts under the New Bank Credit Agreement or offer to repay in full all outstanding amounts under the New Bank Credit Agreement and repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the New Bank Credit Agreement to permit the repurchase of the Exchange Notes required by this covenant. There can be no assurance that the Company will have sufficient funds, or will obtain the requisite consent of the Lenders under the New Bank Credit Agreement, to satisfy the Change of Control repurchase requirement if such requirement arises.



     The definition of a Change of Control includes transfers of "substantially all" of the assets of the Company and its Restricted Subsidiaries. There is no definitive quantitative test under New York law (the governing law of the Indentures) as to what portion of the assets would constitute "substantially all." Accordingly, there may be transactions that result in uncertainty as to whether the Company is obligated to make a Change of Control Offer.


     On a date that is no earlier than 30 days nor later than 60 days from the date that the Company mails notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company will, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agents an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustees for cancellation the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agents will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustees will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indentures are applicable. Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Such a transaction could occur, and could have an effect on the Exchange Notes, without constituting a Change of Control.


     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

     The existence of a Holder's right to require the Company to repurchase such Holder's Exchange Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

     ASSET SALES

     The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustees) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Permitted Asset Swap, at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or other Senior Debt or Pari Passu Indebtedness, (ii) to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn,
(iii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Principal Business, (iv) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale and/or (v) in the case of a sale of a bowling center or bowling centers, deem such Net Proceeds to have been applied pursuant to the immediately preceding clause (iv) to the extent of any expenditures made to acquire or construct one or more bowling centers in the general vicinity of the bowling center(s) sold within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indentures will provide that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, including Liquidated Damages, if any (or, if such Asset Sale Offer is with respect to the Senior Subordinated Discount Notes prior to the Full Accretion Date, 100% of the

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

Accreted Value thereof on the date of purchase, plus accrued and unpaid Liquidated Damages, if any), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indentures. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25.0 million by mailing the notice required pursuant to the terms of the Indentures, with a copy to the Trustees. To the extent that the aggregate amount of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) to offer to redeem Subordinated Indebtedness (a "Subordinated Asset Sale Offer") in accordance with the provisions of the indenture or other agreement governing such Subordinated Indebtedness or (y) for any purpose not prohibited by the Indentures. If the aggregate principal amount of Exchange Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Notes to be purchased on a pro rata basis, based upon the Accreted Value of Exchange Senior Subordinated Discount Notes and the principal amount of Exchange Senior Subordinated Notes tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of an Asset Sale.

     The New Bank Credit Agreement prohibits the Company from purchasing any Exchange Notes, and also provides that certain change of control events with respect to the Company will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indentures. In such circumstances, the subordination provisions in the Indentures would likely restrict payments to the Holders of Exchange Notes.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph

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

     of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indentures (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indentures to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from the issue or sale since the date of the Indentures of Equity Interests (including Retired Capital Stock (as defined below)) of the Company (except in connection with the Acquisition) or of debt securities of the Company that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the common equity capital of the Company since the date of the Indentures (except amounts contributed to finance the Acquisition), plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (x) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries since the date of the Indentures or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company after the date of the Indentures from an Unrestricted Subsidiary of the Company, plus (vi) $10.0 million.

          The foregoing provisions will not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indentures;

             (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) (the "Refunding Capital Stock"); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

             (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

             (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month

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

        period from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

             (v) Investments in Unrestricted Subsidiaries or in Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

             (vi) repurchases of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or other similar Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or other similar Equity Interests;

             (vii) the making and consummation of a Subordinated Asset Sale Offer in accordance with the provisions described under the caption entitled "-- Repurchase at the Option of Holders -- Asset Sales"; and

             (viii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary of the Company; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv) or (v) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     As of May 31, 1996, all of the Company's Subsidiaries are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the book value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indentures.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustees) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustees an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

     The Indentures provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including

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

Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.00 to 1.0 if such date is on or prior to September 15, 1997, 2.25 to 1.0 if such date is after September 15, 1997 and on or prior to March 15, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing provisions will not apply to:

          (a) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of (i) Indebtedness under the New Bank Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $715.0 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the New Bank Credit Agreement made after the date of the Indentures and (ii) additional Indebtedness under the New Bank Credit Agreement and the issuance of additional letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $75.0 million outstanding at any one time (reduced by the aggregate principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (l) below);

          (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

          (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Exchange Notes;

          (d) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed 5% of Total Assets at any time outstanding;

          (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and Guarantees by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company or the Company;

          (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indentures to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (h) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (i) the incurrence by the Company or any of the Guarantors of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness

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

     was incurred by the prior owner of such assets or such new Restricted Subsidiary prior to such acquisition by the Company or such Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition; and provided further that the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.00 to 1.0 if such date is on or prior to September 15, 1997, 2.25 to 1.0 if such date is after September 15, 1997 and on or prior to March 15, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis, as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness or Disqualified Stock and the Consolidated Cash Flow of such merged or acquired Person had been included for all purposes in such pro forma calculation;

          (j) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indentures to be incurred;

          (k) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

          (l) the incurrence by the Company of additional Indebtedness not otherwise permitted hereunder in an amount under this clause (l) not to exceed $75.0 million in aggregate principal amount (or accreted value, as applicable) outstanding at any one time (reduced by the aggregate principal amount of Indebtedness outstanding pursuant to clause (a)(ii) above).

NO SENIOR SUBORDINATED DEBT

     The Indentures provide that (i) the Company will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Notes and
(ii) no Guarantor will directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Senior Subordinated Guarantees.


     Except for the limitations on the incurrence of debt described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Indentures do not limit the amount of debt that is pari passu with the Exchange Notes.


LIENS

     The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless the Exchange Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Exchange Notes to the same extent that such Subordinated Indebtedness is subordinated to the Exchange Notes.

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

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indentures, (b) the New Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the New Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings thereof are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those terms described in an exhibit to the Indentures, (c) the Indentures and the Exchange Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indentures to be incurred, (f) by reason of customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(i) other Indebtedness permitted to be incurred subsequent to the date of the Indentures pursuant to the provisions of the covenant described under "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided that any such restrictions are customary with respect to the type of Indebtedness being incurred (under the relevant circumstances), (j) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (k) any Permitted Investment, (l) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (m) customary provisions in joint venture agreements and other similar agreements.

MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

     The Indentures provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Exchange Notes, the Indentures and the

Pledge and Escrow Agreements pursuant to supplemental indentures in form reasonably satisfactory to the applicable Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

TRANSACTIONS WITH AFFILIATES

     The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustees (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (if there are any disinterested members of the Board of Directors) and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted by the provisions of the Indentures described above under "-- Restricted Payments"; (iii) the payment of all fees, expenses and other amounts relating to the Acquisition; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (v) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary of the Company in the ordinary course of business to any Restricted Subsidiary of the Company on terms that are customary in the industry or consistent with past practices; (vi) the execution of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman Sachs or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of the Board of Directors in good faith;
(vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith; (viii) the performance of any agreement as in effect as of the date of the Indentures or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Exchange Notes in any material respect); (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indentures and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indentures shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Exchange Notes in any material respect;
(x) transactions permitted by, and complying with, the provisions of the covenant described under "-- Merger, Consolidation, or Sale of All or Substantially All Assets;" and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indentures which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of the Board of Directors of the Company or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

ISSUANCES OF GUARANTEES OF INDEBTEDNESS

     The Indentures provide that the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness unless such Restricted Subsidiary either
(i) is a Guarantor, or (ii) simultaneously executes and delivers supplemental indentures to the Indentures providing for the Guarantee of the payment of all Obligations with respect to the Exchange Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Subordinated Indebtedness and subordinated to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Senior Debt to the same extent as the Notes are subordinated to Senior Debt. In addition, the Indentures provide that (x) if the Company shall, after the date of the Indentures, create or acquire any new First-Tier Subsidiary, then such newly created or acquired First-Tier Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indentures, (y) if any First-Tier Subsidiary shall, after the date of the Indentures, create or acquire any new Second-Tier Subsidiary, then such newly created or acquired Second-Tier Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indentures and (z) if the Company shall (whether before or after the date of the Indentures) create or acquire any new Subsidiary (other than a First-Tier Subsidiary or Second-Tier Subsidiary) that becomes a guarantor under the New Bank Credit Agreement, then such newly created or acquired Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indentures. Notwithstanding the foregoing, any such Senior Subordinated Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) pursuant to the terms of the Indentures. See "-- Senior Subordinated Guarantees." The form of such Senior Subordinated Guarantee is attached as an exhibit to each of the Indentures.

ACTIVITIES OF HOLDINGS

     In addition to the restrictions set forth above, the Indentures provide that Holdings may not (i) hold any assets or incur any Indebtedness or (ii) engage in any business activities; except that Holdings may (x) hold all, but not less than all, of the Capital Stock of the Company and (y) be a

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co-obligor and/or guarantor with respect to Indebtedness if the Company is a primary obligor or guarantor of such Indebtedness and the net proceeds of such Indebtedness are lent to the Company or one or more of its Restricted Subsidiaries.

REPORTS

     The Indentures provide that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, the Company will, commencing after consummation of the Acquisition, furnish to the Holders of Exchange Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, following the consummation of the Acquisition, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Exchange Notes remain outstanding, they will furnish to the Holders of the Exchange Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indentures provide that each of the following constitutes an Event of Default with respect to the Exchange Senior Subordinated Notes or the Exchange Senior Subordinated Discount Notes, as the case may be: (i) default for 30 days in the payment when due of interest, including Liquidated Damages, if any, on the Exchange Notes (whether or not prohibited by the subordination provisions of the Indentures); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indentures); (iii) failure by the Company for 30 days after notice from either Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, to comply with the provisions described under "-- Escrow of Proceeds; Special Mandatory Redemption,"
"-- Change of Control," "-- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" or "-- Merger, Consolidation, or Sale of All or Substantially All Assets;" (iv) failure by the Company for 60 days after notice from either Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, to comply with any of its other agreements in the Indentures or the Exchange Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indentures, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries;
(viii) failure by the Company to comply with the provisions of the Pledge and Escrow Agreements; and (ix) except as permitted by the Indentures, any Senior Subordinated Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force

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and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Senior Subordinated Guarantee.

     If any Event of Default occurs and is continuing, any Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, may declare all the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, to be due and payable immediately. Upon such declaration the principal, interest, premium, if any, and Liquidated Damages, if any, shall be due and payable immediately; provided, however, that so long as Senior Debt or any commitment therefor is outstanding under the New Bank Credit Agreement, any such notice or declaration shall not be effective until the earlier of (a) five Business Days after such notice is delivered to the Representative for the Senior Bank Debt or (b) the acceleration of any Indebtedness under the New Bank Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Indentures or the Exchange Notes except as provided in the Indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the applicable Trustee in its exercise of any trust or power. Either Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, including Liquidated Damages, if any) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the applicable Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to March 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to March 15, 2001, then the premium specified in the applicable Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

     The Holders of a majority in aggregate principal amount of the Exchange Senior Subordinated Notes or the Exchange Senior Subordinated Discount Notes, as the case may be, then outstanding by notice to the applicable Trustee may on behalf of the Holders of all of the Exchange Senior Subordinated Notes or the Exchange Senior Subordinated Discount Notes, as the case may be, waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest, including Liquidated Damages, if any, on, or the principal and premium, if any, of, the Exchange Senior Subordinated Notes or the Exchange Senior Subordinated Discount Notes, as the case may be.

     The Company is required to deliver to each Trustee annually a statement regarding compliance with the respective Indentures, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to each Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of

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

Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all obligations of the Company and the Guarantors discharged with respect to the outstanding Exchange Senior Subordinated Notes and/or the outstanding Exchange Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest, including Liquidated Damages, if any, on such Exchange Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the applicable Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Senior Subordinated Note Indenture or the Senior Subordinated Discount Note Indenture, and the Senior Subordinated Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company or the Guarantors must irrevocably deposit with the appropriate Trustee, in trust, for the benefit of the Holders of the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, on the stated maturity or on the applicable redemption date, as the case may be, and the Company or the Guarantors must specify whether the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding, Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, will not

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

recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company or the Guarantors must have delivered to the appropriate Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Guarantors, as applicable, with the intent of preferring the Holders of Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors, as applicable, or others; and (viii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Exchange Notes in accordance with the Indentures. The Registrars and the Trustees may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indentures. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

     The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

BOOK-ENTRY, DELIVERY AND FORM

     The Exchange Notes initially issued in exchange for the Notes generally will be represented by one or more fully-registered global notes (collectively, the "Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form, as discussed below. The Global Exchange Note will be deposited upon issuance with The Depository Trust Company (the "Depository") and registered in the name of the Depository or a nominee of the Depository (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a

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custodial relationship with a Participant, either directly or indirectly.
Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

     The Depository has also advised the Issuers that pursuant to procedures established by it, (i) upon deposit of the Global Exchange Note, the Depository will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Exchange Note and (ii) ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes is limited to that extent. For certain other restrictions on the transferability of the Exchange Notes, see "Risk Factors -- Restrictions on Transfer."

     Except as described below, owners of interests in the Global Exchange Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in definitive form and will not be considered the registered owners or holders thereof under the Indentures for any purpose.

     Payments in respect of the principal of and premium, if any, and interest on any Exchange Notes registered in the name of the Global Exchange Note Registered Owner will be payable by the Trustees to the Global Exchange Note Registered Owner in their capacity as the registered Holder under the Indentures. Under the terms of the Indentures, the Company and the Trustees will treat the persons in whose names the Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustees nor any agent of the Company or the Trustees has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's records relating to the beneficial ownership interests in the Global Exchange Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants. The Depository has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustees or the Company. Neither the Company nor the Trustees will be liable for any delay by the Depository or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustees may conclusively rely on and will be protected in relying on instructions from the Global Exchange Note Registered Owner for all purposes.

     The Global Exchange Note is exchangeable for definitive Exchange Notes if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository of the Global Exchange Note and the Company thereupon fails to appoint a successor Depository, (ii) the Company, at its option, notifies the Trustees in writing that it elects to cause the issuance of the Exchange Notes in definitive registered form, (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the

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

Exchange Notes or (iv) as provided in the following paragraph. Such definitive Exchange Notes shall be registered in the names of the owners of the beneficial interests in the Global Exchange Note as provided by the Participants. Exchange Notes issued in definitive form will be in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples thereof. Upon issuance of Exchange Notes in definitive form, the Trustees are required to register the Exchange Notes in the name of, and cause the Exchange Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners as the Depository shall direct.

     Subject to the restrictions on the transferability of the Exchange Notes described in "Risk Factors -- Restrictions on Transfer," an Exchange Note in definitive form will be issued (i) in the Exchange Offer solely in exchange for certificated Notes or (ii) following the Exchange Offer, upon the resale, pledge or other transfer of any Exchange Note or interest therein to any person or entity that does not participate in the Depository. The exchange of certificated notes in the Exchange Offer may be made only by presentation of the Notes, duly endorsed, together with a duly completed Letter of Transmittal and other required documentation as described under "The Exchange Offer -- Procedures for Tendering" and "-- Guaranteed Delivery Procedures." Transfers of certificated Exchange Notes may be made only by presentation of Exchange Notes, duly endorsed, to the Trustees for registration of transfer on the Note Register maintained by the Trustees for such purposes.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Exchange Notes may, upon request to the appropriate Trustee, exchange such beneficial interest for Exchange Notes evidenced by registered, definitive certificates ("Certificated Securities"). Upon any such issuance, the appropriate Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the appropriate Trustee in writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the appropriate Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the applicable Indenture, then, upon surrender by the Global Exchange Note Holder of its Global Exchange Notes, Exchange Notes in such form will be issued to each person that the Global Exchange Note Holder and the Depository identify as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustees will be liable for any delay by the Global Exchange Note Holder or the Depository in identifying the beneficial owners of Exchange Notes and the Company and the Trustees may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or the Depository for all purposes.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement on March 21, 1996. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission on or prior to 30 days after the Acquisition Closing Date the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company and the

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

Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company on or prior to the 20th Business Day following consummation of the Exchange Offer that it alone or together with Holders who hold in the aggregate at least $1.0 million in principal amount (or Accreted Value, as applicable) of Notes (A) is prohibited by law or Commission policy from participating in the Exchange Offer or (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, at any time after Consummation (as defined in the Registration Rights Agreement) of the Exchange Offer, the Company and the Guarantors may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the period referred to in the Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

     The Registration Rights Agreement provides that (i) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 30 days after the Acquisition Closing Date, (ii) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the date on which such Exchange Offer Registration Statement is filed with the Commission (which 90-day period shall be extended for a number of days equal to the number of Business Days, if any, that the Commission is officially closed during such period), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such filing obligation arises. If (a) the Company and the Guarantors fail to file either of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified

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

for such effectiveness (the "Effectiveness Target Date"), (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then, subject to the last sentence of the preceding paragraph, the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 in principal amount (or, in the case of the Senior Subordinated Discount Notes prior to the Full Accretion Date, Accreted Value) of Notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount (or, in the case of the Senior Subordinated Discount Notes prior to the Full Accretion Date, Accreted Value) of Notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount (or Accreted Value, as applicable) of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company in cash on each Damages Payment Date to the Global Note Holder (and any Holder of Certificated Securities who has given wire transfer instructions to the Company at least 10 Business Days prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other Holders of Certificated Securities by mailing checks to their registered address. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CONSENT OF THE HOLDERS

     Except as described below under "-- Amendment, Supplement and Waiver," the Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the applicable Indenture, including, without limitation, waivers, amendments, redemptions and Repurchase Offers, and for purposes of this "Description of Notes" (except under the caption, "-- Registration Rights; Liquidated Damages") all reference herein to "Exchange Notes" shall be deemed to refer collectively to the Exchange Notes and any Notes, unless the context otherwise requires.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indentures and the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Exchange Notes), and any existing default or compliance with any provision of the Indentures or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be (including consents obtained in connection with a tender offer or exchange offer for such Exchange Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder): (i) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest, including Liquidated Damages, if any, on any Exchange Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, including Liquidated Damages, if any, on the Exchange Notes (except a rescission of acceleration of the Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note payable in money other than that stated in the Exchange Notes, (vi) make any change in the provisions of the Indentures relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest, including Liquidated Damages, if any, on the Exchange Notes, (vii) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes, the Company and the appropriate Trustee may amend or supplement the Indentures or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indentures of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indentures contain certain limitations on the rights of the Trustees, should either Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if either Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Exchange Senior Subordinated Notes or Exchange Senior Subordinated Discount Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustees will be required, in the exercise of their power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, neither Trustee will be under any obligation to exercise any of its rights or powers under the Indentures at the request of any Holder, unless such Holder shall have offered to the appropriate Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Exchange Senior Subordinated Discount Note and (b) the portion of the excess of the principal amount of each Exchange Senior Subordinated Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at 12 1/4% per annum of the initial offering price of the Exchange Senior Subordinated Discount Notes, compounded semi-annually on each March 15 and September 15 from the date of issuance of the Exchange Senior Subordinated Discount Notes through the date of determination; provided that on and after the Full Accretion Date the Accreted Value shall be equal to the principal amount of the outstanding Exchange Senior Subordinated Discount Note.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "AMF" means the AMF worldwide bowling businesses, including AMF Bowling, Inc., AMF Bowling Centers, Inc., the AMF worldwide bowling centers and their subsidiaries.

     "Asset Sale" means:

     (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or

     (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions),

in each case, other than:

     (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company;

     (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under the covenant entitled "-- Merger, Consolidation, or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indentures;

     (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the covenant described above under "-- Restricted Payments";

     (d) any disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $2.5 million;

     (e) any sale of Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

     (f) foreclosures on assets.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:

     (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders and their Related Parties;

     (ii) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders or any of their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the Voting Stock of the Company or Holdings, and beneficially owns more of such Voting Stock than the Permitted Holders and their Related Parties; or

     (iii) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indentures or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Exchange Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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

     "Existing Indebtedness" means Indebtedness of AMF and its Restricted Subsidiaries (other than Indebtedness under the New Bank Credit Agreement) in existence on the date of the Indentures, until such amounts are repaid.

     "First-Tier Subsidiaries" means each of the Subsidiaries directly owned by the Company.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated (A) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (B) subject to clause (ii) of the definition of "Consolidated Net Income," by treating a portion of the consolidated revenue for such period of any acquired entity that derives at least 90% of its revenues from the ownership and operation of bowling centers as Consolidated Cash Flow of such entity, regardless of the actual operating results of such entity, such portion being the percentage of the consolidated revenues of the Company's domestic bowling center operations that constituted Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person paying the dividend, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indentures.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Holdings, (ii) each of the First-Tier Subsidiaries, (iii) each of the Second-Tier Subsidiaries and (iv) any other Restricted Subsidiary of the Company that executes a Senior Subordinated Guarantee in accordance with the provisions of the Indentures, and, in each case, their respective successors and assigns. As a result of additional Subsidiaries becoming Guarantors at the time of the Acquisition, the Guarantors now consist of AMF Group Holdings Inc., a Delaware corporation of which the Company is a wholly owned subsidiary, and each of the Company's direct and indirect domestic subsidiaries.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a holder of any of the Exchange Notes or Notes.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is not an Affiliate of the Company and that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Joint Ventures" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries (or a combination thereof).

     "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the New Bank Credit Agreement which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Mortgage Financing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary of the Company after the date of the Indentures.

     "Mortgage Refinancing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the Indentures or created or incurred subsequent to the date of the Indentures as permitted by the terms of the Indentures and owned by the Company or any Restricted Subsidiary of the Company.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or

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

nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Bank Credit Agreement" means the credit agreement to be entered into by and among the Company and the financial institutions party thereto providing a portion of the financing for the Acquisition, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time.

     "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of the Company, by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indentures.

     "Pari Passu Indebtedness" means indebtedness which ranks pari passu in right of payment to the Notes.

     "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets that are used or useful in a Principal Business and/or a controlling equity interest in a person engaged in a Principal Business.

     "Permitted Holders" means Goldman, Sachs & Co. and any of its Affiliates.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of

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

consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales;" (e) any Investment existing on the date of the Indentures; (f) Permitted Asset Swaps; (g) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (h) advances to employees not in excess of $5.0 million outstanding at any one time; (i) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (j) Hedging Obligations; (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (l) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company; and (m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Notes on terms at least as favorable to the Holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding-up.

     "Principal Business" means (i) the design, manufacture and sale of bowling and bowling center equipment and allied products, including without limitation, pinspotters, scoring equipment, masking panels, seating, lane maintenance machines, bumper bowling systems, electronic foul detectors, back office support systems, bowling pins, wood and synthetic lanes, ball returns, ball lifts, ball cleaners, other equipment used to equip or outfit a bowling center, spare and replacement parts, maintenance equipment and supplies, bowling balls, bags, shoes, shirts, pool and billiard tables and cues, shuffleboard and other gaming tables, and any other equipment and products used or useful in the operation of bowling centers, (ii) the ownership and operation of bowling centers, in the

United States and throughout the world, including without limitation bowling operations, shoe rental, food and beverage sales and services, operation of lounges and bars at or within a bowling center (including without limitation sales and service of alcoholic beverages and provision of music and cabaret activities), operation of pro shops (including without limitation sales and service of merchandise), billiards and other table games, video and arcade games, play centers, movie viewing, gaming activities, such as Pull-Tab, lottery, video poker and keno, and any other activities which are or may become associated with bowling centers, and (iii) any activity or business incidental, directly related or similar to those set forth in clauses (i) or (ii) of this definition, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Exchange Global Notes" means the Regulation S Temporary Exchange Global Notes or the Regulation S Permanent Exchange Global Notes, as applicable.

     "Regulation S Permanent Exchange Global Notes" means a permanent global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Exchange Senior Subordinated Notes and a permanent global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Exchange Senior Subordinated Discount Notes, in each case, sold in reliance on Regulation S.

     "Regulation S Temporary Global Exchange Notes" means a temporary global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Exchange Senior Subordinated Notes and a temporary global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Exchange Senior Subordinated Discount Notes, in each case, sold in reliance on Regulation S.

     "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

     "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Exchange Notes pursuant to the provisions described under the covenants entitled "-- Repurchase at the Option of Holders -- Change of Control" or "-- Repurchase at the Option of Holders -- Asset Sales."

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Notes" means a permanent global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Senior Subordinated Notes and a permanent global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Senior Subordinated Discount Notes, in each case, sold in reliance on Rule 144A.

     "Second-Tier Subsidiaries" means each of the Subsidiaries directly owned by the First-Tier Subsidiaries.

     "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the New Bank Credit Agreement.

     "Senior Subordinated Guarantees" means the Guarantees by the Guarantors of the Obligations under the Indentures and the Exchange Notes.

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

     "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indentures.

     "Special Redemption Price" has the meaning set forth under "-- Escrow of Proceeds; Special Mandatory Redemption."

     "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

     "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustees by filing with the Trustees a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

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

     "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                   DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
              CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

     The following summary describes certain material United States ("U.S.") federal income tax consequences relevant to the purchase, ownership and disposition of Exchange Notes as of the date hereof. Unless otherwise indicated, this summary deals only with United States Holders who hold such Exchange Notes as capital assets. The following discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to such holders, nor does it address U.S. federal income tax consequences which may be relevant to certain types of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, persons holding Exchange Notes as a part of hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar, that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"). Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

     As used herein, a "United States Holder" of an Exchange Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" is any holder that is not a United States Holder.

UNITED STATES HOLDERS

     PAYMENTS OF INTEREST AND ORIGINAL ISSUE DISCOUNT

     Exchange Senior Subordinated Notes. Interest on an Exchange Senior Subordinated Note generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     Exchange Senior Subordinated Discount Notes. For federal income tax purposes, the exchange of Senior Subordinated Discount Notes for Exchange Senior Subordinated Discount Notes will not be considered to alter the tax consequences of ownership of Senior Subordinated Discount Notes. Therefore, the Exchange Senior Subordinated Discount Notes will be considered to have been issued with original issue discount ("OID") within the meaning of Section 1273(a) of the Code. The amount of such OID equaled the difference between (i) the sum of all amounts payable on the Senior Subordinated Discount Notes (including the interest payable on such debentures) and (ii) the "issue price" of the Senior Subordinated Discount Notes. The "issue price" of the Senior Subordinated Discount Notes was the first price at which a substantial amount of the Senior Subordinated Discount Notes was sold (excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriter, placement agent or wholesaler).

     A United States Holder of the Exchange Senior Subordinated Discount Notes must include such OID in income on an economic accrual basis (using the constant yield method of accrual described in Section 1272(a) of the Code) and in advance of the receipt of the cash to which such OID is attributable, regardless of such holder's method of tax accounting. Under that method, a United States Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Exchange Senior Subordinated Discount Notes held of record by persons other than corporations and other exempt holders.

     Since the yield-to-maturity on the Exchange Senior Subordinated Discount Notes exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which the Senior Subordinated Discount Notes were issued (the "AFR") and (y) 5%, the Exchange Senior Subordinated Discount Notes are considered "applicable high yield discount obligations" under Section 163(i) of the Code. As a result, the Company will not be allowed to take a deduction for interest (including OID) accrued on the Exchange Senior Subordinated Discount Notes for U.S. federal income tax purposes until such time as the Company actually pays such interest (including
OID) in cash or in other property (other than stock or debt of the Company or a person deemed to be related to the Company under Section 453(f)(1) of the Code).

     Since the yield-to-maturity on the Exchange Senior Subordinated Discount Notes exceeds the sum of (x) the AFR and (y) 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for interest (including OID) accrued on the Exchange Senior Subordinated Discount Notes will be permanently disallowed (regardless of whether the Company actually pays such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent (approximately 0.27%) such interest or OID is attributable to the Disqualified Yield on the Exchange Senior Subordinated Discount Notes ("Dividend-Equivalent Interest"). For purposes of the dividends-received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of the Company's current or accumulated earnings and profits. Accordingly, a United States Holder of an Exchange Senior Subordinated Discount Note that is a corporation may be entitled to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by such corporate holder on such Exchange Senior Subordinated Discount Note.

ACQUISITION PREMIUM

     Exchange Senior Subordinated Notes. If a United States Holder acquires an Exchange Senior Subordinated Note or has acquired a Senior Subordinated Note, in each case, for an amount more than its redemption price, the Holder may elect to amortize such bond premium on a yield to maturity basis.

     Exchange Senior Subordinated Discount Notes. A United States Holder who acquires an Exchange Senior Subordinated Discount Note or has acquired a Senior Subordinated Discount Note, in each case, for an amount less than the sum of all amounts payable after the purchase date but greater than its "adjusted issue price" immediately before such purchase will be considered to have purchased such Senior Subordinated Discount Note (and its successor Exchange Senior Subordinated Discount Note) or Exchange Senior Subordinated Discount Note at an "acquisition premium." The "adjusted issue price" is equal to the instrument's issue price increased by all previously accrued OID and reduced by the amount of all previous payments. Under the acquisition premium rules of the Code, the amount of OID which such United States Holder must include in its gross income with respect to such Exchange Senior Subordinated Discount Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

MARKET DISCOUNT

     A purchase of an Exchange Note in a subsequent resale may be affected by the market discount provisions of the Code. These rules generally provide that subject to a statutorily defined de minimis exception, if a United States Holder purchases an Exchange Note (or purchased a Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For an Exchange Senior Subordinated Note or a Senior Subordinated Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. For an Exchange Senior Subordinated Discount Note or a Senior Subordinated Discount Note, "market discount" is the excess of the adjusted issue price of the Exchange Senior Subordinated Discount Note or the Senior Subordinated Discount Note over its tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method.

     In lieu of including the accrued market discount in income at the time of disposition, a United States Holder of an Exchange Note acquired at a market discount (or acquired in exchange for a Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the Internal Revenue Service consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of an Exchange Note in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includible in income.

     SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION OF EXCHANGE NOTES

     A United States Holder will recognize gain or loss on the sale, retirement or other taxable disposition of an Exchange Note equal to the difference between the amount realized by the United States Holder upon such sale, retirement or disposition (less any portion of such amount that is allocable to accrued interest or OID, which amount generally will be taxable to a Holder as ordinary income) and the United States Holder's adjusted tax basis in such Exchange Note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of such sale, retirement or disposition, the United States Holder held the Exchange Note for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

     LIQUIDATED DAMAGES

     The Company intends to take the position that the Liquidated Damages described above under "Description of Exchange Notes -- Registration Rights; Liquidated Damages" will be taxable to the holder as ordinary income in accordance with the holder's method of accounting for tax purposes. The Internal Revenue Service, however, may take a different position, which could affect the timing of the holder's income and the amount and timing of the Company's deduction with respect to the Liquidated Damages.

NON-UNITED STATES HOLDERS

     U.S. Withholding Taxes. Subject to the discussion of backup withholding set forth below, payments of principal, premium, if any, and interest (including
OID) on the Exchange Notes to a Non-United States Holder who is the beneficial owner of an Exchange Note will not be subject to the 30% U.S. withholding tax; provided, in the case of a payment of premium, if any, and interest (including
OID) and Liquidated Damages, if any, that (i) the beneficial owner of the Exchange Note does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) such beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) such beneficial owner is not a bank whose receipt of interest on an Exchange Note is described in section 881(c)(3)(A) of the Code and (iv) such beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) (in the case of individuals) or section 881(c) (in the case of foreign corporations) of the Code and the regulations thereunder.

     To satisfy the statement requirement referred to in (iv) above, the beneficial owner of an Exchange Note, or a financial institution holding the Exchange Note on behalf of such owner, must provide, in accordance with specified procedures, the Company or its paying agent, as the case may be, with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current Temporary Treasury regulations, those requirements will be met if (1) the beneficial owner provides his name and address, signs under penalties of perjury and certifies, that he is not a U.S. person (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Exchange Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Company or its paying agent, as the case may be, with a copy thereof. Under the proposed Treasury regulations that have not yet been put into effect, a Non-United States Holder can satisfy the statement requirement without providing an Internal Revenue Service Form W-8 (or successor form) if the Non-United States Holder holds the Exchange Notes through an offshore account of a U.S. intermediary, provided the intermediary has documentary evidence regarding the Non-United States Holder's status.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described above, payments of premium, if any, and interest (including OID) made to Non-U.S. Holders by the Company (or its paying agent) with respect to the Exchange Notes will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Exchange Note provides the Company or its paying agent, as the case may be, with, and keeps current, (i) a properly executed Internal Revenue Service Form 1001 (or successor form) claiming an exemption from U.S. withholding tax under a U.S. income tax treaty or (ii) a properly executed Internal Revenue Service Form 4224 (or successor form) claiming such premium and/or interest is exempt from U.S. withholding tax because such premium and/or interest is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder. Proposed Treasury regulations that have not yet been put into effect combine Internal Revenue Service Form 1001 and Internal Revenue Service Form 4224 into a single new Internal Revenue Service Form W-8 which will serve as the withholding certificate for establishing most claims of withholding tax relief.

     No U.S. withholding taxes will be imposed on any gain realized by a Non-U.S. Holder upon the sale, retirement or other taxable disposition of its Exchange Notes.

     U.S. Federal Income Taxes.  If a Non-United States Holder of an Exchange
Note is engaged in a trade or business in the United States and premium, if any, or interest (including OID) paid on such Exchange Note is effectively connected with the conduct of such U.S. trade or business, the Non-United States Holder, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such effectively connected income on a net income basis in the same manner as if such Holder were a United States Holder. See "United States Holders" above. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including
OID) will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Non-United States Holder on the sale, retirement or other taxable disposition of an Exchange Note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business carried on in the U.S. by such Non-United States Holder, or
(ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, retirement or disposition, and certain other conditions are met.

     U.S. Estate Taxes. An Exchange Note beneficially owned by an individual who is a Non-United States Holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of such individual's death, provided that (i) such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code, and (ii) interest payments (including payments of OID) with respect to such Exchange Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on the Exchange Notes and to the proceeds of the sale of an Exchange Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report its full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (iv) under "-- Non-United States
Holders -- U.S. Withholding Taxes" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

     In addition, Temporary Treasury regulations provide that backup withholding and information reporting will not apply if payments of principal, interest, OID or premium on an Exchange Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Exchange Note, or if a foreign office of a foreign broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of an Exchange Note to the owner thereof. However, under the proposed Treasury regulations that have not yet been put into effect, information reporting will apply to payments of principal, interest, OID or premium on an Exchange Note with respect to an offshore account unless the Holder provides a statement described in (iv) under "-- Non-United States Holders -- U.S. Withholding Taxes" or the Company obtains, reviews and maintains documentary evidence sufficient to establish that the Holder is a Non-United States Holder. Temporary Treasury regulations also provide that if, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. Person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. Person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest, or the proceeds of a sale that are not subject to backup withholding under the current regulations.

     Payments of principal, interest, OID and premium on an Exchange Note to the beneficial owner of an Exchange Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of an Exchange Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (iv) above and the payor does not have actual knowledge that the beneficial owner is a United States Person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until           , 1996 (90 days after commencement of the
Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer.

                                    EXPERTS

     The combined financial statements of AMF Bowling Group as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Fair Lanes, Inc. as of September 29, 1994 and June 30, 1994 and for the three months ended September 29, 1994 and year ended June 30, 1994 included in this Prospectus have been so included in reliance on the report of, Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated statements of loss, stockholder's equity and cash flows of Fair Lanes, Inc. and subsidiaries for the year ended June 24, 1993 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The audited consolidated balance sheet of Holdings as of March 7, 1996 included in this Prospectus, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein, in reliance upon the authority of said firm as experts in giving said report.

                           VALIDITY OF EXCHANGE NOTES

     The validity of the Exchange Notes will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, counsel to the Company.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                      PAGE
                                                                                      -----
COMBINED FINANCIAL STATEMENTS OF AMF BOWLING GROUP
  Report of Independent Accountants.................................................    F-2
  Combined Balance Sheets as of December 31, 1995 and 1994..........................    F-3
  Combined Statements of Income for the Years Ended December 31, 1995, 1994 and
     1993...........................................................................    F-4
  Combined Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and
     1993...........................................................................    F-5
  Combined Statements of Changes in Stockholders' Equity for the Years Ended
     December 31, 1995, 1994 and 1993...............................................    F-6
  Notes to Combined Financial Statements............................................    F-7
  Condensed Combined Balance Sheets as of March 31, 1996 and December 31, 1995
     (Unaudited)....................................................................   F-39
  Condensed Combined Statements of Income for the Three Months Ended March 31, 1996
     and 1995 (Unaudited)...........................................................   F-40
  Condensed Combined Statements of Cash Flows for the Three Months Ended March 31,
     1996 and 1995 (Unaudited)......................................................   F-41
  Condensed Combined Statements of Changes in Stockholders' Equity for the Three
     Months Ended March 31, 1996 (Unaudited)........................................   F-42
  Notes to Condensed Combined Financial Statements (Unaudited)......................   F-43
CONSOLIDATED FINANCIAL STATEMENTS OF FAIR LANES, INC. (DEBTOR-IN-POSSESSION) AND
  SUBSIDIARIES
  Report of Independent Accountants.................................................   F-55
  Independent Auditors' Report......................................................   F-56
  Consolidated Balance Sheets as of September 29, 1994 and June 30, 1994............   F-57
  Consolidated Statements of Loss for the Three Months Ended September 29, 1994 and
     the Years Ended June 30, 1994 and June 24, 1993................................   F-58
  Consolidated Statements of Cash Flows for the Three Months Ended September 29,
     1994 and the Years Ended June 30, 1994 and June 24, 1993.......................   F-59
  Consolidated Statements of Stockholder's Equity for the Three Months Ended
     September 29, 1994 and the Years Ended June 30, 1994 and June 24, 1993.........   F-60
  Notes to Consolidated Financial Statements........................................   F-61
CONSOLIDATED FINANCIAL STATEMENTS OF AMF GROUP HOLDINGS INC.
  Report of Independent Public Accountants..........................................   F-72
  Consolidated Balance Sheet as of March 7, 1996....................................   F-73
  Notes to Consolidated Balance Sheet...............................................   F-74
  Condensed Pro Forma Consolidating Income Statement for the Year Ended December 31,
     1995...........................................................................   F-87
  Consolidated Balance Sheet as of March 31, 1996 (Unaudited).......................   F-88
  Consolidated Income Statement for the Period from Inception through March 31, 1996
     (Unaudited)....................................................................   F-89
  Consolidated Statement of Cash Flows for the Period from Inception through March
     31, 1996 (Unaudited)...........................................................   F-90
  Notes to Unaudited Consolidated Financial Statements..............................   F-91
  Condensed Pro Forma Consolidating Balance Sheet as of March 31, 1996..............  F-101
  Condensed Pro Forma Consolidating Income Statement for the Three Months Ended
     March 31, 1996.................................................................  F-102

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors
  and the Stockholders
AMF Bowling Group

     In our opinion, the accompanying combined balance sheets and the related combined statements of income, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of AMF Bowling Group at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of AMF Bowling Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Norfolk, Virginia
March 1, 1996, except as to the
fifth paragraph under Litigation
and claims -- Note 9, which is
as of March 6, 1996 and
Sale transaction under Note 16,
which is as of May 1, 1996

                               AMF BOWLING GROUP

                            COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                           DECEMBER 31,
                                                                       ---------------------
                                                                         1995         1994
                                                                       --------     --------
ASSETS
Current assets:
  Cash and cash equivalents..........................................  $  9,732     $  8,174
  Accounts and notes receivable, net of allowance for doubtful
     accounts of $3,373 and $1,898, respectively.....................    39,026       50,646
  Accounts and notes receivable -- affiliates........................     3,979        2,191
  Inventories........................................................    39,821       34,120
  Prepaid expenses and other.........................................     5,182        3,684
                                                                       --------     --------
          Total current assets.......................................    97,740       98,815
Notes receivable -- affiliates.......................................    22,941       21,607
Property and equipment, net..........................................   259,724      269,636
Other assets.........................................................    19,973       20,132
                                                                       --------     --------
          Total assets...............................................  $400,378     $410,190
                                                                       ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................  $ 23,641     $ 33,310
  Book overdrafts....................................................     2,362        3,799
  Accrued expenses and deposits......................................    30,328       34,532
  Accounts and notes payable -- affiliates...........................     1,989       15,510
  Long-term debt, current portion....................................     1,084        3,288
  Income taxes payable...............................................     7,129       10,075
                                                                       --------     --------
          Total current liabilities..................................    66,533      100,514
Long-term debt.......................................................    19,550       25,078
Notes payable -- affiliates..........................................   146,727      145,459
Other liabilities....................................................     6,030        6,765
                                                                       --------     --------
          Total liabilities..........................................   238,840      277,816
                                                                       --------     --------
Commitments and contingencies (Note 9)
Stockholders' equity:
  Common stock.......................................................     1,538        1,536
  Paid-in capital....................................................    63,781       57,975
  Retained earnings..................................................   101,080       76,165
  Equity adjustment from foreign currency translation................    (3,400)      (3,302)
  Notes receivable stock subscription................................    (1,461)          --
                                                                       --------     --------
          Total stockholders' equity.................................   161,538      132,374
                                                                       --------     --------
          Total liabilities and stockholders' equity.................  $400,378     $410,190
                                                                       ========     ========

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                         COMBINED STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            1995         1994         1993
                                                          --------     --------     --------
Operating revenue:
  Sales of products and services........................  $563,998     $515,426     $424,810
  Revenue from operating lease activities...............       926        2,360        2,763
                                                          --------     --------     --------
          Total operating revenue.......................   564,924      517,786      427,573
                                                          --------     --------     --------
Operating expenses:
  Cost of sales.........................................   186,660      197,734      154,943
  Bowling center operations.............................   201,985      138,038      123,934
  Selling, general and administrative...................    51,866       57,336       46,096
                                                          --------     --------     --------
          Total operating expenses......................   440,511      393,108      324,973
                                                          --------     --------     --------
          Operating income..............................   124,413      124,678      102,600
Nonoperating income (expenses):
  Interest expense......................................   (15,711)      (7,394)      (5,001)
  Other expenses, net...................................    (1,043)      (1,188)        (523)
  Interest income.......................................     2,184          526          897
  Foreign currency transaction loss.....................      (979)        (867)        (425)
                                                          --------     --------     --------
Income before income taxes..............................   108,864      115,755       97,548
Income tax expense......................................    12,098       16,452       15,127
                                                          --------     --------     --------
          Net income....................................  $ 96,766     $ 99,303     $ 82,421
                                                          ========     ========     ========

PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
                                                            1995         1994         1993
                                                          --------     --------     --------
Income before income taxes and
  pro forma adjustments.................................  $108,864     $115,755     $ 97,548
Pro forma C Corporation -- tax provision................    40,616       42,972       35,219
                                                          --------     --------     --------
Pro forma net income....................................  $ 68,248     $ 72,783     $ 62,329
                                                          ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                             1995          1994         1993
                                                          ----------     --------     --------
Cash flows from operating activities:
  Net income............................................   $ 96,766      $ 99,303     $ 82,421
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization......................     39,139        24,776       21,421
     Deferred income taxes..............................       (830)          (19)        (574)
     Loss on sale of property and equipment, net........        567           911          803
     Changes in assets and liabilities, net of effects
       from companies acquired:
       Accounts and notes receivable, net...............     10,630        (9,014)     (10,862)
       Receivables and payables -- affiliates...........      6,147         4,725        3,543
       Inventories......................................     (5,996)       (1,411)      (1,603)
       Other assets and liabilities.....................       (101)       (1,000)         793
       Accounts payable and accrued expenses............    (18,741)        3,838        8,597
       Income taxes payable.............................     (2,830)       (2,390)         189
                                                           --------      --------     --------
          Net cash provided by operating activities.....    124,751       119,719      104,728
                                                           --------      --------     --------
Cash flows from investing activities:
  Acquisitions of operating units, net of cash
     acquired...........................................         --       (17,307)      (2,469)
  Purchase of property and equipment....................    (29,965)      (17,788)     (14,687)
  Proceeds from sales of property and equipment.........      1,410         1,535        1,355
  Other.................................................        229           941           (8)
                                                           --------      --------     --------
          Net cash used for investing activities........    (28,326)      (32,619)     (15,809)
                                                           --------      --------     --------
Cash flows from financing activities:
  Payments on credit note agreements, net...............    (11,057)       (3,689)     (20,065)
  Distributions to stockholders.........................    (71,851)      (78,170)     (76,968)
  Payment of long-term debt.............................    (10,285)       (1,104)      (8,689)
  Payment for redemption of stock.......................     (3,960)           --           --
  Proceeds (payments) on notes payable --
     stockholders, net..................................     (3,793)       (8,560)       9,293
  Capital contributions by stockholders.................      8,329         2,109        5,000
  Other.................................................     (2,056)         (212)        (240)
                                                           --------      --------     --------
          Net cash used for financing activities........    (94,673)      (89,626)     (91,669)
          Effect of exchange rates on cash..............       (194)        2,759         (271)
                                                           --------      --------     --------
Net increase (decrease) in cash.........................      1,558           233       (3,021)
Cash at beginning of year...............................      8,174         7,941       10,962
                                                           --------      --------     --------
Cash at end of year.....................................   $  9,732      $  8,174     $  7,941
                                                           ========      ========     ========

See Note 11 for supplemental disclosures to the Combined Statements of Cash
Flows.

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

                                                                 EQUITY
                                                               ADJUSTMENT
                                                              FROM FOREIGN                 TOTAL
                                COMMON   PAID-IN   RETAINED     CURRENCY               STOCKHOLDERS'
                                STOCK    CAPITAL   EARNINGS   TRANSLATION     OTHER       EQUITY
                                ------   -------   --------   ------------   -------   -------------
Balance, December 31, 1992....  $1,536   $41,714   $ 37,708     $ (4,641)    $  (433)    $  75,884
  Net income -- 1993..........     --         --     82,421           --          --        82,421
  Distribution to
     stockholders.............     --         --    (74,556)          --          --       (74,556)
  Decrease in equity
     adjustment from foreign
     currency translation.....     --         --         --         (748)         --          (748)
  Payment of notes receivable
     officer/stockholder......     --         --         --           --         433           433
  Capital contributions.......     --      5,000         --           --          --         5,000
                                ------   -------   --------      -------     -------      --------
Balance, December 31, 1993....  1,536     46,714     45,573       (5,389)         --        88,434
  Net income -- 1994..........     --         --     99,303           --          --        99,303
  Distribution to
     stockholders.............     --         --    (78,170)          --          --       (78,170)
  Increase in equity
     adjustment from foreign
     currency translation.....     --         --         --        2,087          --         2,087
  Capital contributions.......     --      2,109         --           --          --         2,109
  The Reece Corporation
     merger...................     --      9,184      9,459           --          --        18,643
  Other.......................     --        (32)        --           --          --           (32)
                                ------   -------   --------      -------     -------      --------
Balance, December 31, 1994....  1,536     57,975     76,165       (3,302)         --       132,374
  Net income -- 1995..........     --         --     96,766           --          --        96,766
  Distribution to
     stockholders.............     --         --    (71,851)          --          --       (71,851)
  Redemption of stock.........     --     (3,960)        --           --          --        (3,960)
  Decrease in equity
     adjustment from foreign
     currency translation.....     --         --         --          (98)         --           (98)
  Sale of stock...............      2      1,479         --           --      (1,479)            2
  Capital contributions.......     --      8,329         --           --          --         8,329
  Other.......................     --        (42)        --           --          18           (24)
                                ------   -------   --------      -------     -------      --------
Balance, December 31, 1995....  $1,538   $63,781   $101,080     $ (3,400)    $(1,461)    $ 161,538
                                ======   =======   ========      =======     =======      ========

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     AMF Bowling Group ("the Combined Companies") consists of the following entities which are controlled by the Virginia Investment Trusts ("the Trusts").

S CORPORATIONS
- - AMF Bowling, Inc. ("AMF Bowling")
- - AMF Bowling Centers, Inc. ("AMF Bowling Centers")
- - AMF Beverage Company of Oregon, Inc.
- - King Louie Lenexa, Inc.
- - AMF Bowling Centers (Aust) International Inc.
- - AMF Bowling Centers (Canada) International Inc.
- - AMF BCO -- France One, Inc.
- - AMF BCO -- France Two, Inc.
- - AMF Bowling Centers (Hong Kong) International Inc.
- - AMF Bowling Centers International, Inc. -- Japan
- - AMF Bowling Mexico Holding Inc.
- - Boliches AMF, Inc.
- - AMF Bowling Centers II, Inc. -- Switzerland
- - AMF BCO -- U.K. One, Inc.
- - AMF BCO -- U.K. Two, Inc.
- - AMF BCO -- China, Inc.
- - AMF Bowling Centers China, Inc.

OTHER
- - AMF Catering Services Pty, Ltd.
- - Bush River Corporation

     The Combined Companies operate 285 bowling centers at December 31, 1995 in the United States and in nine foreign countries and manufacture and distribute a full line of bowling and leisure related products. The principal markets for bowling and leisure related equipment are domestic and foreign independent bowling center operators. The accompanying combined financial statements have been prepared for the purpose of presenting the financial position and results of operations of the bowling related operations of the various entities controlled by the Trusts.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying combined financial statements have been prepared on the accrual basis of accounting and conform in all material respects to accounting principles generally accepted in the United States. The accompanying combined financial statements are stated in U.S. dollars. All significant intercompany and intracompany balances and transactions have been eliminated in the accompanying combined financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The more significant estimates made by management include allowances for obsolete

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

inventory, uncollectible accounts receivable and litigation and claims, as well as product warranty costs. Actual results could differ from those estimates.

FISCAL YEAR

     The entities included in the accompanying combined financial statements operate on fiscal years ending on December 31, except for AMF Bowling Centers, which operated on a 52-week period ended on the last Sunday in December during 1993 and 1994, and the Fair Lanes operation which operated on a fiscal period ended on December 29, 1994. For 1995, AMF Bowling Centers, including the acquired Fair Lanes operation, adopted a calendar month-end; accordingly, the results of operations for the period ended December 31, 1995 include AMF Bowling Centers' operations for the period December 26, 1994 (December 30, 1994 with respect to Fair Lanes operations) through December 31, 1995.

REVENUE RECOGNITION

     Revenue is generally recognized from the sale of products at the time the products are shipped. For larger contract orders, the Combined Companies generally require that customers submit a deposit as a condition of accepting the order. For nonaffiliate international sales, the Combined Companies generally require the customer to obtain a letter of credit prior to shipment.

WARRANTY COSTS

     AMF Bowling offers warranties for its various products and provides, by a current charge to income, an amount it estimates will be needed to cover future warranty obligations for products sold. Warranty expense aggregated $2,748, $4,963 and $3,468 for the years ended December 31, 1995, 1994 and 1993, respectively.

CASH AND CASH EQUIVALENTS

     For the purpose of the statement of cash flows, the Combined Companies consider all highly liquid debt instruments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

INVENTORIES

     Manufacturing inventory is valued at the lower of cost or market, cost being determined using the last-in, first-out (LIFO) method for domestic inventories and the first-in, first-out (FIFO) method for foreign inventories.

     Bowling center inventory is valued at the lower of cost or market with the cost being determined using the actual or average cost method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for maintenance and repairs which do not improve or extend the life of an asset are charged to expense as incurred; major renewals or betterments are capitalized to the property accounts. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the property accounts, and any gain or loss is recognized.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Property and equipment are depreciated over their estimated useful lives using straight-line and accelerated methods. Estimated useful lives of property and equipment for financial reporting purposes are as follows:

        Buildings and improvements....................................   5 - 40 years
        Bowling and related equipment.................................   5 - 10 years
        Manufacturing equipment.......................................   2 -  7 years
        Furniture and fixtures........................................   3 -  8 years

INCOME TAXES

     Certain of the Combined Companies included in the accompanying combined financial statements have elected S Corporation status under the Internal Revenue Code (see Note 1). As an S Corporation, the companies may be liable for U.S. federal income taxes under certain circumstances and liable for state income taxes in certain jurisdictions; all other domestic income taxes are the responsibility of the Combined Companies' stockholders.

     The foreign branches of the S Corporations and other foreign entities file income tax returns and pay taxes in their respective countries. The stockholders receive a tax credit, subject to certain limitations, in their U.S. federal income tax returns for foreign taxes paid by the foreign branches of the S Corporations and certain other foreign entities.

     Effective January 1, 1993, the Combined Companies adopted, on a prospective basis, Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 mandates the liability method for computing deferred income taxes. Because the Combined Companies have elected S Corporation status, deferred income taxes are only provided with respect to state and foreign income taxes. Adoption did not have a material effect on the accompanying combined financial statements.

RESEARCH AND DEVELOPMENT COSTS

     Expenditures relating to the development of new products, including significant improvements and refinements to existing products, are expensed as incurred. The amounts charged against income were approximately $3,600, $3,075 and $1,325 for the years ended December 31, 1995, 1994 and 1993, respectively.

ADVERTISING COSTS

     Costs incurred for producing and communicating advertising are expensed when incurred. The amounts charged against income were approximately $12,250, $10,400 and $8,800 for the years ended December 31, 1995, 1994 and 1993, respectively.

FOREIGN CURRENCY

     In accordance with SFAS No. 52, "Foreign Currency Translation," all assets and liabilities of the Combined Companies' foreign operations are translated from foreign currencies into U.S. dollars at year-end exchange rates. Revenue and expenses of foreign operations are translated using average exchange rates that existed during the year and reflect currency exchange gains and losses resulting from transactions conducted in other than local currencies. Adjustments resulting from the translation of financial statements of foreign operations into U.S. dollars are included in the equity adjustment from foreign currency translation on the accompanying combined balance sheets. Gains

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

and losses arising from transactions in foreign currencies are included as a separate item in the accompanying combined statements of income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximated fair value at December 31, 1995 and 1994 because of the short maturity of these instruments. The carrying value of long-term receivables and payables approximated fair value as of December 31, 1995 and 1994 based upon market rates for similar instruments.

NONCOMPETE AGREEMENTS

     The Combined Companies have noncompete agreements with various individuals. The assets are recorded at cost or at the present value of payments to be made under these agreements, discounted at annual rates ranging from 8%-10%. The assets are included in other noncurrent assets and are amortized on a straight-line basis over the terms of the agreements. Noncompete obligations at December 31, 1995 and 1994 were approximately $3,300 and $5,400, respectively.

     Annual maturities on non-compete obligations as of December 31, 1995 are as follows:

                                   PERIOD ENDING
                                    DECEMBER 31,
- ------------------------------------------------------------------------------------
1996................................................................................     900
1997................................................................................     700
1998................................................................................     700
1999................................................................................     400
2000................................................................................     100
Thereafter..........................................................................     500
                                                                                      ------
                                                                                      $3,300
                                                                                      ======

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Combined Companies have significant related party transactions with several companies which are affiliated through common ownership and with certain of its officers, directors and stockholders. A summary of the significant balances and transactions with related parties follows.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Accounts and notes receivable -- affiliates, including accrued interest, at December 31, 1995 and 1994 consist of the following:

                                                                       DECEMBER 31,
                                                                   ---------------------
                                                                    1995          1994
                                                                   -------       -------
    Accounts receivable -- affiliates............................  $ 2,084       $   515
                                                                   =======       =======
    Notes receivable -- AMF Reece................................  $12,910       $12,148
    Notes receivable -- stockholders.............................   11,130        10,128
    Note receivable -- AMF Machinery Systems (AMS)...............      796         1,007
                                                                   -------       -------
                                                                    24,836        23,283
    Current maturities...........................................   (1,895)       (1,676)
                                                                   -------       -------
                                                                   $22,941       $21,607
                                                                   =======       =======

     Notes receivable -- AMF Reece represents various notes, plus accrued and unpaid interest income, between AMF Bowling and AMF Reece, an affiliated company. The notes earn interest monthly based on the LIBOR rate plus 0.75%, which was 6.48% at December 31, 1995. Interest income for the year ended December 31, 1995 was $762.

     Notes receivable -- stockholders represents notes of $9,394 plus accrued and unpaid interest income, between the Combined Companies and its stockholders. The notes bear interest at the LIBOR, plus 0.75%, which was 6.48% at December 31, 1995. Interest income for the years ended December 31, 1995, 1994 and 1993 was $602, $70 and $55, respectively.

     Accounts and notes payable -- affiliates at December 31, 1995 and 1994 consist of the following:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995           1994
                                                                 --------       --------
    Accounts payable -- stockholders...........................  $    322       $  1,872
    Accounts payable -- AMS....................................     1,619          1,349
    Accounts payable -- CCA Industries.........................        48             96
                                                                 --------       --------
                                                                 $  1,989       $  3,317
                                                                 ========       ========
    Notes payable -- stockholders..............................  $117,022       $123,065
    Note payable -- Fair Lanes, Inc............................    24,096         20,827
    Notes payable -- AMS.......................................     5,609          5,462
    Capital lease obligations -- Commonwealth Leasing
      Corporation (CLC)........................................        --          8,298
                                                                 --------       --------
                                                                  146,727        157,652
    Current maturities.........................................        --        (12,193)
                                                                 --------       --------
    Long-term portion                                            $146,727       $145,459
                                                                 ========       ========

     Notes payable -- stockholders includes $88,323, plus accrued and unpaid interest, at December 31, 1995 ($80,350 at December 31, 1994) of 9.5% notes of Fair Lanes, Inc. ("Fair Lanes") which were acquired by certain stockholders in conjunction with the acquisition of Fair Lanes (Note 14). The note balance includes interest from the period July 15, 1994 through January 15, 1995 which was paid through the issuance of additional notes. The notes were assumed by AMF Bowling Centers in connection with the acquisition of the assets of Fair Lanes on July 2, 1995. The

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

notes are payable in 2001. Interest expense for the years ended December 31, 1995 and 1994 was approximately $8,053 and $1,900, respectively.

     Notes payable -- stockholders includes $16,773, plus accrued and unpaid interest, on a $60,000 revolving line of credit between AMF Bowling Centers and its stockholders which matures on December 31, 1998 and bears interest at the lesser of the prime rate or the LIBOR rate plus 0.50% (6.23% at December 31, 1995). Interest expense on these notes was $562, $1,922 and $1,945 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Also, included in notes payable -- stockholders is a $1,943 note, plus accrued and unpaid interest, which represents the balance outstanding on a $16,000 revolving line of credit between AMF Bowling and its stockholders. The line bears interest at the prime rate (8.5% at December 31, 1995). Interest expense on this note was $179 for the year ended December 31, 1995.

     The average amount outstanding under the various lines of credit was $7,865 during fiscal 1995 and $34,733 during fiscal 1994. The maximum amount outstanding under these agreements was $21,246 during fiscal 1995 and $43,403 during fiscal 1994. The average interest rate on the outstanding debt was 7.5% during fiscal 1995 and 5.56% during fiscal 1994.

     Note payable -- Fair Lanes relates to the acquisition of Fair Lanes' net assets by AMF Bowling Centers from the AMF stockholders. The note bears interest at prime and is payable on December 31, 1998. Interest expense for the year ended December 31, 1995 was $1,187. The note bears interest at the prime rate (8.5% at December 31, 1995).

     The notes payable of $5,609 to AMS consist of various notes plus accrued and unpaid interest which bear interest at 8.5%-11% and are payable on demand. Interest expense on these notes was $417, $380 and $532 for the years ended December 31, 1995, 1994 and 1993, respectively.

OTHER RELATED PARTY TRANSACTIONS

     The Combined Companies were charged $1,622, $1,198 and $2,270 in management fees for certain consulting and administrative services performed by affiliated companies during the years ended December 31, 1995, 1994 and 1993, respectively.

     In May 1995, the Combined Companies began purchasing health insurance from CCA Industries, an affiliated company, on a fully insured basis. Total premiums for the period from May 1995 to December 31, 1995 aggregated $889.

     During the year ended December 31, 1995, Fair Lanes acquired equipment which was leased from CLC, an affiliated company, for $1,367. The difference between the capitalized lease obligation and the purchase price was treated as an adjustment of the note payable -- Fair Lanes.

     The Combined Companies purchased $1,429, $984 and $688 of used bowling equipment from CLC during the years ended 1995, 1994 and 1993, respectively.

     The Combined Companies charged service fees and sales commissions of $53, $126 and $50 to CLC during the years ended December 31, 1995, 1994 and 1993, respectively. These charges have been treated as reductions in selling, general and administrative expenses.

     The Combined Companies lease equipment from CCA Financial, an affiliated company. Rent expense for the years ended December 31, 1995, 1994 and 1993 was $444, $550 and $550, respectively.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

NOTE 4 -- INVENTORIES

     Inventories at December 31, 1995 and 1994 consist of the following:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995          1994
                                                                 ---------     ---------
    Raw materials..............................................  $  10,590     $  10,278
    Work-in-progress...........................................      1,522         1,684
    Finished goods and spare parts.............................     24,920        18,362
    Merchandise inventory......................................      4,045         4,596
                                                                   -------       -------
                                                                    41,077        34,920
    Inventory valuation reserves...............................     (1,256)         (800)
                                                                   -------       -------
                                                                 $  39,821     $  34,120
                                                                   =======       =======

     Inventories were determined using the following methods at December 31, 1995 and 1994:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995          1994
                                                                 ---------     ---------
    LIFO (Domestic manufacturing)..............................  $  24,389     $  22,324
    FIFO (Foreign manufacturing)...............................     11,387         7,200
    Other (Merchandise inventory)..............................      4,045         4,596
                                                                   -------       -------
                                                                 $  39,821     $  34,120
                                                                   =======       =======

     If LIFO inventories had been valued at current costs, they would have been greater by $2,496 and $2,467 at December 31, 1995 and 1994, respectively.

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995          1994
                                                                 ---------     ---------
    Land.......................................................  $  25,692     $  24,179
    Buildings and improvements.................................    138,448       130,221
    Equipment, furniture and fixtures..........................    251,936       236,990
    Construction in progress...................................      1,925           537
                                                                 ---------     ---------
                                                                   418,001       391,927
    Less: accumulated depreciation.............................   (158,277)     (122,291)
                                                                 ---------     ---------
                                                                 $ 259,724     $ 269,636
                                                                 =========     =========

     Depreciation expense was $37,889, $23,184 and $19,029 for the years ended December 31, 1995, 1994 and 1993, respectively.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

NOTE 6 -- ACCRUED EXPENSES AND DEPOSITS

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995          1994
                                                                 ---------     ---------
    Accrued compensation.......................................  $   7,152     $   9,140
    League bowling accounts....................................      6,368         6,376
    Other......................................................     16,808        19,016
                                                                   -------       -------
                                                                 $  30,328     $  34,532
                                                                   =======       =======

NOTE 7 -- LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994 consists of the following:

                                                                        DECEMBER 31,
                                                                     -------------------
                                                                      1995        1994
                                                                     -------     -------
    Notes payable to bank -- guaranteed............................  $ 3,764     $    --
    Mortgage and equipment notes...................................   14,469      15,496
    Fair Lanes -- 9.5% note payable................................       --      10,000
    Industrial development bond....................................    1,354       1,450
    Note payable to bank...........................................       --         315
    Other..........................................................    1,047       1,105
                                                                     -------     -------
                                                                      20,634      28,366
    Current maturities.............................................   (1,084)     (3,288)
                                                                     -------     -------
    Long-term portion..............................................  $19,550     $25,078
                                                                     =======     =======

     Notes payable to bank -- guaranteed represents a credit agreement entered into between AMF Bowling Centers and a bank under which up to $32,750 may be borrowed. An additional $25,000 may be borrowed from one or more additional financial institutions. The notes bear interest at a rate equal to the lesser of the prime rate or the LIBOR rate plus 0.50% (6.23% at December 31, 1995). The notes are secured by certain tangible personal property of AMF Bowling Centers and are guaranteed by certain stockholders. The bank credit agreement matures on April 15, 1997, with the bank's commitment reduced by $3,750 in fiscal 1996 prior to final maturity. The bank credit agreement places certain limitations on AMF Bowling Centers such that AMF Bowling Centers cannot sell assets or obtain new debt. The agreement also requires AMF Bowling Centers to meet certain financial covenants, including maximum debt to equity ratios, minimum tangible net worth requirements and minimum earnings to charge ratios.

     The mortgage and equipment notes are secured by first deeds of trust on various bowling centers. The notes generally require monthly payments and mature at various times through October 2008. Interest rates on these notes are generally fixed and range from 3% to 12%.

     The Industrial Development Bond is secured by a first deed of trust on one of the bowling centers. The bond bears interest at a fluctuating rate based on the prime rate of the lending bank (6.947% at December 31, 1995). Monthly principal and interest payments are due through August 2001.

     Note payable to bank represents a credit agreement between AMF Bowling and a bank under which up to $15,000 may be borrowed. This arrangement is due to expire on April 30, 1996. There were no borrowings at December 31, 1995 under the agreement. Interest is payable monthly at the

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

lower of the bank's prime rate or the adjusted LIBOR plus 0.50% (6.23% at December 31, 1995). This agreement requires certain financial covenants to be met, including maximum debt to equity ratios, minimum tangible net worth requirements and minimum earnings to charge ratios.

     AMF Bowling has a $3,500 revolving credit line with a bank which will expire on June 30, 1996. No balance was outstanding at December 31, 1995. Interest on outstanding borrowings is payable quarterly at the lower of the bank's prime interest rate or the adjusted LIBOR rate plus 0.50% (6.23% at December 31, 1995). Under this line were two standby letters of credit with amounts outstanding at December 31, 1995 of $1,138, expiring on December 1, 1996, and of $12, expiring on August 19, 1996.

     The average amount outstanding under the various lines of credit was $21,807 during fiscal 1995 and $4,801 during fiscal 1994. The maximum amount outstanding under these credit arrangements was $39,454 during fiscal 1995 and $27,334 during fiscal 1994. The average interest rate on these credit arrangements was 6.43% during fiscal 1995 and 6.06% during fiscal 1994.

     AMF Bowling has available a foreign exchange line of $5,000 and a letter of credit line of $1,000. No balances were outstanding at December 31, 1995. One standby letter of credit with an amount at December 31, 1995 of $535, expiring on January 18, 1996, and four import letters of credit totaling $142 were outstanding under these lines.

     Annual maturities of long-term debt as of December 31, 1995 are as follows:

PERIOD ENDING
DECEMBER 31,
- -------------
   1996...............................................................  $ 1,084
   1997...............................................................    6,150
   1998...............................................................    1,077
   1999...............................................................      778
   2000...............................................................    4,198
   Thereafter.........................................................    7,347
                                                                        -------
                                                                        $20,634
                                                                        =======

NOTE 8 -- INCOME TAXES

     Income (loss) before income taxes consists of the following:

                                                              DECEMBER 31,
                                                    ---------------------------------
                                                      1995         1994        1993
                                                    --------     --------     -------
        United States.............................  $ 77,931     $ 75,807     $63,665
        Foreign...................................    30,933       39,948      33,883
                                                     -------     --------     -------
                                                    $108,864     $115,755     $97,548
                                                     =======     ========     =======

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     The income tax provision (benefit) consists of the following:

                                                                   DECEMBER 31,
                                                          -------------------------------
                                                           1995        1994        1993
                                                          -------     -------     -------
    CURRENT TAX EXPENSE
    U.S. federal........................................  $    --     $    --     $    --
    State and local.....................................    1,065         481         828
    Foreign.............................................   11,961      15,450      14,902
                                                          -------     -------     -------
    Total current.......................................   13,026      15,931      15,730
                                                          -------     -------     -------
    DEFERRED TAX EXPENSE (BENEFIT)
    U.S. federal........................................       --          --          --
    State and local.....................................      (32)         --          --
    Foreign.............................................     (896)        521        (603)
                                                          -------     -------     -------
    Total deferred......................................     (928)        521        (603)
                                                          -------     -------     -------
    Total provisions....................................  $12,098     $16,452     $15,127
                                                          =======     =======     =======

     Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                                                        DECEMBER 31,
                                                                     -------------------
                                                                      1995        1994
                                                                     -------     -------
    DEFERRED TAX ASSETS
    Current assets.................................................  $ 1,198     $ 1,009
    Noncurrent assets..............................................      799         122
                                                                     -------     -------
    Total deferred tax assets......................................    1,997       1,131
                                                                     -------     -------
    DEFERRED TAX LIABILITIES
    Noncurrent liabilities.........................................   (1,998)     (2,005)
                                                                     -------     -------
    Total deferred tax liabilities.................................   (1,998)     (2,005)
                                                                     -------     -------
    Net deferred tax liabilities...................................  $    (1)    $  (874)
                                                                     =======     =======

     The primary determination of the deferred tax assets are book accruals not deductible for tax purposes, such as the allowance for bad debts, inventory reserves and various other accruals. Deferred tax liabilities are a result of accelerated depreciation methods used for tax purposes.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     The provision for income taxes differs from the amount computed by applying the statutory rate of 35% for the periods December 31, 1995 and 1994 and 34% for the year ended December 31, 1993 to income before taxes. The principal reasons for this difference are as follows:

                                                                 DECEMBER 31,
                                                      ----------------------------------
                                                        1995         1994         1993
                                                      --------     --------     --------
    Tax at federal statutory rate...................  $ 38,102     $ 40,514     $ 33,166
    Increase (decrease) in rates resulting from:
      S Corporation election for U.S. federal tax
         purposes...................................   (38,102)     (40,514)     (33,166)
      State and local taxes.........................     1,033          481          828
      Foreign income taxes..........................    11,065       15,971       14,299
                                                      --------     --------     --------
      Total.........................................  $ 12,098     $ 16,452     $ 15,127
                                                      ========     ========     ========

PRO FORMA PROVISION FOR INCOME TAXES (UNAUDITED) -- SEE NOTE 16

     In the event the proposed transaction is consummated, the Combined Companies will no longer be treated as an S Corporation for income tax purposes in the United States, and in certain state jurisdictions.

     Accordingly, the combined statements of income include a pro forma adjustment for income taxes which would have been recorded if the Combined Companies had not been an S Corporation, based on tax laws in effect during these periods. The pro forma adjustment was computed separately for each entity and then combined, except for purposes of computing the utilization of foreign tax credits which were considered in the aggregate for the Combined Companies.

     Pro forma income tax provisions are as follows:

                                                                 DECEMBER 31,
                                                      ----------------------------------
                                                        1995         1994         1993
                                                      --------     --------     --------
    CURRENT
    U.S. federal....................................  $ 26,404     $ 24,368     $ 18,480
    State and local.................................     3,491        3,730        3,088
    Foreign.........................................    11,961       15,450       14,902
                                                      --------     --------     --------
    Total current...................................    41,856       43,548       36,470
                                                      --------     --------     --------
    DEFERRED
    U.S. federal....................................      (317)        (979)        (570)
    State and local.................................       (27)        (118)         (78)
    Foreign.........................................      (896)         521         (603)
                                                      --------     --------     --------
    Total deferred..................................    (1,240)        (576)      (1,251)
                                                      --------     --------     --------
    Total provisions................................  $ 40,616     $ 42,972     $ 35,219
                                                      ========     ========     ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Temporary differences and carryforwards which give rise to pro forma deferred tax assets and liabilities at December 31, 1995 and 1994 are as follows:

                                                                        DECEMBER 31,
                                                                     -------------------
                                                                      1995        1994
                                                                     -------     -------
    DEFERRED TAX ASSETS
    Current assets.................................................  $ 6,178     $ 7,938
    Noncurrent assets..............................................    7,124       4,158
                                                                     -------     -------
    Total deferred tax assets......................................   13,302      12,096
                                                                     -------     -------
    DEFERRED TAX LIABILITIES
    Noncurrent liabilities.........................................   (2,707)     (2,624)
                                                                     -------     -------
    Total deferred tax liabilities.................................   (2,707)     (2,624)
                                                                     -------     -------
    Net deferred tax assets........................................  $10,595     $ 9,472
                                                                     =======     =======

     Pro forma deferred income taxes relate primarily to timing differences between financial and income tax reporting for depreciation and certain accruals which are not currently deductible for income tax purposes.

     A reconciliation of the Combined Companies' pro forma United States income tax provision computed by applying the statutory United States federal income tax rate of 35% (34% in 1993) to the Combined Companies' income before income taxes is presented in the following table:

                                                                 DECEMBER 31,
                                                      ----------------------------------
                                                        1995         1994         1993
                                                      --------     --------     --------
    Increases (reductions) resulting from:
      United States federal income taxes at
         statutory rate.............................  $ 38,102     $ 40,514     $ 33,166
      State taxes, net..............................     2,272        2,304        1,948
      Foreign income taxes..........................    11,065       15,971       14,299
      Foreign tax credits...........................   (11,065)     (15,971)     (14,299)
      Other business credits........................        --          (79)          (2)
      Nondeductible items...........................       171          134           20
      Environmental tax.............................       102          103           87
      Other.........................................       (31)          (4)          --
                                                       -------     --------     --------
                                                      $ 40,616     $ 42,972     $ 35,219
                                                       =======     ========     ========

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

LEASES

     The Combined Companies lease certain facilities and equipment under operating leases which expire at various dates through 2011. These leases generally contain renewal options and require the Combined Companies to pay taxes, insurance, maintenance and other expenses in addition to the minimum annual rentals. Certain leases require contingent payments based on usage of equipment above certain specified levels. Such contingent rentals amounted to $1,517, $1,275 and $1,100 for the years ended December 31, 1995, 1994 and 1993, respectively.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Future minimum rental payments under the operating lease agreements as of December 31, 1995 are as follows:

PERIOD ENDING
DECEMBER 31,
- -------------
   1996..............................................................  $ 17,500
   1997..............................................................    13,800
   1998..............................................................    11,400
   1999..............................................................     9,900
   2000..............................................................     6,900
   Thereafter........................................................    47,900
                                                                        -------
                                                                       $107,400
                                                                        =======

     Total rent expense under operating leases aggregated approximately $19,250, $15,650 and $14,325 for the years ended December 31, 1995, 1994 and 1993, respectively.

LITIGATION AND CLAIMS

     AMF Bowling's Pins and Lanes division was the defendant in an administrative proceeding related to a labor dispute. This claim was resolved in favor of the division during 1995 and the related reserve of approximately $1,100 was reversed and was recorded as a reduction of selling, general and administrative expenses in the accompanying combined statement of income for the year ended December 31, 1995.

     AMF Bowling terminated its Korean distributorship agreement. The Korean distributor filed suit against the company in Korea seeking an injunction against AMF Bowling's Seoul Korea branch to prevent AMF Bowling from selling bowling and bowling related products in Korea. On February 16, 1996, the Korean court dismissed the litigation on jurisdictional grounds. Such decision is subject to appeal.

     On January 10, 1996, the Korean distributor filed a second suit in the Supreme Court of the State of New York against AMF Bowling and AMF Bowling Centers. The suit alleges a number of complaints related to the conduct and termination of the Korean distributorship agreement and alleges that the defendants caused the Korean distributor's insolvency. The Korean distributor is seeking compensatory damages of at least $41,759 and punitive damages of at least $100,000 or ten times the amount of compensatory damages awarded, whichever is greater, under each of seven causes of action set forth in the suit.

     Management believes that the Korean distributorship agreement was properly terminated and the actions against AMF Bowling and AMF Bowling Centers are without merit. Management intends to vigorously defend against this claim. Under the terms of the proposed sale agreement (Note 16), the current AMF shareholders have agreed to indemnify the buyers for any loss related to this litigation.

     On March 5, 1996, the defendant in an action entitled Northland Bowl and Sports Center, Inc. and Recreation Associates, II v. Golden Giant, Inc., d/b/a Golden Giant Building Systems, Court of Common Pleas, Centre County, Pa. (Index No. 96-75), asserted a third-party claim against AMF Bowling and other parties. Defendant, Golden Giant, a construction company, was previously named as defendant by a bowling center (not owned or operated by the Combined Companies) in connection with the collapse of the center's roof in early 1994. Golden Giant has now named AMF Bowling, charging it with negligence and breach of implied warranty for installing scoring monitors

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

(four years before the roof collapsed) on a portion of the building that allegedly could not adequately support the additional weight of the equipment. The bowling center plaintiff claims total damages in amounts exceeding $3,500, and Golden Giant asserts that, if plaintiff is entitled to any recovery, it should be in whole or part against AMF Bowling.

     AMF Bowling is involved in a patent infringement suit. The plaintiff in the case, a competitor of AMF Bowling's Century division, obtained a summary judgment on the issue of liability in December 1994. The court recently issued an order which will permit AMF to appeal. The plaintiff claims damages in the range of $3,000 to $9,000. A trial on damages will not occur unless and until the liability issue is resolved against AMF Bowling. Management believes the claim is without merit and intends to vigorously contest the claim.

     AMF Bowling Centers and AMF Bowling are defendants in a wrongful death suit related to an employee. The employee's estate is seeking compensatory damages up to $3,000 plus $3,000 in punitive damages. However, the plaintiff's counsel has verbally offered to settle the case for $350. Management believes the claim is without merit and expects to vigorously contest the claim.

     In addition, the Combined Companies are involved in certain other lawsuits and claims arising out of normal business operations. The majority of these relate to accidents at the Combined Companies' bowling centers. Management believes that the ultimate resolution of such matters will not materially affect the Combined Companies' results of operations or financial position.

     While the ultimate outcome of the litigation and claims against the Combined Companies cannot presently be determined, management believes the Combined Companies have made adequate provision for possible losses. At December 31, 1995, the Combined Companies had recorded reserves aggregating approximately $2,800 for litigation and claims, which are included in accrued expenses in the accompanying combined balance sheet.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

     The Combined Companies have a defined contribution (401k) plan to which domestic employees may make voluntary contributions based on their compensation. Under the provisions of the plan, the Combined Companies can, at their option, match a discretionary percentage of employee contributions and make an additional contribution as determined by their Board of Directors. Contributions vest 100% after a five-year period. The amounts charged to expense under this plan were $1,122, $901 and $909 for the years ended December 31, 1995, 1994 and 1993, respectively.

     One of the Combined Companies has a Stock Performance Plan ("the Plan") for certain key employees. Under the terms of the Plan, eligible employees earn Stock Performance Units as a result of the Company meeting certain operating performance conditions, as defined by the Plan, relating to (1) sales, (2) cash flow and (3) operating results. Benefits under the Plan vest over a five-year period and will be paid in installments over a 10-year period without interest (or less under certain conditions or if specified by the Company's Board of Directors) upon the termination of an eligible employee. The Plan can be terminated or amended at any time by the Company's Board of Directors. The amount charged to expense under this plan was $622, $311 and $266 for the years ended December 31, 1995, 1994 and 1993, respectively. The agreement contains a provision which would accelerate the payout of the benefits from 10 years to five years upon a change of control event and would require that interest be paid on the unpaid balance.

     Certain of the Combined Companies' foreign operations have employee benefit plans covering selected employees. These plans vary as to the funding, including local government, employee and employer funding. Each company has provided for pension expense and made contributions to

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

these plans in accordance with the requirements of the plans and local country practices. The amounts charged to expense under these plans aggregated $806, $701 and $570 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 11 -- SUPPLEMENTAL DISCLOSURES TO THE COMBINED STATEMENTS OF CASH FLOWS

                                                                   DECEMBER 31,
                                                          -------------------------------
                                                           1995        1994        1993
                                                          -------     -------     -------
    Cash paid during the year for:
      Interest..........................................  $ 5,909     $ 4,306     $ 3,987
      Income taxes......................................  $16,922     $17,593     $15,032

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

NOTE 12 -- BUSINESS SEGMENTS

     The Combined Companies operate in two major lines of business: operation of bowling centers and manufacturing of bowling and related products. Information concerning operations in these business segments for the years ended December 31, 1995, 1994 and 1993, and identifiable assets at December 31, 1995 and 1994, is presented below:

                                                             DECEMBER 31,
                                                --------------------------------------
                                                  1995           1994           1993
                                                --------       --------       --------
      Revenue from unaffiliated customers
        Bowling Centers
           Domestic                             $192,400       $121,600       $ 94,600
           International                          99,900        103,800         98,000
                                                --------       --------       --------
                                                 292,300        225,400        192,600
        Manufacturing                            272,600        292,400        235,000
                                                --------       --------       --------
                                                $564,900       $517,800       $427,600
                                                ========       ========       ========
      Intersegment sales
        Bowling Centers
           Domestic                             $     --       $     --       $     --
           International                              --             --             --
                                                --------       --------       --------
                                                      --             --             --
        Manufacturing                             13,900          9,300          8,600
                                                --------       --------       --------
                                                $ 13,900       $  9,300       $  8,600
                                                ========       ========       ========
      Operating income
        Bowling Centers
           Domestic                             $ 26,500       $ 17,600       $ 14,700
           International                          23,700         26,400         21,200
                                                --------       --------       --------
                                                  50,200         44,000         35,900
        Manufacturing                             75,700         80,900         67,700
        Eliminations                              (1,500)          (200)        (1,000)
                                                --------       --------       --------
                                                $124,400       $124,700       $102,600
                                                ========       ========       ========
      Identifiable assets
        Bowling Centers
           Domestic                             $224,500       $233,400
           International                          64,600         62,500
                                                --------       --------
                                                 289,100        295,900
        Manufacturing                            119,800        119,000
        Eliminations                              (8,500)        (4,700)
                                                --------       --------
                                                $400,400       $410,200
                                                ========       ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                                                             DECEMBER 31,
                                                --------------------------------------
                                                  1995           1994           1993
                                                --------       --------       --------
      Depreciation and amortization expense
        Bowling Centers
           Domestic                             $ 29,100       $ 14,700       $ 11,800
           International                           7,500          7,100          6,800
                                                --------       --------       --------
                                                  36,600         21,800         18,600
        Manufacturing                              3,600          3,700          3,400
        Eliminations                              (1,000)          (700)          (600)
                                                --------       --------       --------
                                                $ 39,200       $ 24,800       $ 21,400
                                                ========       ========       ========
      Capital expenditures
        Bowling Centers
           Domestic                             $ 17,800       $ 10,400       $  4,400
           International                          10,200          4,300          9,300
                                                --------       --------       --------
                                                  28,000         14,700         13,700
        Manufacturing                              4,500          4,100          2,600
        Eliminations                              (2,500)        (1,000)        (1,600)
                                                --------       --------       --------
                                                $ 30,000       $ 17,800       $ 14,700
                                                ========       ========       ========

     Sales to two distributors located in the Far East represented approximately 29% and 42% of total manufacturing operating revenues in 1995 and 1994, respectively. In 1993, sales to one distributor represented approximately 24% of total manufacturing operating revenues.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

NOTE 13 -- GEOGRAPHIC SEGMENTS

     Information about the Combined Companies' operations in different geographic areas for the years ended December 31, 1995, 1994 and 1993, and identifiable assets at December 31, 1995 and 1994, are presented below:

                                                               DECEMBER 31,
                                                  --------------------------------------
                                                    1995           1994           1993
                                                  --------       --------       --------
    Net operating revenue:
      United States.............................  $371,362       $296,273       $233,492
      Japan.....................................    50,315         58,165         55,454
      Hong Kong.................................    40,757         55,067         33,436
      Korea.....................................     6,020             --             --
      Australia.................................    47,102         43,945         41,199
      United Kingdom............................    26,128         27,647         28,059
      Mexico....................................     7,774         15,255         13,760
      Sweden....................................     9,982          9,746          8,411
      Canada....................................       598            664          1,110
      Spain.....................................     2,668          2,566          4,068
      Other European countries..................    16,073         17,725         17,223
      Eliminations..............................   (13,855)        (9,267)        (8,639)
                                                  --------       --------       --------
                                                  $564,924       $517,786       $427,573
                                                  ========       ========       ========

     Net operating revenue for the United States manufacturing operation has been reduced by $60,980, $69,163 and $50,070 for the years ended December 31, 1995, 1994 and 1993, respectively, to reflect the elimination of intracompany sales between the domestic manufacturing operation and the manufacturing foreign sales and service branches.

                                                               DECEMBER 31,
                                                  --------------------------------------
                                                    1995           1994           1993
                                                  --------       --------       --------
    Operating income
      United States.............................  $ 92,170       $ 83,278       $ 67,006
      Japan.....................................     8,827         13,273         13,689
      Hong Kong.................................     6,144          5,164          3,312
      Korea.....................................    (1,174)            --             --
      Australia.................................    13,317         11,996         10,498
      United Kingdom............................     2,437          3,744          3,856
      Mexico....................................     1,447          4,326          3,947
      Sweden....................................     1,535          1,685          1,496
      Canada....................................        --              3           (396)
      Spain.....................................       (95)           325            (65)
      Other European countries..................     1,281          1,054            199
      Eliminations..............................    (1,476)          (170)          (942)
                                                  --------       --------       --------
                                                  $124,413       $124,678       $102,600
                                                  ========       ========       ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Operating income for the United States manufacturing operation has been reduced by $938, $1,636 and $606 for the years ended December 31, 1995, 1994 and 1993, respectively, to reflect the elimination of intracompany gross profit between the domestic manufacturing operation and the manufacturing foreign sales and service branches.

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                   1995           1994
                                                                 --------       --------
    Identifiable assets
      United States............................................  $311,266       $316,704
      Japan....................................................    22,137         19,149
      Hong Kong................................................     8,531          8,764
      Korea....................................................     2,918             --
      Australia................................................    31,574         32,477
      United Kingdom...........................................    11,785         16,321
      Mexico...................................................     4,471          6,431
      Sweden...................................................     2,619          2,729
      Canada...................................................     1,174          1,185
      Spain....................................................     1,971          2,098
      Other European countries.................................     8,480          8,988
      China....................................................     2,024             --
      Eliminations.............................................    (8,572)        (4,656)
                                                                 --------       --------
                                                                 $400,378       $410,190
                                                                 ========       ========

     Identifiable assets for the foreign sales and service branches have been reduced by $4,432 and $3,494 at December 31, 1995 and 1994, respectively, to reflect the elimination of intracompany gross profit in inventory between the domestic manufacturing operations and the manufacturing foreign sales and service branches.

NOTE 14 -- BUSINESS COMBINATIONS

     Effective December 31, 1994, The Reece Corporation, a related company, was merged into AMF Bowling. The merger was accounted for at historical cost as a capital contribution. The Reece Corporation activities for 1995, 1994 and 1993 were not material to the combined financial statements.

     Effective August 31, 1994, AMF Bowling acquired certain assets and liabilities of Legendary Billiards, Inc. ("Legendary") for $215. Legendary is a manufacturer of billiard cues. The acquisition was accounted for under the purchase method, and the results of operations are included in the financial statements from the date of acquisition.

     Effective June 30, 1993, AMF Bowling acquired certain assets and liabilities of Playmaster-Renaissance, Inc. ("Playmaster") for $2,469. Playmaster is a manufacturer of billiard equipment. The acquisition was accounted for under the purchase method, and the results of operations are included in the financial statements from the date of acquisition.

     Pro forma results of operations for the Legendary and Playmaster acquisitions have not been presented because the effects of these acquisitions were not material.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

     Fair Lanes, Inc. (Fair Lanes) operated 106 bowling centers in the United States and Puerto Rico. On June 22, 1994, Fair Lanes and its parent, Fair Lanes Entertainment, Inc. (FLE), each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Chapter 11). Fair Lanes' operating subsidiaries did not file for Chapter 11 protection. At the time of filing, liabilities subject to compromise consisted of Fair Lanes' $138,000 senior secured notes, which were publicly traded, and FLE's debt in the form of $48,000 variable rate and zero coupon notes (these notes were also publicly traded). The Bankruptcy Court approved the plan of reorganization effective September 29, 1994 whereby the holders of FLE's $48,000 of notes received approximately 6% of Fair Lanes' equity and the holders of Fair Lanes' $138,000 of notes received approximately 94% of Fair Lanes' equity and $90,350 of new 9.5% notes. The former Fair Lanes' equityholders' interests were eliminated as a result of the reorganization. Through September 29, 1994, AMF's shareholders had purchased old Fair Lanes' and FLE's notes which resulted in the AMF shareholders obtaining approximately 56% of the voting shares of Fair Lanes. One other shareholder held approximately 35% of the new stock and the remaining 9% was held by other shareholders. The AMF shareholders were able to acquire the shares held by the 35% shareholder on January 7, 1996 and an additional 2% of the shares from other shareholders in open market purchases. On February 7, 1996, the AMF shareholders affected a cash merger and bought out the remaining shareholders.

     The Fair Lanes' acquisition was accounted for as a purchase. As a result of the relatively short acquisition period and the fact that the minority shareholders' interest was not affected for losses during the acquisition period, the combined financial statements include the results of operations for periods subsequent to September 29, 1994.

     The assets acquired and liabilities assumed were recorded at their estimated fair value as follows:

        Current assets..................................................  $   3,059
        Property and equipment..........................................    141,785
        Other assets....................................................     12,643
        Current liabilities.............................................    (22,672)
        Long-term liabilities...........................................   (116,174)
                                                                          ---------
        Purchase price..................................................  $  18,641
                                                                          =========

     The following summary presents unaudited pro forma combined results of operations as if the acquisition of Fair Lanes occurred at the beginning of 1994, and includes adjustments related to depreciation of fixed assets and interest expense on debt assuming the initial purchase price allocation occurred as of January 1, 1994. In addition, expenses related to the Chapter 11 reorganization have been eliminated. The pro forma results are for illustrative purposes only, and do not purport to be indicative of the actual results which would have occurred had the transaction been consummated as of January 1, 1994, nor are they indicative of future results of operations. The pro forma results do not reflect changes in the business which have occurred subsequent to the date of acquisition.

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                             1994
                                                                         ------------
        Operating revenue..............................................    $590,459
        Operating income...............................................     113,411
        Income before income taxes.....................................      94,949

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

NOTE 15 -- STOCKHOLDERS' EQUITY

                                                                      DECEMBER 31, 1995
                               -----------------------------------------------------------------------------------------------
                                    COMMON STOCK                                                       NOTES
                               -----------------------                                               RECEIVABLE      TOTAL
                                           ISSUED AND    COMMON   PAID IN   RETAINED    DEFERRED       STOCK      STOCKHOLDERS'
                               AUTHORIZED  OUTSTANDING   STOCK    CAPITAL   EARNINGS   TRANSLATION  SUBSCRIPTION     EQUITY
                               ----------  -----------   ------   -------   --------   -----------  ------------  ------------
AMF Bowling, Inc...............    10,000     950.6689   $   1    $28,213   $ 54,463     $   593      $     --      $ 83,270
AMF Bowling Centers, Inc.......    15,000   9,485.1000       9     29,122     13,436          --          (726)       41,841
AMF Beverage Company of Oregon,
  Inc..........................    10,000      94.8510      --         --        382          --            --           382
King Louie Lenexa, Inc.            30,000      94.8510      --         --        859          --            --           859
AMF Bowling Centers (Aust.)
  International Inc............    10,000     948.5100       1        492     25,251         (74)         (503)       25,167
AMF Bowling Centers (Canada)
  International Inc............    10,000     948.5100       1      2,109     (1,286)         85            --           909
AMF BCO - France One, Inc......    10,000   1,000.0000       1         31        681         (44)           --           669
AMF BCO - France Two, Inc......    10,000   1,000.0000       1         83      1,842        (119)           --         1,807
AMF Bowling Centers (Hong Kong)
  International, Inc...........    10,000     948.5100       1         57      2,420          --           (62)        2,416
AMF Bowling Centers
  International, Inc.
  (Japan)......................    10,000   9,485.1000      10        156      4,285         611          (170)        4,892
AMF Bowling Mexico Holding,
  Inc..........................     1,000      75.6972   1,507        226      2,753      (3,258)           --         1,228
Boliches AMF, Inc..............    10,000     100.0000       1         60        814        (815)           --            60
AMF Bowling Centers II Inc.
  (Switzerland)................     1,000     100.0000       1         --        617          61            --           679
AMF BCO - U.K. One, Inc........    10,000     100.0000       1        129       (186)       (113)           --          (169)
AMF BCO - U.K. Two, Inc........    10,000     100.0000       1        352       (509)       (310)           --          (466)
AMF BCO - China, Inc...........    10,000   1,000.0000       1        577        (97)         (4)           --           477
AMF Bowling Centers China,
  Inc..........................    10,000   1,000.0000       1      2,174       (367)        (13)           --         1,795
Bush River Corporation.........   100,000  18,895.1919      --         --        230          --            --           230
Eliminations...................        --           --      --         --     (4,508)         --            --        (4,508)
                                                         -------  --------   -------     -------      --------      --------
Totals.........................                          $1,538   $63,781   $101,080     $(3,400)     $ (1,461)     $161,538
                                                         =======  ========   =======     =======      ========      ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                                                                       DECEMBER 31, 1994
                               -------------------------------------------------------------------------------------------------
                                     COMMON STOCK                                                        NOTES
                               ------------------------                                                RECEIVABLE      TOTAL
                                            ISSUED AND    COMMON    PAID IN   RETAINED    DEFERRED       STOCK      STOCKHOLDERS'
                               AUTHORIZED   OUTSTANDING    STOCK    CAPITAL   EARNINGS   TRANSLATION  SUBSCRIPTION     EQUITY
                               ----------   -----------   -------   -------   --------   -----------  ------------  ------------
AMF Bowling, Inc...............    10,000      970.2237   $    1    $32,173   $40,894      $    72       $   --       $ 73,140
AMF Bowling Centers, Inc.......    15,000    9,390.2500        9     22,813     8,668           --           --         31,490
AMF Beverage Company of Oregon,
  Inc..........................    10,000       93.9025       --         --       155           --           --            155
King Louie Lenexa, Inc.            30,000       93.9025       --         --       755           --           --            755
AMF Bowling Centers (Aust.)
  International Inc............    10,000      939.0250        1         --    19,486         (675)          --         18,812
AMF Bowling Centers (Canada)
  International Inc............    10,000      939.0250        1      2,109    (1,232)          85           --            963
AMF BCO - France One, Inc......    10,000    1,000.0000        1         31       522          (70)          --            484
AMF BCO - France Two, Inc......    10,000    1,000.0000        1         82     1,410         (188)          --          1,305
AMF Bowling Centers (Hong Kong)
  International, Inc. .........    10,000      939.0250        1         --     1,833           --           --          1,834
AMF Bowling Centers
  International, Inc.
  (Japan)......................    10,000    9,390.2500       10         --     2,848          882           --          3,740
AMF Bowling Mexico Holding,
  Inc..........................     1,000       75.6972    1,507        226     3,519       (2,461)          --          2,791
Boliches AMF, Inc..............    10,000      100.0000        1         60       954         (573)          --            442
AMF Bowling Centers II Inc.
  (Switzerland)................     1,000      100.0000        1         --       672           12           --            685
AMF BCO - U.K. One, Inc........    10,000      100.0000        1        129      (407)        (104)          --           (381)
AMF BCO - U.K. Two, Inc........    10,000      100.0000        1        352    (1,110)        (282)          --         (1,039)
Bush River Corporation.........   100,000   18,706.2400       --         --       231           --           --            231
Eliminations...................        --            --       --         --    (3,033)          --           --         (3,033)
                                                          -------   --------  -------      -------     --------       --------
Totals.........................                           $1,536    $57,975   $76,165      $(3,302)      $   --       $132,374
                                                          =======   ========  =======      =======     ========       ========

NOTE 16 -- SUBSEQUENT EVENTS

OTHER

     Effective February 29, 1996, the stock of AMF Bowling, S.A. was distributed to the shareholders of Boliches AMF, Inc. and AMF Bowling Mexico Holding, Inc. AMF Bowling, S.A. operates two bowling centers in Spain and had total assets and stockholders' equity of approximately $1,800 and $900, respectively, at December 31, 1995.

     Cash distributions to shareholders from January 1, 1996 to March 1, 1996 aggregated $6,381.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

SALE TRANSACTION

     On February 16, 1996, the stockholders of the Combined Companies executed a Stock Purchase Agreement, subject to certain closing conditions, to sell the stock and certain assets of the individual companies to an entity organized by GS Capital Partners II, L.P. (the "Purchaser"). On May 1, 1996, the sale transaction was completed.

     In conjunction with the acquisition of the Combined Companies, AMF Group Inc. issued Senior Subordinated Notes and Senior Subordinated Discount Notes on March 21, 1996. On May 1, 1996, AMF Group Inc. executed a bank credit agreement and certain additional subsidiaries of AMF Group Inc. became guarantors of the Senior Subordinated Notes and the Senior Subordinated Discount Notes. These financing arrangements provide for guarantees by the following companies which became indirect subsidiaries of AMF Group Inc., which is the borrower and issuer of the notes evidencing such indebtedness. Guarantor companies include the following:

     - AMF Bowling Centers, Inc.
     - Bush River Corporation
     - King Louie Lenexa, Inc.
     - AMF Beverage Company of Oregon, Inc.
     - AMF Bowling, Inc.
     - AMF Bowling Centers (Aust) International Inc.
     - AMF Bowling Centers (Canada) International Inc.
     - AMF BCO -- France One, Inc.
     - AMF BCO -- France Two, Inc.
     - AMF Bowling Centers (Hong Kong), International Inc.
     - AMF Bowling Centers International, Inc. (Japan)
     - AMF Bowling Mexico Holding Inc.
     - Boliches AMF, Inc.
     - AMF BCO -- U.K. One, Inc.
     - AMF BCO -- U.K. Two, Inc.
     - AMF BCO -- China, Inc.
     - AMF Bowling Centers China, Inc.

Included with the guarantor companies is AMF Bowling Centers II, Inc. (Switzerland) which sold assets of one bowling center to a newly formed subsidiary of AMF Group Inc., which became a guarantor.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

Non-guarantor companies include the following foreign subsidiaries of certain of the guarantor companies:

     - AMF Bowling (Unlimited)
     - Worthington North Properties Limited
     - AMF Bowling France SNC
     - AMF Bowling de Paris SNC
     - AMF Bowling de Lyon La Part Dieu SNC
     - AMF Bowling S.A.
     - Boliches y Compania
     - Operadora Mexicana de Boliches, S.A.
     - Promotora de Boliches, S.A. de C.V.
     - Inmeubles Obispado, S.A.
     - Inmeubles Minerva, S.A.
     - Boliches Mexicano, S.A.
     - AMF Bowling Centers (China) Company
     - AMF Garden Hotel Bowling Center Company

Included in the non-guarantor companies is AMF Bowling S.A. which sold assets of two bowling centers in Spain to a newly formed subsidiary of AMF Group Inc., which became a guarantor company.

The following condensed combining information presents:

     - Condensed combining balance sheets as of December 31, 1995 and 1994 and the related condensed combining statements of income and of cash flows for the years ended December 31, 1995, 1994 and 1993.

     - Elimination entries necessary to combine the entities comprising the Combined Companies.

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                       CONDENSED COMBINING BALANCE SHEETS
                               DECEMBER 31, 1995

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
                  ASSETS
Current assets:
  Cash and cash equivalents................  $  8,843       $   889        $     --       $  9,732
  Accounts and notes receivable, net of
     allowance for doubtful accounts.......    37,499         1,527              --         39,026
  Accounts and notes
     receivable -- affiliates..............     4,477         7,465          (7,963)         3,979
  Inventories..............................    38,042         1,779              --         39,821
  Prepaid expenses and other...............     3,944         1,238              --          5,182
                                             --------       -------         -------       --------
     Total current assets..................    92,805        12,898          (7,963)        97,740
Notes receivable -- affiliates.............    22,941            --              --         22,941
Property and equipment, net................   250,637        10,582          (1,495)       259,724
Other assets...............................    29,869           822         (10,718)        19,973
                                             --------       -------         -------       --------
     Total assets..........................  $396,252       $24,302        $(20,176)      $400,378
                                             ========       =======         =======       ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................  $ 22,313       $ 1,403        $    (75)      $ 23,641
  Book overdrafts..........................     2,362            --              --          2,362
  Accrued expenses and deposits............    28,203         2,125              --         30,328
  Accounts and notes
     payable -- affiliates.................     1,821         7,033          (6,865)         1,989
  Long-term debt, current portion..........     1,084            --              --          1,084
  Income taxes payable.....................     5,930         1,199              --          7,129
                                             --------       -------         -------       --------
     Total current liabilities.............    61,713        11,760          (6,940)        66,533
Long-term debt.............................    19,550            --              --         19,550
Notes payable -- affiliates................   146,639         1,076            (988)       146,727
Other liabilities..........................     5,282           748              --          6,030
                                             --------       -------         -------       --------
     Total liabilities.....................   233,184        13,584          (7,928)       238,840
                                             --------       -------         -------       --------
Commitments and contingencies (Note 9)
Stockholders' equity:
  Common stock.............................     1,538         3,941          (3,941)         1,538
  Paid-in capital..........................    63,781         4,153          (4,153)        63,781
  Retained earnings........................   102,610         7,300          (8,830)       101,080
  Equity adjustment from foreign currency
     translation...........................    (3,400 )      (4,676)           4676         (3,400 )
  Notes receivable stock subscription......    (1,461 )          --              --         (1,461 )
                                             --------       -------         -------       --------
     Total stockholders' equity............   163,068        10,718         (12,248)       161,538
                                             --------       -------         -------       --------
     Total liabilities and stockholders'
       equity..............................  $396,252       $24,302        $(20,176)      $400,378
                                             ========       =======         =======       ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                       CONDENSED COMBINING BALANCE SHEETS
                               DECEMBER 31, 1994

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
ASSETS
Current assets:
  Cash and cash equivalents................  $  6,653       $ 1,521        $     --       $  8,174
  Accounts and notes receivable, net of
     allowance for doubtful accounts.......    47,867         2,779              --         50,646
  Accounts and notes
     receivable -- affiliates..............       610         1,669             (88)         2,191
  Inventories..............................    32,321         1,799              --         34,120
  Prepaid expenses and other...............     2,963           721              --          3,684
                                             --------       -------         -------       --------
     Total current assets..................    90,414         8,489             (88)        98,815
Notes receivable -- affiliates.............    21,607            --              --         21,607
Property and equipment, net................   259,892        10,992          (1,248)       269,636
Other assets...............................    28,008           776          (8,652)        20,132
                                             --------       -------         -------       --------
     Total assets..........................  $399,921       $20,257        $ (9,988)      $410,190
                                             ========       =======         =======       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................  $ 31,999       $ 1,311        $     --       $ 33,310
  Book overdrafts..........................     3,799            --              --          3,799
  Accrued expenses and deposits............    31,859         2,673              --         34,532
  Accounts and notes
     payable -- affiliates.................    11,200         4,398             (88)        15,510
  Long-term debt, current portion..........     3,288            --              --          3,288
  Income taxes payable.....................     7,989         2,086              --         10,075
                                             --------       -------         -------       --------
     Total current liabilities.............    90,134        10,468             (88)       100,514
Long-term debt.............................    25,078            --              --         25,078
Notes payable -- affiliates................   145,459            --              --        145,459
Other liabilities..........................     5,628         1,137              --          6,765
                                             --------       -------         -------       --------
     Total liabilities.....................   266,299        11,605             (88)       277,816
                                             --------       -------         -------       --------
Commitments and contingencies (Note 9)
Stockholders' equity:
  Common stock.............................     1,536         3,941          (3,941)         1,536
  Paid-in capital..........................    57,975         1,400          (1,400)        57,975
  Retained earnings........................    77,413         6,989          (8,237)        76,165
  Equity adjustment from foreign currency
     translation...........................    (3,302 )      (3,678)          3,678         (3,302 )
     Total stockholders' equity............   133,622         8,652          (9,900)       132,374
                                             --------       -------         -------       --------
     Total liabilities and stockholders'
       equity..............................  $399,921       $20,257        $ (9,988)      $410,190
                                             ========       =======         =======       ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                    CONDENSED COMBINING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
Operating revenue:
  Sales of products and services...........  $532,349       $34,197        $ (2,548)      $563,998
  Revenue from operating lease
     activities............................       926            --              --            926
                                             --------      --------         -------        -------
     Total operating revenue...............   533,275        34,197          (2,548)       564,924
                                             --------      --------         -------        -------
Operating expenses:
  Cost of sales............................   183,511         4,730          (1,581)       186,660
  Bowling center operations................   185,055        16,930              --        201,985
  Selling, general and administrative......    45,890         6,696            (720)        51,866
                                             --------      --------         -------        -------
     Total operating expenses..............   414,456        28,356          (2,301)       440,511
                                             --------      --------         -------        -------
     Operating income......................   118,819         5,841            (247)       124,413
Nonoperating income (expenses):
  Interest expense.........................   (15,569 )        (142)             --        (15,711 )
  Other expenses, net......................      (600 )        (443)             --         (1,043 )
  Interest income..........................     1,837           347              --          2,184
  Equity in earnings of subsidiaries.......     3,444            --          (3,444)            --
  Foreign currency transaction loss........      (465 )        (514)             --           (979 )
                                             --------      --------         -------        -------
Income before income taxes.................   107,466         5,089          (3,691)       108,864
Income tax expense.........................    10,453         1,645              --         12,098
                                             --------      --------         -------        -------
     Net income............................  $ 97,013       $ 3,444        $ (3,691)      $ 96,766
                                             ========      ========         =======        =======

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                    CONDENSED COMBINING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
Operating revenue:
  Sales of products and services...........  $478,056      $ 40,930        $ (3,560)      $515,426
  Revenue from operating lease
     activities............................       969         1,391              --          2,360
                                             --------      --------         -------       --------
     Total operating revenue...............   479,025        42,321          (3,560)       517,786
                                             --------      --------         -------       --------
Operating expenses:
  Cost of sales............................   192,941         6,694          (1,901)       197,734
  Bowling center operations................   117,619        22,061          (1,642)       138,038
  Selling, general and administrative......    52,586         4,750              --         57,336
                                             --------      --------         -------       --------
     Total operating expenses..............   363,146        33,505          (3,543)       393,108
                                             --------      --------         -------       --------
     Operating income......................   115,879         8,816             (17)       124,678
Nonoperating Income (expenses):
  Interest expense.........................    (7,164 )        (230 )            --         (7,394 )
  Other expenses, net......................    (1,188 )          --              --         (1,188 )
  Interest income..........................       231           295              --            526
  Equity in earnings of subsidiaries.......     5,179            --          (5,179)            --
  Foreign currency transaction loss........      (654 )        (213 )            --           (867 )
                                             --------      --------         -------       --------
Income before income taxes.................   112,283         8,668          (5,196)       115,755
Income tax expense.........................    12,963         3,489              --         16,452
                                             --------      --------         -------       --------
     Net income............................  $ 99,320      $  5,179        $ (5,196)      $ 99,303
                                             ========      ========         =======       ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                    CONDENSED COMBINING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                           (IN THOUSANDS OF DOLLARS)

                                                                 NON-
                                                   GUARANTOR   GUARANTOR                  COMBINED
                                                   COMPANIES   COMPANIES   ELIMINATIONS   COMPANIES
                                                   ---------   ---------   ------------   ---------
Operating revenue:
  Sales of products and services.................  $389,341     $39,053      $ (3,584)    $424,810
  Revenue from operating lease activities........     1,744       1,019            --        2,763
                                                   --------     -------       -------     --------
     Total operating revenue.....................   391,085      40,072        (3,584)     427,573
                                                   --------     -------       -------     --------
Operating expenses:
  Cost of sales..................................   150,605       6,197        (1,859)     154,943
  Bowling center operations......................   101,800      23,341        (1,207)     123,934
  Selling, general and administrative............    42,411       3,685            --       46,096
                                                   --------     -------       -------     --------
     Total operating expenses....................   294,816      33,223        (3,066)     324,973
                                                   --------     -------       -------     --------
     Operating income............................    96,269       6,849          (518)     102,600
Nonoperating income (expenses):
  Interest expense...............................    (4,787 )      (214)           --       (5,001 )
  Other expenses, net............................      (523 )        --            --         (523 )
  Interest income................................       446         451            --          897
  Equity in earnings of subsidiaries.............     4,537          --        (4,537)          --
  Foreign currency transaction loss..............      (391 )       (34)           --         (425 )
                                                   --------     -------       -------     --------
Income before income taxes.......................    95,551       7,052        (5,055)      97,548
Income tax expense...............................    12,612       2,515            --       15,127
                                                   --------     -------       -------     --------
     Net income..................................  $ 82,939     $ 4,537      $ (5,055)    $ 82,421
                                                   ========     =======       =======     ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

                                                                 NON-
                                                   GUARANTOR   GUARANTOR                  COMBINED
                                                   COMPANIES   COMPANIES   ELIMINATIONS   COMPANIES
                                                   ---------   ---------   ------------   ---------
Cash flows from operating activities:
  Net income.....................................  $ 97,013    $  3,444      $ (3,691)    $ 96,766
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in earnings of subsidiaries..........    (3,444 )        --         3,444           --
     Dividends from non-guarantor companies......     3,133          --        (3,133)          --
     Depreciation and amortization...............    36,661       2,682          (204)      39,139
     Deferred income taxes.......................       215      (1,045 )          --         (830 )
     Loss on sale of property and equipment,
       net.......................................       567                                    567
     Changes in assets and liabilities, net of
       effects from companies acquired:
       Accounts and notes receivable, net........    11,864      (1,234 )          --       10,630
       Receivables and payables -- affiliates....     7,262      (1,115 )          --        6,147
       Inventories...............................    (5,596 )      (400 )          --       (5,996 )
       Other assets and liabilities..............    (2,484 )      (369 )       2,752         (101 )
       Accounts payable and accrued expenses.....   (19,187 )       446            --      (18,741 )
       Income taxes payable......................    (2,039 )      (791 )          --       (2,830 )
                                                   --------     -------       -------     --------
          Net cash provided by operating
            activities...........................   123,965       1,618          (832)     124,751
                                                   --------     -------       -------     --------
Cash flows from investing activities:
  Purchase of property and equipment.............   (26,411 )    (4,005 )         451      (29,965 )
  Proceeds from sales of property and
     equipment...................................       494         916            --        1,410
  Other..........................................       229          --            --          229
                                                   --------     -------       -------     --------
          Net cash used for investing
            activities...........................   (25,688 )    (3,089 )         451      (28,326 )
                                                   --------     -------       -------     --------
Cash flows from financing activities:
  Dividends to guarantor companies...............        --      (3,133 )       3,133           --
  Payments on credit note agreements, net........   (11,057 )        --            --      (11,057 )
  Distributions to stockholders..................   (71,851 )        --            --      (71,851 )
  Payment of long-term debt......................   (10,605 )       320            --      (10,285 )
  Payment for redemption of stock................    (3,960 )        --            --       (3,960 )
  Proceeds (payments) on notes payable --
     stockholders, net...........................    (4,882 )     1,089            --       (3,793 )
  Proceeds from long-term debt...................                                               --
  Capital contributions by stockholders..........     8,329          --            --        8,329
  Capital contributions from guarantor...........        --       2,752        (2,752)          --
  Other..........................................    (2,056 )        --            --       (2,056 )
                                                   --------     -------       -------     --------
          Net cash (used for) provided by
            financing activities.................   (96,082 )     1,028           381      (94,673 )
          Effect of exchange rates on cash.......        (5 )      (189 )          --         (194 )
                                                   --------     -------       -------     --------
Net increase (decrease) in cash..................     2,190        (632 )          --        1,558
Cash at beginning of year........................     6,653       1,521            --        8,174
                                                   --------     -------       -------     --------
Cash at end of year..............................  $  8,843    $    889      $     --     $  9,732
                                                   ========     =======       =======     ========

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994

                                                                 NON-
                                                 GUARANTOR    GUARANTOR                   COMBINED
                                                 COMPANIES    COMPANIES    ELIMINATIONS   COMPANIES
                                                 ----------   ----------   ------------   ---------
Cash flows from operating activities:
  Net income...................................   $ 99,320     $  5,179      $ (5,196)    $ 99,303
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Equity in earnings of subsidiaries........     (5,179)          --         5,179           --
     Dividends from non-guarantor companies....      5,084           --        (5,084)          --
     Depreciation and amortization.............     21,606        3,343          (173)      24,776
     Deferred income taxes.....................       (104)          85            --          (19 )
     Loss on sale of property and equipment,
       net.....................................        911           --            --          911
     Changes in assets and liabilities, net of
       effects from companies acquired:
       Accounts and notes receivable, net......     (9,325)         311            --       (9,014 )
       Receivables and
          payables -- affiliates...............      3,692        1,033            --        4,725
       Inventories.............................     (1,369)         (42)           --       (1,411 )
       Other assets............................       (864)        (136)           --       (1,000 )
       Accounts payable and accrued expenses...      3,929          (91)           --        3,838
       Income taxes payable....................     (3,207)         817            --       (2,390 )
                                                     -----        -----          ----       ------
       Net cash provided by operating
          activities...........................    114,494       10,499        (5,274)     119,719
                                                     -----        -----          ----       ------
Cash flows from investing activities:
  Acquisitions of operating units, net of cash
     acquired..................................    (17,307)          --            --      (17,307 )
  Purchase of property and equipment...........    (16,692)      (1,286)          190      (17,788 )
  Proceeds from sales of property and
     equipment.................................      1,494           41            --        1,535
  Other........................................        941           --            --          941
                                                     -----        -----          ----       ------
       Net cash used for investing
          activities...........................    (31,564)      (1,245)          190      (32,619 )
                                                     -----        -----          ----       ------
Cash flows from financing activities:
  Dividends to guarantor companies.............         --       (5,084)        5,084           --
  Payments on credit note agreements, net......     (3,689)          --            --       (3,689 )
  Distributions to stockholders................    (78,170)          --            --      (78,170 )
  Payment of long-term debt....................       (740)        (364)           --       (1,104 )
  Proceeds (payments) on notes payable --
     stockholders, net.........................     (4,989)      (3,571)           --       (8,560 )
  Capital contributions by stockholders........      2,109           --            --        2,109
  Other........................................       (212)          --            --         (212 )
                                                     -----        -----          ----       ------
          Net cash used for financing
            activities.........................    (85,691)      (9,019)        5,084      (89,626 )
          Effect of exchange rates on cash.....      2,488          271            --        2,759
                                                     -----        -----          ----       ------
Net increase (decrease) in cash................       (273)         506            --          233
Cash at beginning of year......................      6,926        1,015            --        7,941
                                                     -----        -----          ----       ------
Cash at end of year............................   $  6,653     $  1,521      $     --     $  8,174
                                                     =====        =====          ====       ======

                               AMF BOWLING GROUP

                           (IN THOUSANDS OF DOLLARS)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1993
                           (IN THOUSANDS OF DOLLARS)

                                                                 NON-
                                                   GUARANTOR   GUARANTOR                  COMBINED
                                                   COMPANIES   COMPANIES   ELIMINATIONS   COMPANIES
                                                   ---------   ---------   ------------   ---------
Cash flows from operating activities:
  Net income.....................................  $ 82,939    $  4,537      $ (5,055)    $ 82,421
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in earnings of subsidiaries..........    (4,537 )        --         4,537           --
     Dividends from non-guarantor companies......     5,474          --        (5,474)          --
     Depreciation and amortization...............    18,382       3,210          (171)      21,421
     Deferred income taxes.......................      (510 )       (64 )          --         (574 )
     Loss on sale of property and equipment,
       net.......................................       803          --            --          803
     Changes in assets and liabilities, net of
       effects from companies acquired:
       Accounts and notes receivable, net........   (10,335 )      (527 )          --      (10,862 )
       Receivables and payables -- affiliates....     3,715        (172 )          --        3,543
       Inventories...............................    (1,385 )      (218 )          --       (1,603 )
       Other assets and liabilities..............       623         170            --          793
       Accounts payable and accrued expenses.....     9,066        (469 )          --        8,597
       Income taxes payable......................       593        (404 )          --          189
                                                   --------    --------       -------     --------
          Net cash provided by operating
            activities...........................   104,828       6,063        (6,163)     104,728
                                                   --------    --------       -------     --------
Cash flows from investing activities:
  Acquisitions of operating units, net of cash
     acquired....................................    (2,469 )        --            --       (2,469 )
  Purchase of property and equipment.............   (10,755 )    (4,621 )         689      (14,687 )
  Proceeds from sales of property
     and equipment...............................     1,225         130            --        1,355
  Other..........................................        (8 )        --            --           (8 )
                                                   --------    --------       -------     --------
          Net cash used for investing
            activities...........................   (12,007 )    (4,491 )         689      (15,809 )
                                                   --------    --------       -------     --------
Cash flows from financing activities:
  Dividends to guarantor companies...............        --      (5,474 )       5,474           --
  Payments on credit note agreements, net........   (20,065 )        --            --      (20,065 )
  Distributions to stockholders..................   (76,968 )        --            --      (76,968 )
  Payment of long-term debt......................    (8,427 )      (262 )          --       (8,689 )
  Payment for redemption of stock................        --          --            --           --
  Proceeds (payments) on notes payable --
     stockholders, net...........................     8,652         641            --        9,293
  Capital contributions by stockholders..........     5,000          --            --        5,000
  Other..........................................      (240 )        --            --         (240 )
                                                   --------    --------       -------     --------
          Net cash used for financing
            activities...........................   (92,048 )    (5,095 )       5,474      (91,669 )
          Effect of exchange rates on cash.......      (154 )      (117 )          --         (271 )
                                                   --------    --------       -------     --------
Net increase (decrease) in cash..................       619      (3,640 )          --       (3,021 )
Cash at beginning of year........................     6,307       4,655            --       10,962
                                                   --------    --------       -------     --------
Cash at end of year..............................  $  6,926    $  1,015      $     --     $  7,941
                                                   ========    ========       =======     ========

                               AMF BOWLING GROUP

                       CONDENSED COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)


                                                                       MARCH 31,
                                                                         1996
                                                             MARCH     PRO FORMA
                                                              31,      ---------   DECEMBER 31,
                                                              1996                     1995
                                                            --------   (NOTE 6)    ------------
ASSETS
Current assets:
  Cash and cash equivalents...............................  $ 12,769   $  12,769     $  9,732
  Accounts and notes receivable, net of allowance for
     doubtful accounts of $3,224 and $3,373,
     respectively.........................................    31,080      31,080       39,026
  Accounts and notes receivable -- affiliates.............    12,021      12,021        3,979
  Inventories.............................................    44,030      44,030       39,821
  Prepaid expenses and other..............................     5,969       5,969        5,182
                                                            --------    --------     --------
          Total current assets............................   105,869     105,869       97,740
Notes receivable -- affiliates............................    23,245      23,245       22,941
Property and equipment, net...............................   253,505     253,505      259,724
Other assets..............................................    18,252      18,252       19,973
                                                            --------    --------     --------
          Total assets....................................  $400,871   $ 400,871     $400,378
                                                            ========    ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................  $ 19,039      19,039     $ 23,641
  Book overdrafts.........................................     1,350       1,350        2,362
  Accrued expenses and deposits...........................    34,640      34,640       30,328
  Accounts and notes payable -- affiliates................        --          --        1,989
  Distributions payable to stockholders...................        --      28,109           --
  Long-term debt, current portion.........................       951         951        1,084
  Income taxes payable....................................     5,940       5,940        7,129
                                                            --------    --------     --------
          Total current liabilities.......................    61,920      90,029       66,533
Long-term debt............................................    27,321      27,321       19,550
Notes payable -- affiliates...............................   132,869     132,869      146,727
Other liabilities.........................................     5,251       5,251        6,030
                                                            --------    --------     --------
          Total liabilities...............................   227,361     255,470      238,840
                                                            --------    --------     --------
Commitments and contingencies (Note 3)
Stockholders' equity:
  Common stock............................................     1,538       1,538        1,538
  Paid-in capital.........................................    63,781      63,781       63,781
  Retained earnings.......................................   113,519      85,410      101,080
  Equity adjustment from foreign currency translation.....    (3,879)     (3,879)      (3,400)
  Notes receivable stock subscription.....................    (1,449)     (1,449)      (1,461)
                                                            --------    --------     --------
          Total stockholders' equity......................   173,510     145,401      161,538
                                                            --------    --------     --------
          Total liabilities and stockholders' equity......  $400,871   $ 400,871     $400,378
                                                            ========    ========     ========


   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                               THREE MONTHS ENDED MARCH 31,
                                                               -----------------------------
                                                                 1996                 1995
                                                               --------             --------
Operating revenues:
  Sales of products and services.............................  $122,947             $156,536
  Revenue from operating lease activities....................       396                  335
                                                               --------             --------
          Total operating revenues...........................   123,343              156,871
                                                               --------             --------
Operating expenses:
  Cost of sales..............................................    31,319               48,712
  Bowling center operating expenses..........................    52,169               52,490
  Selling, general and administrative........................    11,965               14,012
                                                               --------             --------
          Total operating expenses...........................    95,453              115,214
                                                               --------             --------
          Operating income...................................    27,890               41,657
Nonoperating expenses:
  Interest expense...........................................    (3,802)              (3,727)
  Other expenses, net........................................      (164)                (626)
  Interest income............................................       394                  403
  Foreign currency transaction loss..........................       (22)                (222)
                                                               --------             --------
Income before income taxes...................................    24,296               37,485
Income tax expense...........................................     2,720                3,305
                                                               --------             --------
          Net income.........................................  $ 21,576             $ 34,180
                                                               ========             ========

PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

                                                               THREE MONTHS ENDED MARCH 31,
                                                               -----------------------------
                                                                 1996                 1995
                                                               --------             --------
Net income before income taxes and pro forma adjustments.....  $ 24,296             $ 37,485
Pro forma C Corporation -- tax provision.....................     9,245               13,958
                                                               --------             --------
Pro forma net income.........................................  $ 15,051             $ 23,527
                                                               ========             ========

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                THREE MONTHS ENDED MARCH 31,
                                                                -----------------------------
                                                                  1996                 1995
                                                                --------             --------
Cash flows from operating activities:
  Net income.................................................   $ 21,576             $ 34,180
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...........................     10,969                9,204
     Deferred income taxes...................................         --                  (12)
     Loss on sale of property and equipment, net.............         --                  341
     Changes in assets and liabilities:
       Accounts and notes receivable.........................      7,606                4,132
       Receivables and payables -- affiliates................     (7,861)                (408)
       Inventories...........................................     (4,404)              (2,193)
       Other assets and liabilities..........................     (1,232)              (3,236)
       Accounts payable and accrued expenses.................       (915)              (1,439)
       Income taxes payable..................................     (1,470)              (4,178)
                                                                 -------              -------
       Net cash provided by operating activities.............     24,269               36,391
                                                                 -------              -------
Cash flows from investing activities:
  Purchase of property and equipment.........................     (4,408)              (4,277)
  Other......................................................        811                 (179)
                                                                 -------              -------
     Net cash used for investing activities..................     (3,597)              (4,456)
                                                                 -------              -------
Cash flows from financing activities:
  Borrowings (payments) on credit note agreements, net.......      7,638              (10,821)
  Distributions to stockholders..............................     (9,137)             (15,049)
  Payments of notes payable -- affiliates....................         --                 (715)
  Payment for redemption of common stock.....................         --               (3,960)
  Proceeds (payments) on notes payable -- stockholders, net..    (15,721)                (199)
  Change in notes receivable -- affiliates...................         12               (1,338)
  Capital contribution by stockholders.......................         --                6,897
  Other......................................................       (212)                (885)
                                                                 -------              -------
       Net cash used for financing activities................    (17,420)             (26,070)
       Effect of exchange rates on cash......................       (215)                 196
                                                                 -------              -------
Net increase in cash.........................................      3,037                6,061
Cash at beginning of period..................................      9,732                8,174
                                                                 -------              -------
Cash at end of period........................................   $ 12,769             $ 14,235
                                                                 =======              =======

                               AMF BOWLING GROUP

        CONDENSED COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                   EQUITY
                                                                 ADJUSTMENT
                                                                FROM FOREIGN                 TOTAL
                                 COMMON   PAID-IN   RETAINED      CURRENCY                STOCKHOLDERS'
                                 STOCK    CAPITAL   EARNINGS    TRANSLATION      OTHER       EQUITY
                                 ------   -------   --------   --------------   -------   ------------
Balances, December 31, 1995....  $1,538   $63,781   $101,080      $ (3,400)     $(1,461)    $161,538
  Net income...................      --        --     21,576            --           --       21,576
  Distributions to
     stockholders..............      --        --     (9,137)           --           --       (9,137)
  Decrease in equity adjustment
     from foreign currency
     translation...............      --        --         --          (479)          --         (479)
  Other........................      --        --         --            --           12           12
                                 ------   -------   --------       -------      -------     --------
Balance, March 31, 1996........  $1,538   $63,781   $113,519      $ (3,879)     $(1,449)    $173,510
                                 ======   =======   ========       =======      =======     ========

   The accompanying notes are an integral part of these financial statements.

                               AMF BOWLING GROUP

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     AMF Bowling Group ("the Combined Companies") consists of various entities which are controlled by the Virginia Investment Trusts ("the Trusts"). On January 1, 1996, the Trusts contributed their stock in AMF Bowling Centers
(Aust) International, Inc. to the Richmond Community Foundation, a non-profit organization.

     The accompanying unaudited condensed combined financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods. The interim financial information and notes thereto should be read in conjunction with the Combined Companies' December 31, 1995 financial statements. The results of operations for the three months ended March 31, 1996 and 1995 are not necessarily indicative of results to be expected for the entire year.

     The combined statements of income include a pro forma adjustment for income taxes which would have been recorded if the Combined Companies had not been S Corporations, based on tax laws in effect during these periods. The pro forma adjustment was computed separately for each entity and then combined, except for purposes of computing the utilization of foreign tax credits which were considered in the aggregate for the Combined Companies.

     Operating revenues are comprised of the following:

                                                                             MARCH 31,
                                                                       ---------------------
                                                                         1996         1995
                                                                       --------     --------
    Bowling centers                                                    $ 83,055     $ 85,818
    Manufacturing                                                        40,288       71,053
                                                                       --------     --------
                                                                       $123,343     $156,871
                                                                       ========     ========

NOTE 2 -- INVENTORIES

     Inventories by major classification are as follows:

                                                                    MARCH 31,      DECEMBER 31,
                                                                       1996            1995
                                                                    ----------     -------------
    Raw materials                                                     $10,664         $10,590
    Work-in-process                                                     2,118           1,522
    Finished goods and spare parts                                     28,925          24,920
    Merchandise inventory                                               3,206           4,045
                                                                      -------         -------
                                                                       44,913          41,077
    Inventory valuation reserves                                         (883)         (1,256)
                                                                      -------         -------
                                                                      $44,030         $39,821
                                                                      =======         =======

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

     AMF Bowling terminated its Korean distribution agreement. The Korean distributor filed suit against the company in Korea seeking an injunction against AMF Bowling's Seoul Korea branch to prevent AMF Bowling from selling bowling and bowling related products in Korea. On February 16,

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

1996, the Korean court dismissed the litigation on jurisdictional grounds. Such decision is subject to appeal.

     On January 10, 1996, the Korean distributor filed a second suit in the Supreme Court of the State of New York against AMF Bowling and AMF Bowling Centers. The suit alleges a number of complaints related to the conduct and termination of the Korean distributorship agreement and alleges that the defendants caused the Korean distributor's insolvency. The Korean distributor is seeking compensatory damages of at least $41,759 and punitive damages of at least $100,000 or ten times the amount of compensatory damages awarded, whichever is greater, under each of seven causes of action set forth in the suit.

     Management believes that the Korean distributorship agreement was properly terminated and the actions against AMF Bowling and AMF Bowling Centers are without merit. Management intends to vigorously defend against this claim. Under the terms of the sale agreement (Note 6), the current AMF shareholders have agreed to indemnify the buyers for any loss related to this litigation.

     On March 5, 1996, the defendant in an action entitled Northland Bowl and Sports Center, Inc. and Recreation Associates, II v. Golden Giant, Inc., d/b/a Golden Giant Building Systems, Court of Common Pleas, Centre County, Pa. (Index No. 96-75), asserted a third-party claim against AMF Bowling and other parties. Defendant, Golden Giant, a construction company, was previously named as defendant by a bowling center (not owned or operated by the Combined Companies) in connection with the collapse of the center's roof in early 1994. Golden Giant has now named AMF Bowling, charging it with negligence and breach of implied warranty for installing scoring monitors (four years before the roof collapsed) on a portion of the building that allegedly could not adequately support the additional weight of the equipment. The bowling center plaintiff claims total damages in amounts exceeding $3,500, and Golden Giant asserts that, if plaintiff is entitled to any recovery, it should be in whole or part against AMF Bowling.

     AMF Bowling is involved in a patent infringement suit. The plaintiff in the case, a competitor of AMF Bowling's Century division, obtained a summary judgment on the issue of liability in December 1994. The court recently issued an order which will permit AMF to appeal. The plaintiff claims damages in the range of $3,000 to $9,000. A trial on damages will not occur unless and until the liability issue is resolved against AMF Bowling. Management believes the claim is without merit and intends to vigorously contest the claim.

     AMF Bowling Centers and AMF Bowling are defendants in a wrongful death suit related to an employee. The employee's estate is seeking compensatory damages up to $3,000 plus $3,000 in punitive damages. However, the plaintiff's counsel has verbally offered to settle the case for $350. Management believes the claim is without merit and expects to vigorously contest the claim.

     In addition, the Combined Companies are involved in certain other lawsuits and claims arising out of normal business operations. The majority of these relate to accidents at the Combined Companies' bowling centers. Management believes that the ultimate resolution of such matters will not materially affect the Combined Companies' results of operations or financial position.

     While the ultimate outcome of the litigation and claims against the Combined Companies cannot presently be determined, management believes the Combined Companies have made adequate provision for possible losses. At March 31, 1996 and December 31, 1995, the Combined Companies had recorded reserves aggregating approximately $2,564 and $2,800, respectively, for litigation and claims, which are included in accrued expenses in the accompanying combined balance sheet.

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

NOTE 4 -- LONG-TERM DEBT

     Long-term debt at March 31, 1996 and December 31, 1995 consists of the following:

                                                                MARCH 31,       DECEMBER 31,
                                                                  1996              1995
                                                                ---------       ------------
    Notes payable to bank -- guaranteed.......................   $24,409          $  3,764
    Mortgage and equipment notes..............................     1,971            14,469
    Industrial development bond...............................        --             1,354
    Note payable to bank......................................       864                --
    Other.....................................................     1,028             1,047
                                                                 -------           -------
                                                                  28,272            20,634
    Current maturities........................................      (951)           (1,084)
                                                                 -------           -------
    Long-term portion.........................................   $27,321          $ 19,550
                                                                 =======           =======

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

NOTE 5 -- STOCKHOLDERS' EQUITY

     Stockholders' equity at March 31, 1996 consists of the following:


                                                                       MARCH 31, 1996
                               -----------------------------------------------------------------------------------------------
                                                                                                       NOTES
                                                                                                     RECEIVABLE      TOTAL
                                           ISSUED AND    COMMON   PAID IN   RETAINED    DEFERRED       STOCK      STOCKHOLDERS'
                               AUTHORIZED  OUTSTANDING   STOCK    CAPITAL   EARNINGS   TRANSLATION  SUBSCRIPTION     EQUITY
                               ----------  -----------   ------   -------   --------   -----------  ------------  ------------
AMF Bowling, Inc...............    10,000     950.6689   $   1    $28,213   $ 54,545     $   353      $     --      $ 83,112
AMF Bowling Centers, Inc.......    15,000   9,485.1000       9     29,122     24,848          --          (737)       53,242
AMF Beverage Company of Oregon,
  Inc..........................    10,000      94.8510      --         --         --          --            --            --
King Louis Lenexa, Inc.........    30,000      94.8510      --         --         --          --            --            --
AMF Bowling Centers (Aust)
  International, Inc...........    10,000     948.5100       1        492     26,594         (64)         (492)       26,531
AMF Bowling Centers (Canada)
  International, Inc...........    10,000     948.5100       1      2,109     (1,211)         85            --           984
AMF BCO -- France One, Inc.....    10,000   1,000.0000       1         31        681         (53)           --           660
AMF BCO -- France Two, Inc.....    10,000   1,000.0000       1         83      1,841        (144)           --         1,781
AMF Bowling Centers (Hong Kong)
  International, Inc...........    10,000     948.5100       1         57      2,534          --           (64)        2,528
AMF Bowling Centers
  International, Inc.
  (Japan)......................    10,000   9,485.1000      10        156      4,996         420          (156)        5,426
AMF Bowling Mexican Holding,
  Inc..........................     1,000      75.6972   1,507        226      3,068      (3,245)           --         1,556
Boliches AMF, Inc..............    10,000     100.0000       1         60        816        (863)           --            14
AMF Bowling Centers II Inc.
  (Switzerland)................     1,000     100.0000       1         --        748          61            --           810
AMF BCO -- U.K. One, Inc.......    10,000     100.0000       1        129       (116)       (111)           --           (97)
AMF BCO -- U.K. Two, Inc.......    10,000     100.0000       1        352       (316)       (304)           --          (267)
AMF BCO -- China, Inc..........    10,000   1,000.0000       1        577       (152)         (3)           --           423
AMF Bowling Centers China,
  Inc..........................    10,000   1,000.0000       1      2,174       (571)        (11)           --         1,593
Bush River Corporation.........   100,000  18,895.1919      --         --         --          --            --            --
Eliminations...................        --           --      --         --     (4,786)         --            --        (4,786)
                                                         ------   -------   --------     -------       -------      --------
Totals.........................                          $1,538   $63,781   $113,519     $(3,879)     $ (1,449)     $173,510
                                                         ======   =======   ========     =======       =======      ========


NOTE 6 -- SUBSEQUENT EVENTS

SALE TRANSACTION

     At the opening of business on May 1, 1996, an investor group led by an affiliate of Goldman, Sachs & Co. completed its acquisition of the stock and certain assets of the Combined Companies. The new parent company is AMF Group Inc.

BONUS AND SPECIAL PAYMENTS/SALE TRANSACTION COSTS

     On April 29 and April 30, 1996, the Combined Companies paid bonuses and special payments to employees, former employees and former directors in the aggregate amount of $37,843 in

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

recognition of their services. Additionally, professional fees of $5,094 were incurred as a result of the sale transaction. In addition, as a result of the change in control transaction, certain payments under the Combined Companies' performance plan were accelerated. Accordingly, on April 30, 1996 the Combined Companies made payments of $3,085 related to these plans and the plans were terminated.

DISTRIBUTIONS/CONTRIBUTIONS SUBSEQUENT TO MARCH 31, 1996


     Cash distributions to stockholders from April 1, 1996 to April 30, 1996 aggregated approximately $28,109 and have been reflected in the Pro Forma balance sheet at March 31, 1996. In connection with the sale transaction, the stockholders contributed notes payable -- affiliates to the capital of the Combined Companies in the amount of approximately $151,985 and made cash contributions in the amount of approximately $30,018. Subsequently, accounts and notes payable/receivable with affiliates were paid.

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

NOTE 7 -- BUSINESS SEGMENTS

     The Combined Companies operate in two major lines of business: operation of bowling centers and manufacturing of bowling and related products. Information concerning operations in these business segments for the three months ended March 31, 1996 and 1995 and identifiable assets at March 31, 1996, are presented below:

                                                                             MARCH 31,
                                                                       ---------------------
                                                                         1996         1995
                                                                       --------     --------
    Revenue from unaffiliated customers
      Bowling Centers
         Domestic....................................................  $ 58,100     $ 60,700
         International...............................................    25,000       25,100
                                                                       --------     --------
                                                                         83,100       85,800
      Manufacturing..................................................    40,200       71,100
                                                                       --------     --------
                                                                       $123,300     $156,900
                                                                       =========    =========
    Intersegment Sales
      Bowling Centers
         Domestic....................................................  $     --     $     --
         International...............................................        --           --
                                                                       --------     --------
                                                                             --           --
      Manufacturing..................................................     2,800        4,300
                                                                       --------     --------
                                                                       $  2,800     $  4,300
                                                                       =========    =========
    Operating Income
      Bowling Centers
         Domestic....................................................  $ 15,300     $ 14,400
         International...............................................     5,700        6,600
                                                                       --------     --------
                                                                         21,000       21,000
      Manufacturing..................................................     7,200       21,200
      Eliminations...................................................      (300)        (500)
                                                                       --------     --------
                                                                       $ 27,900     $ 41,700
                                                                       =========    =========
    Identifiable Assets
      Bowling Centers
         Domestic....................................................  $228,700
         International...............................................    66,500
                                                                       --------
                                                                        295,200
      Manufacturing..................................................   113,100
      Eliminations...................................................    (7,400)
                                                                       --------
                                                                       $400,900
                                                                       =========

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                             MARCH 31,
                                                                       ---------------------
                                                                         1996         1995
                                                                       --------     --------
    Depreciation and Amortization Expense
      Bowling Centers
         Domestic....................................................  $  8,500     $  7,000
         International...............................................     1,900        1,600
                                                                       --------     --------
                                                                         10,400        8,600
      Manufacturing..................................................       900          900
      Eliminations...................................................      (300)        (300)
                                                                       --------     --------
                                                                       $ 11,000     $  9,200
                                                                       =========    =========
    Capital Expenditures
      Bowling Centers
         Domestic....................................................  $  3,500     $  2,500
         International...............................................     1,200        1,100
                                                                       --------     --------
                                                                          4,700        3,600
      Manufacturing..................................................       300        1,500
      Eliminations...................................................      (600)        (800)
                                                                       --------     --------
                                                                       $  4,400     $  4,300
                                                                       =========    =========

NOTE 8 -- CONDENSED COMBINING FINANCIAL STATEMENTS

     The following condensed combining information presents:

     - A condensed combining balance sheet as of March 31, 1996 and condensed combining statements of income and of cash flows for the three months ended March 31, 1996 and 1995.

     - Elimination entries necessary to combine the entities comprising the Combined Companies.

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                       CONDENSED COMBINING BALANCE SHEETS
                                 MARCH 31, 1996

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
                  ASSETS
Current assets:
  Cash and cash equivalents................  $  11,261      $ 1,508        $     --       $ 12,769
  Accounts and notes receivable, net of
     allowance for doubtful accounts.......     29,463        1,617              --         31,080
  Accounts and notes
     receivable -- affiliates..............     11,010        1,920            (909)        12,021
  Inventories..............................     42,275        1,755              --         44,030
  Prepaid expenses and other...............      4,488        1,481              --          5,969
                                             ---------     ---------     ------------     ---------
          Total current assets.............     98,497        8,281            (909)       105,869
Notes receivable -- affiliates.............     23,245           --              --         23,245
Property and equipment, net................    244,206       10,926          (1,627)       253,505
Other assets...............................     28,793          578         (11,119)        18,252
                                             ---------     ---------     ------------     ---------
          Total assets.....................  $ 394,741      $19,785        $(13,655)      $400,871
                                             =========     =========     ==========       =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................  $  17,535      $ 1,504        $     --       $ 19,039
  Book overdrafts..........................      1,293           57              --          1,350
  Accrued expenses and deposits............     32,447        2,193              --         34,640
  Accounts and notes
     payable -- affiliates.................     (1,575)       2,484            (909)            --
  Long-term debt, current portion..........        951           --              --            951
  Income taxes payable.....................      4,378        1,562              --          5,940
                                             ---------     ---------     ------------     ---------
          Total current liabilities........     55,029        7,800            (909)        61,920
Long-term debt.............................     27,321           --              --         27,321
Notes payable -- affiliates................    132,851           18              --        132,869
Other liabilities..........................      4,403          848              --          5,251
                                             ---------     ---------     ------------     ---------
          Total liabilities................    219,604        8,666            (909)       227,361
                                             =========     =========     ==========       =========
Commitments and contingencies
Stockholders' equity:
  Common stock.............................      1,538        3,940          (3,940)         1,538
  Paid-in capital..........................     63,781        4,151          (4,151)        63,781
  Retained earnings........................    115,146        7,747          (9,374)       113,519
  Equity adjustment from foreign currency
     translation...........................     (3,879)      (4,719)          4,719         (3,879)
  Notes receivable stock subscription......     (1,449)          --              --         (1,449)
                                             ---------     ---------     ------------     ---------
          Total stockholders' equity.......    175,137       11,119         (12,746)       173,510
                                             ---------     ---------     ------------     ---------
          Total liabilities and
            stockholders' equity...........  $ 394,741      $19,785        $(13,655)      $400,871
                                             =========     =========     ==========       =========

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                    CONDENSED COMBINING STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1996

                                                             NON-
                                             GUARANTOR     GUARANTOR                      COMBINED
                                             COMPANIES     COMPANIES     ELIMINATIONS     COMPANIES
                                             ---------     ---------     ------------     ---------
Operating revenues:
  Sales of products and services...........  $ 114,877      $ 9,038        $   (968)      $122,947
  Revenue from operating lease
     activities............................        396           --              --            396
                                             ---------     ---------     ------------     ---------
          Total operating revenues.........    115,273        9,038            (968)       123,343
                                             ---------     ---------     ------------     ---------
Operating expenses:
  Cost of sales............................     30,878        1,081            (640)        31,319
  Bowling center operating expenses........     46,829        5,573            (233)        52,169
  Selling, general and administrative......     11,418          547              --         11,965
                                             ---------     ---------     ------------     ---------
          Total operating expenses.........     89,125        7,201            (873)        95,453
                                             ---------     ---------     ------------     ---------
          Operating income.................     26,148        1,837             (95)        27,890
Non-operating expenses:
  Interest expense.........................     (3,797)          (5)             --         (3,802)
  Other expenses, net......................       (102)         (62)             --           (164)
  Interest income..........................        359           35              --            394
  Equity in earnings of subsidiaries.......      1,061           --          (1,061)            --
  Foreign currency transaction loss........        (16)          (6)             --            (22)
                                             ---------     ---------     ------------     ---------
Income before income taxes.................     23,653        1,799          (1,156)        24,296
Income tax expense.........................      1,982          738              --          2,720
                                             ---------     ---------     ------------     ---------
          Net income.......................  $  21,671      $ 1,061        $ (1,156)      $ 21,576
                                             =========     =========     ==========       =========

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                    CONDENSED COMBINING STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1995

                                                              NON-
                                             GUARANTOR      GUARANTOR                      COMBINED
                                             COMPANIES      COMPANIES     ELIMINATIONS     COMPANIES
                                             ----------     ---------     ------------     ---------
Operating revenues:
  Sales of products and services...........   $ 148,720      $ 9,435        $ (1,619)      $156,536
  Revenue from operating lease
     activities............................         335           --              --            335
                                               --------       ------        --------       --------
          Total operating revenues.........     149,055        9,435          (1,619)       156,871
                                               --------       ------        --------       --------
Operating expenses:
  Cost of sales............................      48,663        1,116          (1,067)        48,712
  Bowling center operating expenses........      47,368        5,483            (361)        52,490
  Selling, general and administrative......      13,497          515              --         14,012
                                               --------       ------        --------       --------
          Total operating expenses.........     109,528        7,114          (1,428)       115,214
                                               --------       ------        --------       --------
          Operating income.................      39,527        2,321            (191)        41,657
Nonoperating expenses:
  Interest expense.........................      (3,702)         (25)             --         (3,727)
  Other expenses, net......................        (652)          26              --           (626)
  Interest income..........................         382           21              --            403
  Equity in earnings of subsidiaries.......         859           --            (859)            --
  Foreign currency transaction gain
     (loss)................................         353         (575)             --           (222)
                                               --------       ------        --------       --------
Income before income taxes.................      36,767        1,768          (1,050)        37,485
Income tax expense.........................       2,396          909              --          3,305
                                               --------       ------        --------       --------
          Net income.......................   $  34,371      $   859        $ (1,050)      $ 34,180
                                               ========       ======        ========       ========

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1996

                                                              NON-
                                               GUARANTOR    GUARANTOR                    COMBINED
                                               COMPANIES    COMPANIES    ELIMINATIONS    COMPANIES
                                               ---------    ---------    ------------    ---------
Cash flows from operating activities:
  Net income.................................  $  21,671    $   1,061      $ (1,156)     $  21,576
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Equity in earnings of subsidiaries......     (1,061)          --         1,061             --
     Dividends from non-guarantor
       companies.............................        637           --          (637)            --
     Depreciation and amortization...........     10,422          648          (101)        10,969
     Deferred income taxes...................       (255)         255            --             --
     Changes in assets and liabilities, net
       of effects from companies acquired:
       Accounts and notes receivable.........      7,734         (128)           --          7,606
       Receivables and
          payables -- affiliates.............     (8,661)         800            --         (7,861)
       Inventories...........................     (4,402)          (2)           --         (4,404)
       Other assets and liabilities..........     (1,106)        (126)           --         (1,232)
       Accounts payable and accrued
          expenses...........................       (708)        (207)           --           (915)
       Income taxes payable..................     (1,817)         347            --         (1,470)
                                               ----------   ----------   ----------      ----------
       Net cash provided by operating
          activities.........................     22,454        2,648          (833)        24,269
                                               ----------   ----------   ----------      ----------
Cash flows from investing activities:
  Purchase of property and equipment.........     (3,799)        (805)          196         (4,408)
  Other......................................        811           --            --            811
                                               ----------   ----------   ----------      ----------
       Net cash used for investing
          activities.........................     (2,988)        (805)          196         (3,597)
                                               ----------   ----------   ----------      ----------
Cash flows from financing activities:
  Dividends to guarantor companies...........         --         (637)          637             --
  Payments on credit note agreements, net....      7,638           --            --          7,638
  Distributions to stockholders..............     (9,137)          --            --         (9,137)
  Proceeds (payments) on notes payable --
     stockholders, net.......................    (15,281)        (440)           --        (15,721)
  Changes in notes receivable -- affiliate...         12           --            --             12
  Other......................................       (212)          --            --           (212)
                                               ----------   ----------   ----------      ----------
       Net cash used for financing
          activities.........................    (16,980)      (1,077)          637        (17,420)
       Effect of exchange rates on cash......        (68)        (147)           --           (215)
                                               ----------   ----------   ----------      ----------
Net increase (decrease) in cash..............      2,418          619            --          3,037
Cash at beginning of period..................      8,843          889            --          9,732
                                               ----------   ----------   ----------      ----------
Cash at end of period........................  $  11,261    $   1,508      $     --      $  12,769
                                               ==========   ==========   ==========      ==========

                               AMF BOWLING GROUP

                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1995

                                                                NON-
                                                 GUARANTOR    GUARANTOR                    COMBINED
                                                 COMPANIES    COMPANIES    ELIMINATIONS    COMPANIES
                                                 ---------    ---------    ------------    ---------
Cash flows from operating activities:
  Net income...................................  $  34,371    $    859       $ (1,050)     $ 34,180
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Equity in earnings of subsidiaries........       (859)         --            859            --
     Dividends from non-guarantor companies....        209          --           (209)           --
     Depreciation and amortization.............      8,605         702           (103)        9,204
     Deferred income taxes.....................        211        (223)            --           (12)
     Loss on sale of property and equipment,
       net.....................................        341          --             --           341
     Changes in assets and liabilities, net of
       effect from companies acquired:
       Accounts and notes receivable, net......      5,425      (1,293)            --         4,132
       Receivables and
          payables -- affiliates...............       (152)       (256)            --          (408)
       Inventories.............................     (1,578)       (615)            --        (2,193)
       Other assets and liabilities............     (3,346)        110             --        (3,236)
       Accounts payable and accrued expenses...     (1,681)        242             --        (1,439)
       Income taxes payable....................     (4,309)        131             --        (4,178)
                                                 ----------   ----------   ----------      ----------
       Net cash provided by operating
          activities...........................     37,237        (343)          (503)       36,391
                                                 ----------   ----------   ----------      ----------
Cash flows from investing activities:
  Purchase of property and equipment...........     (4,050)       (521)           294        (4,277)
  Other........................................       (179)         --             --          (179)
                                                 ----------   ----------   ----------      ----------
       Net cash used for investing
          activities...........................     (4,229)       (521)           294        (4,456)
                                                 ----------   ----------   ----------      ----------
Cash flows from financing activities:
  Dividends to guarantor companies.............         --        (209)           209            --
  Payments on credit note agreements, net......    (10,821)         --             --       (10,821)
  Distributions to stockholders................    (15,049)         --             --       (15,049)
  Payment of notes payable -- affiliate........     (1,932)      1,217             --          (715)
  Payment for redemption of stock..............     (3,960)         --             --        (3,960)
  Proceeds (payments) on notes payable --
     stockholders, net.........................       (199)         --             --          (199)
  Change in notes receivable -- affiliate......     (1,338)         --             --        (1,338)
  Capital contributions by stockholders........      6,381         516             --         6,897
  Other........................................       (885)         --             --          (885)
                                                 ----------   ----------   ----------      ----------
       Net cash used for financing
          activities...........................    (27,803)      1,524            209       (26,070)
       Effect of exchange rates on cash........        256         (60)            --           196
                                                 ----------   ----------   ----------      ----------
Net increase (decrease) in cash................      5,461         600             --         6,061
Cash at beginning of period....................      6,653       1,521             --         8,174
                                                 ----------   ----------   ----------      ----------
Cash at end of period..........................  $  12,114    $  2,121       $     --      $ 14,235
                                                 ==========   ==========   ==========      ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
AMF Bowling Centers, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of loss, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of Fair Lanes, Inc. (Debtor-in-Possession) and its subsidiaries at September 29, 1994 and June 30, 1994, and the results of their operations and their cash flows for the three months ended September 29, 1994 and the year ended June 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Fair Lanes' management. Our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     For the period June 22, 1994 through September 29, 1994, Fair Lanes, Inc. operated as a debtor-in-possession pursuant to Chapter 11 of the United States Bankruptcy Code. On September 20, 1994, the creditors approved and the Bankruptcy Court confirmed a plan of reorganization, with an effective date of September 29, 1994, whereby Fair Lanes' Senior Secured Noteholders gained ownership and voting control of the majority of Fair Lanes' common stock. As a result of the change of control, Fair Lanes, Inc. will adjust the carrying values of its assets and liabilities to their estimated fair values as of September 30, 1994, taking into consideration the effects of the plan of reorganization. The accompanying consolidated financial statements do not reflect these adjustments and, accordingly, the carrying value of Fair Lanes, Inc.'s assets and liabilities will change from those reported in the accompanying consolidated balance sheet as of September 29, 1994, as disclosed in Note 3.

     As discussed in Note 12, Fair Lanes, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective June 25, 1993.

Price Waterhouse LLP

Norfolk, Virginia
January 23, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fair Lanes, Inc.:

     We have audited the accompanying consolidated statements of loss, stockholder's equity and cash flows of Fair Lanes, Inc. and subsidiaries for the year ended June 24, 1993. These consolidated financial statements are the responsibility of Fair Lanes, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated statements of loss, stockholder's equity and cash flows referred to above present fairly, in all material respects, the results of operations and the cash flows of Fair Lanes, Inc. and subsidiaries for the year ended June 24, 1993, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Baltimore, Maryland
September 10, 1993

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)



                                                                    SEPTEMBER 29,     JUNE 30,
                                                                        1994            1994
                                                                    -------------     --------
                                                                    (SEE NOTE 3)
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................    $   3,419       $  4,005
  Receivables, net of allowance...................................          153            166
  Inventories.....................................................        2,192          2,001
  Prepaid expenses and other assets...............................        1,880          2,324
                                                                       --------       --------
     Total current assets.........................................        7,644          8,496
Property and equipment, net.......................................      178,002        179,860
Value of acquired leases, net.....................................       13,521         13,821
Other assets......................................................        3,548          3,758
                                                                       --------       --------
                                                                      $ 202,715       $205,935
                                                                       ========       ========
               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Borrowings on line-of-credit....................................    $   3,500       $     --
  Current maturities of long-term debt and obligations under
     capital leases...............................................        2,109          2,332
  Accounts payable................................................        8,223          6,242
  Accrued expenses and other liabilities..........................        9,334          7,026
                                                                       --------       --------
     Total current liabilities....................................       23,166         15,600
                                                                       --------       --------
Long-term liabilities:
  Long-term debt, less current maturities.........................       12,924         13,135
  Obligations under capital leases, less current maturities.......        7,189          7,414
  Deferred income taxes...........................................           --          4,276
  Other...........................................................        5,175          3,542
                                                                       --------       --------
     Total long-term liabilities..................................       25,288         28,367
                                                                       --------       --------
Liabilities subject to compromise under reorganization
  proceedings.....................................................      151,975        151,975
                                                                       --------       --------
     Total liabilities............................................      200,429        195,942
                                                                       --------       --------
Commitments and contingencies
Stockholder's equity:
  Common stock -- $.01 par value per share, 1,000 shares, issued
     and outstanding..............................................           --             --
  Additional paid-in capital......................................       45,023         45,023
  Accumulated deficit.............................................      (45,739)       (37,999)
  Advances from Entertainment.....................................        3,002          2,969
                                                                       --------       --------
     Total stockholder's equity...................................        2,286          9,993
                                                                       --------       --------
                                                                      $ 202,715       $205,935
                                                                       ========       ========

   The accompanying notes are an integral part of these financial statements.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF LOSS
                           (IN THOUSANDS OF DOLLARS)

                                                       THREE MONTHS
                                                           ENDED         YEAR ENDED     YEAR ENDED
                                                       SEPTEMBER 29,      JUNE 30,       JUNE 24,
                                                           1994             1994           1993
                                                       -------------     ----------     ----------
Operating revenue....................................    $  19,376        $101,759       $116,029
Operating expenses:
  Cost of merchandise sold...........................        2,032          10,321         12,031
  Selling, general and administrative expenses.......       25,425          94,049         91,880
  Corporate restructuring costs......................           --              --          1,853
                                                             -----          ------         ------
                                                            27,457         104,370        105,764
                                                             -----          ------         ------
          Operating income (loss)....................       (8,081)         (2,611)        10,265
Interest expense.....................................       (2,654)        (20,157)       (21,087)
Other income (expense), net..........................            7          (2,918)          (247)
                                                             -----          ------         ------
  Loss before reorganization costs, income tax
     benefit (provision) and cumulative effect of
     accounting change...............................      (10,728)        (25,686)       (11,069)
Reorganization costs.................................       (1,288)         (5,377)            --
                                                             -----          ------         ------
  Loss before income tax benefit (provision) and
     cumulative effect of accounting change..........      (12,016)        (31,063)       (11,069)
Income tax benefit (provision).......................        4,276          11,804           (206)
                                                             -----          ------         ------
  Loss before cumulative effect of accounting
     change..........................................       (7,740)        (19,259)       (11,275)
Cumulative effect of accounting change...............           --           3,902             --
                                                             -----          ------         ------
          Net loss...................................    $  (7,740)       $(15,357)      $(11,275)
                                                             =====          ======         ======

   The accompanying notes are an integral part of these financial statements.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                       THREE MONTHS
                                                           ENDED         YEAR ENDED     YEAR ENDED
                                                       SEPTEMBER 29,      JUNE 30,       JUNE 24,
                                                           1994             1994           1993
                                                       -------------     ----------     ----------
Cash flows from operating activities:
  Net loss...........................................     $(7,740)        $(15,357)      $(11,275)
  Adjustments to reconcile net loss to net cash
     provided by (used for) operating activities:
     Depreciation and amortization...................       3,583           15,026         13,844
     Amortization of deferred charges................          32              754            474
     Loss on disposal of assets......................          --            2,632            157
     Loss on equity investments......................          --            1,132             --
     Noncash reorganization costs....................          --            3,618             --
     Deferred income taxes...........................      (4,276)         (11,914)            --
     Cumulative effect of change in method of
       accounting for income taxes...................          --           (3,902)            --
     Changes in assets and liabilities:
       Decrease (increase) in receivables............          13              (68)           465
       (Increase) decrease in inventories............        (191)            (387)           109
       (Increase) decrease in prepaid expenses and
          other assets...............................         444             (902)         1,151
       Increase (decrease) in accounts payable and
          accrued expenses...........................       4,289           (5,695)          (267)
       Accrued interest with respect to liabilities
          subject to compromise......................       1,757           13,975             --
       Other.........................................        (123)             (86)         1,297
                                                          -------         --------       --------
          Net cash provided by (used for) operating
            activities...............................      (2,212)          (1,174)         5,955
                                                          -------         --------       --------
Cash flows from investing activities:
  Purchases of property and equipment................      (2,404)          (5,453)        (9,170)
  Proceeds from sales of property and equipment......          --            6,534             --
  Other..............................................       1,156              435           (264)
                                                          -------         --------       --------
          Net cash provided by (used for) investing
            activities...............................      (1,248)           1,516         (9,434)
                                                          -------         --------       --------
Cash flows from financing activities:
  Proceeds from short-term borrowings................       3,500            6,000          3,500
  Principal payments of indebtedness and obligations
     under capital leases............................        (659)          (8,757)        (6,070)
  Dividends paid to Bowling..........................          --           (1,565)        (3,377)
  Advances from Entertainment........................          33            5,380             --
  Other..............................................          --             (101)          (506)
                                                          -------         --------       --------
          Net cash provided by (used for) financing
            activities...............................       2,874              957         (6,453)
                                                          -------         --------       --------
Net increase (decrease) in cash and cash
  equivalents........................................        (586)           1,299         (9,932)
Cash and cash equivalents at beginning of year.......       4,005            2,706         12,638
                                                          -------         --------       --------
Cash and cash equivalents at end of year.............     $ 3,419         $  4,005       $  2,706
                                                          =======         ========       ========
Cash paid during the period for:
  Interest...........................................     $   889         $ 11,602       $ 20,533
                                                          =======         ========       ========
  Income taxes.......................................     $    --         $    110       $    330
                                                          =======         ========       ========

   The accompanying notes are an integral part of these financial statements.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                               ADDITIONAL                   ADVANCES          TOTAL
                                                PAID-IN     ACCUMULATED     (TO) FROM     STOCKHOLDER'S
                                                CAPITAL       DEFICIT     ENTERTAINMENT      EQUITY
                                               ----------   -----------   -------------   -------------
Balance at June 24, 1992.....................   $ 45,023     $  (6,425)      $(2,390)       $  36,208
  Net loss for the year ended June 24,
     1993....................................         --       (11,275)           --          (11,275)
  Dividends..................................         --        (3,377)           --           (3,377)
  Advances to Entertainment..................         --            --           (21)             (21)
                                                 -------      --------       -------         --------
Balance at June 24, 1993.....................     45,023       (21,077)       (2,411)          21,535
  Net loss for the year ended June 30,
     1994....................................         --       (15,357)           --          (15,357)
  Dividends..................................         --        (1,565)           --           (1,565)
  Advances from Entertainment, net...........         --            --         5,380            5,380
                                                 -------      --------       -------         --------
Balance at June 30, 1994.....................     45,023       (37,999)        2,969            9,993
  Net loss for the three months ended
     September 29, 1994......................         --        (7,740)           --           (7,740)
  Advances from Entertainment................         --            --            33               33
                                                 -------      --------       -------         --------
Balance at September 29, 1994................   $ 45,023     $ (45,739)      $ 3,002        $   2,286
                                                 =======      ========       =======         ========

   The accompanying notes are an integral part of these financial statements.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

NOTE 1 -- BUSINESS

     At September 29, 1994 and June 30, 1994, Fair Lanes, Inc.
(Debtor-in-Possession) and subsidiaries (Fair Lanes) operated 106 bowling centers, containing 3,876 lanes, located in sixteen states and Puerto Rico.

     Prior to Fair Lanes' emergence from bankruptcy, Fair Lanes was a wholly-owned subsidiary of Fair Lanes Bowling, Inc. (Bowling), which was a wholly-owned subsidiary of Fair Lanes Entertainment, Inc. (Debtor-in-Possession) (Entertainment). Fair Lanes' assets represented substantially all of the operating assets of Bowling and Entertainment. Effective with the emergence from bankruptcy proceedings, Entertainment, Bowling and Fair Lanes, Inc. were merged into one entity and a change in control occurred (see Notes 2 and 3).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements have been prepared on the accrual basis of accounting utilizing guidance provided by American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Statements by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7). On September 29, 1994, in accordance with Fair Lanes' Plan of Reorganization (the "Plan") dated July 15, 1994, control of the majority of Fair Lanes' common stock transferred to the holders of Fair Lanes' Senior Secured Notes. The revaluation of Fair Lanes' assets and liabilities as a result of this reorganization and change in control has not been reflected in the accompanying consolidated balance sheet as of September 29, 1994 (see Note 3).

     The consolidated financial statements include the accounts of Fair Lanes and all of its wholly-owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

     Fair Lanes reports on a 52-53 week year ending on the last Thursday of June. Fiscal year 1993 consisted of 52 weeks and fiscal year 1994 consisted of 53 weeks. The three-month period ended September 29, 1994 consisted of 13 weeks.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates affect the reported amounts of expenses during current and subsequent reporting periods, and actual results could differ from such estimates.

CASH AND CASH EQUIVALENTS

     Cash in excess of daily requirements is invested in marketable securities consisting of commercial paper and bank repurchase agreements with maturities of three months or less. Such investments are deemed to be cash equivalents for purposes of the consolidated balance sheets and consolidated statements of cash flows.

INVENTORIES

     Inventories (principally food, beverage and pro shop merchandise) are valued at the lower of cost or market with cost being determined by the first-in first-out method.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation, including amortization of property under capital leases, is provided by the straight-line method over the estimated useful lives of the assets as follows:

                          ASSETS CLASS                             USEFUL LIVES
        -------------------------------------------------    ------------------------
        Buildings........................................    30-40 years
        Machinery and equipment..........................    4-20 years
        Leasehold improvements and property under capital
          leases.........................................    Shorter of the estimated
                                                             useful lives or terms of
                                                             leases

     Additions and major improvements are capitalized and included in the property accounts; the cost of routine maintenance and repairs is charged to expense as incurred. Upon sale or other disposal of depreciable assets, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in income.

VALUE OF ACQUIRED LEASES

     Value of acquired leases result from purchase accounting adjustments assigning values to favorable bowling center capital and operating lease obligations and are being amortized over the remaining lives of the leases. These leases have an average remaining life of approximately 10 years as of September 29, 1994.

DEFERRED FINANCING COSTS

     Costs incurred to obtain financing are deferred and amortized over the lives of the related debt using the interest method. During the year ended June 30, 1994, Fair Lanes wrote off the unamortized deferred financing costs associated with the Senior Secured Notes (see Note 9).

DEFERRED INCOME TAXES

     At June 25, 1993, Fair Lanes adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
109), which required, among other things, a change from the deferred method to the asset and liability method of accounting for deferred income taxes. Under the asset and liability method, deferred income taxes are generally recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

     Under the deferred method applied in prior periods, deferred income taxes were recognized for income and expense items that were reported in different periods for financial reporting and income tax purposes based on the tax rates applicable in the period of the calculations and were not adjusted for subsequent changes in tax laws or rates.

RECLASSIFICATIONS

     Certain amounts for 1993 have been reclassified to conform to the presentations for 1994.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- REORGANIZATION PLAN AND LIQUIDITY

     During the year ended June 30, 1994, Fair Lanes' cash resources were insufficient to meet its debt service obligations with respect to the $138,000 of 11 7/8% Senior Secured Notes due August 15, 1997 (Senior Secured Notes). Accordingly, management and the Board of Directors of Fair Lanes determined that it was in the best interest of Fair Lanes to suspend interest payments on its Senior Secured Notes commencing with the February 15, 1994 interest payment and to pursue a negotiated restructuring of Fair Lanes' capital structure.

     Management of Fair Lanes and committees representing certain Senior Secured Noteholders of Fair Lanes and certain security holders of Entertainment agreed in principle to support the Plan. On June 22, 1994 (Petition Date), Fair Lanes and Entertainment filed a combined voluntary petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Maryland, Baltimore Division (the Bankruptcy Court). Accordingly, for the period June 22, 1994 through September 29, 1994, Fair Lanes was operating as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court. As a Debtor-in-Possession, Fair Lanes could not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and hearing.

     Liabilities subject to compromise in the accompanying consolidated balance sheets represent Fair Lanes' liabilities as of the Petition Date subject to adjustment in the reorganization process and consist of the Senior Secured Notes of $138,000 and accrued interest thereon from August 16, 1993 to June 22, 1994 of $13,975. Fair Lanes defaulted on the February 15, 1994 interest payment and stopped accruing interest on the Senior Secured Notes as of the Petition Date. Under the contractual terms of the agreement, accrued interest on the Senior Secured Notes at June 30, 1994 was $14,339. The Senior Secured Notes were issued at a discount which was being amortized on the interest method over the term of the loan. The unamortized discount at June 22, 1994 was approximately $444 and was written off (see Note 9).

     The Plan was approved by the creditors and confirmed by the Bankruptcy Court on September 20, 1994 and was effective September 29, 1994. The confirmed plan provided for the following:

CLAIMS OF THE FAIR LANES' SENIOR SECURED AND ENTERTAINMENT'S VARIABLE RATE AND ZERO COUPON NOTEHOLDERS

     The $138,000 of Senior Secured Notes were exchanged for a new issue of $90,350 Senior Secured Notes (New Senior Secured Notes) and 94% of new Fair Lanes' common stock. The New Senior Secured Notes bear interest at 9.5%.

     Entertainment had $36,844 of variable rate notes and $7,375 of zero coupon notes (accreted value) outstanding as of the Petition Date. Under the Plan, such amounts were settled with the issuance of the remaining 6% of the new Fair Lanes' common stock and warrants to purchase additional shares of the new Fair Lanes' common stock. These warrants were not exercised and were subsequently canceled.

OTHER GENERAL CLAIMS

     Other obligations of Fair Lanes were to be settled in full. Substantially all remaining liabilities were obligations of Fair Lanes' subsidiaries and include trade debt, mortgage debt and capital lease obligations. Such obligations were unaffected by the bankruptcy and the Plan.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

COMMON STOCK

     The common stockholders of Fair Lanes and Entertainment received no shares in the new Fair Lanes stock. As part of the transaction, Entertainment and Bowling were merged into Fair Lanes.

NEW SENIOR SECURED NOTES

     The New Senior Secured Notes may be redeemed at any time on or after July 15, 1997 and prior to maturity (July 15, 2001) at the option of Fair Lanes, either in whole or in part, at redemption prices defined in the Indenture, together with interest accrued to the date of redemption. However, at any time prior to July 15, 1997, Fair Lanes may redeem up to $30,000 of the initial principal amount of the New Senior Secured Notes from the net proceeds of one or more underwritten public offerings of equity securities of Fair Lanes, at a redemption price equal to 108.5% of the principal amount thereof plus accrued and unpaid interest to the redemption date, provided that at least $60,000 of the principal amount of New Senior Secured Notes remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such public offering. In addition, Fair Lanes may be required to offer to repurchase the New Senior Secured Notes upon the occurrence of a "change of control" event as described in the Indenture.

     The New Senior Secured Notes are secured by a pledge of all of the outstanding shares of capital stock of each of Fair Lanes' operating subsidiaries and require semiannual interest payments in January and July of each year. Interest began accruing on the New Senior Secured Notes from July 15, 1994 (date of Plan's filing) and is included from this date to September 29, 1994 in the accompanying consolidated statement of loss.

OTHER PLAN COMPONENTS

     Upon the emergence of Fair Lanes from bankruptcy proceedings, an unrelated third party acquired majority ownership of Fair Lanes' common stock through its prior ownership of the 11 7/8% bonds. Shortly thereafter, this third party obtained 100% ownership of Fair Lanes' stock in a transaction accounted for by the purchase method as of September 30, 1994. The following table summarizes the adjustments required to record the reorganization and change in control:

                                                        DEBT        FAIR VALUE
                                          ACTUAL      DISCHARGE     ADJUSTMENTS     PRO FORMA
                                         --------     ---------     -----------     ---------
    Current assets.....................  $  7,644     $      --      $  (2,715)     $   4,929
    Property, plant and equipment,
      net..............................   178,002            --        (36,217)       141,785
    Value of acquired leases, net......    13,521            --         (2,180)        11,341
    Other assets.......................     3,548            --         (2,246)         1,302
                                         --------      --------       --------       --------
                                         $202,715     $      --      $ (43,358)     $ 159,357
                                         ========      ========       ========       ========
    Current liabilities................  $ 23,166     $      --      $   1,376      $  24,542
    Long-term debt.....................   172,088       (61,625)            --        110,463
    Other long-term liabilities........     5,175            --            536          5,711
    Stockholder's equity...............     2,286        61,625        (45,270)        18,641
                                         --------      --------       --------       --------
                                         $202,715     $      --      $ (43,358)     $ 159,357
                                         ========      ========       ========       ========

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 29, 1994 and June 30, 1994.

                                                                SEPTEMBER 29,     JUNE 30,
                                                                    1994            1994
                                                                -------------     ---------
    Land and improvements.....................................    $  53,630       $  53,626
    Buildings.................................................       98,130          97,645
    Machinery and equipment...................................       62,461          61,210
    Leasehold improvements....................................        9,036           8,772
    Leased property under capital leases                             13,610          13,610
                                                                -------------      --------
                                                                    236,867         234,863
    Less -- accumulated depreciation and amortization.........       58,865          55,003
                                                                -------------      --------
                                                                  $ 178,002       $ 179,860
                                                                =============      ========

     Depreciation expense, including property under capital leases, was $3,209, $13,865 and $12,683 for the three months ended September 29, 1994 and the years ended June 30, 1994 and June 24, 1993, respectively.

NOTE 5 -- ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following at September 29, 1994 and June 30, 1994:

                                                                  SEPTEMBER 29,     JUNE 30,
                                                                      1994            1994
                                                                  -------------     --------
    Insurance...................................................     $ 1,547         $ 1,547
    Payroll.....................................................       1,949           2,330
    Property taxes..............................................       2,040           1,489
    Reorganization costs........................................       2,280           1,293
    Other.......................................................       1,518             367
                                                                  -------------     --------
                                                                     $ 9,334         $ 7,026
                                                                  =============     ========

NOTE 6 -- SHORT-TERM BORROWINGS

     In July 1993, Fair Lanes obtained a $6,000 seasonal loan from a principal vendor which was repaid in December 1993.

     In August 1994, Fair Lanes entered into a $4,000 line of credit agreement with a bank. Borrowings under the line bear interest at the bank's prime rate plus 1% and are secured by certain equipment of Fair Lanes' subsidiaries. Interest is payable monthly. Subsequent to September 29, 1994, this line of credit was repaid in full.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- OTHER INDEBTEDNESS

     Other long-term debt secured by mortgages on real property and equipment, exclusive of capital lease obligations, consists of the following at September 29, 1994 and June 30, 1994:

                                                                 SEPTEMBER 29,     JUNE 30,
                                                                     1994            1994
                                                                 -------------     --------
    9% to 9 3/4% to 1997-2002..................................     $ 3,839        $  3,939
    10% to 10 1/2% to 1998-2007................................       1,482           1,501
    11% to 11 3/4% to 1998-2000................................       7,741           7,774
    Other......................................................         735             794
                                                                    -------         -------
                                                                     13,797          14,008
    Less current maturities....................................         873             873
                                                                    -------         -------
                                                                    $12,924        $ 13,135
                                                                    =======         =======

     Annual maturities of other long-term debt for each of the five fiscal years subsequent to September 29, 1994 are as follows:

        Nine months ending June 1995......................................  $    667
        Year ending June 1996.............................................       958
        Year ending June 1997.............................................     1,043
        Year ending June 1998.............................................     2,236
        Year ending June 1999.............................................     4,990
        Thereafter........................................................     3,903
                                                                             -------
                                                                            $ 13,797
                                                                             =======

     At September 29, 1994, the carrying value of property and equipment securing mortgages on real property and equipment was approximately $31,800.

     The estimated fair values of other long-term debt approximate the carrying values.

NOTE 8 -- ADVANCES FROM ENTERTAINMENT

     During fiscal 1994, Fair Lanes obtained approximately $5,380 in cash advances from Entertainment which was used primarily for operating needs. The payables reported in the consolidated balance sheets of $3,002 and $2,969 at September 29, 1994 and June 30, 1994, respectively, are net of prior year amounts advanced to Entertainment for costs paid by Fair Lanes on behalf of Entertainment. The Plan, described in Note 3, did not provide for repayment of the net advances from Entertainment, and Fair Lanes has reflected the net advances as an addition to equity.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- REORGANIZATION COSTS

     Reorganization costs for the three months ended September 29, 1994 and the year ended June 30, 1994 consist of the following:

                                                            THREE MONTHS
                                                                ENDED         YEAR ENDED
                                                            SEPTEMBER 29,      JUNE 30,
                                                                1994             1994
                                                            -------------     ----------
        Professional fees.................................     $ 1,288          $1,759
        Write-off unamortized discount and deferred
          financing costs associated with pre-petition
          debt............................................          --           3,618
                                                                ------          ------
                                                               $ 1,288          $5,377
                                                                ======          ======

NOTE 10 -- COMMITMENTS

     Fair Lanes occupies various premises subject to long-term leases. In addition to minimum annual rentals, certain leases provide for additional rents based on a percentage of sales in excess of specified amounts. The majority of the leases require Fair Lanes to pay all real estate taxes and to maintain adequate insurance coverage in addition to other terms that vary with the individual leases.

     In addition, Fair Lanes leases automatic scoring and computerized control center equipment installed in certain bowling centers under capital lease agreements, which expire on various dates during 1996 to 1999.

     Future minimum lease payments under capital leases, noncancellable operating leases and operating subleases are as follows at September 29, 1994:

                                                                           OPERATING
                                                           CAPITAL   ---------------------
                                                           LEASES    LEASES      SUBLEASES
                                                           -------   -------     ---------
    FISCAL YEAR
    Nine months ending June 1995.........................  $ 2,059   $ 2,227       $  65
    Year ending June 1996................................    2,655     2,584          83
    Year ending June 1997................................    2,316     2,292          83
    Year ending June 1998................................    2,175     1,648          83
    Year ending June 1999................................    1,275     1,292          52
    Thereafter...........................................      104     5,650         551
                                                           -------   -------        ----
    Total minimum lease payments.........................   10,584   $15,693       $ 917
                                                                     =======        ====
    Less amount representing interest....................   (2,159)
                                                           -------
      Obligations under capital leases...................  $ 8,425
                                                           =======

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Accumulated depreciation and amortization includes accumulated amortization of $7,241 and $6,809 on property leased under capital leases at September 29, 1994 and June 30, 1994, respectively.

     Rent expense consists of the following:

                                                       THREE MONTHS
                                                           ENDED       YEAR ENDED   YEAR ENDED
                                                       SEPTEMBER 29,    JUNE 30,     JUNE 24,
                                                           1994           1994         1993
                                                       -------------   ----------   ----------
    Minimum rentals..................................      $ 732         $2,834       $3,318
    Contingent rentals...............................        254          2,002        1,599
    Less sublease rentals............................        (19)           (74)         (99)
                                                            ----         ------       ------
                                                           $ 967         $4,762       $4,818
                                                            ====         ======       ======

NOTE 11 -- PENSION AND PROFIT SHARING PLANS

     Fair Lanes had a defined benefit pension plan covering substantially all employees. The benefits were based on years of service and the employees' highest compensation during five consecutive years in the last 10 years of employment. Fair Lanes' funding policy was to contribute annually the amount that could be deducted for federal income tax purposes, assuming a 30-year amortization of the unfunded accrued liability. Subsequent to the reorganization of Fair Lanes, the defined benefit plan was frozen.

     The following table sets forth the plan's funded status and the prepaid pension cost included in the consolidated balance sheets at September 29, 1994 and June 30, 1994 based upon calculations made by consulting actuaries. Fair Lanes obtains actuarial studies on an annual basis and an updated study for the three months ended September 29, 1994 was not warranted.

    Actuarial present value of obligations:
      Accumulated benefit obligation including vested benefits of $7,339......  $ 7,537
                                                                                   ----
    Projected benefit obligation for services rendered to date................  $(8,597)
    Plan assets at fair value, primarily listed stocks, corporate bonds and
      U.S. government obligations.............................................    7,752
                                                                                   ----
    Plan assets (less than) in excess of projected benefit obligation.........     (845)
    Unrecognized prior service costs..........................................     (764)
    Unrecognized net gain from past experience different from that assumed and
      effect of changes in assumptions........................................    1,757
                                                                                   ----
    Prepaid pension costs included in other assets                              $   148
                                                                                   ====

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Net periodic pension cost, as determined by consulting actuaries, included the following for the year ended June 30, 1994 and June 24, 1993. Pension expense for the three months ended September 29, 1994 was estimated to be $94.

                                                                  YEAR ENDED     YEAR ENDED
                                                                   JUNE 30,       JUNE 24,
                                                                     1994           1993
                                                                  ----------     ----------
    Service costs -- benefits earned during the period..........    $  357         $  270
    Interest cost on projected benefit obligation...............       545            503
    Actual return on plan assets................................       145           (422)
    Net amortization and deferral...............................      (731)          (213)
                                                                      ----           ----
                                                                    $  316         $  138
                                                                      ====           ====

     The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 6.46% and 4.5% in 1994 and 7.6% and 4.5% in 1993, respectively. The expected long-term rate of return on assets was 8%.

     Fair Lanes has a profit sharing plan which covers substantially all employees with at least one year of service. Generally, contributions are made at the discretion of the Board of Directors. No contributions were made by Fair Lanes for the three months ended September 29, 1994 or the years ended June 30, 1994 and June 24, 1993.

NOTE 12 -- INCOME TAXES

     Fair Lanes files consolidated federal income tax returns with Entertainment and prior to fiscal 1994 recorded its provision for federal income taxes for financial reporting purposes in accordance with a tax allocation agreement with Entertainment and Bowling. Such agreement provides that Fair Lanes will record as expense its share of the federal income taxes payable by the consolidated group in an amount that is based upon the ratio of the taxable income of Fair Lanes and its subsidiaries to the taxable income of the consolidated group.

     At June 25, 1993, Fair Lanes adopted the provisions of SFAS No. 109, "Accounting for Income Taxes," which required Fair Lanes to record its income tax provisions on a stand alone basis using the asset and liability method to account for deferred income taxes. The cumulative effect of this change in accounting method as of the date of adoption was to increase stockholder's equity by $3,902. The change in accounting method required Fair Lanes to restate the carrying values of assets acquired in prior business combinations by increasing such values by approximately $18,000. The increase in carrying values increased the loss before income tax benefit for the year ended June 30, 1994 by $1,522 due to additional depreciation expense and a reduction of the gain on sales of bowling centers. In addition, the change in accounting allowed Fair Lanes to recognize a deferred income tax benefit of $11,914 related to the net operating loss for the year ended June 30, 1994. Prior years' financial statements were not restated to apply the provisions of SFAS No. 109.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The tax effect of temporary differences between the financial reporting basis and income tax basis of assets and liabilities that are included in the net deferred tax liability relate to the following:

                                                                SEPTEMBER 29,     JUNE 30,
                                                                    1994            1994
                                                                -------------     --------
    Deferred tax assets:
      Net operating loss carryforward.........................    $  16,300       $ 13,400
      Accrued interest and deferred financing costs...........        7,458          6,883
      Obligations under long-term consulting and noncompete
         agreements...........................................        1,100          1,053
      Other...................................................        3,741          3,460
                                                                     ------         ------
              Gross deferred tax assets.......................       28,599         24,796
      Gross deferred tax asset valuation allowance............         (290)            --
                                                                     ------         ------
              Gross deferred tax assets, net..................       28,309         24,796
                                                                     ------         ------
    Deferred tax liabilities:
      Property and equipment and leasehold interest, primarily
         due to differences in basis from business
         combinations and depreciation and amortization.......      (27,898)       (28,358)
      Other...................................................         (411)          (714)
                                                                     ------         ------
         Gross deferred tax liabilities.......................      (28,309)       (29,072)
                                                                     ------         ------
         Net deferred tax liability...........................    $      --       $ (4,276)
                                                                     ======         ======

     The income tax benefit for the three months ended September 29, 1994 and the year ended June 30, 1994 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following:

                                                                THREE MONTHS
                                                                    ENDED         YEAR ENDED
                                                                SEPTEMBER 29,      JUNE 30,
                                                                    1994             1994
                                                                -------------     ----------
    Expected tax benefit......................................     $ 4,085         $ 10,561
    (Increase) reduction income tax benefit resulting from:
      State and local tax benefit, net of federal taxes.......         481            1,243
      Change in deferred tax asset valuation allowance........        (290)              --
                                                                    ------          -------
                                                                   $ 4,276         $ 11,804
                                                                    ======          =======

     The provision for income taxes for the year ended June 30, 1993 consisted solely of state income taxes. Under the income tax accounting method utilized by Fair Lanes for the year ended June 24, 1993, Fair Lanes was unable to recognize an income tax benefit for its operating loss.

                    FAIR LANES, INC. (DEBTOR-IN-POSSESSION)
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The income tax benefit (provision) consists of the following:

                                                   THREE MONTHS
                                                       ENDED         YEAR ENDED     YEAR ENDED
                                                   SEPTEMBER 29,      JUNE 30,       JUNE 24,
                                                       1994             1994           1993
                                                   -------------     ----------     ----------
    Federal
      Current....................................     $    --         $     --        $   --
      Deferred...................................       3,826            9,940            --
                                                       ------          -------         -----
                                                        3,826            9,940            --
                                                       ------          -------         -----
    State
      Current....................................          --             (110)         (206)
      Deferred...................................         450            1,974            --
                                                       ------          -------         -----
                                                          450            1,864          (206)
                                                       ------          -------         -----
                                                      $ 4,276         $ 11,804        $ (206)
                                                       ======          =======         =====

     The provisions for current state income taxes result from certain of Fair Lanes' subsidiaries having taxable income in certain states. At June 30, 1994, the consolidated group had a net operating loss carryforward available to reduce future federal taxable income for income tax reporting purposes of approximately $65,400, of which approximately $35,200 relates to Fair Lanes. Such amounts expire in various amounts during the years 2002 to 2009. The Plan discussed in
Note 3 could have a significant effect on the amount and availability of net operating loss carryforwards available to offset taxable income after the date of the reorganization.

NOTE 13 -- OBLIGATIONS OF ENTERTAINMENT

     In fiscal 1994, Fair Lanes distributed dividends to Bowling of $1,565. Bowling distributed such amounts to Entertainment to enable it to pay interest due on the variable rate notes.

NOTE 14 -- LITIGATION

     Fair Lanes is subject to various lawsuits in the ordinary course of its business, including employment-related matters. In the opinion of management, none of the pending actions will have a material impact on Fair Lanes' financial position or results of operations.

NOTE 15 -- BOWLING CENTER DISPOSITIONS

     In the fourth quarter of fiscal 1993, Fair Lanes elected not to exercise lease renewal options on two bowling centers. In the first quarter of fiscal 1994, Fair Lanes entered into a swap transaction in which it exchanged four bowling centers in North Carolina for two bowling centers in each of Florida and Texas. The swap transaction was accounted for at book value and, accordingly, no gain or loss was recognized. Fair Lanes also sold four additional bowling centers during the first quarter of fiscal 1994. The sale resulted in a loss of $640 which is included in other income (expense), net in fiscal 1994.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMF Group Holdings Inc.:

     We have audited the accompanying consolidated balance sheet of AMF Group Holdings Inc. (a Delaware corporation) as of March 7, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AMF Group Holdings Inc. as of March 7, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
March 7, 1996

                            AMF GROUP HOLDINGS INC.

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 7, 1996
                           (DOLLARS NOT IN MILLIONS)

ASSETS
Cash................................................................................  $ 1,200
                                                                                      -------
     Total assets...................................................................  $ 1,200
                                                                                       ======
STOCKHOLDERS' EQUITY
Common stock; $0.01 par value; 1,000 shares authorized;
  100 shares issued and outstanding.................................................  $     1
Paid-in capital.....................................................................    1,199
                                                                                      -------
     Total stockholders' equity.....................................................  $ 1,200
                                                                                       ======

The accompanying notes are an integral part of this consolidated balance sheet.

                            AMF GROUP HOLDINGS INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET
                                 MARCH 7, 1996
                           (DOLLARS NOT IN MILLIONS)

1. THE COMPANY

     The accompanying consolidated balance sheet includes the accounts of AMF Group Holdings Inc. ("Holdings"), a Delaware corporation, and its direct wholly owned subsidiary, AMF Group Inc. (the "Company") and the Company's wholly owned subsidiaries, AMF Bowling Centers Holdings Inc., AMF Bowling Holdings Inc., AMF Worldwide Bowling Centers Holdings Inc., AMF Bowling Centers Switzerland Inc. and AMF Bowling Centers Spain Inc. (collectively with Holdings and the Company, the "Purchasers"). Each of these subsidiaries is a Delaware corporation. Holdings is a wholly owned subsidiary of AMF Holdings Inc. (the "Parent"). The Purchasers and the Parent are newly formed corporations organized by GS Capital Partners II, L.P. and other investment funds (collectively, "GSCP") affiliated with Goldman, Sachs & Co. Holdings, the Company and each of the Company's subsidiaries were organized by GSCP to effect the acquisition of all of the outstanding stock and certain of the assets of AMF Bowling, Inc., AMF Bowling Centers, Inc., and other affiliated domestic and international corporations that constitute AMF (collectively, "AMF").

     AMF owns and operates commercial bowling centers in the United States and worldwide. Management intends that Holdings and the Company will conduct all of their business through subsidiaries and will have no operations of their own. Holdings and the Company will be dependent on the cash flow of their subsidiaries and distributions therefrom in order to meet debt service obligations. Reference is made to the Risk Factors section of this Offering Circular for a discussion of significant risks and uncertainties regarding the Purchasers and the transaction discussed in Note 2.

2. THE ACQUISITION

     Holdings has entered into a Stock Purchase Agreement dated February 16, 1996 (the "Stock Purchase Agreement") with the current stockholders of AMF (the "Sellers"). The Stock Purchase Agreement provides for the acquisition of AMF through a stock purchase by the Company's subsidiaries of all the outstanding stock of the separate domestic and foreign corporations that constitute substantially all of AMF and through the purchase of the assets of AMF's bowling center operations in Spain and Switzerland (the "Acquisition"). The Company will not acquire the assets of two bowling centers located, respectively, in Madrid, Spain and Geneva, Switzerland (both of which will be retained by the Sellers).

     The purchase price for the acquisition will be $1.325 billion, of which $1.323 billion will be paid in cash and $2.0 million will be in the form of assumption of debt at the closing of the Acquisition (the "Closing"). In addition, the purchase price is subject to certain post-Closing adjustments as follows: (i) the purchase price will be increased dollar-for-dollar by the amount, if any, by which AMF's working capital (as defined in the Stock Purchase Agreement) as of the Closing is greater than $33.7 million, and will be decreased dollar-for-dollar by the amount, if any, by which AMF's working capital as of the Closing is less than $33.7 million (the "Closing Working Capital Adjustment"); (ii) the purchase price will be increased dollar-for-dollar by the amount, if any, by which $5.0 million exceeds the principal amount of the outstanding obligations as of the Closing (giving effect to the Acquisition) under AMF's Stock Performance Plans, and will be decreased dollar-for-dollar by the amount, if any, by which the principal amount of such outstanding obligations as of the Closing (giving effect to the Acquisition) exceeds $5.0 million (the "Stock Performance Plan Adjustment"); and (iii) if Holdings has elected an Early Financing (as defined in the Stock Purchase Agreement) by notifying the Sellers and if the Closing is requested by the Sellers to occur on or before April 8, 1996 and Holdings' closing conditions (other than the receipt of Financing) are then satisfied, the purchase price will be increased by $10.0 million, and if the Closing occurs after April 8, 1996, the

                            AMF GROUP HOLDINGS INC.

purchase price will be increased by $10.0 million, less $0.2 million for each day elapsed between April 8, 1996 and the date of the Closing, resulting in an increase of $5.0 million if the Closing occurs on May 3, 1996 (the "Closing Date Adjustment"). Except in certain circumstances, the Stock Purchase Agreement provides for the Acquisition to be completed no earlier than April 4, 1996 and no later than May 3, 1996, although these dates may be modified by the parties to the Stock Purchase Agreement.

     The Acquisition will be funded through issuances of senior debt, senior subordinated notes and senior subordinated discount notes (collectively, the "Financing") of $515.0 million, $250.0 million and $250.0 million, respectively, the assumption of debt of $2.0 million and $375.0 million of equity. The total funds will be used to make cash payments to AMF stockholders of $1,323.0 million and the amount, if any, of the closing Working Capital Adjustment, the Stock Performance Plan Adjustment and the Closing Date Adjustment and transaction costs of approximately $53.9 million. Any remaining cash will be used for general working capital purposes.

     Goldman, Sachs & Co. will receive a cash fee of $5.0 million from the Company in connection with the Acquisition. Goldman, Sachs & Co. has also served as financial advisor to the sellers of AMF in connection with the acquisition and is receiving a fee in the form of 10 year warrants to purchase 2.3% of the common stock of the Parent on a fully diluted basis. The warrants are estimated to have a fair market value of approximately $8.7 million. For accounting purposes, the value of these non-cash warrants will be contributed to Holdings' equity at Closing. In addition, Goldman, Sachs & Co. will be entitled to reimbursement of expenses in connection therewith.

     Generally, the Sellers are not providing indemnities to Holdings in connection with the Acquisition. However, representations and warranties of Sellers that will survive the Closing are that (i) the Sellers will deliver to Holdings good title to the Stock and the purchased assets free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions, and all of the outstanding stock of the corporations that constitute AMF is owned beneficially and of record by the Sellers, and is validly issued, fully-paid and non-assessable; and (ii) each of the corporations that constitute AMF is at the time of the Acquisition and has been historically an "S corporation" (within the meaning of Section 1361(a) of the Code) for each of such corporation's entire existence, and no action has been or will be taken to terminate, and no condition exists which could result in the termination of, such election prior to the Closing. The representations and warranties in clause (i) above will survive the Closing indefinitely, and the representations and warranties in clause (ii) above will survive the Closing until the expiration of the relevant statute of limitations (including any extensions thereof) or, if later, until the resolution of any disputes arising during such period, in each case applicable to the income tax return (the "Applicable Return") of each AMF entity for the period ending on the date of the Closing.

     If any of the corporations that constitute AMF were found to have failed to make a valid election to become an S corporation, or to have otherwise lost its status as an S corporation, such corporation could be liable for taxes on income for the periods in which S corporation status was not in effect. In addition, loss of S corporation status could invalidate the step-up in the tax basis of certain of AMF's assets that would otherwise result from the Acquisition, causing the Company (or Holdings) to pay higher taxes on future income than would be the case if the step-up in basis were allowed.

     The Sellers have agreed to indemnify Holdings and its affiliates against any liabilities incurred in connection with any breach of the representations and warranties that survive the Closing, including but not limited to the tax liabilities referred to in the preceding paragraph. The Sellers also have agreed to indemnify Holdings and its affiliates against any liability arising from (i) the ownership, conduct, condition or transfer at any time of any of the businesses or other tangible or intangible assets or operations (a) transferred to the Sellers or their affiliates prior to the Closing or

                            AMF GROUP HOLDINGS INC.

(b) owned, operated or conducted by the Sellers or certain affiliates on or prior to the Closing and which were not owned, operated or conducted as part of AMF's bowling center or manufacturing businesses; and (ii) certain litigation brought against AMF by its former Korean distributor. The indemnification excludes claims for incidental or consequential damages or damages for lost profits. Each of the Sellers will be liable for indemnified losses only based on their percentage stock ownership of AMF prior to the Acquisition; provided however, that five irrevocable trusts (the "Trusts"), which as the owners of a controlling interest of the Stock are together the principal selling stockholder, will be jointly and severally liable for the aggregate indemnification obligations of the Trusts. The Trusts will be required to maintain, collectively, a $500.0 million minimum net worth (based upon fair market value) at all times from the Closing through the date that is the fourth anniversary of the last filed Applicable Return and a $250.0 million minimum net worth (based upon fair market value) at all times thereafter through the date that is the sixth anniversary of the last filed Applicable Return, subject to extension under certain circumstances. The beneficiaries of the Trusts have separately agreed to indemnify Holdings if the minimum net worth requirements are not satisfied and if certain other circumstances occur.

     A condition to Holdings' obligation to consummate the Acquisition is Holdings' reasonable satisfaction that licenses to sell or serve alcoholic beverages or to engage in gaming, lottery or gambling activities have been received, or that other appropriate mechanisms which will not result in denial or loss of a license or civil penalties or put the Company at risk of an enforcement action for a violation of applicable state laws are in place and, in each case, are expected to remain in place for the forseeable future without material risk or expectation of losing such ability in the future (other than the risk that any holder of a liquor license or a gaming, lottery or gambling license that complies with the terms and requirements of such license and the relevant law generally bears of nonrenewal), so that, after the Closing, alcoholic beverages can continue to be sold or served and gaming activities can continue to be conducted by AMF in essentially the same manner and on essentially the same terms as before the Closing at AMF locations that would reasonably be expected to enable AMF to derive, during the 10-month period beginning on the date of Closing, revenue from the sale and/or service of alcoholic beverages and, other than in the State of Washington, gaming, lottery and gambling activities equal to at least 90% of the total of such revenue during the 10 months ended October 31, 1995. To the extent that licenses relating to the remaining 10% or less of such revenue are not obtained, such revenue may be unavailable to the Company following the Acquisition. Holdings has the ability to waive the condition described in this paragraph, subject to any restrictions that may be contained in the Senior Debt covenants.

     In connection with the Acquisition, AMF has entered into Trademark License Agreements, dated February 16, 1996 (the "License Agreements"), licensing the AMF name and related trademark rights to certain corporations owned by the Sellers (the "Licensees"), for use in connection with the sale by Licensees of sewing equipment, baking equipment and golf equipment. Certain of these products currently are being marketed under the AMF name. No consideration separate from the Acquisition is being paid by the Licensees in connection with the License Agreements, and the license is royalty-free. The term of the licenses continues indefinitely. The Licensees have expressly assumed and indemnified AMF against all liabilities resulting from Licensees' use of the licensed trademarks.

     In addition, Holdings has entered into a Non-Competition Agreement, dated February 16, 1996 (the "Non-Competition Agreement"), with an individual affiliated with the Sellers (the "Affiliated Party"), restricting the Affiliated Party and certain affiliates from participating in the same or similar business as AMF anywhere in the world for a period of five years from the Closing. The Affiliated Party has also agreed that, during a period of three years from the Closing, the Affiliated Party and certain affiliates will not, without the prior written approval of Holdings, solicit any person who is a

                            AMF GROUP HOLDINGS INC.

management or other key employee of Holdings, the Company, AMF or any of their subsidiaries or affiliates as of the date of the Non-Competition Agreement to terminate his or her employment. In consideration of the Non-Competition Agreement, Holdings has agreed to pay the Affiliated Party $50,000 per year during the term of the Non-Competition Agreement.

     Holdings has also entered into a Consulting and Non-Competition Agreement, dated February 16, 1996 (the "Consulting and Non-Competition Agreement") with one of the Sellers. This Seller has agreed to provide, for a period of two years from the Closing, such consulting services to Holdings as may be requested from time to time by the Board of Directors and/or the Chief Executive Officer of Holdings. The Consulting and Non-Competition Agreement also restricts this Seller and certain affiliates from participating in the same or similar business as AMF anywhere in the world for a period of four years from the Closing. This Seller also has agreed that, during a period of three years from the Closing, the Seller and certain affiliates will not, without the prior written approval of Holdings, solicit any person who is a management or other key employee of Holdings, the Company, AMF or any of their subsidiaries or affiliates as of the date of the Consulting and Non-Competition Agreement to terminate his or her employment. Holdings has agreed to pay this Seller $100,000 per year during the two-year period that the Seller will provide consulting services.

3. SENIOR DEBT

     GSCP has entered into a commitment letter with Goldman, Sachs & Co. and its affiliates, and Citibank, N.A. and its affiliates (collectively, "the Lenders"), providing for (i) syndicated senior secured term loan facilities aggregating $515.0 million (the "Term Loans"), (ii) a senior secured multiple-draw term facility of, under certain conditions, over time, up to $100.0 million, and, subject to satisfying a financial test, up to an additional $50.0 million (the "Acquisition Facility") and (iii) a senior secured revolving credit facility of up to $50.0 million (the "Working Capital Facility," and together with the Term Loans and the Acquisition Facility, "Senior Debt"). Goldman, Sachs & Co. is acting as syndication agent and, together with Citicorp Securities, Inc., are acting as co-arrangers in connection with the Senior Debt. Citibank, N.A. will act as administrative agent. Goldman, Sachs & Co. is receiving a fee of approximately $9.5 million and having expenses reimbursed in connection therewith.

     The execution of the Senior Debt, the borrowings necessary to complete the Acquisition and the delivery of required documentation thereunder, will occur simultaneously with the closing of the Acquisition. The Lenders' obligation to provide the senior financing is conditioned upon, among other things, the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined in the commitment letter; the Lenders' satisfaction with the final terms and conditions of the Acquisition; the consummation of the Acquisition in accordance with all material terms of the Stock Purchase Agreement; and the absence of any material adverse change in the business, condition, operations, performance, properties or prospects of AMF or any of its subsidiaries since December 31, 1995.

     The Term Loans consist of (i) a Term Loan Facility of $250.0 million, (ii) an AXELs(SM) Series A Facility of $190.0 million and (iii) an AXELs(SM) Series B Facility of $75.0 million. The Term Loans provide for quarterly amortization until final maturity. The Term Loan Facility will mature five years, the AXELs(SM) Series A Facility will mature seven years and the AXELs(SM) Series B Facility will mature eight years after the closing of the Senior Debt. The following table summarizes scheduled amortization payments (dollars in millions).

                            AMF GROUP HOLDINGS INC.

                                        AXELS(SM) SERIES     AXELS(SM) SERIES
                         TERM LOAN             A                    B
 YEAR AFTER CLOSING      FACILITY           FACILITY             FACILITY         TOTAL
- ---------------------   -----------     ----------------     ----------------     ------
       1                  $  35.0            $  2.0               $  1.2          $ 38.2
       2                     40.0               2.0                  1.2            43.2
       3                     45.0               2.0                  1.2            48.2
       4                     55.0               2.0                  1.2            58.2
       5                     75.0               2.0                  1.2            78.2
       6                       --              80.0                  1.2            81.2
       7                       --             100.0                  1.2           101.2
       8                       --                --                 66.6            66.6
                           ------            ------               ------          ------
                          $ 250.0            $190.0               $ 75.0          $515.0
                           ======            ======               ======          ======

     In addition, the Company will be required to make prepayments on the Senior Debt under certain circumstances, including upon certain asset sales and issuance of debt or equity securities. The Company will also be required to make prepayments on the Senior Debt in an amount equal to (i) 75% (to be reduced to 50% for years in which the Company's Total Debt/EBITDA ratio for the prior 12 months is less than 4.0 to 1.0) of the Company's Excess Cash Flow (as defined) or (ii) during each of the first three years after the closing of the Senior Debt, if less than the amount described in clause (i), the amount by which the Company's Excess Cash Flow for such year exceeds $10.0 million (during the first two years after closing) or $20.0 million (during the third year after closing). These mandatory prepayments will be applied to prepay the Senior Debt in the following order: first, to the Term Loans, ratably among each tranche and the Acquisition Facility, and second, to the permanent reduction of the Working Capital Facility. The Term Loan Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%. The AXELs(SM) Series A Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.875% or at Citibank's Eurodollar rate plus 2.875%. The AXELs(SM) Series B Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 2.125% or at Citibank's Eurodollar rate plus 3.125%.

     The Company will have the ability to borrow an additional $50.0 million for general corporate purposes pursuant to the Working Capital Facility and, over time, up to $100.0 million and, with the consent of the Lenders, up to an additional $50.0 million for acquisitions pursuant to the Acquisition Facility, subject to the Company meeting certain pro forma financial covenants and limitations imposed on the amount borrowed for proposed acquisitions, including that the amount borrowed under the Acquisition Facility shall not exceed 3.5 times the deemed EBITDA of the business to be acquired.

     The Acquisition Facility will have a term of five years. Up to $25.0 million of the facility may be borrowed in the first year after the closing of the Senior Debt, up to $25.0 million plus the amount available and not borrowed during the first year may be borrowed in the second year after closing, and up to $50.0 million plus the amount available and not borrowed during the second year may be borrowed in the third year and in the first six months of the fourth year after closing. The Acquisition Facility will begin to amortize 3.5 years after closing, such that at the end of the fourth year after closing, the outstanding principal will be reduced to $75.0 million, with final maturity at the end of the fifth year after closing. The Acquisition Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%.

     The Working Capital Facility will have a term of five years and will be fully revolving until final maturity. The Working Capital Facility will bear interest, at the Company's option, at Citibank's customary base rate plus 1.5% or at Citibank's Eurodollar rate plus 2.5%.

                            AMF GROUP HOLDINGS INC.

     Beginning one year after the closing of the Senior Debt, the margins above Citibank's customary base rate and Citibank's Eurodollar rate, at which the Term Loan Facility, the Working Capital Facility and the Acquisition Facility will bear interest, may be reduced pursuant to a floating performance pricing grid which is based on the Total Debt/EBITDA ratio for the four fiscal quarter rolling period then most recently ended.

     The Senior Debt will be guaranteed by Holdings and by each of the Company's present and future first-tier and second-tier subsidiaries (see Note 6), and will be secured by all of the stock of the Company and the Company's present and future first-tier and second-tier subsidiaries, by 66% of the stock of the Company's present and future international subsidiaries, and by substantially all of the Company's present and future property and assets. Any additional present or future subsidiaries of the Company that become guarantors under the Senior Debt will also jointly and severally guarantee the Company's payment obligations on the notes referred to in Note 4 on a senior subordinated basis.

     The Senior Debt will contain certain financial covenants, including, but not limited to, covenants related to cash interest coverage, fixed charge coverage, Senior Debt/EBITDA ratio, Total Debt/ EBITDA ratio and minimum EBITDA. In addition, the Senior Debt will contain other affirmative and negative covenants relating to (among other things) liens, payments on other debt, transactions with affiliates, mergers and acquisitions, sales of assets, leases, guarantees and investments. The Senior Debt will contain customary events of default for highly-leveraged financings, including certain changes in ownership or control of the Company.

     The Company is required to obtain interest rate protection in form and with parties acceptable to the Lenders, in an amount to be agreed upon, but in any event for no less than 50% of the Senior Debt and the Company's other floating rate debt.

     The Senior Debt may not be finalized at the time the subordinated notes discussed in Note 4 are issued. While the Company currently expects that the principal amounts and amortization schedules of the Term Loan Facility, AXEL(SM) Series A Facility and AXEL(SM) Series B Facility will remain as described herein, there can be no assurance that the final amounts and terms and conditions will not change from those described herein, although the Company currently believes that changes, if any, to the principal amounts and amortization schedules will not be substantial.

4. SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED DISCOUNT NOTES

     The Company has initiated an offering of senior subordinated notes (the "Senior Subordinated Notes") with a principal amount of $250.0 million and senior subordinated discount notes (the "Subordinated Discount Notes") with an aggregate principal amount so as to generate gross proceeds of $250 million. The Senior Subordinated Notes and the Senior Subordinated Discount Notes are collectively referred to as the "Notes."

     The Senior Subordinated Notes will mature on March 15, 2006. Interest will accrue from the date of issuance at an annual rate of 10 7/8% and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year commencing September 15, 1996.

     The Senior Subordinated Discount Notes will mature on March 15, 2006. The Senior Subordinated Discount Notes will be sold at a substantial discount to their face amount and will result in an effective yield of 12 1/4% per annum, computed on a semi-annual bond equivalent basis. No interest (other than liquidated damages, if applicable) will accrue or be payable prior to March 15, 2001 (the "Full Accretion Date"). Commencing March 15, 2001 interest will accrue and will be payable in cash semi-annually in arrears on each March 15 and September 15 of each year beginning with the first such date after the Full Accretion Date.

                            AMF GROUP HOLDINGS INC.

     For federal income tax purposes, each Senior Subordinated Discount Note will be deemed to be issued with "original issue discount" equal to the difference between the issue price thereof and the sum of all cash payments (whether denominated as principal or interest) to be made thereon. Each holder of a Senior Subordinated Discount Note must include in gross income for federal income tax purposes the sum of the daily portions of such original issue discount for each day during each taxable year in which the Senior Subordinated Discount Note is held, even though no interest payments will be received prior to September 15, 2001.

     The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by Holdings and each of the Company's subsidiaries identified in
Note 6 (collectively, the "Guarantors") and by any other subsidiaries of the Company that act as guarantors of the Senior Debt. The guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors as described in Note 3.

     The Notes will be general, unsecured obligations of the Company, will be subordinated in right of payment to all Senior Debt, as defined, of the Company, will rank pari passu with all Senior Subordinated Debt of the Company and will be senior in right of payment to all existing and future subordinated debt of the Company. Following the Acquisition, the claims of the holders of the Notes will be subordinated to the Senior Debt, and will be effectively subordinated to all other indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors, through which the Company will conduct a portion of its operations (See Note 6).

     In the event of a Change of Control, as defined, the holders of the Senior Subordinated Notes will have the right to require the Company to repurchase their Senior Subordinated Notes in whole or in part, at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, including liquidated damages, if any, to the date of repurchase. The Senior Subordinated Note Indenture will require that prior to such a repurchase, the Company must either repay all outstanding Senior Debt or obtain any required consent to such repurchase.

     In the event of a Change of Control, holders of the Senior Subordinated Discount Notes will have the right to require the Company to repurchase their Senior Subordinated Discount Notes, in whole or in part, at a price equal to 101% of the Accreted Value thereof, including Liquidated Damages, if any (or, if after the Full Accretion Date, 101% of the principal amount thereof plus accrued and unpaid interest, if any, including Liquidated Damages, if any, to the date of repurchase). The Senior Subordinated Discount Note Indenture will require that prior to such a repurchase, the Company must either repay all outstanding indebtedness under the Senior Debt or obtain any required consent to such repurchase.

     Pending consummation of the Acquisition, the net proceeds from the issuance of the Notes together with $100.0 million of equity contributions from GSCP and a deposit, if any, from the Sellers (collectively, the "Escrow Funds") will be held in escrow accounts (the "Escrow Accounts") pursuant to pledge and escrow agreements (the "Pledge and Escrow Agreements"). The Escrow Funds will be required to be invested in cash equivalents, as directed from time to time by the Company. The Company will be permitted to obtain release of the Escrow Funds upon consummation of the Acquisition. If consummation of the Acquisition has not occurred on or prior to May 31, 1996, all outstanding Senior Subordinated Notes will be subject to a special mandatory redemption with the Escrow Funds relating thereto at the Special Redemption Price plus accrued and unpaid interest, if any, plus Liquidated Damages, if any, to the date of redemption. The Special Redemption Price will range from 101% of the principal amount of the Senior Subordinated Notes, if the date of redemption is on or prior to April 18, 1996, to 102.5% of the principal amount of the Senior Subordinated Notes, if the date of redemption is on May 31, 1996.

                            AMF GROUP HOLDINGS INC.

     Except for the special mandatory redemption described above and, as described below, the Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Notes will be subject to redemption at the option of the Company, in whole or in part, at specified redemption prices, together with accrued and unpaid interest, including liquidated damages, if any, to the date of redemption.

     Prior to March 15, 1999, up to $100.0 million in aggregate principal amount of Senior Subordinated Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 110.875% of the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, including Liquidated Damages, if any, to the date of redemption; provided that at least $150.0 million in aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after such redemption.

     Prior to March 15, 1999, the Senior Subordinated Discount Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 112.250% of the Accreted Value of the Senior Subordinated Discount Notes plus accrued and unpaid Liquidated Damages, if any; provided that at least $150.0 million in Accreted Value of Senior Subordinated Discount Notes remains outstanding immediately after such redemption.

     The Notes are subject to certain transfer restrictions.

     The Indenture governing the Senior Subordinated Notes (the "Senior Subordinated Note Indenture") and the Indenture governing the Senior Subordinated Discount Notes (the "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") will contain certain covenants that will, among other things, limit the ability of the Company and its Restricted Subsidiaries, as defined therein, to incur additional indebtedness and issue Disqualified Stock, as defined therein, pay dividends or distributions or make investments or make certain other Restricted Payments, as defined therein, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing pari passu and subordinated indebtedness of the Company and engage in mergers and consolidations.

     Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") among the Company, the Guarantors and Goldman, Sachs & Co., the Company and the Guarantors will agree to file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange
(i) the Senior Subordinated Notes for a new issue of debt securities of the Company (the "Exchange Senior Subordinated Notes") and (ii) the Senior Subordinated Discount Notes for a new issue of debt securities of the Company (the "Exchange Senior Subordinated Discount Notes" and, together with the Exchange Senior Subordinated Notes, the "Exchange Notes"), each of which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), with terms identical to those of the Senior Subordinated Notes and the Senior Subordinated Discount Notes, as applicable (the "Exchange Offer"). If (i) the Exchange Offer is not permitted by applicable law or (ii) the holders of an aggregate of at least $1.0 million in principal amount or Accreted Value of Transfer Restricted Securities, as defined therein, notify the Company within the specified time period that (A) they are prohibited by law or Commission policy from participating in the Exchange Offer, (B) they may not resell Exchange Notes acquired in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) they are broker-dealers and hold Notes acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders

                            AMF GROUP HOLDINGS INC.

thereof. Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, the Company and the Guarantors may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the period referred to in the Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

     If (i) the Company and the Guarantors fail to file within 30 days of the closing of the Acquisition, or cause to become effective within 90 days after the date of such filing, the Exchange Offer Registration Statement, or (ii) the Company and the Guarantors are obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 30 days, or declared effective within 90 days, of the date on which the Company became so obligated, or (iii) the Company and the Guarantors fail to consummate the Exchange Offer within 30 days of the date on which the Exchange Offer Registration Statement was required to be declared effective by the Commission or (iv) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Notes for the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Securities, with respect to the first 90-day period following such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount or Accreted Value, as applicable, of Transfer Restricted Securities held by such holder. The amount of such Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount or Accreted Value, as applicable, of Transfer Restricted Securities held by such holders for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of $0.50 per week. Following the cure of all Registration Defaults, the accrual of all Liquidated Damages will cease.

     Subject to the terms and conditions set forth in the purchase agreement between the parties, the Company has agreed to sell to Goldman, Sachs & Co. (the "Initial Purchaser"), and the Initial Purchaser has agreed to purchase from the Company, all of the Notes being offered.

     Under the terms and conditions of the purchase agreement, the Initial Purchaser is committed to take and pay for all the Notes offered, if any are taken.

     The purchase price for the Senior Subordinated Notes and the Senior Subordinated Discount Notes will be the respective offering prices set forth on the cover page of the Offering Circular (collectively, the "Note Offering Prices") less the underwriting discounts of 3.8% of the principal amount of the Senior Subordinated Notes purchased and 2.101% of the principal amount of the Senior Subordinated Discount Notes purchased. The Initial Purchaser proposes to offer the Notes at their respective Note Offering Prices. After the Notes are released for sale, the Note Offering Prices and other selling terms may from time to time be varied by the Initial Purchaser.

     The Initial Purchaser has agreed that it will offer or sell the Notes to
(i) persons whom it reasonably believes to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors within the meaning of Rule 501(a)(1),

                            AMF GROUP HOLDINGS INC.

(2), (3) or (7) of Regulation D under the Securities Act and (iii) to certain persons outside the United States pursuant to Regulation S under the Securities Act.

     The Notes are expected to be eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages (PORTAL) Market.

     The Company has agreed that for a period of 90 days after the date of the Offering Circular that it will not offer, sell, contract to sell or otherwise dispose of, without the prior written consent of the Initial Purchaser, any securities of the Company that are substantially similar to the Notes, other than the Exchange Notes, or any securities of the Company convertible into or exchangeable for securities of the Company substantially similar to the Notes.

     The Company has been advised by the Initial Purchaser that the Initial Purchaser, through Goldman Sachs International, as its selling agent, proposes to resell Notes outside the United States in offshore transactions in reliance on Regulation S under the Securities Act and in accordance with applicable law. In each case, the Note Offering Prices and underwriting discounts are the same. Any offer or sale of Notes in reliance on Rule 144A will be made by broker-dealers who are registered as such under the Exchange Act. Terms used above have the meanings given to them by Regulation S and Rule 144A under the Securities Act.

     The Initial Purchaser has acknowledged and agreed that, except as permitted by the purchase agreement, it will not offer, sell or deliver the Notes, (i) as part of the distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the original issue date of the Notes, within the United States or to, or for the account or benefit of, U.S. Persons, and that it will send to each dealer to which it sells Notes in reliance on Regulation S during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. Persons. Terms used in this paragraph have the meaning given to them by Regulation S under the Securities Act.

     In addition, until the expiration of the 40-day period referred to above, an offer or sale of Notes within the United States by a dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act.

     The Initial Purchaser has also represented and agreed that (i) it has not offered or sold and will not offer or sell, any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     The Company has agreed to reimburse the Initial Purchaser for certain expenses and the Company and the Guarantors have agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act.

                            AMF GROUP HOLDINGS INC.

     The Notes are a new issue of securities with no established trading market. The Company has been advised by the Initial Purchaser that it intends to make a market in the Notes. However, the Initial Purchaser is not obligated to do so and such market making may be interrupted or discontinued without notice. Following consummation of the Exchange Offer contemplated by the Registration Rights Agreement, because the Initial Purchaser is an affiliate of the Company, the Initial Purchaser will be required to deliver a current "market-maker" prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of the Exchange Notes, which may affect its ability to continue market-making activities. The Initial Purchaser's ability to engage in market-making transactions will therefore be subject to the availability of a current "market-maker" prospectus. Under certain circumstances following completion of the Exchange Offer, the Company and the Guarantors have agreed to make a "market-maker" prospectus available to the Initial Purchaser to permit it to engage in market making transactions. Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, the Company and the Guarantors may allow the "market-maker" prospectus to cease to be effective and usable if (i) the Board of Directors of the Company determines in good faith that such action is in the best interests of the Company, and the Company notifies the holders within a certain period of time after the Board of Directors makes such determination or (ii) the "market-maker" prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. STOCK OPTION PLAN

     In connection with the Acquisition, the Company will adopt a stock option plan under which it will grant stock options to certain members of management to purchase up to an aggregate of 3.4% of the Parent's common stock on a fully diluted basis. In addition, certain executive officers will have the opportunity to purchase, in the aggregate, up to $6.0 million of the Parent's common stock at the same price per share to be paid by GSCP. These executive officers have committed to purchase at least $3.0 million of the Parent's common stock. It is expected that $1.0 million of the purchase price will be provided by the executives, and the remainder will be loaned to the executives by the Company on a non-recourse basis, with the purchased stock as security for the loans. If these executive officers decide to purchase $6.0 million of the Parent's common stock and all available options are granted, management's beneficial ownership of the Parent's common stock will be approximately 4.9% of the Parent's common stock on a fully diluted basis.

6. UNAUDITED PRO FORMA CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

     As further discussed in Note 4, AMF Group Inc. intends to issue Senior Subordinated Notes and Senior Subordinated Discount Notes. The Notes will be jointly and severally guaranteed on a full and

                            AMF GROUP HOLDINGS INC.

unconditional basis by Holdings and by AMF Group Inc.'s first-tier and second-tier subsidiaries as follows (together with Holdings, the "Guarantor Companies"):

       - AMF Bowling Centers Holdings Inc.(a)
       - AMF Bowling Holdings Inc.(a)
       - AMF Bowling, Inc.
       - AMF Bowling Centers, Inc.
       - Bush River Corporation
       - King Louie Lenexa, Inc.
       - AMF Beverage Company of Oregon, Inc.
       - AMF Worldwide Bowling Centers Holdings Inc.(a)
       - AMF Bowling Centers (Aust) International Inc.
       - AMF Bowling Centers (Canada) International Inc.
       - AMF BCO -- France One, Inc.
       - AMF BCO -- France Two, Inc.
       - AMF Bowling Centers (Hong Kong) International Inc.
       - AMF Bowling Centers International Inc. (Japan)
       - AMF Bowling Mexico Holding, Inc.
       - Boliches AMF, Inc.
       - AMF BCO -- U.K. One, Inc.
       - AMF BCO -- U.K. Two, Inc.
       - AMF BCO -- China, Inc.
       - AMF Bowling Centers China, Inc.

     The following third-tier domestic subsidiaries of AMF Group Inc., all of which will be wholly owned subsidiaries of AMF Worldwide Bowling Centers Holdings Inc. have, at present, not provided guarantees (collectively, the "Non-Guarantor Companies"):

       - AMF Bowling (Unlimited)
       - Worthing North Properties Limited
       - AMF Bowling France SNC
       - AMF Bowling de Paris SNC
       - AMF Bowling de Lyon La Part Dieu SNC
       - Boliches y Compania
       - Operadora Mexicana de Boliches, S.A.
       - Promotora de Boliches, S.A. de C.V.
       - Immeubles Obispado, S.A.
       - Immeubles Minerva, S.A.
       - Boliches Mexicano, S.A.
       - AMF Bowling Centers (China) Company
       - AMF Garden Hotel Bowling Center Company


(a) As discussed in Note 1, these subsidiaries have been newly created by Holdings and AMF Group Inc. to effect the acquisition of AMF.


     The following unaudited pro forma condensed consolidating information with respect to the Guarantor Companies and the Non-Guarantor Companies, together with elimination entries, gives effect to the Acquisition and related financing transactions as if such transactions had occurred as of January 1, 1995 for purposes of the unaudited pro forma consolidating statement of income for the year ended December 31, 1995.

                            AMF GROUP HOLDINGS INC.

     All of the Guarantor Companies are wholly-owned. Financial statements of each of the Guarantor Companies have not been presented as management has determined that they would not be material to investors.



     The unaudited pro forma consolidating statement of income reflects pro forma adjustments to (a) eliminate the effect of certain transactions contemplated in the Stock Purchase Agreement, and (b) give effect to the acquisition of AMF by Holdings and the related Financing transactions. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the unaudited pro forma consolidating statement of income are subject to change.


     The unaudited pro forma consolidating financial statements should be read in conjunction with AMF's historical audited Combined Financial Statements and related notes thereto, appearing elsewhere in this Offering Circular.

     The unaudited pro forma consolidating financial statements do not purport to be indicative of Holdings' financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of Holdings' results of operation or financial condition for any future period or date.

     As a result of the holding company structure of the Company, the holders of the Notes will be structurally junior to all creditors of the subsidiaries that are not Guarantors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such subsidiary, in which case the claims of the Company or such Guarantor would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company or a Guarantor. In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the subsidiaries that are not Guarantors, the Company will not receive funds available to pay to the holders of the Notes in respect of the Notes until after the payment in full of the claims of the creditors of the subsidiaries.

     The Company's ability to service its indebtedness will be dependent, in part, on its ability to utilize the cash flow generated by its foreign operations. In general, U.S. federal and international tax laws provide that income of international subsidiaries is subject to tax only in the local jurisdiction and is not subject to U.S. federal income tax unless, and only to the extent that such income is distributed as a dividend to the U.S. parent company. The Company has not determined whether to cause its international subsidiaries to pay dividends to the Company or to cause the net income of such subsidiaries to be retained abroad. The Company may make loans to its foreign subsidiaries, and, in that event, payments by the Company's foreign subsidiaries to the Company on such intercompany loans may result in the repatriation of a substantial portion of the cash flow of such subsidiaries without the payment of taxes abroad. In addition, certain of the Company's subsidiaries may make royalty payments to the Company. There can be no assurance, however, that the interest payments on such intercompany loans or such royalty payments will not be recharacterized as dividends, which could have adverse tax consequences to the Company.

                            AMF GROUP HOLDINGS INC.

               CONDENSED PRO FORMA CONSOLIDATING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)


                                                               NON-                       HOLDINGS
                                                 GUARANTOR   GUARANTOR                   PRO FORMA
                                                 COMPANIES   COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                 ---------   ---------   ------------   ------------
Operating revenue..............................   $ 531.7      $33.4        $ (2.5)       $  562.6
Operating expenses:
  Cost of sales................................     180.6        4.6          (1.6)          183.6
  Bowling center operations....................     154.9       14.2            --           169.1
  Selling, general and administrative..........      41.1        6.2          (0.7)           46.6
  Depreciation and amortization................      63.7        3.3            --            67.0
                                                 --------    --------    ------ --        --------
          Total operating expenses.............     440.3       28.3          (2.3)          466.3
                                                 --------    --------    ------ --        --------
     Operating income (loss)...................      91.4        5.1          (0.2)           96.3
Nonoperating expenses
  Interest expense, net........................    (102.4)       0.3            --          (102.1)
  Other expenses, net..........................      (1.0)      (1.0)           --            (2.0)
                                                 --------    --------    ------ --        --------
     Income (loss) before income taxes.........     (12.0)       4.4          (0.2)           (7.8)
Income tax provision (benefit).................       8.4       (1.6)           --            10.0
                                                 --------    --------    ------ --        --------
     Net income (loss).........................   $ (20.4)     $ 2.8        $ (0.2)       $  (17.8)
                                                 ========    ========     ========        ========

                            AMF GROUP HOLDINGS INC.
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)
                                 (IN MILLIONS)

        ASSETS
        Current assets
             Cash and cash equivalents.....................................   $ 606.4
                                                                               ------
               Total current assets........................................     606.4
             Deferred financing costs......................................       9.6
                                                                               ------
                  Total assets.............................................   $ 616.0
                                                                               ======
        LIABILITIES AND STOCKHOLDER'S EQUITY
        Current liabilities
             Accrued Interest..............................................   $   0.8
             Seller's deposit..............................................      15.0
                                                                               ------
                  Total current liabilities................................      15.8
             Senior subordinated notes.....................................     250.0
             Senior subordinated discount notes............................     250.8
             Common Stock; $0.01 par value; 1,000 shares authorized;
               100 shares issued and outstanding...........................     --
             Paid-in capital...............................................     100.0
             Retained Deficit..............................................      (0.6)
                                                                               ------
                  Total stockholder's equity...............................      99.4
                                                                               ------
        Total liabilities and stockholder's equity.........................   $ 616.0
                                                                               ======

   The accompanying notes are an integral part of these financial statements.

                            AMF GROUP HOLDINGS INC.
                         CONSOLIDATED INCOME STATEMENT
    FOR THE PERIOD FROM INCEPTION (JANUARY 12, 1996) THROUGH MARCH 31, 1996
                                  (UNAUDITED)
                                 (IN MILLIONS)

        Interest income....................................................   $   1.0
        Interest expense...................................................       1.6
                                                                               ------
          Income before income taxes.......................................      (0.6)
          Income tax provision.............................................     --
                                                                               ------
             Net loss......................................................   $  (0.6)
                                                                               ======

   The accompanying notes are an integral part of these financial statements.

                            AMF GROUP HOLDINGS INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM INCEPTION (JANUARY 12, 1996) THROUGH MARCH 31, 1996
                                  (UNAUDITED)
                                 (IN MILLIONS)

        Cash flows from operating activities:
             Net loss......................................................   $ (0.6)
             Adjustments to reconcile net income to net cash provided by operating activities:
               Amortization of discount on senior subordinated discount
                notes......................................................      0.8
               Changes in assets and liabilities:
                  Deferred financing costs.................................     (9.6)
                  Accrued interest.........................................      0.8
                                                                               -----
                    Net cash used for operating activities.................     (8.6)
                                                                               -----
        Cash flows from financing activities:
             Proceeds from deposit from seller.............................     15.0
             Proceeds from issuance of senior subordinated notes...........    250.0
             Proceeds from issuance of senior subordinated discount
              notes........................................................    250.0
             Proceeds from contribution of equity..........................    100.0
                                                                               -----
                    Net cash provided by financing activities..............    615.0
                                                                               -----
        Net increase in cash...............................................    606.4
        Cash and cash equivalents at inception.............................     --
                                                                               -----
        Cash and cash equivalents at end of period.........................   $606.4
                                                                               =====

   The accompanying notes are an integral part of these financial statements.

                            AMF GROUP HOLDINGS INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1996

1.  THE COMPANY

  Organization

     The accompanying consolidated financial statements include the accounts of AMF Group Holdings Inc. ("Holdings"), a Delaware corporation, and its direct wholly owned subsidiary, AMF Group Inc. (the "Company") and the Company's wholly owned subsidiaries, AMF Bowling Centers Holdings Inc., AMF Bowling Holdings Inc., AMF Worldwide Bowling Centers Holdings Inc., AMF Bowling Centers Switzerland Inc. and AMF Bowling Centers Spain Inc. (collectively with Holdings and the Company, the "Purchasers"). Each of these subsidiaries is a Delaware corporation.

     Holdings is a wholly owned subsidiary of AMF Holdings Inc. (the "Parent"). The Purchasers and the Parent are newly formed corporations organized by GS Capital Partners II, L.P. and other investment funds (collectively, "GSCP") affiliated with Goldman, Sachs & Co. Holding, the Company and each of the Company's subsidiaries were organized by GSCP to effect the acquisition of all of the outstanding stock and certain of the assets of AMF Bowling, Inc., AMF Bowling Centers, Inc., and other affiliated stock and certain of the assets of AMF Bowling Centers, Inc., and other affiliated domestic and international corporations that constitute AMF (collectively, "AMF").

     AMF owns and operates commercial bowling centers in the United States and worldwide. Management intends that Holdings and the Company will conduct all of their business through subsidiaries and will have no operations of their own. Holdings and the Company will be dependent on the cash flow of their subsidiaries and distribution therefrom in order to meet debt service obligations. Reference is made to the Risk Factors section of this Registration Statement for a discussion of significant risks and uncertainties regarding the Purchasers and the transaction discussed in Note 4.

  Interim Financial Statements

     The consolidated financial statements for the period from inception (January 12, 1996) through March 31, 1996 are unaudited, but in the opinion of management such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

     As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited financial statements, and, accordingly, should be read in conjunction with the consolidated balance sheet and notes thereto as of March 7, 1996.

  Significant Accounting Policies

     Cash Equivalents:

        Highly liquid investments with an original maturity of three months or less are generally considered to be cash equivalents.

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

     Deferred Financing Costs:

        Deferred financing costs include costs incurred in connection with the issuance of debt. Deferred financing costs are amortized on a straight-line basis over the life of the underlying debt.

     Income Taxes:

        Deferred tax assets and liabilities are recognized for the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. These balances are measured using enacted tax rates expected to apply to taxable income in the years in which such temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

        As of March 31, 1996, the Company had established a deferred tax asset and a corresponding valuation allowance of $0.2.

2.  THE ACQUISITION

     Holdings entered into a Stock Purchase Agreement dated February 16, 1996 (the "Stock Purchase Agreement") with the then stockholders of AMF (the "Sellers"). The Stock Purchase Agreement provided for the acquisition of AMF through a stock purchase by the Company's subsidiaries of all the outstanding stock of the separate domestic and foreign corporations that constitutes substantially all of AMF and through the purchase of the assets of AMF's bowling center operations in Spain and Switzerland (the "Acquisition"). The Company did not acquire the assets of two bowling centers located, respectively, in Madrid, Spain and Geneva, Switzerland (both of which will be retained by the Sellers). The terms of the February 16, 1996 agreement are more fully described in Note 2 to the March 7, 1996 audited balance sheet.

     The Acquisition was funded through issuances of senior debt, senior subordinated notes and senior subordinated discount notes (collectively, the "Financing") of $515.0 million, $250.0 million and $250.0 million, respectively, the assumption of debt of $2.0 million and $391.0 million of equity.

     Pending consummation of the Acquisition, which occurred on May 1, 1996, as described in Note 4 below, the net proceeds from the issuance of the Notes (see
Note 3) together with $100.0 million of equity contributions from GSCP and a deposit of $15.0 million from the Sellers are being held in escrow accounts. The escrow accounts are required to be invested in cash equivalents, as directed time to time by the Company. The Company will be permitted to obtain release of the escrow funds upon consummation of the Acquisition.

3.  SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED DISCOUNT NOTES

     On March 21, 1996, the Company issued senior subordinated notes (the "Senior Subordinated Notes") with a principal amount of $250.0 million and senior subordinated discount notes (the "Senior Subordinated Discount Notes") with an aggregate principal amount so as to generate gross proceeds of $250.0 million. The Senior Subordinated Notes and the Senior Subordinated Discount Notes are collectively referred to as the "Notes". These Notes are more fully described in Note 4 to the March 7, 1996 audited balance sheet.

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

4.  SUBSEQUENT EVENTS

     On April 11, 1996 Holdings and the Sellers entered into a letter agreement (the "Letter Agreement") amending the Stock Purchase Agreement. Under the terms of the Letter Agreement, certain of the Sellers (the "Covenantors") have agreed to make certain payments to Holdings if the net income before interest, taxes, depreciation, amortization, and certain non-cash, extraordinary, non-recurring and non-operating items ("EBITDA") of AMF Bowling, Inc., the entity that principally operates AMF's bowling manufacturing business, does not achieve certain agreed upon objectives during the period from May 1, 1996 through June 30, 1997.

     The Acquisition of AMF took place on May 1, 1996 (the "Closing Date"). As a result of the Acquisition, the Company owns or operates all 205 of AMF's domestic bowling centers and 78 of AMF's international bowling centers. The purchase price for the Acquisition was $1,325 billion, less approximately $2.0 million of assumed debt, plus the Stock Performance Plan Adjustment of $5.0 million and the Closing Date Adjustment of $5.2 million. The Closing Working Capital Adjustment will be determined in connection with an audit of the closing balance sheet of AMF. Amounts with respect to post-closing adjustments will bear interest from the Closing Date through the day prior to payment.

     The execution of the Senior Bank Credit Agreement occurred simultaneously with the closing of the Acquisition as described in Note 3 to the March 7, 1996 audited balance sheet.

     In connection with the Senior Bank Credit Agreement, the covenants were finalized to contain certain financial covenants, as well as additional affirmative and negative covenants, constraining the Company. The Company must maintain a minimum EBITDA (as defined in the Credit Agreement) of not less than the sum of (i) an amount ranging from $140 million for the Rolling Period (each a calendar quarter together with the three consecutive immediately preceding calendar quarters) ending September 30, 1996, to $200 million for the Rolling Period ending September 30, 2003 and thereafter, and (ii) the EBITDA Adjustment Amount for such Rolling Period, which is equal to 80% of the aggregate amount of the EBITDA of each bowling center acquired or constructed by the Company or any of its Subsidiaries after May 1, 1996 and acquired or constructed at least 15 months prior to such time of determination.

     The Company must also maintain a Cash Interest Coverage Ratio (defined in the Credit Agreement as the ratio of (a) consolidated EBITDA of the Company and its Subsidiaries during a Rolling Period, as modified with respect to certain bowling centers acquired or constructed after May 1, 1996 ("Modified Consolidated EBITDA") to (b) cash interest payable on all Debt (as defined in the Credit Agreement) of the Company and its Subsidiaries) at an amount ranging from not less than 2.00 for the Rolling Period ending September 30, 1996, to not less than 2.50 for the Rolling Period ending September 30, 2004 and thereafter. The Company is required to maintain a Fixed Charge Coverage Ratio (defined in the Credit Agreement as the ratio of (a) Modified Consolidated EBITDA less the sum of (i) cash taxes paid plus (ii) Capital Expenditures made by the Company and its Subsidiaries during such Rolling Period to (b) the sum of (i) cash interest payable on all Debt plus (ii) principal amounts of all Debt payable by the Company and its Subsidiaries during such Rolling Period) at an amount ranging from not less than 1.05 for the Rolling Period ending September 30, 1996, to not less than 1.10 for the Rolling Period ending March 31, 2004 and thereafter. A Senior Debt to EBITDA Ratio, (defined in the Credit Agreement as the ratio of Consolidated Debt (other than Subordinated Debt and Hedge Agreements, as defined in the Credit Agreement) of the Company and its Subsidiaries to Modified Consolidated EBITDA for that Rolling

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

Period) must be maintained at levels ranging from not less than 3.5 for the Rolling Period ending September 30, 1996 to not less than 1.50 for the Rolling Period ending September 30, 2003 and thereafter. A Total Debt to EBITDA Ratio (defined in the Credit Agreement as the ratio of consolidated total Debt (other than Hedge Agreements) of the Company and its Subsidiaries to Modified Consolidated EBITDA) must be maintained at levels ranging from not less than
6.95 for the Rolling Period ended September 30, 1996 to not less than 4.00 for the Rolling Period ended September 30, 2003 and thereafter. In each case, the above-mentioned ratios are calculated on a quarterly basis.

     Affirmative covenants under the Senior Facilities oblige the Company and its Subsidiaries to comply with all laws and regulations, as well as to pay all taxes not being contested in good faith, to comply with environmental laws and permits, to maintain insurance coverage, preserve its corporate existence, permit the examination of its records and books of account by the agents or any of the Lenders, to prepare environmental reports upon the reasonable request of the administrative agent (in the case of a Default under the Credit Agreement or based on the belief that hazardous materials contamination not otherwise disclosed may be present on any property described in the mortgages), to keep proper books of record and account, to maintain its properties in good working condition, to comply with the terms of leaseholds and to perform and observe all terms and provisions of each Related Document (defined as the purchase agreement, the subordinated debt documents, the tax agreement, the stockholders agreement and the support agreement). The Company is also required to conduct, and cause each of its Subsidiaries to conduct, all transactions permitted under the loan documents with any affiliates on fair and reasonable terms, to maintain cash concentration accounts with Citibank, N.A. into which substantially all proceeds of collateral are to be paid, and to guarantee obligations and give security (upon the request of Citicorp USA, Inc. (together with any successor appointed pursuant to the Credit Agreement, the "Collateral Agent"), at such time as any new direct or indirect Subsidiary of the Company is formed or acquired by the Company and the Guarantors (each, a "Loan Party"), or when any property is acquired by any Loan Party). The Company must enter into prior to June 30, 1996, and maintain after November 15, 1996 until the aggregate outstanding amount under the Term Facilities is less than $400 million, interest rate hedge agreements, covering a notional amount of not less than 50% of the commitments under all the facilities and the other floating rate debt of the Loan Parties. The Company must also complete the process of granting collateral to the Collateral Agent within 60 days (or such later date as may be agreed to by the Company and the Collateral Agent) after May 1, 1996.

     Negative covenants under the Senior Facilities prohibit the Company and its Subsidiaries from incurring any liens (except for those created under the loan documents or otherwise permitted under the Credit Agreement, including those securing the Company's obligations as borrower not to exceed $5 million at any time outstanding). The Company and its Subsidiaries are also prohibited from incurring any debt, other than (in the case of the Company) debt owed to its Subsidiaries or in respect of hedge agreements not entered into for speculative purposes or (in the case of any Subsidiary) debt owed to the Company or any of its wholly owned Subsidiaries, to the extent permitted under the Credit Agreement or (in the case of either the Company or its Subsidiaries) debt secured by permitted liens, capitalized leases not to exceed $10 million at any time outstanding, any surviving debt and subordinated debt under the Notes, among other things. The Company and its Subsidiaries may not incur any obligations under leases having a term of one year or more that would cause their direct and contingent liabilities for any 12 months to exceed (i) $25 million,

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

(ii) the product of (x) $200,000 and (y) the number of leased bowling centers acquired by the Company or any Subsidiaries after May 1, 1996 and (iii) in each calendar year after 1996, an amount equal to 4% of the amount permitted by this provision in the immediately preceding calendar year. The Company is also prohibited from entering into a merger of which it is not the survivor or to sell, lease, or otherwise transfer its asset other than in the ordinary course of business, except as otherwise permitted by the Credit Agreement. Investments by the Company or its Subsidiaries in any other Person is also limited by formulas set forth in the Credit Agreement. The negative covenants also related to the payment of dividends, prepayments of, and amendments of the terms of, other debt (including the Notes), amendment of Related Documents, ownership change, negative pledges, partnerships, speculative transactions, capital expenditures and payment restrictions affecting subsidiaries. The Company is also subject to certain financial and other reporting requirements.

     In accordance with the Registration Rights Agreement, the Company has initiated an offering of Exchange Senior Subordinated Notes and Exchange Senior Subordinated Discount Notes (collectively, the "Exchange Notes") and has filed a registration statement with the Securities and Exchange Commission.

     The Exchange Senior Subordinated Notes will mature on March 15, 2006. Interest will accrue from the date of issuance at an annual rate of 10 7/8% and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year commencing September 15, 1996.

     The Exchange Senior Subordinated Discount Notes will mature on March 15, 2006. The Exchange Senior Subordinated Discount Notes will result in an effective yield of 12 1/4% per annum, computed on a semi-annual bond equivalent basis. No interest (other than liquidated damaged, if applicable) will accrue or be payable prior to March 15, 2001 (the "Full Accretion Date"). Commencing March 15, 2001 interest will accrue and will be payable in cash semi-annually in arrears on each March 15 and September 15 of each year beginning with the first such date after the Full Accretion Date.

     For federal income tax purposes, each Exchange Senior Subordinated Discount Note will be considered to have been issued with "original issue discount" equal to the difference between the issue price of the Senior Subordinated Discount Note for which it is exchanged and the sum of all cash payments (whether denominated as principal or interest) to be made on such Senior Subordinated Discount Note. Each holder of an Exchange Senior Subordinated Discount Note must include in gross income for federal income tax purposes the sum of the daily portions of such original issue discount for each day during each taxable year in which the Exchange Senior Subordinated Discount Note is held, even though no interest payments will be received prior to September 15, 2001.

     The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by Holdings and each of the Company's subsidiaries identified in
Note 5 below (collectively, the "Guarantors"). The guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors as described in Note 5.

     The Exchange Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all Senior Debt, as defined, of the Company, will rank pari passu with all Senior Subordinated Debt of the Company and will be senior in right of payment to all existing and

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

future subordinated debt of the Company. Following the Acquisition, the claims of the holders of the Exchange Notes will be subordinated to the Senior Debt, and will be effectively subordinated to all other indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors, through which the Company will conduct a portion of its operations (See Note 5).

     In the event of a Change of Control, as defined, the holders of the Exchange Senior Subordinated Notes will have the right to require the Company to repurchase their Exchange Senior Subordinated Notes in whole or in part, at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, including liquidated damages, if any, to the date of repurchase. The Exchange Senior Subordinated Discount Note Indenture will require that prior to such a repurchase, the Company must either repay all outstanding indebtedness under the Senior Debt or obtain any required consent to such repurchase.

     Except for the special mandatory redemption described above and, as described below, the Exchange Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, at specified redemption prices, together with accrued and unpaid interest, including liquidated damages, if any, to the date of redemption.

     Prior to March 15, 1999, up to $100.0 million in aggregate principal amount of Exchange Senior Subordinated Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 110.875% of the principal amount of the Exchange Senior Subordinated Notes, together with accrued and unpaid interest, if any, including Liquidated Damages, if any, to the date of redemption; provided that at least $150.0 million aggregate principal amount of Exchange Senior Subordinated Notes remains outstanding immediately after such redemption.

     Prior to March 15, 1999, the Exchange Senior Subordinated Discount Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 112.250% of the Accreted Value of the Exchange Senior Subordinated Discount Notes plus accrued and unpaid Liquidated Damages, if any; provided that at least $150.0 million in Accreted Value of Exchange Senior Subordinated Discount Notes remains outstanding immediately after such redemption.

     The Indenture governing the Exchange Senior Subordinated Notes (the "Exchange Senior Subordinated Note Indenture") and the Indenture governing the Exchange Senior Subordinated Discount Notes (the "Exchange Senior Subordinated Discount Note Indenture" and, together with the Exchange Senior Subordinated
Note Indenture, the "Exchange Note Indentures") will contain certain covenants that will, among other things, limit the ability of the Company and its Restricted Subsidiaries, as defined therein, to incur additional indebtedness and issue Disqualified Stock, as defined therein, pay dividends or distributions or make investments or make certain other Restricted Payments, as defined therein, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing pari passu and subordinated indebtedness of the Company and engage in mergers and consolidations.

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

5.  EMPLOYMENT AGREEMENTS, STOCK INCENTIVE PLAN AND STOCKHOLDERS AGREEMENT

     The Parent has entered into two employment agreements with executives of AMF, each for a term ending on May 1, 1999. The agreement calls for compensation consisting of a salary and an incentive bonus of up to 50% of the executive's annual salary, if certain operational and financial targets are met. The employment agreement also calls for a continuation of certain benefits following termination of employment.

     These two executives were also granted options to purchase a total of 240,000 shares of common stock of the Parent. Unless sooner exercised or forfeited as provided, the options expire on May 1, 2006. Twenty percent of the options vest on each of the first five anniversaries of the Closing Date. The exercise price of the options is $10.00 per share, which approximates the fair value of the common stock at the date of the grant.

     The employment agreements further provide that, prior to the consummation of an initial public offering or offerings by Parent with gross proceeds in the aggregate of at least $100 million (an "IPO"), Parent may, upon termination of the executive's employment for any reason (including death), repurchase all of the shares of Purchased Stock and any shares of Parent Common Stock issued upon exercise of the Options (together, "Restricted Stock") held by him for fair market value as of a specified date. The executive or his legal representative may, prior to such an initial public offering or offerings, require Parent to repurchase all of his Restricted Stock at fair market value (in the case of death) or otherwise at the original price paid for the shares, if the executive dies or if his Employer terminates his employment for any reason. Immediately prior to certain change in control transactions, any then unvested Options will vest. If any successor to Parent or the executive's Employer acquires all or substantially all of the business and/or assets of Parent or such Employer, Parent may purchase all of the Restricted Stock held by the executive for its fair market value, and any Options then held by him for the fair market value of the underlying Parent Common Stock less the exercise price of the Options.

     The Parent's stockholders have entered into a Stockholders Agreement which provides for, amongst other things, that Goldman Sachs has the exclusive right to perform all consulting, financing, investment banking and similar services for Parent and its subsidiaries, for customary compensation and on terms customary for similar engagements with unaffiliated third parties. Neither Parent nor its subsidiaries are allowed to engage any person to perform such services during the term of the Stockholders Agreement, except to the extent Goldman Sachs shall consent thereto or shall decline, at its sole election, to perform such services.

     In connection with the Acquisition, Parent adopted the AMF Holdings, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan") under which Parent may grant incentive awards in the form of shares of Parent Common Stock ("Restricted Stock Awards"), options to purchase shares of Parent Common Stock ("Stock Options") and stock appreciation rights ("Stock Appreciation Rights") to certain officers, employees, consultants and non-employee directors ("Participants") of Parent and its affiliates. The total number of shares of Parent Common Stock initially reserved and available for grant under the Stock Incentive Plan is 1,767,151. A committee of Parent's board of directors (the "Committee") is authorized to make grants and various other decisions under the Stock Incentive Plan and to make determination as to a number of the terms of awards granted under the Stock Incentive Plan. Unless otherwise determined by the Committee, any Participant granted an award under the Stock Incentive Plan must become a party to, and agree to be bound by, the Stockholders Agreement (as defined below).

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

     Stock Option awards under the Stock Incentive Plan may include incentive stock options, nonqualified stock options, or both types of Stock Options, in each case with or without Stock Appreciation Rights. Stock Options are nontransferable (except under certain limited circumstances) and, unless otherwise determined by the Committee, have a term of ten years. Upon a Participant's death or when the Participant's employment with Parent or the applicable affiliate of Parent is terminated for any reason, such Participant's previously unvested Stock Options are forfeited and the Participant or his legal representative may, within three months (if termination of employment is for any reason other than death) or one year (in the case of the Participant's death), exercise any previously vested Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option award, and are exercisable, subject to certain limitations, only in connection with the exercise of the related Stock Option. Upon the termination or exercise of the related Stock Option, Stock Appreciation Rights terminate and are no longer be exercisable. Stock Appreciation Rights are transferable only with the related Stock Options.

     Unless otherwise provided in the related award agreement or, if applicable, the Stockholders Agreement, immediately prior to certain change of control transactions described in the Stock Incentive Plan, all outstanding Stock Options and Stock Appreciation Rights will, subject to certain limitations, become fully exercisable and vested and any restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse.

     The Stock Incentive Plan will terminate 10 years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination. Parent's board of directors and the Committee have authority to amend the Stock Incentive Plan and awards granted thereunder, subject to the terms of the Stock Incentive Plan.

6.  UNAUDITED PRO FORMA CONSOLIDATING GUARANTOR AND
    NON-GUARANTOR FINANCIAL INFORMATION

     The Notes are, and the Exchange Notes will be jointly and severally guaranteed on a full and unconditional basis by Holdings and by AMF Group Inc.'s first and second tier subsidiaries as follows (together with Holdings, the "Guarantor Companies"):

       - AMF Bowling Centers Holdings Inc.(a)
        - AMF Bowling Holdings Inc.(a)
       - AMF Bowling, Inc.
       - AMF Bowling Centers, Inc.
        - Bush River Corporation
       - King Louie Lenexa, Inc.
       - AMF Beverage Company of Oregon, Inc.
       - AMF Worldwide Bowling Centers Holdings Inc.(a)
       - AMF Bowling Centers (Aust) International Inc.
       - AMF Bowling Centers (Canada) International Inc.
       - AMF BCO -- France One, Inc.
       - AMF BCO -- France Two, Inc.
       - AMF Bowling Centers (Hong Kong) International Inc.
       - AMF Bowling Centers International Inc. (Japan)
       - AMF Bowling Mexico Holding, Inc.
       - Boliches AMF, Inc.

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

       - AMF BCO -- U.K. One, Inc.
       - AMF BCO -- U.K. Two, Inc.
       - AMF BCO -- China, Inc.
       - AMF Bowling Centers China, Inc.

     The following third-tier domestic subsidiaries of AMF Group Inc., all of which will be wholly owned subsidiaries of AMF Worldwide Bowling Centers Holdings Inc. have not provided guarantees (collectively, the "Non-Guarantor Companies"):

       - AMF Bowling (Unlimited)
       - Worthing North Properties Limited
       - AMF Bowling France SNC
       - AMF Bowling de Paris SNC
       - AMF Bowling de Lyon La Part Dieu SNC
       - Boliches y Compania
       - Operadora Mexicana de Boliches, S.A.
       - Promotora de Boliches, S.A. de C.V.
       - Immeubles Obispado, S.A.
       - Immeubles Minerva, S.A.
       - Boliches Mexicano, S.A.
       - AMF Bowling Centers (China) Company
       - AMF Garden Hotel Bowling Center Company

     The following unaudited pro forma condensed consolidating information with respect to the Guarantor Companies and Non-Guarantor Companies, together with elimination entries, gives effect to the Acquisition and related financing transactions as if such transactions had occurred:

          (i) as of March 31, 1996 for purposes of the unaudited pro forma consolidating balance sheet as of March 31, 1996; and

          (ii) as of January 1, 1996 for the purposes of the unaudited pro forma consolidating statement of income for the three months ended March 31, 1996.


     All of the Guarantor Companies are wholly-owned. Financial statements of each of the Guarantor Companies have not been presented as management has determined that they would not be material to investors.


     The unaudited pro forma consolidating statement of income reflects pro forma adjustments to (a) eliminate the effect of certain transactions contemplated in the Stock Purchase Agreement, and (b) give effect to the acquisition of AMF by Holdings and the related Financing transactions. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the unaudited pro forma consolidating statement of income are subject to change.

     The unaudited consolidating balance sheet reflects pro forma adjustments to
(a) eliminate the effect of certain transactions contemplated in the Stock Purchase Agreement, and (b) give effect to the acquisition of AMF by Holdings and the related Financing transactions, including the application of the estimated net proceeds therefrom as though they had occurred as of March 31, 1996. The Acquisition will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired assets and liabilities in accordance with estimates of

                            AMF GROUP HOLDINGS INC.

                                 MARCH 31, 1996

fair market value on the date of acquisition. The unaudited pro forma consolidating balance sheet reflects preliminary estimates of the allocation of the purchase price. The pro forma adjustments represent Holdings' management's preliminary determination of purchase accounting adjustments and are based upon the results of a formal appraisal of certain assets and other available information and certain assumptions that Holdings considers reasonable under the circumstances. Consequently, the amounts reflected in the unaudited pro forma consolidating balance sheet are subject to change. A substantial portion of the excess purchase price has been allocated to goodwill. Management believes that the net benefit of leases in which current lease payments are below fair market value approximates the amount reflected in the historical balance sheet of AMF as of March 31, 1996 of approximately $10.7 million. No other specific intangibles have been identified.

     The unaudited pro forma consolidating financial statements should be read in conjunction with AMF's historical Combined Financial Statements and related notes thereto, appearing elsewhere in this Registration Statement as well as the audited balance sheet as of March 7, 1996.

     The unaudited pro forma consolidating financial statements do not purport to be indicative of Holdings' financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the period presented, nor are they indicative of Holdings' results of operations or financial condition for any future period or date.

                            AMF GROUP HOLDINGS INC.

                CONDENSED PRO FORMA CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)


                                                           NON-                           HOLDINGS
                                           GUARANTOR     GUARANTOR                       PRO FORMA
                                           COMPANIES     COMPANIES     ELIMINATIONS     CONSOLIDATED
                                           ---------     ---------     ------------     ------------
                 ASSETS
Current assets:
  Cash and cash equivalents..............  $   27.3       $   1.5        $     --         $   28.8
  Accounts and notes receivable..........      29.4           1.6              --             31.0
  Accounts and notes receivable --
     affiliates..........................      (1.0 )         1.9            (0.9)              --
  Inventories............................      42.1           1.7              --             43.8
  Prepaid expenses and other.............       4.4           1.5              --              5.9
                                            -------       -------         -------          -------
          Total current assets...........     102.2           8.2            (0.9)           109.5
Investment in subsidiaries...............      71.4            --           (71.4)              --
Property and equipment...................     503.0          22.7              --            525.7
Goodwill.................................     760.5          51.8              --            812.3
Deferred financing costs.................      36.4            --              --             36.4
Other assets.............................      17.7           0.6              --             18.3
                                            -------       -------         -------          -------
          Total assets...................  $1,491.2       $  83.3        $  (72.3)        $1,502.2
                                            =======       =======         =======          =======
  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable.......................  $   18.9       $   1.5        $     --         $   20.4
  Accrued expenses and deposits..........      47.9           2.2              --             50.1
  Accounts and notes payable --
     affiliates..........................      (1.6 )         2.5            (0.9)              --
  Current portion of long-term debt......      38.4            --              --             38.4
  Income taxes payable...................       4.1           1.6              --              5.7
                                            -------       -------         -------          -------
          Total current liabilities......     107.7           7.8            (0.9)           114.6
Long-term debt...........................     979.4            --              --            979.4
Other liabilities........................       3.5           0.8              --              4.3
Deferred income tax liabilities..........      10.2           3.3              --             13.5
                                            -------       -------         -------          -------
          Total liabilities..............   1,100.8          11.9            (0.9)         1,111.8
                                            -------       -------         -------          -------
Stockholder's equity:
  Common stock...........................       0.4            --              --              0.4
  Paid-in capital........................     390.6         (71.4)          (71.4)           390.6
  Retained earnings......................      (0.6 )          --              --             (0.6)
                                            -------       -------         -------          -------
          Total stockholder's equity.....     390.4         (71.4)          (71.4)           390.4
                                            -------       -------         -------          -------
          Total liabilities and
            stockholder's
            equity.......................  $1,491.2       $  83.3        $  (72.3)        $1,502.2
                                            =======       =======         =======          =======

                            AMF GROUP HOLDINGS INC.

               CONDENSED PRO FORMA CONSOLIDATING INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)
                            (IN MILLIONS OF DOLLARS)

                                                               NON-                       HOLDINGS
                                                 GUARANTOR   GUARANTOR                   PRO FORMA
                                                 COMPANIES   COMPANIES   ELIMINATIONS   CONSOLIDATED
                                                 ---------   ---------   ------------   ------------
Operating revenue..............................   $ 114.9      $ 8.8        $ (1.0)        $122.7
Operating expenses:
  Cost of sales................................      30.2        1.1          (0.7)          30.6
  Bowling center operations....................      37.0        4.9          (0.2)          41.7
  Selling, general and administrative..........      10.9        0.5            --           11.4
  Depreciation and amortization................      15.6        0.8            --           16.4
                                                 --------    ------ --   ------ --      ------- -
          Total operating expenses.............      93.7        7.3          (0.9)         100.1
                                                 --------    ------ --   ------ --      ------- -
     Operating income (loss)...................      21.2        1.5          (0.1)          22.6
Nonoperating expenses
  Interest expense, net........................     (23.8)        --            --          (23.8)
  Other expenses, net..........................      (0.1)      (0.1)           --           (0.2)
                                                 --------    ------ --   ------ --      ------- -
     Income (loss) before income taxes.........      (2.7)       1.4          (0.1)          (1.4)
Income tax provision (benefit).................       1.7        0.7            --            2.4
                                                 --------    ------ --   ------ --      ------- -
     Net income (loss).........................   $  (4.4)     $ 0.7        $ (0.1)        $ (3.8)
                                                 ========    ========     ========       ========

- ------------------------------------------------------
- ------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                       PAGE
                                       ----
Available Information.................   2
Prospectus Summary....................   3
Risk Factors..........................  23
The Exchange Offer....................  30
Certain Federal Income Tax
  Consequences of the Exchange
  Offer...............................  39
The Acquisition.......................  40
Capitalization........................  45
Pro Forma Consolidated Financial
  Statements..........................  46
Selected Combined Financial Data......  57
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................  60
Business..............................  77
Management............................ 103
Ownership of Capital Stock............ 107
Certain Transactions.................. 111
Description of Senior Debt............ 112
Description of Exchange Notes......... 119
Description of Certain Federal Income
  Tax Consequences of an Investment in
  the Exchange Notes.................. 154
Plan of Distribution.................. 159
Experts............................... 160
Validity of Exchange Notes............ 160
Index to Financial Statements......... F-1


- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
- ------------------------------------------------------
                                 AMF GROUP INC.
                               OFFER TO EXCHANGE

                                  $250,000,000
                            10 7/8% SERIES A SENIOR
                          SUBORDINATED NOTES DUE 2006

                                      FOR

                            10 7/8% SERIES B SENIOR
                          SUBORDINATED NOTES DUE 2006

                                      AND

                                  $452,000,000
                      12 1/4% SERIES A SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2006

                                      FOR

                      12 1/4% SERIES B SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2006

                               ------------------
                                      LOGO
                               ------------------
- ------------------------------------------------------
- ------------------------------------------------------

                  PAGES TO BE USED IN MARKET-MAKING PROSPECTUS

                 [ALTERNATE COVER FOR MARKET-MAKING PROSPECTUS]

                                 AMF GROUP INC.
                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2006

              12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006
        (GUARANTEED BY CERTAIN AFFILIATED COMPANIES AS DESCRIBED HEREIN)

                            ------------------------


     The 10 7/8% Series B Senior Subordinated Notes due 2006 (the "Exchange Senior Subordinated Notes") were issued in exchange for the 10 7/8% Series A Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes") and the
12 1/4% Series B Senior Subordinated Discount Notes due 2006 (the "Exchange Senior Subordinated Discount Notes" and, collectively with the Exchange Senior Subordinated Notes, the "Exchange Notes") were issued in exchange for the 12 1/4% Series A Senior Subordinated Discount Notes due 2006 (the "Senior Subordinated Discount Notes") by AMF Group Inc. (the "Company"), a Delaware corporation. The Exchange Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by AMF Group Holdings Inc., a Delaware corporation of which the Company is a wholly owned subsidiary, and by each of the Company's direct and indirect domestic subsidiaries (the "Guarantors"). See "Description of Exchange Notes."


     The Exchange Senior Subordinated Notes will bear interest from March 21, 1996, the date of issuance of the Senior Subordinated Notes that are tendered in exchange for the Exchange Senior Subordinated Notes (or the most recent Interest Payment Date (as defined) to which interest on such Notes has been paid), at a rate equal to 10 7/8% per annum. Interest on the Exchange Senior Subordinated Notes will be payable semiannually on March 15 and September 15 of each year, commencing September 15, 1996. The Exchange Senior Subordinated Discount Notes will not bear interest until March 15, 2001, and thereafter will bear interest at a rate equal to 12 1/4% per annum. Interest on the Exchange Senior Subordinated Discount Notes will be payable semiannually on March 15 and September 15 of each year commencing September 15, 2001.

     The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Prospectus Summary -- Summary of Terms of Exchange Notes."


     Prior to March 15, 1999, up to $100 million in aggregate principal amount of Exchange Senior Subordinated Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 110.875% of the principal amount of the Exchange Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least $150 million in aggregate principal amount of Exchange Senior Subordinated Notes remains outstanding immediately after such redemption. In addition, prior to March 15, 1999, the Exchange Senior Subordinated Discount Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company, at a price of 112.250% of the Accreted Value of the Exchange Senior Subordinated Discount Notes; provided that at least $150 million in Accreted Value of Exchange Senior Subordinated Discount Notes remains outstanding immediately after such redemption. Upon the occurrence of a Change of Control, each Holder of Exchange Notes may require the Company to repurchase all or a portion of such Holder's Exchange Notes at 101% of the aggregate principal amount of the Exchange Senior Subordinated Notes and 101% of the Accreted Value of the Exchange Senior Subordinated Discount Notes, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have sufficient funds, or will obtain the requisite consent of Lenders under the New Bank Credit Agreement, to satisfy the Change of Control repurchase requirement if such requirement arises. See "Risk Factors -- Payment Upon a Change of Control" and "Description of Exchange Notes."

          [ALTERNATE COVER FOR MARKET-MAKING PROSPECTUS -- CONTINUED]


     The Exchange Notes are general, unsecured obligations of the Company, are subordinated to all Senior Debt of the Company and rank pari passu with all senior subordinated debt of the Company and are senior in right of payment to all future subordinated indebtedness, if any, of the Company. The claims of holders of the Exchange Notes are effectively subordinated to the Senior Debt, which, as of March 31, 1996, on a pro forma basis giving effect to the Acquisition and the related financing transactions, would have been approximately $517 million, $515 million of which would have been fully secured borrowings under the New Bank Credit Agreement, and are effectively subordinated to approximately $7.8 million of indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's subsidiaries that are not Guarantors. The Company's pro forma ratio of debt to total capitalization at March 31, 1996 was approximately 72%. See "The Acquisition" and "Capitalization."

                            ------------------------


     SEE "RISK FACTORS," COMMENCING ON PAGE [24], FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus has been prepared for and is to be used by Goldman, Sachs & Co. in connection with offers and sales in market-making transactions of the Exchange Notes. The Company will not receive any of the proceeds of such sales. Goldman, Sachs & Co. may act as a principal or agent in such transactions. The Exchange Notes may be offered in negotiated transactions or otherwise.

                              GOLDMAN, SACHS & CO.
                            ------------------------

               The date of this Prospectus is             , 1996.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

     No dealer, salesperson or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or Goldman Sachs. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Company and the Guarantors (as defined herein) have filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company or the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the SEC at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon the effectiveness of the Registration Statement, the Company became subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the SEC to (i) IBJ Schroder Bank and Trust Company as trustee (the "Senior Subordinated Note Trustee"), under the Indenture dated as of March 21, 1996 (the "Senior Subordinated Note Indenture") among the Company, the Guarantors and the Senior Subordinated Note Trustee, pursuant to which the outstanding 10 7/8% Senior Subordinated Notes due 2006 of the Company (the "Senior Subordinated Notes") were, and the Exchange Senior Subordinated Notes will be, issued and
(ii) American Bank National Association as trustee (the "Senior Subordinated Discount Note Trustee" and, collectively with the Senior Subordinated Note Trustee, the "Trustees"), under the Indenture dated as of March 21, 1996 (the "Senior Subordinated Discount Note Indenture") among the Company, the Guarantors and the Senior Subordinated Discount Note Trustee, pursuant to which the outstanding 12 1/4% Senior Subordinated Discount Notes due 2006 of the Company (the "Senior Subordinated Discount Notes") were, and the Exchange Senior Subordinated Discount Notes will be, issued and (iii) the holders of the Notes and the Exchange Notes. The Company has agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustees and the holders of the Notes or Exchange Notes as if they were subject to such periodic reporting requirements.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

TRADING MARKET FOR THE EXCHANGE NOTES

     There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes or the ability of the Holders of the Exchange Notes to sell their Exchange Notes or the price at which such Holders may be able to sell their Exchange Notes. If such market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although it is not obligated to do so, Goldman Sachs intends to make a market in the Exchange Notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Goldman Sachs. No assurance can be given as to the liquidity of or the trading market for the Exchange Notes.

     Goldman Sachs may be deemed to be an affiliate of the Company and, as such, may be required to deliver a prospectus in connection with its market-making activities in the Exchange Notes. Pursuant to the Registration Rights Agreement, the Company agreed to file and maintain a registration statement that would allow Goldman Sachs to engage in market-making transactions in the Exchange Notes. Subject to certain exceptions set forth in the Registration Rights Agreement, the registration statement will remain effective for as long as Goldman Sachs may be required to deliver a prospectus in connection with market-making transactions in the Exchange Notes. The Company has agreed to bear substantially all the costs and expenses related to such registration statement.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

     This Prospectus is delivered in connection with the sale of the Exchange Notes by Goldman Sachs in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by Goldman Sachs in connection with offers and sales of the Exchange Notes in market-making transactions effected from time to time. Goldman Sachs may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     Affiliates of Goldman Sachs currently own 68.7% of the Parent Common Stock. See "Ownership of Capital Stock." Goldman Sachs has informed the Company that it does not intend to confirm sales of the Exchange Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     The Company has been advised by Goldman Sachs that, subject to applicable laws and regulations, Goldman Sachs currently intends to make a market in the Exchange Notes following completion of the Exchange Offer. However, Goldman Sachs is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Exchange Notes."

     Goldman Sachs has provided investment banking services to the Company in the past and may provide such services and financial advisory services to the Company in the future. Goldman Sachs acted as purchasers in connection with the initial sale of the Notes and received an underwriting discount of approximately $19.0 million in connection therewith. See "Certain Transactions."

     Goldman Sachs and the Company have entered into a registration rights agreement with respect to the use by Goldman Sachs of this Prospectus. Pursuant to such agreement, the Company agreed to bear all registration expenses incurred under such agreement, and the Company agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII, Section 1 of the Company's Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII, Section 2(a) of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

     Article VIII, Section 2(a) of the Company's Certificate of Incorporation also provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. Any rights to indemnification conferred in Section 2 are contract rights, and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

   2.1   Stock Purchase Agreement, by and among AMF Group Holdings Inc. and the Sellers, dated as of February 16, 1996.
   2.2   Agreement among AMF Group Holdings Inc. and the Sellers, dated as of April 11, 1996, amending certain terms of the Stock Purchase Agreement.
   3.1   Certificate of Incorporation of the Company.
   3.2   By-Laws of the Company.

   3.3   Certificate of Incorporation of AMF Group Holdings Inc.
   3.4   By-Laws of AMF Group Holdings Inc.
   3.5   Certificate of Incorporation of AMF Bowling Holdings Inc.
   3.6   By-Laws of AMF Bowling Holdings Inc.
   3.7   Certificate of Incorporation of AMF Bowling Centers Holdings Inc.
   3.8   By-Laws of AMF Bowling Centers Holdings Inc.
   3.9   Charter Documents of AMF Bowling, Inc.
  3.10   Restated By-Laws of AMF Bowling, Inc.
  3.11   Certificate of Incorporation of AMF Worldwide Bowling Centers Holdings Inc.
  3.12   By-Laws of AMF Worldwide Bowling Centers Holdings Inc.
  3.13   Charter Documents of AMF Bowling Centers, Inc.
  3.14   Restated and Amended By-Laws of AMF Bowling Centers, Inc.
  3.15   Articles of Incorporation of Bush River Corporation.
  3.16   Amended and Restated By-Laws of Bush River Corporation.
  3.17   Articles of Incorporation of AMF Beverage Company of Oregon, Inc.
  3.18   By-Laws of AMF Beverage Company of Oregon, Inc.
  3.19   Charter Documents of King Louie Lenexa, Inc.
  3.20   Amended and Restated By-Laws of King Louie Lenexa, Inc.
  3.21   Articles of Incorporation of AMF Beverage Company of W. Va., Inc.
  3.22   By-Laws of AMF Beverage Company of W. Va., Inc.
  3.23   Certificate of Incorporation of AMF Bowling Centers Switzerland Inc.
  3.24   By-Laws of AMF Bowling Centers Switzerland Inc.
  3.25   Charter Documents of AMF Bowling Centers (Aust) International Inc.
  3.26   By-Laws of AMF Bowling Centers (Aust) International Inc.
  3.27   Charter Documents of AMF Bowling Centers (Canada) International Inc.
  3.28   Amended and Restated By-Laws of AMF Bowling Centers (Canada) International Inc.
  3.29   Charter Documents of AMF Bowling Centers (Hong Kong) International Inc.
  3.30   By-Laws of AMF Bowling Centers (Hong Kong) International Inc.
  3.31   Charter Documents of AMF Bowling Centers International Inc.
  3.32   By-Laws of AMF Bowling Centers International Inc.
  3.33   Charter Documents of AMF BCO-UK One, Inc.
  3.34   By-Laws of AMF BCO-UK One, Inc.
  3.35   Charter Documents of AMF BCO-UK Two, Inc.
  3.36   By-Laws of AMF BCO-UK Two, Inc.
  3.37   Charter Documents of AMF BCO-France One, Inc.

  3.38   By-Laws of AMF BCO-France One, Inc.
  3.39   Charter Documents of AMF BCO-France Two, Inc.
  3.40   By-Laws of AMF BCO-France Two, Inc.
  3.41   Certificate of Incorporation of AMF Bowling Centers Spain Inc.
  3.42   By-Laws of AMF Bowling Centers Spain Inc.
  3.43   Charter Documents of AMF Bowling Mexico Holding, Inc.
  3.44   By-Laws of AMF Bowling Mexico Holding, Inc.
  3.45   Charter Documents of Boliches AMF, Inc.
  3.46   By-Laws of Boliches AMF, Inc. (formerly AMF Bowling Eight, Inc.)
  3.47   Charter Documents of AMF BCO-China, Inc.
  3.48   By-Laws of AMF BCO-China, Inc.
  3.49   Articles of Incorporation of AMF Bowling Centers China, Inc.
  3.50   By-Laws of AMF Bowling Centers China, Inc.
   4.1   Indenture, dated as of March 21, 1996, as supplemented, by and among the Company, the Guarantors and IBJ Schroder Bank & Trust Company with respect to the Senior
         Subordinated Notes.
   4.2   Indenture, dated as of March 21, 1996, as supplemented, by and among the Company, the Guarantors and American Bank National Association with respect to the Senior
         Subordinated Discount Notes.
   4.3   Form of Exchange Senior Subordinated Note.
   4.4   Form of Exchange Senior Subordinated Discount Note.
   5.1   Opinion of Wachtell, Lipton, Rosen & Katz.
  10.1   Registration Rights Agreement, dated as of March 21, 1996, by and among the Company, the Guarantors and Goldman, Sachs & Co.
  10.2   Credit Agreement dated as of May 1, 1996 among AMF Group Inc. and the Initial
         Lenders and Initial Issuing Banks and Goldman, Sachs & Co. and Citicorp Securities,
         Inc. as Arrangers and Goldman, Sachs & Co. as Syndication Agent and Citibank, N.A.
         as Administrative Agent.
  10.3   AMF Holdings Inc. 1996 Stock Incentive Plan (contained in Exhibit 10.4).
  10.4   Stockholders Agreement, dated as of April 30, 1996, by and among Parent and the
         Stockholders.
  10.5   Registration Rights Agreement, dated as of April 30, 1996, by and among Parent and the Stockholders.
  10.6   Warrant Agreement, dated as of May 1, 1996, between Parent and The Goldman Sachs
         Group, L.P.
  10.7   Employment Agreement, dated as of May 1, 1996, by and among Parent, AMF Bowling,
         Inc. and Robert L. Morin.
  10.8   Employment Agreement, dated as of May 1, 1996, by and among Parent, the Company and
         Douglas J. Stanard.
  10.9   Stock Option Agreement, dated as of May 1, 1996, between Parent and Charles M.
         Diker.

 10.10   Employment Agreement, dated as of May 28, 1996, by and among Parent, the Company and
         Stephen E. Hare.
  12.1   Statements re computation of ratios.
  21.1   Subsidiaries of the Company.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Price Waterhouse LLP.
  23.3   Consent of KPMG Peat Marwick LLP.
  23.4   Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
  24.1   Powers of Attorney.
  25.1   Statement of Eligibility and Qualification of Trustee on Form T-1 of IBJ Schroder
         Bank & Trust Company under the Trust Indenture Act of 1939.
  25.2   Statement of Eligibility and Qualification of Trustee on Form T-1 of American Bank
         National Association under the Trust Indenture Act of 1939.
  27.1   Financial Data Schedule.
  99.1   Form of Letter of Transmittal for the 10 7/8% Senior Subordinated Notes due 2006.
  99.2   Form of Letter of Transmittal for the 12 1/4% Senior Subordinated Discount Notes due
         2006.

     (b) Financial Statement Schedule.

22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF GROUP INC.

                                          By                  *
                                            ------------------------------------
                                                    Richard A. Friedman
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
                 *
- -----------------------------------
        Richard A. Friedman             Chief Executive Officer and Director     July 19, 1996
                 *
- -----------------------------------
        Terence M. O'Toole                            Director                   July 19, 1996
                 *
- -----------------------------------
        Peter M. Sacerdote                            Director                   July 19, 1996
                 *
- -----------------------------------
        Douglas J. Stanard              Chief Operating Officer and Director     July 19, 1996
                 *
- -----------------------------------
          Stephen E. Hare                Treasurer, Chief Financial Officer      July 19, 1996
                                            and Chief Accounting Officer
                 *
- -----------------------------------
         Charles M. Diker                             Director                   July 19, 1996
                 *
- -----------------------------------
           Paul Edgerley                              Director                   July 19, 1996
                 *
- -----------------------------------
         Howard A. Lipson                             Director                   July 19, 1996
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF GROUP HOLDINGS INC.

                                          By                  *

                                            ------------------------------------
                                                    Richard A. Friedman
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
                 *                      Chief Executive Officer and Director     July 19, 1996
- -----------------------------------
        Richard A. Friedman
                 *                      Treasurer, Chief Financial Officer,      July 19, 1996
- -----------------------------------    Chief Accounting Officer and Director
        Terence M. O'Toole
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING HOLDINGS INC.

                                          By                  *

                                            ------------------------------------
                                                      Robert L. Morin
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
          Robert L. Morin                 Accounting Officer and Director
                 *                                   Director                   July 19, 1996
- -----------------------------------
         William W. Flexon
    *By:/s/  Terence M. O'Toole
- -----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS HOLDINGS INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *                     Chief Executive Officer and Director     July 19, 1996
- -----------------------------------
        Douglas J. Stanard
                 *                      Treasurer, Chief Financial Officer,     July 19, 1996
- -----------------------------------    Chief Accounting Officer and Director
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- -----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING, INC.

                                          By                  *

                                            ------------------------------------
                                                      Robert L. Morin
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                    *                   Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
          Robert L. Morin                 Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- -----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF WORLDWIDE BOWLING CENTERS
                                          HOLDINGS INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
                 *                                   Director                   July 19, 1996
- -----------------------------------
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
                 *                     Chief Executive Officer, and Director     July 19, 1996
- -----------------------------------
        Douglas J. Stanard
                 *                     Treasurer, Chief Financial Officer and    July 19, 1996
- -----------------------------------           Chief Accounting Officer
        Michael P. Bardaro
    *By:/s/  Terence M. O'Toole
- -----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          BUSH RIVER CORPORATION

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
                 *                     Chief Executive Officer, and Director     July 19, 1996
- -----------------------------------
        Douglas J. Stanard
                 *                     Treasurer, Chief Financial Officer and    July 19, 1996
- -----------------------------------           Chief Accounting Officer
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BEVERAGE COMPANY OF OREGON, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
- -----------------------------------
        Douglas J. Stanard              Chief Executive Officer and Director     July 19, 1996
                 *
- -----------------------------------
        Michael P. Bardaro             Treasurer, Chief Financial Officer and    July 19, 1996
                                              Chief Accounting Officer
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          KING LOUIE LENEXA, INC.

                                          By                  *
                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *
- -----------------------------------
        Douglas J. Stanard             Chief Executive Officer and Director     July 19, 1996
                 *
- -----------------------------------
        Michael P. Bardaro              Treasurer, Chief Financial Officer      July 19, 1996
                                           and Chief Accounting Officer
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BEVERAGE COMPANY OF W.VA., INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *                     Chief Executive Officer and Director     July 19, 1996
- -----------------------------------
        Douglas J. Stanard
                 *                      Treasurer, Chief Financial Officer      July 19, 1996
- -----------------------------------        and Chief Accounting Officer
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS SWITZERLAND INC.

                                          By                  *

                                            ------------------------------------
                                                      Guiseppe Avolio
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *                            Chief Executive Officer           July 19, 1996
- -----------------------------------
          Guiseppe Avolio
                 *                      Treasurer, Chief Financial Officer,     July 19, 1996
- -----------------------------------    Chief Accounting Officer and Director
        Douglas J. Stanard
                 *                                   Director                   July 19, 1996
- -----------------------------------
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS (AUST)
                                          INTERNATIONAL INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS (CANADA)
                                          INTERNATIONAL INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                          DATE
- -----------------------------------    --------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,      July 19, 1996
- -----------------------------------        Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
                 *                                    Director                   July 19, 1996
- -----------------------------------
           Linda R. Ross
                 *                                    Director                   July 19, 1996
- -----------------------------------
         Sandra I. Harris
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS (HONG KONG)
                                          INTERNATIONAL INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                    *                   Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS
                                          INTERNATIONAL INC.

                                          By                  *

                                            ------------------------------------
                                                     Takashi Takeshige
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                    *                       Chief Executive Officer and         July 19, 1996
- -----------------------------------              Managing Director
         Takashi Takeshige
                    *                                Director                   July 19, 1996
- -----------------------------------
        Douglas J. Stanard
                    *                   Treasurer, Chief Financial Officer      July 19, 1996
- -----------------------------------        and Chief Accounting Officer
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BCO-UK ONE, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                        DATE
- -----------------------------------    -------------------------------------    -------------
                    *                   Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BCO-UK TWO, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BCO-FRANCE ONE, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BCO-FRANCE TWO, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS SPAIN, INC.

                                          By                  *

                                            ------------------------------------
                                                     Asuncion Merinero
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                         Chief Executive Officer, and         July 19, 1996
- -----------------------------------              Managing Director
         Asuncion Merinero
                 *                      Treasurer, Chief Financial Officer,     July 19, 1996
- -----------------------------------    Chief Accounting Officer and Director
        Douglas J. Stanard
                 *                                   Director                   July 19, 1996
- -----------------------------------
        Michael P. Bardaro
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING MEXICO HOLDING, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          BOLICHES AMF, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BCO-CHINA, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 1996.

                                          AMF BOWLING CENTERS CHINA, INC.

                                          By                  *

                                            ------------------------------------
                                                     Douglas J. Stanard
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               NAME                                    TITLE                         DATE
- -----------------------------------    -------------------------------------    --------------
                 *                      Chief Executive Officer, Treasurer,     July 19, 1996
- -----------------------------------       Chief Financial Officer, Chief
        Douglas J. Stanard                Accounting Officer and Director
   *By: /s/  Terence M. O'Toole
- ----------------------------------
         Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT                              PAGE
- -------   ------------------------------------------------------------------------------  -----
    2.1   Stock Purchase Agreement, by and among AMF Group Holdings Inc. and the
          Sellers, dated as of February 16, 1996.* .....................................
    2.2   Agreement among AMF Group Holdings Inc. and the Sellers, dated as of April 11,
          1996, amending certain terms of the Stock Purchase Agreement.* ...............
    3.1   Certificate of Incorporation of the Company.* ................................
    3.2   By-Laws of the Company.* .....................................................
    3.3   Certificate of Incorporation of AMF Group Holdings Inc.* .....................
    3.4   By-Laws of AMF Group Holdings Inc.* ..........................................
    3.5   Certificate of Incorporation of AMF Bowling Holdings Inc.* ...................
    3.6   By-Laws of AMF Bowling Holdings Inc.* ........................................
    3.7   Certificate of Incorporation of AMF Bowling Centers Holdings Inc.* ...........
    3.8   By-Laws of AMF Bowling Centers Holdings Inc.* ................................
    3.9   Charter Documents of AMF Bowling, Inc.* ......................................
   3.10   Restated By-Laws of AMF Bowling, Inc.* .......................................
   3.11   Certificate of Incorporation of AMF Worldwide Bowling Centers Holdings
          Inc.* ........................................................................
   3.12   By-Laws of AMF Worldwide Bowling Centers Holdings Inc.* ......................
   3.13   Charter Documents of AMF Bowling Centers, Inc.* ..............................
   3.14   Restated and Amended By-Laws of AMF Bowling Centers, Inc.* ...................
   3.15   Articles of Incorporation of Bush River Corporation.* ........................
   3.16   Amended and Restated By-Laws of Bush River Corporation.* .....................
   3.17   Articles of Incorporation of AMF Beverage Company of Oregon, Inc.* ...........
   3.18   By-Laws of AMF Beverage Company of Oregon, Inc.* .............................
   3.19   Charter Documents of King Louie Lenexa, Inc.* ................................
   3.20   Amended and Restated By-Laws of King Louie Lenexa, Inc.* .....................
   3.21   Articles of Incorporation of AMF Beverage Company of W. Va., Inc.* ...........
   3.22   By-Laws of AMF Beverage Company of W. Va., Inc.* .............................
   3.23   Certificate of Incorporation of AMF Bowling Centers Switzerland Inc.* ........
   3.24   By-Laws of AMF Bowling Centers Switzerland Inc.* .............................
   3.25   Charter Documents of AMF Bowling Centers (Aust) International Inc.* ..........
   3.26   By-Laws of AMF Bowling Centers (Aust) International Inc.* ....................
   3.27   Charter Documents of AMF Bowling Centers (Canada) International Inc.* ........
   3.28   Amended and Restated By-Laws of AMF Bowling Centers (Canada)
          International Inc.* ..........................................................
   3.29   Charter Documents of AMF Bowling Centers (Hong Kong) International Inc.* .....
   3.30   By-Laws of AMF Bowling Centers (Hong Kong) International Inc.* ...............
   3.31   Charter Documents of AMF Bowling Centers International Inc.* .................
   3.32   By-Laws of AMF Bowling Centers International Inc.* ...........................
   3.33   Charter Documents of AMF BCO-UK One, Inc.* ...................................
   3.34   By-Laws of AMF BCO-UK One, Inc.* .............................................

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT                              PAGE
- -------   ------------------------------------------------------------------------------  -----
   3.35   Charter Documents of AMF BCO-UK Two, Inc.*....................................
   3.36   By-Laws of AMF BCO-UK Two, Inc.*..............................................
   3.37   Charter Documents of AMF BCO-France One, Inc.*................................
   3.38   By-Laws of AMF BCO-France One, Inc.*..........................................
   3.39   Charter Documents of AMF BCO-France Two, Inc.*................................
   3.40   By-Laws of AMF BCO-France Two, Inc.*..........................................
   3.41   Certificate of Incorporation of AMF Bowling Centers Spain Inc.*...............
   3.42   By-Laws of AMF Bowling Centers Spain Inc.*....................................
   3.43   Charter Documents of AMF Bowling Mexico Holding, Inc.*........................
   3.44   By-Laws of AMF Bowling Mexico Holding, Inc.*..................................
   3.45   Charter Documents of Boliches AMF, Inc.*......................................
   3.46   By-Laws of Boliches AMF, Inc. (formerly AMF Bowling Eight, Inc.)*.............
   3.47   Charter Documents of AMF BCO-China, Inc.*.....................................
   3.48   By-Laws of AMF BCO-China, Inc.*...............................................
   3.49   Articles of Incorporation of AMF Bowling Centers China, Inc.*.................
   3.50   By-Laws of AMF Bowling Centers China, Inc.*...................................
    4.1   Indenture, dated as of March 21, 1996, as supplemented, by and among the
          Company, the Guarantors and IBJ Schroder Bank & Trust Company with respect to the Senior Subordinated Notes.*...............................................
    4.2   Indenture, dated as of March 21, 1996, as supplemented, by and among the
          Company, the Guarantors and American Bank National Association with respect to the Senior Subordinated Discount Notes.*......................................
    4.3   Form of Exchange Senior Subordinated Note.*...................................
    4.4   Form of Exchange Senior Subordinated Discount Note.*..........................
    5.1   Opinion of Wachtell, Lipton, Rosen & Katz.*...................................
   10.1   Registration Rights Agreement, dated as of March 21, 1996, by and among the
          Company, the Guarantors and Goldman, Sachs & Co.*.............................
   10.2   Credit Agreement dated as of May 1, 1996 among AMF Group Inc. and the Initial
          Lenders and Initial Issuing Banks and Goldman, Sachs & Co. and Citicorp
          Securities, Inc. as Arrangers and Goldman, Sachs & Co. as Syndication Agent
          and Citibank, N.A. as Administrative Agent.*..................................
   10.3   AMF Holdings Inc. 1996 Stock Incentive Plan (contained in Exhibit 10.4).*.....
   10.4   Stockholders Agreement, dated as of April 30, 1996, by and among Holdings and the Stockholders.*............................................................
   10.5   Registration Rights Agreement, dated as of April 30, 1996, by and among
          Holdings and the Stockholders.*...............................................
   10.6   Warrant Agreement, dated as of May 1, 1996, between Holdings and The Goldman
          Sachs Group, L.P.*............................................................
   10.7   Employment Agreement, dated as of May 1, 1996, by and among Parent, AMF
          Bowling, Inc. and Robert L. Morin.*...........................................
   10.8   Employment Agreement, dated as of May 1, 1996, by and among Parent, the
          Company and Douglas Stanard.*.................................................

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT                              PAGE
- -------   ------------------------------------------------------------------------------  -----
   10.9   Stock Option Agreement, dated as of May 1, 1996, by and among Parent and
          Charles M. Diker.* ...........................................................
  10.10   Employment Agreement, dated as of May 28, 1996, by and among Parent, the Company and Stephen E. Hare...............................................
   12.1   Statements re computation of ratios.* ........................................
   21.1   Subsidiaries of the Company.* ................................................
   23.1   Consent of Arthur Andersen LLP.* .............................................
   23.2   Consent of Price Waterhouse LLP.* ............................................
   23.3   Consent of KPMG Peat Marwick LLP.* ...........................................
   23.4   Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).* .......
   24.1   Powers of Attorney.* .........................................................
   25.1   Statement of Eligibility and Qualification of Trustee on Form T-1 of IBJ
          Schroder under the Trust Indenture Act of 1939.* .............................
   25.2   Statement of Eligibility and Qualification of Trustee on Form T-1 of American
          Bank under the Trust Indenture Act of 1939.* .................................
   27.1   Financial Data Schedule.* ....................................................
   99.1   Form of Letter of Transmittal for the 10 7/8% Senior Subordinated Notes
          due 2006.* ...................................................................
   99.2   Form of Letter of Transmittal for the 12 1/4% Senior Subordinated Discount
          Notes due 2006.* .............................................................

- ------------------
* Previously filed.